As filed with the Securities and Exchange Commission on June 30, 2016

Registration No. 333-203841

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1
to
Form S-1
Registration Statement
Under
The Securities Act of 1933

ATEL 17, LLC

(Exact name of registrant as specified in governing instruments)

California (State or other jurisdiction of organization)	7359 (Primary standard industrial classification code number)	90-1108275 (IRS Employer Identification number)

The Transamerica Pyramid
600 Montgomery Street, 9th Floor
San Francisco, California 94111
(415) 989-8800

(Address, including zip code, and telephone number, including area code, of principal executive offices)

DEAN L. CASH
The Transamerica Pyramid
600 Montgomery Street, 9th Floor
San Francisco, California 94111
(415) 989-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

PAUL J. DERENTHAL, ESQ.
Derenthal & Dannhauser LLP
1999 Harrison Street, 26th Floor
Oakland, California 94612
(510) 350-3070

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer

☐ Accelerated filer

☐ Non-accelerated filer (Do not check if a smaller reporting company)

☒ Smaller reporting company

COVER PAGE STICKER

The Prospectus consists of (i) this sticker, (ii) the Prospectus dated January 5, 2016, and (iii) the Prospectus Supplement dated June 29, 2016

ATEL 17, LLC

Limited Liability Company Units — $10 Per Unit
Minimum Offering — 120,000 Units ($1,200,000)
Maximum Offering — 15,000,000 Units ($150,000,000)

ATEL 17, LLC, or the “Fund,” will acquire a diversified portfolio of leased equipment, equipment financing transactions and other investments, with an emphasis on low-technology equipment leased to major corporations. ATEL Managing Member, LLC is the Fund’s Manager. The Fund will collect payments from its customers and other revenues and eventually sell the leased equipment and other portfolio investments. The Fund’s objective will be to distribute to investors the net revenues from its investments after it pays its expenses and fees. The Fund intends to use approximately 87% of the capital it raises from the sale of Units to purchase its portfolio investments. At least an additional one-half of one percent of its initial capital will be held as capital reserves. Of the remaining capital, up to 9% will be used to pay selling commissions, 1% will be used to pay additional selling compensation, and approximately 2.5% will be used to pay other offering and organization expenses.

The Fund is an “emerging growth company” under the federal securities laws and will be subject to reduced public reporting requirements.

A PURCHASE OF UNITS INVOLVES A RISK OF SUBSTANTIAL LOSS. See “Risk Factors” on page 11. Risks include:

•	Most of the Fund’s distributions will be, and most of the prior ATEL programs’ distributions have been, a return of capital and not a return on capital;
•	Economic recession and changes in general economic conditions, including fluctuations in demand for equipment and other portfolio assets, lease rates, and interest rates may result, and in certain past ATEL programs have resulted, in delays in investment and reinvestment, delays in leasing, re-leasing and disposition of equipment, and reduced returns on invested capital;
•	The Fund’s performance is subject to risks relating to lessee and borrower defaults;
•	The Fund’s performance is subject to risks relating to the value of equipment at the end of its leases and the value of its investments when the Fund seeks to sell them during its liquidation stage;
•	The Fund will borrow to acquire its investments and, if the Fund’s revenues are insufficient to repay borrowed funds, the Fund could incur a loss of its portfolio assets used as collateral;
•	No market exists for the Units or is expected to develop, the Fund’s Operating Agreement includes significant restrictions on the transferability of Units, and an investor may be unable to sell his Units or able to sell the Units only at a significant discount;
•	Initially, the Fund may be considered a “blind pool” because the Fund is a newly formed entity, has no prior operating history, and, except as may be set forth in a supplement to this Prospectus, the Fund has not specified any of its investments, so that investors cannot evaluate the risks or potential returns from such investments;
•	Investors must rely on the Manager to manage the Fund and investors will have limited voting rights under the Fund’s Operating Agreement;
•	The Fund will pay the Manager and its related companies substantial fees;
•	The Manager will be subject to certain conflicts of interest;
•	If the Fund receives only the minimum capital, it will be more difficult to diversify its investment portfolio and any single investment transaction will have a greater impact on its potential profits; and
•	The Fund does not guarantee its distributions or the return of investors’ capital.

The Fund is offering a total of 15,000,000 of its Units of limited liability company interest for a price of $10 per Unit, subject to any discount, on the terms described under “Plan of Distribution.” An investor must purchase a minimum of 500 Units. The Fund will deposit subscriptions in a bank escrow account and no Units will be sold unless a minimum of $1,200,000 in cash is received by a date one year from the date of this Prospectus. If the minimum funding is achieved, the offering will continue until the earlier of sale of all 15,000,000 Units or a date two years from the date of this Prospectus, unless it is terminated earlier in the Manager’s discretion. Upon the earlier of termination of the offering or satisfaction of the escrow condition, any interest which accrues on funds held in escrow will be allocated and distributed to subscribers on the basis of the respective amounts of the subscriptions and the number of days that such amounts were in the escrow account. Rejected subscriptions will be returned without interest or reduction within 30 days of receipt. The offering will be made by unaffiliated broker dealers in a selling group managed by ATEL Securities Corporation, a broker dealer affiliated with the Manager, acting as Dealer Manager. The brokers selling the Units are not required to sell any specific number of Units, but will use their best efforts to sell Units.

	Price to Public	Selling Commissions(1)	Proceeds to Fund
Per Unit	$10	$0.90	$9.10
Total Minimum	$1,200,000	$108,000	$1,092,000
Total Maximum	$150,000,000	$13,500,000	$136,500,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities nor has any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

(1)	In addition to selling commissions of up to 9% of the sale price of Units, the Fund, the Manager or its affiliates may pay or reimburse the Dealer Manager or other broker dealers, or will otherwise bear, certain underwriters’ expenses, in an aggregate amount of up to 1% of the sale price of Units as additional selling compensation. See “Plan of Distribution.”

THE DATE OF THIS PROSPECTUS IS JANUARY 5, 2016

THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

INVESTOR SUITABILITY	1
SUMMARY OF THE OFFERING	4
The Fund	4
Management	4
Risk Factors	4
Investor Suitability	5
Use of Capital	5
ATEL’s Fees	6
Organizational Diagram	6
Investment Portfolio	7
Borrowing Policies	8
Income, Losses and Distributions	8
Income Tax Consequences	8
Summary of the Operating Agreement	9
Plan of Distribution	10
Glossary	10
RISK FACTORS	11
Most of the Fund’s distributions are expected to be a return of capital	11
The success of the Fund will be subject to risks inherent in the equipment leasing business that may adversely affect the ability of the Fund to acquire, lease and sell equipment, and to finance its portfolio, on terms which will permit it to generate profitable rates of return for investors	11
The Fund may be harmed if a lessee or borrower defaults and the Fund is unable to collect the revenue anticipated from the defaulted investment	11
The amount of the Fund’s profit will depend in part on the value of its equipment when the leases end	12
The Fund will borrow to acquire its investments and will bear the risks of borrowing, including the potential loss of assets used as collateral for Fund debt in the event the Fund is unable to satisfy its debt obligations	12
There are significant limitations on the transferability of Units, the Fund is under no obligation to redeem the Units at any time, and investors should consider the purchase of Units only as a long-term investment	12
Initially, the Fund may be considered a “blind pool” because the Fund is a newly formed entity, has no prior operating history, and, except as may be set forth in a Supplement to this Prospectus, the Fund has not identified any of its investments, lessees or borrowers	13
Investors will have limited voting rights and must rely on management for the success of the Fund	13
The Manager will receive substantial compensation which may result in conflicts of interest	13
The Fund does not guarantee its distributions or the return of investors’ capital	13
The Fund may enter into financing transactions outside of the United States and foreign leases and loans may involve greater difficulty in enforcing transaction terms and a less predictable legal system	13

i

If lease payments or other investment terms involve payments in foreign currency, the Fund will be subject to the risk of currency exchange rate fluctuations, which could reduce the Fund’s overall profit on an investment	13
The equipment financing industry is highly competitive and competitive forces could adversely affect the lease rates and resale prices the Fund may realize on its equipment lease investment portfolio and the prices the Fund has to pay to acquire its investments	14
Equipment may be damaged or lost	14
Some types of equipment are under special government regulation which may make the equipment more costly to acquire, own, maintain under lease and sell	14
A portion of the Fund’s investment portfolio will consist of debt financing provided to entities without substantial operating histories or records of profitability which may pose a greater risk of lessee or borrower default	14
Lending activities involve a risk that a court could deem the Fund’s financing rates usurious and therefore unenforceable	15
The Fund will be subject to the risk of claims asserting theories of “lender liability” resulting in Fund liability for damages incurred by borrowers	15
The Fund may not be able to register aircraft or marine vessels, which could limit the Fund’s ability to invest in these types of assets or could affect the value realized by the Fund from such investments	15
The Manager is subject to certain potential conflicts of interest that could result in the Manager acting in its interest rather than that of the Fund	15
The amount and terms of debt available to the Fund for the purchase of its investment portfolio may also determine the amount of cash distributed to investors and the amount of tax benefits they receive	15
The Fund may borrow on terms that provide for a lump sum payment on the due date, which might increase the risk of default by the Fund	16
The amount of capital actually raised by the Fund may determine its diversification and profitability	16
Investors will not be able to withdraw their funds from the escrow account pending the satisfaction of the Fund’s minimum offering amount, and may therefore not have use of their invested capital for an extended period of time	16
A potential change in United States accounting standards regarding operating leases may make the leasing of equipment or facilities less attractive to potential lessees, which could reduce overall demand for leasing services	16
Investment by the Fund in joint ownership of investments may involve risks in coordinating its interests with those of its joint venture partner	17
The Fund will be subject to exemptions from certain reporting and disclosure requirements as an emerging growth company and smaller reporting company under applicable securities laws and SEC rules	17
Risks Relating to Tax Matters	17
If the IRS classifies the Fund as a corporation rather than a partnership, investor distributions would be reduced under current tax law	17
The Fund could lose cost recovery or depreciation deductions if the IRS treats Fund leases as sales or financings	17
Investors may incur tax liability in excess of cash distributions in a particular year	17
The IRS may allocate more taxable income to investors than the Operating Agreement provides	18

Tax-exempt organizations will have unrelated business taxable income from this investment	18
This investment may cause investors to pay additional taxes	18
Retirement Plan Risks	18
An investment in Units by a retirement plan must meet the fiduciary and other standards under ERISA or the Internal Revenue Code or the investment could be subject to penalties	18
ESTIMATED USE OF PROCEEDS	19
MANAGEMENT COMPENSATION	21
Summary Table	21
Narrative Description of Compensation	22
Limitations on Fees	24
Defined Terms Used in Description of Compensation	26
Affiliates of the Manager	26
INVESTMENT OBJECTIVES AND POLICIES	27
Principal Investment Objectives	27
General Equipment Leasing Policies	28
Types of Equipment	30
Description of Lessees and Borrowers	34
Foreign Equipment Leases	35
Description of Equipment Leases	36
Equipment Leasing Industry and Competition	38
Growth Capital Financing	39
Portfolio Diversification	41
Prior Program Diversification	42
Diversification Objectives	46
Alternative Investments	48
Borrowing Policies	51
Joint Venture Investments	53
General Restrictions	54
Changes in Investment Objectives and Policies	54
CONFLICTS OF INTEREST	55
FIDUCIARY DUTY OF THE MANAGER	57
MANAGEMENT	58
The Manager	58
Management of the Fund’s Operations and Administration	60
Management Compensation	61
Changes in Management	61
The Dealer Manager	61
PRIOR PERFORMANCE INFORMATION	62
INCOME, LOSSES AND DISTRIBUTIONS	67
Allocations of Net Income and Net Loss	67

v

INVESTOR SUITABILITY

The Units represent a long-term investment, the primary benefit of which is expected to be cash distributions. A purchase of Units is suitable only for persons who meet the financial suitability standards described below and who have no need for liquidity from this investment. In order to subscribe for Units, each investor must execute a Subscription Agreement, a specimen of which is attached as Exhibit C. Execution by the investor must be made by a means permitted under applicable state law. The Subscription Agreement provided to the investor for execution must be accompanied by a copy of this Prospectus, and each subscriber has the right to cancel his subscription during a period of five business days after the subscriber has submitted the executed Subscription Agreement to the broker-dealer through which the Units are sold. No sale of Units will be completed until at least five business days after the subscriber has received a copy of the final Prospectus. The Fund and/or the selling broker-dealer will send each investor a written confirmation of the acceptance of the investor’s subscription for Units upon admission to the Fund.

The Fund has established basic suitability standards and certain state securities commissioners have established suitability standards different from the Fund’s basic standards which apply to investors in their states. The following are the suitability standards for each jurisdiction in which Units may be offered. Any additional or different requirements will be added by prospectus supplement. In the case of sales of Units to fiduciary accounts, the minimum Net Worth and income standards may be met by the beneficiary, the fiduciary account itself, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

Each investor must meet the Fund’s basic suitability requirements to invest. In general, subject to the “Additional State Suitability Requirements” described below, an investor must have either:

•	A Net Worth of at least $70,000 plus at least $70,000 of annual gross income; or
•	A Net Worth of at least $250,000.

In all cases, Net Worth is to be determined exclusive of home, home furnishings and automobiles.

Additional State Suitability Requirements

In all cases, “liquid Net Worth” as the term is used in these additional state suitability requirements is defined as that portion of Net Worth (total assests less total liabilities) which consists of cash, cash equivalents and readily marketable securities and is determined excluding consideration of the investor’s home, home furnishings and automobiles.

If you are a resident of Arizona, California, Iowa, Michigan, Missouri, North Dakota, Oregon, Tennessee or Vermont, your investment may not exceed 10% of your liquid Net Worth.

The Idaho Securities Bureau, the Office of the Kansas Securities Commissioner, and the Maine Office of Securities each recommends that investors in their respective states not invest, in the aggregate, more than 10% of their liquid Net Worth in this and similar direct participation investments.

Investors in Massachusetts, and Alabama may not invest, in the aggregate, more than 10% of the investor’s liquid Net Worth in this program and other illiquid direct participation programs.

According to the Ohio Division of Securities and the New Mexico Securities Division, it shall be unsuitable for an investor in those states to invest an aggregate amount in the Fund’s Units, securities issued by affiliates of the Fund and other non-traded direct purchase programs to exceed ten percent (10%) of his or her liquid Net Worth.

New Jersey investors must have either (a) a minimum liquid Net Worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid Net Worth of at least $350,000. In addition, a New Jersey investor’s investment in the Fund, affiliates of the Fund or the Manager, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed of ten percent (10%) of his or her liquid Net Worth.

Nebraska investors must have (i) either (a) a minimum Net Worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum Net Worth of at least $350,000, and (ii) must limit their aggregate investment in this offering and in the securities of other non-publicly traded equipment leasing programs to not more than 10% of the investor’s Net Worth.

No Kentucky investor may invest in the aggregate more than 10% of his or her liquid Net Worth in these Units or in any securities of the Affiliates of either the Fund or the Manager that are non-publicly traded equipment leasing programs.

PENNSYLVANIA INVESTORS:  Because the minimum offering is less than $15 million, you are cautioned to evaluate carefully the Fund’s ability to accomplish fully its stated objectives and to inquire as to the current dollar volume of Fund subscriptions.

Subscriptions received from Pennsylvania subscribers will be placed in a separate escrow account and will not be counted toward satisfaction of the minimum escrow condition. Instead, Pennsylvania subscriptions will be released to the Fund only at such time as total subscription proceeds received by the Fund from all subscribers, including the escrowed Pennsylvania subscriptions, equal not less than $7.5 million in Gross Proceeds.

By executing the Subscription Agreement, an investor represents that he meets the minimum income and/or Net Worth standards and other minimum investor standards applicable to him, and agrees that such standards may be applied to any proposed transferee of his Units. Each participating broker-dealer who sells Units has the affirmative duty, confirmed in the Soliciting Dealer Agreement entered into with the Dealer Manager, to determine prior to the sale of Units that an investment in Units is a suitable investment for its subscribing customer, must execute a representation in the Subscription Agreement regarding such suitability, and must maintain information concerning suitability for at least six years following the date of investment. The selling broker and the sponsor must make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each purchaser, based on relevant information concerning the investor, including the investor’s age, investment objectives, investment experience, income, Net Worth, financial situation, and other investments, as well as any other pertinent factors. In making this determination, the selling broker will ascertain that the investor meets the Fund’s minimum income and net worth standards; can reasonably benefit from an investment in the Fund, based on the investor’s overall investment objectives and investment portfolio; is able to bear the economic risk of the investment based on the investor’s overall financial situation; and has apparent understanding of the fundamental risks, the lack of liquidity of and restrictions on transferability of Units, ATEL’s background and qualifications, and tax consequences of an investment in Units.

The minimum number of Units that an investor may purchase is 500, representing a total minimum investment of $5,000. Additional investments may be made in a minimum amount of 50 Units ($500) per subscription, and minimum additional increments of one Unit ($10). Investors seeking to acquire additional Units after their initial subscription need not complete a second subscription agreement. In addition to restrictions on transfer imposed by the Fund, an investor seeking to transfer his Units after his initial investment may be subject to the securities or “Blue Sky” laws of the state in which the transfer is to take place.

The Fund anticipates that it will liquidate approximately eight to ten years following the termination of its offering (or 10 to 12 years from the commencement of its two year offering period), but there can be no assurance as to the final liquidation date. While four prior programs completed their liquidation within the periods initially anticipated in their prospectuses, four subsequent programs have experienced longer than anticipated liquidation stages. Although these programs anticipated a 12 to 13 year term to completion, they will have extended to 15 to 20 years from commencement of their respective offerings as of year-end 2013 and may extend longer before they fully liquidate. Investors should therefore carefully consider the potential duration of the Fund when making a decision whether to invest.

Fund income realized by an IRA or a qualified pension plan, profit-sharing plan, stock bonus plan or Keogh Plan will be taxable to the plan as “unrelated business taxable income” under the Internal Revenue Code. In considering an investment in the Fund, plan fiduciaries should consider, among other things, the diversification requirements of Section 401(a)(1)(C) of the Internal Revenue Code, additional legal requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the prudent investment standards generally imposed on plan fiduciaries. Furthermore, a tax-exempt organization in the form of charitable remainder trust realizing any unrelated business taxable income will incur an excise tax. Thus, an investment in the Fund may not be appropriate for a charitable remainder trust and such entities should consult their own tax advisors with respect to an investment in the Fund.

Investors should also note that the Fund is required by the Operating Agreement to distribute its available cash to the extent necessary to allow a Holder in a 31% federal income tax bracket to pay the federal income taxes due on his income from the Fund for the year. So it is possible that a Holder in a higher tax bracket might not receive enough cash from the Fund to pay his tax liabilities. However, the Manager is also required to make cash distributions in certain minimum amounts prior to any reinvestment in equipment and must distribute all available revenues after the sixth year following the year the offering closes. The Manager expects distributions will be in amounts that will exceed the expected tax liabilities resulting from allocations of income regardless of the investors’ tax brackets. Distributions to nonresident or foreign investors may be subject to withholding taxes, which would reduce the amount of cash actually received by such investors. It is anticipated that Fund cash distributions allocable to Units may exceed taxable income allocable to Units in a given year, particularly in the early years of the Fund, resulting in a deferral of taxable income until later years. However, the Fund is not an appropriate investment for Investors seeking to generate losses to shelter other sources of income from taxation.

Under federal law, certain types of equipment, including aircraft and marine vessels, may not be operated unless they are owned by United States Citizens. To assure that the Fund will not exceed relevant federal limits on foreign ownership, the Manager will not permit more than 20% of the outstanding Units to be held by persons other than U.S. Citizens, and may deny or condition any proposed subscription or transfer in order to comply with such limitation. Furthermore, any Holder who ceases to be a United States Citizen may be required to tender his Units to the Fund for repurchase at a price determined pursuant to the formula described under “Summary of Operating Agreement — Repurchase Plan.” A UNIT HOLDER WHO FAILS TO CONFORM TO HIS REPRESENTATIONS ABOUT CITIZENSHIP OR MISREPRESENTS HIS CITIZENSHIP MAY FORFEIT AND NO LONGER BE ENTITLED TO CASH DISTRIBUTIONS, TAX ALLOCATIONS, RECEIPT OF REPORTS AND VOTING PRIVILEGES, ALTHOUGH HE MAY REALIZE PROCEEDS UPON THE TRANSFER OF HIS UNITS TO AN ELIGIBLE INVESTOR, WHO WOULD BE ENTITLED TO THE FULL ECONOMIC BENEFITS AND OTHER PRIVILEGES ATTRIBUTABLE TO SUCH UNITS.

SUMMARY OF THE OFFERING

This summary outlines the main points of the offering. The summary does not replace the more detailed information found in the remainder of this Prospectus. All prospective investors are urged to read this Prospectus in its entirety.

The Fund:  The Fund is a California limited liability company, which intends to invest in a variety of types of equipment, equipment financing transactions and other investment assets. The Fund’s primary portfolio investment objective will be the acquisition of capital equipment subject to leases to established corporate lessees. In addition to its portfolio of equipment leased to High Quality Corporate Credits, the Fund expects to make growth capital investments providing equipment and other financing to other public and private companies, including emerging growth companies. The Fund will seek to acquire investments that will produce revenues, including eventual sales proceeds, that will provide regular cash distributions to its investors and a favorable overall return on its investments.

Management:  The Manager of the Fund is ATEL Managing Member, LLC. The Manager and its family of ATEL companies will provide various services to the Fund, including asset management and Fund administration. ATEL will be responsible for supervising all of the Fund’s business and affairs. The Manager and its Affiliates will act as a fiduciary to the Fund, and, consequently, are required to exercise good faith and integrity in all dealings with respect to Fund affairs. The Fund will have no direct employees, though it will reimburse the Manager and its Affiliates for the cost of their personnel engaged in the business of the Fund. The Manager and its Affiliates will make all business decisions on behalf of the Fund. The offices of the Fund and ATEL are located at 600 Montgomery Street, 9th Floor, San Francisco, California 94111, and its telephone numbers are (415) 989-8800 and (800) 543-ATEL (2835).

Risk Factors:  An investment in Units involves risks, including the following:

—	Most of the Fund’s distributions will be, and most of the prior ATEL programs’ distributions have been, a return of capital. The portion of total distributions that will be a return of capital and the portion that will be investment income, or return on capital, at the end of the Fund will depend on a number of factors in the Fund’s operations, and cannot be determined until all of its equipment is sold and an investor can compare the total amount of all cash distributions to the total capital invested. For more information on aggregate distributions by prior completed ATEL programs, see Exhibit A — Prior Performance Information, Table IV — Results of Completed Programs.
—	The Fund’s performance will be subject to risks relating to changes in general economic conditions, including fluctuations in demand for equipment and other portfolio assets, acquisition prices, lease rates and interest rates. These changes may, and in certain past programs have, resulted in delays in investment and reinvestment, delays in leasing, re-leasing and disposition of investments, and reduced returns on invested capital. The success of the Fund will be subject to these risks inherent in the leasing and asset finance business that may adversely affect the ability of the Fund to acquire, lease and sell its equipment and other portfolio investments, and to finance its portfolio, on terms which will permit it to generate profitable rates of return for investors.
—	The Fund’s performance is subject to risks relating to lessee and borrower defaults. The Fund may be harmed if a lessee or borrower defaults on its payment obligations to the Fund and the Fund is unable to collect the revenue anticipated from the defaulted leases and loans.
—	The Fund’s performance is subject to risks relating to the value of equipment and other assets at end of its leases and when it otherwise seeks to liquidate its investments. In negotiating the pricing and other terms of its leases, the Manager will assume a value for the leased assets at the end of the lease. The Fund cannot assure that its value assumptions will be accurate or that the leased assets will not lose value more rapidly than anticipated.
—	The Fund will borrow to acquire its investments and will leverage its investments to acquire additional portfolio assets. If Fund revenues are insufficient to repay borrowed funds, the Fund could incur a loss of the portfolio investments used as collateral. The Fund can expect to make a profit on investments purchased with debt only if the assets acquired produce more than enough cash from lease and other payments and sales proceeds to pay the principal and interest on the debt, recover the purchase price and cover fees and other operating expenses.
—	No market exists for the Units, the Fund’s Operating Agreement includes significant restrictions on the transfer of Units, and an investor may be unable to sell his Units or able to sell the Units only at a significant discount. Investors will probably not be able to sell their Units for full value if they need to in an emergency. Consequently, investors should consider the purchase of Units only as a long-term investment.
—	Initially, the Fund may be considered a “blind pool” because the Fund is a newly formed entity, has no prior operating history, and, except as may be set forth in a supplement to this Prospectus, the Fund has not specified any of its investments, so that investors cannot evaluate the risks or potential returns from such investments. An investor cannot assess all of the potential risks of an investment in Units because all of the investments to be purchased and the lessees and borrowers have not been identified. Investors must rely on the prior performance information of the Manager’s affiliates to evaluate the judgment and ability of the Manager, and Investors will not know the size and scope of the Fund’s investment portfolio prior to investment.
—	Investors must rely on ATEL to manage the Fund’s business. The success of the Fund will, to a large extent, depend on the quality of its management, particularly decisions on the purchase, leasing and sale of its portfolio investments. Investors will have limited voting rights under the terms of the Fund’s Operating Agreement.
—	The Fund will pay ATEL substantial fees which may result in conflicts of interest. The Fund will pay substantial fees to the Manager and its related companies before distributions are paid to investors even if the Fund does not produce profits.
—	The Manager will be subject to potential conflicts between its interests and the interests of the Fund and investors. Such conflicts could result in the Manager acting in its interest rather than that of the Fund.
—	The Fund has a minimum and maximum amount of capital. To the extent that its final capitalization is less than the maximum, it will affect its ability to diversify its investment portfolio and any single investment transaction may have a greater impact on its potential profits.
—	The Fund does not guarantee its distributions or the return of investors’ capital. Accordingly, investors must rely on the performance of the Fund’s portfolio investments to generate distributions in return of capital and a return on their invested capital.
—	A portion of the Fund’s investment portfolio will consist of financing provided to entities without substantial operating histories or records of profitability which may pose a greater risk of lessee or borrower default.

See the discussion under “Risk Factors” for a more complete description of these and other risks relating to an investment in Units.

Investor Suitability:  The Units are a long-term investment, with a primary objective of regular cash distributions. Investors must satisfy minimum Net Worth and income requirements. The Fund has established minimum suitability standards and many state securities commissioners have established suitability standards different from these minimum standards which apply to investors in their respective jurisdictions. See the discussion above in this prospectus under “Investor Suitability” for the suitability standards imposed by each of the states for investors in their respective jurisdictions.

Use of Capital:  The Fund expects to invest approximately 87% of its capital in the cash portion of the purchase price of its portfolio investments. It intends to retain an additional 0.5% as reserves for general working capital purposes, and to use the balance to pay selling commissions of up to 9%, and other offering and organization expenses in the estimated amount of from 2.5% to 3.5% of the capital raised.

ATEL’s Fees:  The Fund will pay ATEL and its family of related companies substantial fees and compensation in connection with this offering and the operation of the Fund’s business, including the following:

—	ATEL Securities Corporation will organize and manage the group of broker-dealers selling the Units. It will receive selling commissions, most of which it will pay to the participating broker dealers. ATEL Securities Corporation may retain up to 2% of the sale price of Units.
—	The Fund will pay ATEL a monthly asset management fee equal to:
(i)	during the Offering Stage, an annualized 1.25% of the aggregate Purchase Price of Portfolio Assets acquired by the Fund through the end of each month;
(ii)	during the Operating Stage and the first two years of the Liquidating Stage, an annualized 1.75% of the aggregate net Portfolio Assets, calculated each month as the aggregate Purchase Price of Portfolio Assets as of the end of the month, less the amount attributable to Portfolio Assets which have been sold or otherwise disposed by the Fund through the end of the month; and
(iii)	during the remainder of the Liquidating Stage, an annualized 1.75% of the Book Value of Fund Assets less total cash reported as of the end of the most recent prior fiscal quarter or year.
—	ATEL will also have an interest equal to 0.01% of all of the Fund’s income, loss and cash distributions.

Total annual fees and compensation payable to ATEL and its affiliates will be subject to an Asset Management Fee Limit, which will equal the maximum fees that would be payable under guidelines established by the North American Securities Administrators Association for equipment leasing programs.

The Fund will also reimburse ATEL for offering expenses and administrative expenses ATEL incurs on behalf of the Fund, subject to some limitations. For a more complete description of compensation payable to ATEL, the limitations on compensation and the reimbursement of offering and operating expenses, see the discussion below under “Management Compensation — Narrative Description of Compensation” and “— Limitations on Fees.”

Organizational Diagram:  The following diagram shows the relationships among the Fund, the Manager and certain Affiliates of the Manager, including ATEL Equipment Services (“AES”), ATEL Investor Services, Inc. (“AIS”), ATEL Financial Services, LLC (“AFS”), ATEL Securities Corporation (“ASC” or the “Dealer Manager”), and ATEL Leasing Corporation (“ALC”) that may perform services for the Fund (solid lines denote ownership and control and dotted lines denote other relationships).

Dean L. Cash holds voting control over 100% of ATEL Capital Group’s outstanding capital stock. ATEL Capital Group holds 100% of the outstanding capital stock or membership interests of each of AFS and ALC. AIS is a division of AFS and AES is a division of ALC. The sole member of the Manager, ATEL Managing Member, LLC, is AFS. ATEL Securities Corporation, the Dealer Manager, is a wholly owned subsidiary of AFS. See “Management” for further information concerning the above entities and their respective officers and directors.

Investment Portfolio:  The Fund’s principal objectives are to invest in a diversified portfolio of investments that will generate a favorable overall return to investors and:

(i)	preserve, protect and return the Fund’s invested capital;
(ii)	generate regular cash distributions to Unit holders during the Offering Stage and Operating Stage of the Fund, with any balance remaining after required minimum distributions, equal to not less than 8% nor more than 10% per annum on investors’ Original Invested Capital, to be used to purchase additional investments during the first six years after the year the offering terminates; and
(iii)	provide additional cash distributions during the Liquidating Stage, commencing with the end of the six year reinvestment period and continuing until all investment portfolio assets have been sold or otherwise disposed.

Distributions will be made only to the extent cash is available from Fund operations after payment of Fund obligations (including payment of administrative expenses, debt service and the Asset Management Fee) and allowance for necessary capital reserves. Distributions are expected to begin as of the quarter in which the minimum offering amount is achieved. However, there can be no assurance as to the timing of distributions, or that any specific level of distributions or any other objectives will be attained. The Fund’s ability to generate cash distributions will be dependent on a number of factors affecting its operations and Portfolio Assets, including those discussed under “Risk Factors.”

The Fund expects to invest primarily in a portfolio of equipment subject to leases to lessees that are High Quality Corporate Credits. See the discussion of “High Quality Corporate Credits” under “Investment Objectives and Policies — Description of Lessees and Borrowers” below in this prospectus. The Fund’s portfolio of equipment is expected to be mostly low-technology equipment such as the core operating equipment used by companies in the manufacturing, mining and transportation industries. The equipment lease portfolio will also include some relatively high-technology equipment, such as communications equipment, medical equipment and office equipment. Upon the full commitment of its offering proceeds, at least 75% of the Fund’s investment portfolio (by cost) will consist of equipment leased to these High Quality Corporate Credits. In addition to its portfolio of equipment leased to High Quality Corporate Credits, up to 25% of the Fund’s investment portfolio (by cost) upon the full commitment of offering proceeds may consist of growth capital investments, including secured loans and leases, to finance other public and private companies, including emerging growth companies. In some cases in connection with these growth capital investments, the Fund will acquire equity interests, warrants and rights to purchase equity interests in the borrower or lessee. Under net leases such as those which the Fund intends to acquire with its portfolio investments, the lessee is generally required to pay substantially all of the costs associated with operating and maintaining the leased equipment, such as maintenance, insurance, taxes, and other operating expenses. Leases with such terms are generally referred to as triple-net leases. The Fund’s leased equipment will generally be depreciated using the straight line method for financial accounting and reporting purposes.

Borrowing Policies:  The Fund expects to borrow a total amount of up to 50% of the original aggregate cost of its portfolio investments, the maximum permitted under the Operating Agreement, regardless of the amount of equity capital raised from the sale of Units.

Income, Losses and Distributions:  Fund income and loss for tax purposes and cash distributions will be allocated 99.99% to investors and 0.01% to ATEL. The Fund intends to distribute all cash revenues remaining after the Fund

—	pays its expenses, including fees paid to ATEL,
—	establishes or restores its capital reserves, and
—	to the extent permitted, sets aside amounts for reinvestment in additional portfolio investments.

After achieving its minimum offering amount, and during the Fund’s Offering Stage and Operating Stage, through the end of a six-year period following the end of the offering of Units, the Fund expects to make regular cash distributions to investors. Until the end of this period, the Fund may invest available revenues in additional portfolio investments. Before it can reinvest its revenues in a given year, however, it must first satisfy conditions which, after the end of the offering period, include making distributions to each investor for the year equal to at least 8% of the purchase price of the Units. After the end of the Fund’s operating stage, the Fund will not reinvest operating revenues, but intends to distribute to investors all available cash through the final liquidation of the Fund, which is expected to occur eight to ten years following the end of the offering period. During this Liquidating Stage, the timing and amount of distributions are expected to be less regular than during the Operating Stage. The amount and timing of any and all Fund distributions, and the final liquidation of the Fund, are all subject to Fund operations.

Income Tax Consequences:  This Prospectus has a discussion of federal income tax consequences relating to an investment in Units under the caption “Federal Income Tax Consequences.” Investors should consult with their tax and financial advisors to determine whether an investment in Units is suitable for their investment portfolio.

Summary of the Operating Agreement:  The Operating Agreement that will govern the relationship between the investors and ATEL is a complex legal document. The following is a brief summary of certain provisions of the Operating Agreement discussed in greater detail under “Summary of the Operating Agreement.”

—	Voting Rights of Members. Each investor will become a member of the Fund, and will be entitled to cast one vote for each Unit owned as of the record date for any vote of all the members. The members are entitled to vote on only certain fundamental organizational matters affecting the Fund, and have no voice in Fund operations or policies.
—	Meetings. ATEL or Members holding 10% or more of the total outstanding Units may call a meeting of the Members or a vote of the Members without a meeting, on matters on which they are entitled to vote.
—	Dissenters’ Rights and Limitations on Mergers and Roll-ups. The Operating Agreement provides Members with protection in a proposed reorganization in which the investors would be issued new securities in the resulting entity.
—	Transferability of Units. ATEL may condition any proposed transfer of Units on, among other things, legal opinions confirming that the proposed transfer does not violate securities laws and will not result in adverse tax consequences to the Fund. The Manager will take such actions as may be deemed necessary to assure that no public trading market develops for the Units in order to protect the anticipated tax consequences of an investment in the Fund. The Fund will not permit any transfer which does not follow the rules in the Operating Agreement.
—	Repurchase Plan. Under the Operating Agreement, investors may have a limited opportunity to request repurchase of their Units by the Fund. Units will be repurchased by the Fund in the sole discretion of the Manager and requests will be considered quarterly. The repurchase will be on the terms and subject to the conditions described under “Summary of the Operating Agreement — Repurchase Plan.”
—	Liability of Investors. Under the Operating Agreement and California law, an investor complying with the Operating Agreement will not personally be liable for any debt of the Fund.
—	Status of Units. Under the Operating Agreement, each Unit will be fully paid and non-assessable and all Units have equal voting and other rights, except there are limitations on the voting of Units held by ATEL.
—	Term of the Fund. The Fund intends to begin selling its assets and distributing all available cash to its Members beginning after the end of the sixth full year following the end of the offering, with the final distribution expected approximately eight to ten years after the termination of the offering. There can be no assurance as to the final liquidation date, however, as the Manager will direct the liquidation of Portfolio Assets in a manner it believes will best accomplish the Fund’s primary investment objectives.
—	Books of Account and Records. ATEL is responsible under the Operating Agreement for keeping books of account and records of the Fund showing all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. These books of account and records will be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during reasonable business hours, free access to and the right to inspect and copy at their expense the books of the Fund, and each Member shall have the right to compel the Fund to deliver copies of certain of these records on demand.
—	Indemnification of ATEL. The Operating Agreement provides that ATEL and its related companies who perform services for the Fund will be indemnified against certain liabilities.

Plan of Distribution:  The Units will be offered through ATEL Securities Corporation (the “Dealer Manager”), who will organize a group of other broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”). The offering price of $10 per Unit was arbitrarily determined by the Manager.

The Dealer Manager will receive selling commissions of up to 9% of the sale price of Units, of which it will pay up to 7% to the participating broker dealers, and will retain up to 2%. The Fund, the Manager or its affiliates will pay or reimburse the Dealer Manager or other broker dealers, or will otherwise bear certain underwriters’ expenses, in an aggregate amount of up to 1% of the sale price of Units as additional selling compensation. Clients of registered investment advisers who are referred to and acquire Units through the Dealer Manager may acquire Units net of the 7% retail selling commission, so will pay a net $9.30 per Unit. No selling compensation will be paid to the registered investment adviser on such sales, and the only selling commission paid on such transactions will be the 2% retained by the Dealer Manager.

In addition, the Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, may also purchase Units in this offering net of the 7% retail selling commissions at a per Unit price of $9.30. Aggregate investments by a single investor or related group of investors in excess of $500,000 will be subject to volume discounts through reduction of the 7% retail commission. Investors will pay not less than $9.30 per Unit on every Unit sold. There is no limit on the number of Units which may be sold net of the retail selling commission or subject to reduced retail selling commission. See “Plan of Distribution — Special Discounts.”

Until subscriptions for a total of 120,000 Units are received and accepted, all offering proceeds will be deposited in an escrow account. Upon receipt and acceptance of subscriptions to a minimum of 120,000 Units, the subscription proceeds will be released to the Fund. The offering will terminate not later than two years from the date of this Prospectus.

Glossary:  See the definitions listed in “Glossary” below for a complete list of defined terms used in this Prospectus and the Operating Agreement.

RISK FACTORS

The purchase of Units involves various risks. Therefore, investors should consider the following material risk factors before making a decision to purchase Units.

Most of the Fund’s distributions are expected to be a return of capital.  The portion of total distributions that will be a return of capital and the portion that will be investment income at the end of the Fund will depend on a number of factors in the Fund’s operations, and cannot be determined until all of its equipment and other investments are sold and an investor can compare the total amount of all cash distributions to the total capital invested. For more information on aggregate distributions by prior completed ATEL programs, see Exhibit A — Prior Performance Information, Table IV — Results of Completed Programs.

The success of the Fund will be subject to risks inherent in the equipment leasing business that may adversely affect the ability of the Fund to acquire, lease and sell equipment, and to finance its portfolio, on terms which will permit it to generate profitable rates of return for investors.  A number of economic conditions and market factors, many of which neither the Manager nor the Fund can control, could threaten the Fund’s ability to operate profitably. These include:

—	changes in economic conditions, including fluctuations in demand for equipment, lease rates, interest rates and inflation rates,
—	the timing of purchases and the ability to forecast technological advances for equipment,
—	technological and economic obsolescence, and
—	increases in Fund expenses (including labor, energy, taxes and insurance expenses).

Demand for equipment fluctuates and periods of weak demand could adversely affect the lease rates and resale prices the Fund may realize on its investment portfolio while periods of high demand could adversely affect the prices the Fund has to pay to acquire its investments. Such fluctuations in demand could therefore adversely affect the ability of a leasing program to invest its capital in a timely and profitable manner. Equipment lessors have experienced a more difficult market in which to make suitable investments during historical periods of reduced growth and recession in the U.S. economy as a result of the softening demand for capital equipment during these periods. Such periods of adverse economic conditions have affected the timing and terms of leasing, remarketing and re-leasing efforts by certain of the prior ATEL programs. An extended remarketing cycle and lower lease rates have limited the ability of certain of these programs, which, like the Fund, require minimum distributions to investors prior to reinvestment of cash flow, to generate sufficient cash flow to permit such reinvestment of cash flow in significant amounts. Economic recession resulting in lower levels of capital expenditure by businesses may result in more used equipment becoming available on the market and downward pressure on prices and lease rates due to excess inventory. Periods of low interest rates exert downward pressure on lease rates and may result in less demand for lease financing. Furthermore, a decline in corporate expansion or demand for capital goods could delay investment of the Fund’s capital, and its production of lease revenues. There can be no assurance as to what future developments may occur in the economy in general or in the demand for equipment and other asset based financing in particular.

The Fund may be harmed if a lessee or borrower defaults and the Fund is unable to collect the revenue anticipated from the defaulted investment.  If a lessee does not make lease payments or a borrower does not make loan payments to the Fund when they are due or violates the terms of its contract in another important way, the Fund may be forced to cancel the lease or loan and recover the leased asset or seek disposition of the collateral, or may be required to pursue other legal remedies. The default may occur at a time when the Manager may be unable to arrange for a new lease or the sale of the leased asset or collateral right away. The Fund would then lose the expected revenues and might not be able to recover the entire amount of its original investment. If a lessee or borrower files for protection under the bankruptcy laws, the Fund may experience difficulties and delays in recovering the leased asset from the defaulting lessee or obtaining a judgment on the defaulted debt. Leased equipment may be returned in poor condition and the Fund may be unable to enforce important lease or loan provisions against an insolvent lessee, including the contract provisions that require the lessee to return leased equipment in good condition. In some cases, a lessee’s or borrower’s deteriorating financial condition may make trying to recover what the lessee or borrower owes the Fund impractical. The costs of recovering leased assets or collateral upon a default, enforcing the lessee’s or borrower’s obligations under the lease or loan terms, and transporting, storing, repairing and finding a new lessee or purchaser for leased assets or recovered collateral may be high and may affect the Fund’s profits.

The amount of the Fund’s profit will depend in part on the value of its equipment when the leases end.  In general, leased equipment loses value over a lease term. In negotiating leases, the Manager will estimate a value for the equipment at the end of the lease. The Manager will seek lease payments plus equipment value at the end of the lease which is enough to return the Fund’s investment in the equipment and provide a profit. Nevertheless, most, if not all, of the Fund’s equipment leases will provide for total lease payments that are less than the original price of the equipment. At the end of these leases, the Fund must either renew the lease, find a new lessee or sell the equipment to cover its investment and make a profit.

The value of the equipment at the end of a lease will depend on a number of factors, including:

—	the condition of the equipment;
—	the cost of similar new equipment;
—	the supply of and demand for similar equipment; and
—	whether the equipment has become obsolete.

The Fund cannot assure that its value assumptions will be accurate or that the equipment will not lose value more rapidly than anticipated.

The Fund will borrow to acquire its investments and will bear the risks of borrowing, including the potential loss of assets used as collateral for Fund debt in the event the Fund is unable to satisfy its debt obligations.  The Fund will borrow to finance the acquisition of its investment portfolio. The Fund expects to borrow a total amount equal to the maximum leverage permitted under the Operating Agreement, which is an amount equal to 50% of the aggregate contract purchase price of its investment portfolio as of the date of the final commitment of its net offering proceeds and thereafter as of the date any indebtedness is incurred by the Fund. The Fund can expect to make a profit on investments purchased with debt only if the investments produce more than enough cash from lease and other payments and sales proceeds to pay the principal and interest on the debt, recover the purchase price and cover fees and other operating expenses.

The Fund intends to use both:

—	debt in which only the asset financed by the lender is collateral securing the obligation, and
—	debt in which all of the Fund’s assets or a selected pool of the assets are collateral securing the obligation.

When a borrower defaults on a secured loan, the lender usually has the right to immediate payment of the entire debt and to sell the collateral to pay the debt. In this way, the Fund’s borrowing may involve a greater risk of loss than if no debt were used, because the Fund must meet its fixed payment obligations regardless of the amount of revenue it receives from its investments. At the same time, the use of debt increases the potential size of the Fund’s investment portfolio, the amount of lease and other revenues and potential sale proceeds. Greater amounts of debt would also increase the total fees payable to the Manager, because its asset management fees are determined as a percentage of the Fund’s total amount of Portfolio Assets.

There are significant limitations on the transferability of Units, the Fund is under no obligation to redeem Units at any time, and investors should consider the purchase of Units only as a long-term investment.  The Manager will take steps to assure that no public trading market develops for the Units. If a public trading market were to develop, the Fund could suffer a very unfavorable change in the way it is taxed under the federal tax laws. Investors will probably not be able to sell their Units for full value if they need to in an emergency. Units may also not be accepted as collateral for a loan. While the Fund may redeem Units in its discretion, it has no obligation to redeem any Units and investors should not expect to be able to redeem their Units. Consequently, investors should consider the purchase of Units only as a long-term investment. In this regard, the Fund anticipates that it will liquidate approximately eight to ten years following the termination of its offering, but there can be no assurance as to the final liquidation date.

Initially, the Fund may be considered a “blind pool” because the Fund is a newly formed entity, has no prior operating history, and, except as may be set forth in a Supplement to this Prospectus, the Fund has not identified any of its investments, lessees or borrowers.  An investor cannot assess all of the potential risks of an investment in Units because all of the investments to be acquired and the lessees and borrowers have not been identified. A prospective investor will not have complete information as to the manufacturers of the Fund’s equipment, the number of leases to be entered into, the specific types and models of equipment to be acquired, the identity, financial condition and creditworthiness of the companies for whom equipment will be financed, or the characteristics and terms of other investments to be made by the Fund. The Fund was formed in 2015, and has no operating history. Investors therefore have no historical operating information for the Fund to evaluate, and must rely upon prior performance information of similar programs sponsored by the Manager’s affiliates in order to evaluate the judgment and ability of the Manager in its selection and management of equipment financing investments and the negotiation of their terms. Investors will not know the size and scope of the Fund or its investment portfolio prior to investment.

Investors will have limited voting rights and must rely on management for the success of the Fund.  ATEL, as the Manager, will make all decisions in the management of the Fund. The success of the Fund will, to a large extent, depend on the quality of its management, particularly decisions on the purchase, leasing and sale of its investment portfolio. Investors are not permitted to take part in the management of the Fund and have only limited voting rights. An affirmative vote by holders of a majority of the Units is required to remove the Manager. No person should purchase Units unless he is willing to entrust all aspects of management of the Fund to the Manager and has evaluated the Manager’s capabilities to perform such functions.

The Manager will receive substantial compensation which may result in conflicts of interest.  The Fund will pay substantial fees to the Manager and its related companies before distributions are paid to investors even if the Fund does not produce profits. As the Manager’s compensation is based on the size and cost of the Fund’s investment portfolio, it may have a conflict of interest in determining the amount of leverage to use to acquire equipment and in negotiating the terms for the purchase and lease of the Fund’s Portfolio Assets.

The Fund does not guarantee its distributions or the return of investors’ capital.  Accordingly, investors must rely on the performance of the Fund’s portfolio investments to generate distributions that provide both a return of capital and a return on their invested capital.

The Fund may enter into financing transactions outside of the United States and foreign leases and loans may involve greater difficulty in enforcing transaction terms and a less predictable legal system.  The Fund may lease equipment or make loans to foreign subsidiaries of United States corporations and to foreign lessees. The Fund may also lease equipment or make loans to U.S. lessees, in which the leased equipment or collateral is to be used outside the United States. The Manager will seek to limit the Fund’s total investment in such foreign investments to not more than 20% of the Fund’s investment portfolio (by cost) upon the full commitment of offering proceeds. The laws, courts and tax authorities of a foreign country may govern the Fund’s financing transactions, leased assets and collateral in that country. The Fund will attempt to require foreign lessees and borrowers to consent to the jurisdiction of U.S. courts if disputes should arise under the transaction documents. Even if the Fund is successful in this effort, if a foreign lessee or borrower defaults, the Fund may find it difficult or impossible to enforce judgments against foreign party, recover leased equipment or collateral or otherwise enforce the Fund’s rights under the lease or loan. Also, the use and operation of equipment in foreign countries may result in unanticipated taxes or confiscation without fair compensation. See “Investment Objectives and Policies — Foreign Equipment Leases.”

If lease payments or other investment terms involve payments in foreign currency, the Fund will be subject to the risk of currency exchange rate fluctuations, which could reduce the Fund’s overall profit on an investment.  Many countries also have laws regulating the transfer and exchange of currencies, and these laws may affect a foreign lessee’s or borrower’s ability to comply with transaction terms. Finally, certain depreciation or cost recovery methods used in calculating taxable income may not be available for equipment leased by a foreign lessee or “used predominantly outside the United States.”

The equipment financing industry is highly competitive and competitive forces could adversely affect the lease rates and resale prices the Fund may realize on its equipment lease investment portfolio and the prices the Fund has to pay to acquire its investments.  Equipment manufacturers, corporations, partnerships and others offer users an alternative to the purchase of most types of equipment with payment terms that vary widely depending on the type of financing, the lease or loan term and type of equipment. In seeking equipment financing transactions, the Fund will compete with financial institutions, manufacturers and public and private leasing companies, many of which may have greater financial resources than the Fund.

Equipment may be damaged or lost.  Fire, weather, accident, theft or other events can cause the damage or loss of equipment. Not all potential casualties can be insured, and, if insured, the insurance proceeds may not be sufficient to cover a loss.

Some types of equipment are under special government regulation which may make the equipment more costly to acquire, own, maintain under lease and sell.  The use, maintenance and ownership of certain types of equipment are regulated by federal, state and/or local authorities. Regulations may impose restrictions and financial burdens on the Fund’s ownership and operation of equipment. Changes in government regulations, industry standards or deregulation may also affect the ownership, operation and resale value of equipment. For example, certain types of equipment, such as railcars, marine vessels and aircraft, are subject to extensive safety and operating regulations imposed by government and/or industry self-regulatory organizations which may make these types of equipment more costly to acquire, own, maintain under lease and sell. These agencies or organizations may require changes or improvements to equipment and the Fund may have to spend its own capital to comply. These changes may also require the equipment to be removed from service for a period of time. The terms of leases may provide for rent reductions if the equipment must remain out of service for an extended period or is removed from service. The Fund may then have reduced operating revenues from the leases for these items of equipment. If the Fund did not have the capital to make a required change, it might be required to sell the affected equipment or to sell other items of its equipment in order to obtain the necessary cash; in either event, the Fund could suffer a loss on its investment and might lose future revenues, and the Fund might also have adverse tax consequences.

A portion of the Fund’s investment portfolio will consist of debt financing provided to entities without substantial operating histories or records of profitability which may pose a greater risk of lessee or borrower default.  The Fund will primarily lease equipment to large and established publicly held corporations and other High Quality Corporate Credits. However, the Fund expects to invest a portion of its capital in providing financing to companies that are not publicly held, that do not have substantial operating histories or records of profitability, and that may be developing products or services prior to bringing them to market, including development of some new and untested technologies. Such financing will generally be provided through loans secured by equipment acquired by the borrower, and, in many cases, other assets of the borrower. Because of their stage of development and the types of products and technologies they are seeking to develop, these companies will be more subject to changes and fluctuations in financial, technology and product markets. These borrowers and lessees therefore will involve greater risks of default than are involved in financing more established, seasoned, or profitable entities. If a borrower does not make debt service payments to the Fund when they are due under its loan, or violates the terms of its loan in another important way, the Fund may be forced to foreclose on the loan and sell the equipment and other assets held as collateral. The Fund’s rights in the other assets used as collateral may be junior to other lenders and creditors of the borrower. The Fund would lose the expected loan revenues from any foreclosed loan and might not be able to recover the entire amount of its original investment through the collateral. If a borrower files for protection under the bankruptcy laws, the Fund may experience difficulties and delays in enforcing its rights against the defaulting borrower. The equipment may be in poor condition and therefore of lower value than anticipated when the investment was made. In some cases, a borrower’s deteriorating financial condition may make trying to recover what it owes the Fund impractical. The costs of enforcing the borrower’s obligations under the loan, and realizing any value from the collateral securing the loan may be high and may affect the Fund’s profits.

Lending activities involve a risk that a court could deem the Fund’s financing rates usurious and unenforceable.  In addition to credit risks, the Fund may be subject to other risks in equipment financing transactions in which it is deemed to be a lender. Some courts have held that certain loan features, such as equity interests, constitute additional interest. State laws determine what rates of interest are deemed usurious, when the applicable rate of interest is determined and how it is calculated. A finding that an equity interest is additional interest could result in a court determining that the rate of interest charged by the Fund is usurious, the “interest” obligation under the Fund’s loan could be declared void, and the Fund could be deemed liable for damages or penalties under the applicable state law.

The Fund will be subject to the risk of claims asserting theories of “lender liability” resulting in Fund liability for damages incurred by borrowers.  Various common law and statutory theories have been advanced to hold lenders liable to their borrowers. The general principle underlying this theory of liability is that lenders have a form of duty similar to a quasi fiduciary duty to their borrowers, regardless of the terms of the loan agreements and other financing documents. Breach of that duty by the lender can lead to liability for damages to the borrower. The Fund and its Manager intend to act in good faith in all dealings with the Fund’s borrowers and in a manner designed to mitigate any potential for such liability, and to date no prior investment programs managed the Manager and its Affiliates has incurred any such liability nor has any prior program been otherwise adversely affected by the imposition of duties to borrowers. Nevertheless, this area of law is rapidly changing and there can be no assurance that actions the Fund believes are appropriate to take in protecting the Fund’s interests as lender might not cause it to be liable for a deemed breach of a duty to a borrower.

The Fund may not be able to register aircraft or marine vessels, which could limit the Fund’s ability to invest in these types of assets or could affect the value realized by the Fund from such investments.   The Fund may invest in aircraft (excluding passenger aircraft used by commercial passenger carriers) or marine vessels. Aircraft or marine vessels operated in the United States must be registered with the Federal Aviation Administration (“FAA”) or the U.S. Coast Guard (“USCG”), which limit registration to aircraft or marine vessels owned by U.S. Citizens. The FAA’s and USCG’s Rules are not clear on the status of certain forms of entity that own aircraft or marine vessels. The Fund will acquire aircraft or marine vessels only if they are appropriately registered. If registration were later revoked for any reason, the aircraft or marine vessel could not be operated in the United States airspace or territorial waters, and the Fund would be subject to resulting risks, including a possible forced sale of the aircraft or marine vessel, possible uninsured casualties, the loss of benefits of the central recording system under federal law and a breach by the Fund of leases or financing agreements.

The Manager is subject to certain potential conflicts of interest that could result in the Manager acting in its interest rather than that of the Fund.  These include potential conflicts relating to the following matters:

—	The Manager engages in other, potentially competing activities
—	The Fund may be in competition for investments with prior, current and future programs sponsored by the Manager
—	The Fund expects to borrow up to 50% of the aggregate cost of its investment portfolio, and this will result in higher Asset Management Fees than if less debt were incurred
—	Agreements between the Fund and the Manager and its Affiliates are not at arm’s length
—	No independent managing underwriter has been engaged for the distribution of Units
—	The Fund, the Manager and prospective holders are not represented by separate counsel and
—	The Fund may, under certain conditions and restrictions, enter into joint ventures with other programs affiliated with the Manager

See the discussion under “Conflicts of Interest” for a more complete description of the foregoing matters.

The amount and terms of debt available to the Fund for the purchase of its investment portfolio may also determine the amount of cash distributed to investors and the amount of tax benefits they receive.   The Fund has not entered into any loan agreements, and it cannot guarantee the availability or terms of any possible debt financing.

The Fund may borrow on terms that provide for a lump sum payment on the due date, which might increase the risk of default by the Fund.  The Fund may have debt that is not repaid in regular installments over the term of the loan, but requires a large payment of principal and interest on the final due date. This “balloon payment” debt is riskier than debt that is repaid in regular installments over the term of the loan, because the Fund’s ability to repay the loan when it becomes due may depend on its ability to find a new loan or a buyer when the lump sum payment is due. If the economy is not favorable at that time or the value of the investment asset has fallen, the Fund might default on its loan and lose its investment.

The amount of capital actually raised by the Fund may determine its diversification and profitability.   The Fund’s offering will be not less than $1,200,000 nor more than $150,000,000. If the Fund receives only the minimum capital, it will be more difficult to diversify its investment portfolio by investment type, equipment type and lessees, and any single investment transaction will have a greater impact on its potential profits. The Fund has no minimum number of investment transactions nor is there any restriction on the percentage of the minimum capital that it may use to buy equipment of a single type or equipment leased to a single lessee.

Investors will not be able to withdraw their funds from the escrow account pending the satisfaction of the Fund’s minimum offering amount, and may therefore not have use of their invested capital for an extended period of time.  All subscription proceeds will be deposited in an escrow account until the Fund has received subscriptions for Units with gross proceeds of not less than $1,200,000 deposited in the escrow account. The offering will be terminated if the Fund has not reached such minimum funding by a date twelve months from the date of this Prospectus. If the offering is terminated prior to achieving the minimum funding level, all subscription proceeds will be returned, together with any interest earned thereon, to subscribers. Investors will have no right to withdraw invested capital during the escrow period, so investors may not have access to or use of their invested capital, and such capital may not be put to use by the Fund, for a period of up to one year.

Potential changes in United States accounting standards regarding operating leases may make the leasing of equipment or facilities less attractive to potential lessees, which could reduce overall demand for leasing services.  Since July 2006, the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) have engaged in a joint project to re-evaluate lease accounting. In February 2009, the Securities and Exchange Commission proposed a timetable for potential use by U.S. companies of the International Financial Reporting Standards issued by the IASB, replacing the use of current standards imposed by FASB for U.S. companies. Use of the IASB standards could result in a change in the methodology used to characterize leases as capital leases or operating leases. During recent years, drafts of proposed changes have been circulated for comment, and, as of November 11, 2015, the FASB agreed in principle to require certain changes to the accounting for most leases. The FASB has directed its staff to draft a final version of the new rule, which must still be ratified by the FASB after any technical changes. The final rule is expected to be issued in early 2016, subject to these technical and administrative steps, and would not be expected to take effect until 2019. Changes to the accounting guidance could affect the Fund’s accounting for leases, but, based on the current proposals, the Fund does not anticipate that its accounting and disclosures for leases under the new standards will differ significantly from that currently employed in the industry. The changes in accounting guidance for leases is expected to change the accounting for leases by the Fund’s current and potential future customers. If the accounting standards regarding the financial statement classification of operating leases are revised, then companies may be less willing to enter into leases in general or desire to enter into leases with shorter terms because the apparent benefits to their balance sheets could be reduced or eliminated. This in turn could cause a delay in investing the Fund’s offering proceeds, and make it more difficult for it to enter into leases on terms it finds favorable. As most major U.S. corporations are already required to provide detailed disclosure of lease financing transactions in their publicly filed audited financial statement footnotes, it is expected that the proposed new rules will not result in material changes to financial professionals’ perceptions of the financial condition of the large publicly traded corporations that constitute the Fund’s and prior ATEL programs’ primary target lessee market. Accordingly, while these accounting changes may involve some uncertainty as to their effects on the leasing industry, based on the currently proposed changes, ATEL does not anticipate any material adverse impact on its primary operations which are the leasing of business necessary capital equipment to major U.S. corporations.

Investment by the Fund in joint ownership of investments may involve risks in coordinating its interests with those of its joint venture partner.  Some of the Fund’s investments may be owned by joint ventures between the Fund and unaffiliated third parties or, under certain circumstances, programs related to the Fund or the Manager, or as co-owners with such parties. The investment by the Fund in joint ownership, instead of acquiring an investment directly or as the sole owner, may involve risks such as:

—	the Fund’s co-venturer might become bankrupt,
—	the co-venturer may have interests or goals that are inconsistent with those of the Fund,
—	the parties may reach an impasse on joint venture decisions,
—	the co-venturer may be in a position to take action contrary to the instructions or the requests of the Fund or contrary to the Fund’s policies or objectives, or
—	actions by a co-venturer might have the result of subjecting assets owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or might have other adverse consequences for the Fund.

The Fund will be subject to exemptions from certain reporting and disclosure requirements as an emerging growth company and smaller reporting company under applicable securities laws and SEC rules.  The Fund falls within the definition of an “emerging growth company” as defined in amendments to federal securities laws adopted with the Jumpstart Our Business Startups (JOBS) Act. The Fund will have no “public float” or reported aggregate secondary market value of the Units, has had no prior operations so has not generated any revenues and does not anticipate generating $50 million in annual revenues in the foreseeable future, if ever, so will also be considered a non-accelerated filer or “smaller reporting company” as defined under applicable public company disclosure and reporting rules. These filing status categories provide for exemptions from certain reporting, corporate governance and disclosure requirements otherwise applicable to public companies. Accordingly, investors in the Fund will not have access to all of the same information generally available to investors in widely held and publicly traded companies that are not emerging growth companies. See the discussion below under “Management’s Discussion and Analysis of Financial Condition — Financial Reporting and Disclosure Status.”

Risks Relating to Tax Matters

In determining whether to invest in the Units, a prospective investor should consider possible tax consequences, which may include:

If the IRS classifies the Fund as a corporation rather than a partnership, investor distributions would be reduced under current tax law.  Although counsel has rendered an opinion that the Fund will be taxed as a partnership and not as a corporation, the opinion is not binding on the IRS, and the IRS has not ruled on any federal income tax issue relating to the Fund. If the IRS successfully contends that the Fund should be treated as a corporation for federal income tax purposes rather than as a partnership, then the income of the Fund would be taxed at tax rates applicable to corporations. This would reduce the Fund’s cash available to distribute to investors, and investor distributions would be taxed as dividend income to the extent of current and accumulated earnings and profits.

The Fund could lose cost recovery or depreciation deductions if the IRS treats Fund leases as sales or financings.  The Manager expects that, for federal income tax purposes, the Fund will be treated as the owner and lessor of most of the equipment it owns or co-owns and/or leases. However, the IRS may challenge the Fund’s characterization of a lease and instead assert that the transaction is a sale or loan. No opinion of counsel has been rendered in this regard. If the IRS determines that the Fund is not the owner of its equipment involved in any transaction, the Fund would not be entitled to cost recovery, depreciation or amortization deductions in connection with the transaction, and its income from the transaction might be deemed to be portfolio income instead of passive income.

Investors may incur tax liability in excess of cash distributions in a particular year.  Tax liability from an investment in the Fund may exceed cash distributions from it. While the Manager expects that taxable income from this investment for most years will be less than cash distributions in those years, to the extent any Fund debt is repaid with rental income or proceeds from equipment sales, taxable income could exceed the related cash distributions. Additionally, a sale of Fund property may result in taxes in any year that are greater than the amount of cash from the sale and result in tax liability in excess of cash distributions.

The IRS may allocate more taxable income to investors than the Operating Agreement provides.  The IRS might successfully challenge Fund allocations of profits or losses. If so, the IRS would require reallocation of taxable income and loss, resulting in more taxable income or less loss for than the Operating Agreement allocates.

Tax-exempt organizations will have unrelated business taxable income from this investment.   Tax-exempt organizations are nevertheless subject to unrelated business income tax on unrelated business taxable income (“UBTI”). Such organizations are required to file federal income tax returns if they have UBTI from all sources in excess of $1,000 per year. The Fund’s leasing income will constitute UBTI. Furthermore, a tax-exempt organization in the form of charitable remainder trust realizing any UBTI will incur an excise tax. Thus, an investment in the Fund may not be appropriate for a charitable remainder trust and such entities should consult their own tax advisors with respect to an investment in the Fund.

This investment may cause investors to pay additional taxes.  Investors may be required to pay alternative minimum tax in connection with this investment, since they will be allocated a proportionate share of the Fund’s tax preference items.

In addition, investors may be required to file tax returns and pay state, local and/or foreign taxes as a result of an investment in the Fund. Also, investors may be subject to withholding.

Each investor is urged to consult his tax advisor regarding his own tax situation and potential changes in the tax law.

Retirement Plan Risks

An investment in Units by a retirement plan must meet the fiduciary and other standards under ERISA or the Internal Revenue Code or the investment could be subject to penalties.  There are special considerations that apply to pension or profit sharing trusts or IRAs investing in Units. Retirement plans investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in Units should be satisfied that the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Civil penalties and excise taxes may be imposed on prohibited transactions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in imposition of civil and criminal penalties, and can subject the fiduciary to equitable remedies. Fiduciary standards include the following:

—	whether the investment is made in accordance with the documents and instruments governing the retirement plan;
—	whether the investment satisfies the prudence and diversification requirements of ERISA and the Internal Revenue Code;
—	whether the investment will impair the liquidity of the retirement plan;
—	whether the investment will produce “unrelated business taxable income” for the retirement plan; and
—	whether the assets of the plan can be valued annually.

ERISA and the Internal Revenue Code may apply what is known as the “look-through” rule to an investment in Units. Under that rule, the assets of an entity in which a retirement or profit sharing plan subject to ERISA or an IRA has made an equity investment may constitute assets of the plan or IRA. A fiduciary of an ERISA retirement or profit sharing plan or IRA should consult with his or her advisors and carefully consider the effect of that treatment if that were it to occur.

For a discussion of these matters please see “ERISA Considerations.”

ESTIMATED USE OF PROCEEDS

Many of the figures set forth below, such as the amount of offering and organization expenses and capital reserves, are only estimates and not statements of expenditures already incurred. The actual amounts will depend on the course of the offering of the Units and the operations of the Fund. The Fund expects to commit approximately 87% of the Gross Proceeds of this offering to the cash portion of the purchase price of its portfolio of equipment financing and other investments. At least an additional one-half of one percent of its initial capital will be held as capital reserves.

	Minimum Offering		Maximum Offering
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$1,200,000	100.00%	$150,000,000	100.00%
Less Offering and Organization Expenses:
Selling Commissions	108,000	9.00%	13,500,000	9.00%
Additional Selling Compensation	12,000	1.00%	1,500,000	1.00%
Other Offering and Organization Expenses	30,000	2.50%	3,750,000	2.50%
Net Offering Proceeds	1,050,000	87.50%	131,250,000	87.50%
Capital Reserves	6,000	0.50%	750,000	0.50%
Amount Available for Cash Payments for Portfolio Assets	$1,044,000	87.00%	$130,500,000	87.00%

The Fund will pay selling commissions of up to 9% of the selling price of Units to ATEL Securities Corporation, an Affiliate of the Manager acting as the Dealer Manager for the group of selling broker-dealers. ATEL Securities Corporation will in turn pay to participating broker-dealers selling commissions of up to 7% of the price of Units sold by them, retaining the balance of 2%. The line item “Additional Selling Compensation” reflects amounts of up to 1% of Gross Proceeds that will be paid or reimbursed to the Dealer Manager and participating broker dealers, as well as certain expenses that will borne by the Fund that are deemed “underwriters’ expenses.” These underwriters’ expenses include amounts paid to the Dealer Manager and participating broker dealers relating to sales seminar expenses, advertising and promotion expenses, travel, food and lodging costs, telephone expenses and an allocable portion of the Dealer Manager’s salary expenses and legal fees borne by the Manager and its Affiliates. All of such amounts paid to the Dealer Manager or participating broker dealers is additional selling compensation payable for the sale of Units, and all such additional selling compensation and all selling commissions are together deemed “underwriting compensation” paid in connection with the offering. The total of all such underwriting compensation may not exceed an amount equal to 10% of the Gross Proceeds. Clients of registered investment advisers who are referred to and acquire Units through the Dealer Manager will acquire Units net of the 7% retail selling commission, so will pay a net $9.30 per Unit. No selling compensation will be paid to the registered investment adviser on such sales, and the only selling commission paid on such transactions will be the 2% retained by the Dealer Manager. In addition, certain other persons, including the Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, may purchase Units in this offering with reduced selling commissions under specific circumstances, and investments by individual investors or related groups of investors in excess of $500,000 will be subject to volume discounts in the form of a scheduled reduction of the retail selling commission, all as described under “Plan of Distribution — Special Discounts.” In any such event, the amount of “Gross Offering Proceeds” and “Selling Commissions” would be reduced, but such reduced commissions would not affect the amount of “Net Offering Proceeds.” In all cases the selling price will be not less than $9.30 per Unit.

In addition to such amounts considered to be “underwriting compensation,” the Fund or the Manager may reimburse participating broker dealers for bona fide due diligence expenses subject to detailed, itemized invoices for such amounts. Bona fide due diligence expenses will include actual costs incurred by broker-dealers to review the business, financial statements, transactions, and investments of ATEL and its prior programs to determine the accuracy and completeness of information provided in this Prospectus, the suitability of the investment for their clients and the integrity and management expertise of ATEL and its personnel. Costs may include telephone, postage and similar communication costs incurred in communicating with ATEL personnel and ATEL’s outside accountants and counsel in this pursuit; travel and lodging costs incurred in visiting the ATEL offices, reviewing ATEL’s books and records and interviewing key ATEL personnel; the cost of outside counsel, accountants and other due diligence investigation specialists engaged by the broker-dealer; and the internal costs of time and materials expended by broker-dealer personnel in this due diligence effort. ATEL will require full itemized documentation of any claimed due diligence expenditure and will determine whether the expenditure can be fairly allocated to bona fide due diligence investigation before permitting reimbursement.

“Other Offering and Organization Expenses” represent “issuer expenses” incurred in the organization of the Fund and the offering of Units, including legal, accounting and escrow fees, printing costs, administrative expenses, and filing and qualification fees. The Manager has agreed to pay all Organization and Offering Expenses, without reimbursement from the Fund, that exceed an amount equal to 15% of the offering proceeds, provided, however, that if the Fund’s final offering proceeds are less than $2,000,000, the Manager has agreed to pay all Organization and Offering Expenses that exceed an amount equal to 13% of the total offering proceeds. Payment of these expenses by the Manager will be without reimbursement by the Fund.

The Fund will initially establish capital reserves in an amount equal to 0.5% of offering proceeds for general working capital purposes. This amount may fluctuate from time to time as the Manager determines the level of reserves necessary for the proper operation of the Fund in the exercise of its business judgment. Any net offering proceeds not used to acquire portfolio investments or needed as capital reserves will be returned to Unit holders as described under “Investment Objectives and Policies — General Policies” below.

The line item for “Amounts Available for Cash Payments for Portfolio Assets” is the amount available to pay the cash portion of the purchase price of Portfolio Assets plus related Acquisition Expenses, which are treated for tax and accounting purposes as capitalized costs added to the basis of the items of equipment to which they relate.

MANAGEMENT COMPENSATION

Summary Table

The following table includes estimates of the maximum amounts of all compensation and other payments that the Manager and its Affiliates will receive, directly or indirectly, in connection with the operations of the Fund, all of which are described more completely below under “Narrative Description of Compensation.” The terms of the Manager’s compensation were not determined by arm’s-length negotiation. The Operating Agreement does not permit the Manager or its related entities to receive more than the maximum fees or expenses stated for each type of compensation by reclassifying such items under a different category.

Entity Receiving Compensation	Type of Compensation	Estimated Amount Assuming Maximum Units Sold
OFFERING AND ORGANIZATION
The Dealer Manager	Selling Commissions (up to 9% of offering proceeds, of which 2% of offering proceeds will be retained by the Dealer Manager) plus additional selling compensation of up to 1% of offering proceeds through payment or reimbursement of underwriters’ expenses	$13,500,000, of which $3,000,000 may be retained by the Dealer Manager (plus additional selling compensation not to exceed $1,500,000)
Manager and Affiliates	Reimbursement of Organization and Offering Expenses (when added to selling commissions and additional selling compensation, not to exceed a total equal to 15% of all offering proceeds)	$3,750,000
OPERATIONS
Manager and Affiliates	Asset Management Fee (a monthly fee equal to:	Not determinable at this time
(i) during the Offering Stage, an annualized 1.25% of the aggregate Purchase Price of Portfolio Assets acquired by the Fund through the end of each month;
(ii) during the Operating Stage and the first two years of the Liquidating Stage, an annualized 1.75% of the aggregate net Portfolio Assets calculated each month as the aggregate Purchase Price of Portfolio Assets as of the end of the month, less the amount attributable to Portfolio Assets which have been sold or otherwise disposed by the Fund through the end of the month; and

Entity Receiving Compensation	Type of Compensation	Estimated Amount Assuming Maximum Units Sold
(iii) during the remainder of the Liquidating Stage, an annualized 1.75% of the Book Value of Fund Assets less total cash reported as of the end of the most recent prior fiscal quarter or year.
Manager and Affiliates	Reimbursement of Operating Expenses, subject to certain limitations	Not determinable at this time
CARRIED INTEREST IN FUND
Manager and Affiliates	Interest equal to 0.01% of all Fund taxable income, tax losses and cash distributions	Not determinable at this time

Narrative Description of Compensation

Selling Commissions.  The Dealer Manager will receive selling commissions on all sales of Units of up to 9% of Gross Proceeds. The Dealer Manager will reallow to participating broker-dealers up to 7% of the Gross Proceeds from Units sold by them. In addition to selling commissions, the Fund, the Manager or its affiliates will pay or reimburse the Dealer Manager, or otherwise bear certain expenses, in an amount of up to 1% of the Gross Proceeds, as additional selling compensation.

Reimbursement of Organization and Offering Expenses.  The Manager and its Affiliates will be reimbursed for certain expenses in connection with the organization of the Fund and the offering of Units. Total Organization and Offering Expenses payable or reimbursable by the Fund, including selling commissions payable directly by the Fund, and any additional selling compensation, may not exceed 15% of all offering proceeds, provided, however, that if the Fund’s final offering proceeds are less than $2,000,000, the Manager has agreed to pay all Organization and Offering Expenses that exceed an amount equal to 13% of the total offering proceeds.

Asset Management Fee.  The Fund will pay the Manager a monthly Asset Management Fee in an amount equal to:

(i) during the Offering Stage, an annualized 1.25% of the aggregate Purchase Price of Portfolio Assets acquired by the Fund through the end of each month;

(ii) during the Operating Stage and the first two years of the Liquidating Stage, an annualized 1.75% of the aggregate net Portfolio Assets calculated each month as the aggregate Purchase Price of Portfolio Assets as of the beginning of the month, less the amount attributable to Portfolio Assets which have been sold or otherwise disposed by the Fund through the end of the month; and

(iii) during the remainder of the Liquidating Stage, an annualized 1.75% of the Book Value of Fund Assets less total cash reported as of the end of the most recent prior fiscal quarter or year.

The Fund will acquire its Portfolio Assets with a combination of net offering proceeds, proceeds from borrowing, and, subject to the required minimum distributions to Unit holders, excess portfolio cash flow. The net offering proceeds will be raised over a period of up to two years. Generally, subject to the rate of its capital raising efforts and the timing of its investments in Portfolio Assets, the Fund expects to acquire assets initially with offering proceeds and then to incur debt using the initial portfolio as collateral to acquire additional investments during its Offering and Operating Stages. The Fund cannot predict in advance the timing or the amount of debt financing that will be available on reasonable terms when it seeks to acquire additional investments, nor can it predict the amount of excess cash flow from operations that may be available for investment from time to time. The Portfolio Assets will include a variety of lease and loan terms, and equipment may be re-leased or sold and loans may be re-extended or terminated upon completion of initial terms. As a consequence, the mix of the Fund’s Portfolio Assets will be expected to change each month throughout the term of the Fund and the Asset Management Fee based on the Portfolio Assets each month will vary accordingly. For the foregoing reasons, the aggregate Purchase Price of Portfolio Assets, or the amount of the Fund’s total assets, on which the Asset Management Fee will be calculated from time to time, cannot be determined in advance with any accuracy, whether at the minimum offering amount, the maximum offering amount or an amount in between those figures. However, for purposes of illustration,

(i) if the Fund were to hold Portfolio Assets during a year of the Offering Stage with an average monthly aggregate Purchase Price of $100 million, the aggregate Asset Management Fee for the year would be $1,250,000;

(ii) if the Fund were to hold Portfolio Assets during a year of the Operating Stage or one of the first two years of the Liquidating Stage with an average monthly aggregate Purchase Price of $100 million, the aggregate Asset Management Fee for the year would be $1,750,000; and

(iii) if the Fund were to report average Book Value of Fund Assets less total cash during a subsequent year of the Liquidating Stage in the amount of $20 million, the aggregate Asset Management Fee for the year would be $350,000.

The foregoing examples are provided for illustration only. The actual amounts to be paid as the Asset Management Fee will depend on the amount and timing of Fund investments in Portfolio Assets.

The Asset Management Fee will be paid on a monthly basis in arrears. The amount of the Asset Management Fee payable in any year will be reduced for that year to the extent it would otherwise exceed the Asset Management Fee Limit, as described below. The Asset Management Fee will be paid for services rendered by the Manager and its Affiliates in determining portfolio and investment strategies and generally managing or supervising the management of the investment portfolio. The Manager will supervise performance of all management activities, including, among other activities: the acquisition and financing of the investment portfolio; the collection of lease and loan revenues; monitoring compliance by lessees and borrowers with their contract terms; assuring that investment assets are being used in accordance with all operative contractual arrangements; paying operating expenses and arranging for necessary maintenance and repair of equipment in the event a lessee fails to do so; monitoring property, sales and use tax compliance; and preparation of operating financial data. The Asset Management Fee will also compensate the Manager for organizing the Fund and arranging for supervision of Fund administration (e.g., investor communications and services, regulatory reporting, accounting and transfers of Units).

Reimbursement of Operating Expenses.  The Fund will reimburse the Manager and its Affiliates for expenses it pays on the Fund’s behalf. These reimbursements will include:

—	the actual cost to the Manager or its Affiliates of services, goods and materials used for and by the Fund and obtained from unaffiliated parties; and
—	the cost of administrative services provided by Affiliates of the Manager and necessary to the prudent operation of the Fund, provided that reimbursement for administrative services will be at the lower of
—	the actual cost of such services, or
—	the amount that the Fund would be required to pay to independent parties for comparable services.

The Manager estimates that the total amount of reimbursable administrative expenses during the Fund’s first full year of operations after completion of the offering, assuming receipt of the maximum Gross Proceeds, will be approximately $1 million to $1.2 million. See the footnotes to Table III in Exhibit A — Prior Performance Information, for historical information concerning reimbursement of expenses by prior ATEL programs.

Carried Interest in Fund Net Income, Net Loss and Distributions.  The Fund Manager will have a Carried Interest in the Fund as a Member equal to 0.01% of all allocations of Net Income, Net Loss and Distributions. The Manager will not contribute any cash to the Fund in return for the Carried Interest, so that the equity interest of each Member will be diluted by an amount equal to such Carried Interest immediately upon acceptance of the Member’s capital contribution. The relative capital contributions and interests in Fund Net Income, Net Loss and Distributions is set forth in the following bar chart:

PERCENTAGE

Limitations on Fees

The Fund has adopted a single Asset Management Fee as a means of compensating the Manager for sponsoring the Fund and managing its operations. While this compensation structure is intended to simplify management compensation for purposes of investors’ understanding, state securities administrators use a more complicated compensation structure in their review of equipment program offerings in order to assure that those offerings are fair under the states’ merit review guidelines. The total of all Front End Fees, the Carried Interest and the Asset Management Fee will be subject to the Asset Management Fee Limit in order to assure these state administrators that the Fund will not bear greater fees than permitted under the state merit review guidelines. The North American Securities Administrators Association, Inc. (“NASAA”) is an organization of state securities administrators, those state government agencies responsible for qualifying securities offerings in their respective states. NASAA has established standards for the qualification of a number of different types of securities offerings and investment products, including its Statement of Policy on Equipment Programs (the “NASAA Equipment Leasing Guidelines”). Article IV, Sections C through G of the NASAA Equipment Leasing Guidelines establishes the standards for payment to program sponsors of reasonable carried interests, promotional interests and fees for equipment acquisition, management, resale and releasing services, and sets the maximum compensation payable to the sponsor and its affiliates from an equipment leasing program such as the Fund. The Asset Management Fee Limit will equal the maximum compensation payable under Article IV, Sections C through G, and Article V, Section F, of the NASAA Equipment Leasing Guidelines in effect as of the initial effective date of the Fund’s Registration Statement on Form S-1 for the initial public offering of its Units (the “NASAA Fee Limitation”). Under the Asset Management Fee Limit, the Fund will calculate the maximum fees payable under the NASAA Fee Limitation and guarantee that the Asset Management Fee it will pay the Manager and its Affiliates, when added to its Carried Interest, will never exceed the fees and interests payable to a sponsor and its affiliates under the NASAA Fee Limitation.

Asset Management Fee Limit.  The Asset Management Fee Limit will be calculated each year during the Fund’s term by calculating the total fees that would be paid to the Manager if the Manager were to be compensated on the basis of the maximum compensation payable under the NASAA Fee Limitation through the end of such year, including the Manager’s Carried Interest, as described below. To the extent that the amount paid as Front End Fees, the Asset Management Fee, and the Carried Interest for any year would, when added to amounts paid in all prior years, cause the total fees through the end of such year to exceed the aggregate amount of fees calculated under the NASAA Fee Limitation for the same period, the Asset Management Fee and/or Carried Interest for that year will be reduced so that the total of all such compensation paid through the end of the period will not exceed the maximum aggregate fees under the NASAA Fee Limitation. To the extent any such fees are reduced, the amount of such reduction will be accrued and deferred, and such accrued and deferred compensation would be paid to the Manager in a subsequent period, but only to the extent that the deferred compensation would be within the Asset Management Fee Limit as calculated through that later period. Any deferred fees that cannot be paid under the applicable limitations through the date of liquidation would be forfeited by the Manager at liquidation.

Under the NASAA Equipment Leasing Guidelines, the Fund is required to commit a minimum percentage of the Gross Proceeds to Investment in Equipment, calculated as the greater of: (i) 80% of the Gross Proceeds reduced by 0.0625% for each 1% of indebtedness encumbering the Fund’s equipment; or (ii) 75% of such Gross Proceeds. The Fund intends to incur total indebtedness equal to 50% of the aggregate cost of its equipment. The Operating Agreement requires the Fund to commit at least 85.875% of the Gross Proceeds to Investment in Equipment. Based on the formula in the NASAA Guidelines, the Fund’s minimum Investment in Equipment would equal 76.875% of Gross Proceeds (80% – [50% × .0625%] = 76.875%), and the Fund’s minimum Investment in Equipment would therefore exceed the NASAA Fee Limitation minimum by 9%.

The amount of the Carried Interest permitted the Manager under the NASAA Fee Limitation will be dependent on the amount by which the percentage of Gross Proceeds the Fund ultimately commits to Investment in Equipment exceeds the minimum Investment in Equipment under the NASAA Fee Limitation. The NASAA Fee Limitation permits the Manager and its Affiliates to receive compensation in the form of a carried interest in Fund Net Income, Net Loss and Distributions equal to 1% for the first 2.5% of excess Investment in Equipment over the NASAA Guidelines minimum, 1% for the next 2% of such excess, and 1% for each additional 1% of excess Investment in Equipment. With a minimum Investment in Equipment of 85.875%, the Manager and its Affiliates may receive an additional carried interest equal to 6.5% of Net Profit, Net Loss and Distributions under the foregoing formula (2.5% + 2% + 4.5% = 9%; 1% + 1% + 4.5% = 6.5%). At the lowest permitted level of Investment in Equipment, the NASAA Guidelines would permit the Manager and its Affiliates to receive a promotional interest equal to 5% of Distributions of Cash from Operations and 1% of Distributions of Sale or Refinancing Proceeds until Members have received total Distributions equal to their Original Invested Capital plus an 8% per annum cumulative return on their adjusted invested capital, as calculated under the NASAA Guidelines and, thereafter, the promotional interest may increase to 15% of all Distributions.

With the additional carried interest calculated as described above, the maximum aggregate fees payable to the Manager and Affiliates under the NASAA Guidelines as carried interest and promotional interest would equal 11.5% of Distributions of Cash from Operations (6.5% + 5% = 11.5%), and 7.5% of Distributions of Sale or Refinancing Proceeds (6.5% + 1% = 7.5%), before the subordination level was reached, and 21.5% of all Distributions thereafter. The maximum amounts to be paid under the terms of the Operating Agreement are subject to the application of the Asset Management Fee Limit provided in Section 8.3 of the Agreement, which limits the annual amount payable to the Manager and its Affiliates as the Asset Management Fee and the Carried Interest to an aggregate not to exceed the total amount of fees that would be payable to the Manager and its Affiliates under the NASAA Fee Limitation.

Upon completion of the offering of Units, final commitment of offering proceeds to acquisition of equipment and establishment of final levels of permanent portfolio debt, the Manager will calculate the maximum carried interest and promotional interest payable to the Manager and its Affiliates under the NASAA Fee Limitation and compare such total permitted fees to the total of the Asset Management Fee and Manager’s Carried Interest. If and to the extent that the Asset Management Fee and Manager’s Carried Interest would exceed the fees calculated under the NASAA Fee Limitation, the fees payable to the Manager and its Affiliates will be reduced by an amount sufficient to cause the total of such compensation to comply with the NASAA Fee Limitation. The adjusted Asset Management Fee Limit will then be applied to the Asset Management Fee and Carried Interest as described above. A comparison of the Front End Fees actually paid by the Fund and the NASAA Fee Limitation maximums will be repeated, and any required adjustments will be made, at least annually thereafter.

Defined Terms Used in Description of Compensation

Definitions of certain capitalized terms used in the foregoing narrative description of compensation payable to the Manager are as follows:

“Asset Management Fee Limit” means the total fees calculated pursuant to the NASAA Fee Limitation plus the Carried Interest, determined in the manner described therein.

“Book Value of Fund Assets” means, for any period, the aggregate book value of Fund assets as reported by the Fund in the audited or unaudited financial statements, as the case may be, filed by the Fund with the Securities and Exchange Commission in its most recent quarterly or annual report.

“Carried Interest” means the allocable share of Fund Distributions of Cash from Operations and Cash from Sales or Refinancing payable to the Manager, as a Member, pursuant to Sections 10.4 and 10.5 of the Operating Agreement.

“Distributions” means any cash distributed to Holders and the Manager arising from their respective interests in the Fund.

“Front-End Fees” shall mean fees and expenses paid by any party for any services rendered during the Fund’s organization and acquisition phase including organization and offering expenses, leasing fees, acquisition fees, acquisition expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any acquisition fees or acquisition expenses paid by a manufacturer of equipment to any of its employees unless such persons are Affiliates of the Manager.

“Liquidating Stage” means the period commencing on a date six calendar years after the final sale of Units and terminating on the date of the termination of the Fund.

“Net Income” or “Net Loss” means the taxable income or taxable loss of the Fund as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss, but does not mean Distributions.

“Offering Stage” means the period commencing with the close of the minimum offering escrow and ending on the date of the final sale of Units.

“Operating Stage” means the period commencing on the final sale of Units and ending on a date six calendar years after the date of the final sale of Units.

“Purchase Price of Portfolio Assets” means the price paid upon the purchase of a particular Portfolio Asset (including the principal amount of any loan that is a Portfolio Asset) or all Portfolio Assets, as the case may be, including the amount of Acquisition Fees and all liens and mortgages on the Portfolio Assets, but excluding points and prepaid interest.

Affiliates of the Manager

The Operating Agreement permits the Manager to delegate its responsibilities for various management functions to one or more of its affiliates, to assign its compensation to such affiliates and to cause the Fund to reimburse such affiliates for expenses incurred on the Fund’s behalf. All of such affiliates are under common control with the Manager as all are directly or indirectly controlled by Dean L. Cash, the controlling shareholder, chairman of the board, president and chief executive officer of the Manager, ATEL Capital Group and ATEL Financial Services, LLC, among other related entities. See the information under “Summary of the Offering — Organizational Diagram” above in the Prospectus and the discussion under “Management” below.

INVESTMENT OBJECTIVES AND POLICIES

Principal Investment Objectives

The Fund’s principal objectives are to invest in a diversified portfolio of investments that will provide a favorable overall return to investors and:

(i) preserve, protect and return the Fund’s invested capital;

(ii) generate regular cash distributions to Unit holders during the Offering Stage and Operating Stages of the Fund, any balance remaining after required minimum distributions, equal to not less than 8% nor more than 10% per annum on investors’ Original Invested Capital, to be used to purchase additional investments during the Operating Stage/Reinvestment Period which extends through the first six years after the year the offering terminates; and

(iii) provide additional cash distributions during the Liquidating Stage, commencing with the end of the Operating Stage/Reinvestment Period and continuing until all investment portfolio assets have been sold or otherwise disposed.

Distributions will be made only if cash is available from Fund operations after payment of Fund obligations (including payment of administrative expenses, debt service and the Asset Management Fee) and allowance for necessary capital reserves. Distributions are expected to begin as of the quarter in which the minimum offering amount is achieved. However, there can be no assurance as to the timing of distributions, or that any specific level of distributions or any other objectives will be attained. The Fund’s ability to generate cash distributions will be dependent on a number of factors affecting its operations and Portfolio Assets, including those discussed under “Risk Factors.”

The Fund expects to invest primarily in a portfolio of equipment subject to “triple net” leases to High Quality Corporate Credits. At least 75% of the Fund’s investment portfolio (by cost) upon the full commitment of offering proceeds will consist of equipment leased to High Quality Corporate Credits. See “Description of Lessees and Borrowers.” Under “triple net” leases such as those which the Fund intends to use with its lease portfolio investments, the lessee is generally required to pay substantially all of the costs associated with operating and maintaining the leased equipment, such as maintenance, insurance, taxes and other operating expenses. The Fund’s portfolio of leased equipment is expected to be mostly low-technology equipment such as the core capital equipment used by companies in the manufacturing, mining and transportation industries. The equipment lease portfolio may also include some relatively high-technology equipment, such as communications equipment, medical equipment and office equipment.

In addition to its portfolio of equipment leased to High Quality Corporate Credits, the Fund expects to make growth capital financing investments, including secured loans and leases, to finance the acquisition of capital equipment and other financing needs for public and private companies, including emerging growth companies. In some cases in connection with these growth capital investments, the Fund will acquire equity interests, warrants and rights to purchase equity interests in the borrower or lessee. See the discussion under “Growth Capital Financing” below.

The Fund’s investment decisions in structuring its portfolio will be driven by the projected economic consequences of each transaction, primarily the cash return on cash invested. While the tax consequences of the Fund’s structure, including the pass through of income and loss, and those relating to specific investments, including the status of investments as true leases and rates of amortization and cost recovery, are expected to affect the rates of return that may be realized by the Fund and its Unit holders, the Fund’s investment decisions will not generally be based on tax consequences, but primarily on the lease and loan rates and projected sale and other residual proceeds to be realized from the investments.

General Equipment Leasing Policies

The Fund intends to acquire various types of new and used equipment subject to leases. The Fund’s investment objective is to acquire primarily low-technology, low-obsolescence capital equipment such as materials handling equipment, manufacturing equipment, mining equipment, and transportation equipment. A portion of the portfolio will include some more technology-dependent equipment such as certain types of communications equipment, medical equipment, manufacturing equipment and office equipment.

While there is no widely understood definition of “high technology” versus “low obsolescence, low technology” types of equipment, the Fund uses these terms to distinguish between those types of equipment which can be expected to retain relatively little residual value after completion of the lease term (so called “high technology” equipment) and those types of equipment which may be expected to retain some material value for extended useful lives (so called “low technology, low obsolescence” equipment). Some equipment, such as certain types of aircraft, may involve relatively sophisticated technology, but would be included in the category of “low technology, low obsolescence” equipment because the technology involved would not be expected to render the equipment vulnerable to the same type of rapid obsolescence as would be the case with other types of equipment, such as certain computer and telecommunications equipment, considered to be in the “high technology” category. It should also be noted that equipment cannot always be clearly characterized as in one category or the other, but will fall somewhere on a scale of relative technology and vulnerability to obsolescence.

With lower technology, low obsolescence equipment, a lessor such as the Fund can structure lease terms and rates based on an assumption that the equipment will have a remaining market value at the end of the lease term, and can seek to acquire equipment that will enjoy a strong resale or re-lease market in order to achieve the return of invested capital plus targeted profit on the investment. In a lease of higher technology, rapid obsolescence equipment, a lessor such as the Fund must negotiate a lease rate that both recovers the full capital investment plus the target rate of return before the lease expires or the asset reaches the end of its useful life due to obsolescence, because the equipment may little or no value after the end of a lease term. The Operating Agreement does not limit the Fund’s ability to invest in high technology equipment, but the Manager estimates that approximately 20% of the Fund’s portfolio, by equipment cost, will consist of high technology equipment types as of the final investment of net offering proceeds.

Like most goods, new equipment generally has a higher market value than comparable used equipment, and capital equipment tends to lose value as it is used over a period of time. An equipment lessor, such as the Fund, tries to negotiate lease terms based in part on its estimate of the value the leased equipment will have when the lease ends. This value as of the end of a lease term is referred to as the “residual value.” The lessor will negotiate a lease rate designed to generate enough rental revenues over the term of the lease so that, when the total lease payments are added to the estimated value of the equipment upon lease termination, the lessor will receive both a return of the capital used to purchase the equipment plus an overall profit on the investment. There can be no assurance, however, that the Fund’s assumptions regarding the residual value of the equipment will be accurate or that its objective will be achieved.

The Fund will be subject to fluctuations in interest rates and inflation as it establishes its portfolio. Lease and other financing rates tend to move in concert with prevailing market interest rates, so the Fund’s lease and other financing rates may reflect changes in market interest rates. On the other hand, during recent periods of relatively low interest rates, the scarcity of available capital from institutional lenders and other traditional financing sources has enhanced demand for equipment lease financing and has resulted in more favorable lease rates than would be expected during typical periods of low interest rates. Nevertheless, to the extent that market rates drop over the course of the Fund’s term, favorable lease and financing rates for Fund transactions already in place will typically be locked in for the balance of the Fund’s investment terms, but rates available to the Fund on its reinvestment of cash flow during the reinvestment stage may be lower as market rates drop. On the other hand, if interest rates rise during the term of the Fund, existing rates on Fund investments will likewise typically be locked in for the duration of investment term, but the rates available to the Fund on reinvestment of its cash flow or on lease renewals and re-leases upon lease expirations may provide a hedge against such rising market interest rates as the lease and financing rates may be expected to rise accordingly. As the portfolio will consist substantially of capital assets, the residual values of these assets may be expected to rise with increases in the rate of inflation during the Fund’s term. While this may cause equipment prices to increase for new portfolio acquisitions, the existing portfolio will act as a hedge against the effects of inflation as the residual values realized by the Fund on the renewal, re-lease and sale of equipment upon the termination of leases may be expected to keep pace with increases in the prices for new and used equipment generally.

The Manager will seek to maintain an appropriate balance and diversity in the types of equipment acquired and the types of leases entered into by the Fund. The Manager will seek to invest not more than 20% of the net offering proceeds invested in equipment in items of equipment acquired from a single manufacturer. However, this limitation is a general guideline only, and the Fund may acquire equipment from a single manufacturer in excess of the stated percentage during the offering period and before the offering proceeds are fully invested, or if the Manager deems such a course of action to be in the Fund’s best interest.

A number of factors will determine the actual composition of the Fund’s equipment portfolio; for example, the amount of offering proceeds actually received will be a significant factor in determining the Fund’s ability to diversify its portfolio. Furthermore, the Manager cannot anticipate what types of equipment will be available and at what prices at the time the Fund is ready to invest its capital.

In structuring leases, the Fund’s lease rate and return on investment objectives will vary based on:

—	the type of equipment,
—	the terms of the lease,
—	the credit quality of the lessee, and
—	prevailing lease and financial market conditions.

The Manager will commit to a particular lease transaction only if it believes that, in the context of the Fund’s overall equipment portfolio, the transaction will contribute to the satisfaction of the Fund’s investment objectives. The Fund does not have any specific “minimum rate of return.” As noted above, the Fund’s objectives are to acquire a diversified portfolio of equipment that will generate sufficient net cash flow to permit regular distributions to investors and additional funds to reinvest in equipment. Reinvestment of revenues is permitted only after certain minimum rates of distributions are made.

The Manager will seek to structure a portfolio that is:

—	diversified as to investment type, equipment type, industry, lessee and geographic location;
—	capable of generating sufficient net cash flow to meet the minimum distribution requirements to permit reinvestment; and
—	capable of generating sufficient cash flow to provide funds for additional investment in equipment.

The rates of return necessary to meet these objectives through the end of the reinvestment period will depend on a number of variables that cannot be predicted with accuracy in advance.

As set forth above under “Principal Investment Objectives,” it will be the Fund’s objective to reinvest in additional portfolio assets any revenues remaining after payment of certain minimum distributions during the reinvestment period. The Fund will not acquire portfolio assets after the Reinvestment Period, ending six years after the offering is completed, except if necessary to satisfy obligations entered into prior to the end of the reinvestment period or to maintain or improve portfolio assets already owned at that time.

Other than as set forth in any supplement to this Prospectus, the Fund has not invested in or committed to purchase any equipment, and, as a result, there can be no assurance as to when the proceeds from the offering will be fully invested. Furthermore, prospective investors may not have an opportunity prior to investing to evaluate all of the equipment to be acquired.

Before completing any acquisition of a single item of equipment that has a contract purchase price more than $3,000,000, the Fund will obtain a future value appraisal for the equipment from a qualified independent third party appraiser. The Manager may also, in its discretion, obtain appraisals for certain smaller acquisitions if it deems an appraisal to be appropriate because of the type of equipment, the size of a transaction or otherwise. It should be noted, however, that appraisals represent only the appraiser’s opinion of the value of the equipment, and do not necessarily represent the actual amount the Fund might receive on sale of the equipment.

The Manager may purchase equipment in its own name, the name of a related entity or the name of a nominee, a trust, or other special purpose entity, or otherwise and hold title to the equipment temporarily (generally not more than six months) for any purpose related to the business of the Fund, provided, however that:

—	the transaction is in the best interest of the Fund;
—	the equipment is purchased by the Fund for a purchase price no greater than the cost to the Manager or Affiliate (including any out-of-pocket carrying costs), except for compensation permitted by the Operating Agreement;
—	there is no difference in interest terms of the loans secured by the equipment at the time acquired by the Manager or Affiliate and the time acquired by the Fund;
—	there is no benefit arising out of such transaction to the Manager or its Affiliate apart from the compensation otherwise permitted by the Operating Agreement; and
—	all income generated by, and all expenses associated with, equipment so acquired shall be treated as belonging to the Fund.

Any net offering proceeds received by the Fund during the first twelve months of the offering that have not been committed to investment in equipment by a date eighteen months after the beginning of the offering, and any net offering proceeds received during a second year of the offering that have not been committed to investment by a date six months after the end of the offering (except for amounts used to pay operating expenses or required as capital reserves) will be promptly returned pro rata by the Fund to investors. In addition, in order to refund to investors the amount of Front End Fees attributable to any returned capital, the Manager has agreed to contribute to the Fund, and the Fund shall distribute to investors pro rata, the amount by which (x) the amount of unused capital so distributed, divided by (y) the percentage of Gross Proceeds remaining after payment of all Front End Fees, exceeds the unused capital so distributed. The Fund’s capital will be available for general use during the offering period and may be expended in operating equipment that has been acquired. Offering proceeds will not be segregated or held separate from other capital of the Fund pending investment, and no interest will be payable to investors if uninvested offering proceeds are returned to them. Offering proceeds will be deemed to have been committed to investment and will not be returned to the Holders to the extent written agreements in principle or letters of understanding were executed at any time prior to the end of these periods, regardless of whether the investment is eventually consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any equipment, regardless of whether any such payments are ever made.

Types of Equipment

The Fund intends to acquire, lease and otherwise finance a diversified portfolio of equipment transactions. The Fund intends to invest primarily in what it deems to be relatively low technology, low obsolescence types of equipment. These types of equipment would include a variety of items that are not dependent on high technology design or applications for their usefulness to lessees, and are expected to be less subject to rapid obsolescence than types that are so dependent.

Equipment acquisition will be subject to the Manager or its agents obtaining information and reports, and undertaking inspections and surveys the Manager deems appropriate to determine the probable economic life, reliability and productivity of the equipment, its competitive position with respect to other equipment and its suitability and desirability as compared with other equipment. Purchases of new equipment for lease will typically be made directly from a manufacturer or its authorized dealers, either under a purchase agreement for large quantities of such equipment, through lease brokers, or on an ad hoc basis to meet the needs of a particular lessee. There can be no assurance that favorable purchase agreements can be negotiated with equipment manufacturers or their authorized dealers or lease brokers. In addition, the Fund may enter into sale/leaseback transactions in which the Fund will purchase equipment from companies that will then simultaneously lease the equipment from the Fund. In some cases, the Fund may purchase equipment jointly with other Affiliates or with unaffiliated third parties, and hold title directly or through special purpose entities, in which case the Fund would co-own the special purpose entity with such other Affiliates or unaffiliated third parties. See “Joint Venture Investments” under this caption below.

The following is a more detailed description of the various types of equipment that the Fund may purchase and lease. The types of equipment are listed in alphabetical order, and the discussion is not intended to imply any order of emphasis in the Fund’s acquisition policies. The final mix of equipment types in the Fund’s portfolio will depend on the factors discussed above under “General Policies.”

Aircraft.  The Fund may invest in cargo and freight aircraft, corporate aircraft and aircraft used for medical evacuation and rescue purposes. Cargo and freight aircraft are used by commercial freight carriers and national and international mail and package delivery services exclusively for the hauling of cargo. Corporate aircraft, including both helicopters and fixed-wing aircraft, are used by many businesses to move employees from city to city or to locations without scheduled air service and for the express delivery of personnel, components and products at various manufacturing and service facilities. The Fund will not invest in commercial passenger aircraft. Commercial passenger aircraft consist of aircraft used in the day to day operation of scheduled passenger air carriers.

All domestic corporate and commercial aircraft are registered with the Federal Aviation Administration (“FAA”). Under Subtitle VII — Aviation Programs, of Title 49, United States Code (the “Act”), it is unlawful to operate an unregistered aircraft in the United States. In order to be eligible for registration, the rules and regulations of the FAA provide, in effect, that aircraft is eligible for registration only if it is owned by a United States Citizen. A literal reading of the Act could lead to the conclusion that aircraft in which the Fund has an interest are not eligible for registration because the term United States Citizen is defined in the Act to include a partnership in which each member is an “individual” who is a citizen of the United States or one of its possessions, and the Fund has a corporate Manager. The FAA has indicated informally that it will permit registration of an aircraft under the Act and the regulations thereunder in the name of a trustee of a trust in which a partnership is the sole beneficiary if the partnership’s partners are United States Citizens (whether or not they are all individuals). However, such representations are not binding on the FAA; therefore, the possibility exists that the FAA would challenge such a registration. In addition, a registration may be challenged and rendered invalid if a Member is not, contrary to his representation to the Fund, a United States Citizen or if a Member ceases to be a United States Citizen. Any challenge, if successful, could result in an inability to operate the aircraft, substantial penalties, the premature sale of the aircraft, the loss of the benefits of the central recording system under federal law thereby leaving the aircraft exposed to liens or other interests not of record with the FAA, and a breach by the Fund of lease agreements entered into in connection with the aircraft.

Based on the advice of counsel and ongoing established industry practice, the manager has determined that, for purposes of aircraft and for the types of investments contemplated by the Fund, the Fund may qualify as a “U.S. Citizen” if not more than 25% of the Units are owned by persons other than U.S. Citizens as defined under applicable federal statutes (14 CFR §47.1 et. seq.). The Fund would invest in aircraft through a trust structure as described in the foregoing paragraph, which is the established industry method used for ownership by partnership type entities, and would obtain appropriate opinions of counsel concerning registration at the time it consummated such an investment. In order to assure ongoing compliance with the citizenship limitation, the Fund will limit ownership by other than U.S. Citizens to 20% of the Units outstanding at any time, and has included in the Subscription Agreement and Operating Agreement provisions that will permit it to monitor and adjust Unit ownership to assure such compliance.

It is anticipated that any aircraft lease will provide, as a condition precedent to the transaction, that application for registration shall have been duly made and that the prospective lessee will have temporary or permanent authority to operate the aircraft. If such authority were not obtainable because of failure of registration, the lease would typically provide that the lessor would be entitled to void the transaction and the lease would not take effect.

Construction Equipment.  Construction equipment includes bulldozers, haulers, cranes, graders, backhoes, front-end loaders, scrapers and asphalt and cement spreaders used in a wide variety of applications including building construction and road, bridge and other civil engineering construction projects.

General Purpose Plant/Off|fice Equipment.  Plant/office equipment includes racking, shelving, storage bins, portable steel storage sheds, furniture, fixtures, tables, counters, desks, chairs, cabinets and numerous other items generally used in manufacturing plants, storage and distribution facilities and offices.

Graphic Processing Equipment.  Graphic processing equipment includes print setters, printing presses, automatic drafting machines and all equipment that is used for the visual display of designs, drawings and printed matter. Printing presses come in a variety of sizes depending on the applications for which they are used. Some printing presses are of a single color, whereas others can apply up to eight colors. Phototype setters are used for the setting of type for publications such as newspapers and magazines. Computerized type-setters have become common in recent years, as they simplify type-setting, correction of mistakes and lay-out of printed pages. Automatic drafting machines are computer controlled visual displays of drawings, which enable designers to make changes in engineering drawings without the time required to make a completely new drawing by hand.

Machine Tools and Manufacturing Equipment.  Machine tools and manufacturing equipment include a wide variety of metalworking machinery, such as lathes, drilling presses, turning mills, grinders, metal bending equipment, metal slitting equipment and other metal forming equipment used in the production of a variety of machinery and equipment. Some form of machine tool is used in virtually every production process of a metal product or component. While some machine tools and metalworking equipment are built for a particular end product, the majority of machine tools can be used in a variety of applications. Manufacturing equipment can also include some high technology equipment.

Maritime Equipment.  Maritime equipment is widely used in the shipping industry as the most cost-effective way of transporting large quantities of commodities. Marine vessels include tankers, which are designed to carry liquid commodities, and dry bulk carriers, which are designed to carry homogenous commodities. In addition, certain vessels have been designed as combination carriers that have the capacity to carry both liquid and dry cargoes. Such equipment also includes supply vessels, tug boats, hopper barges, tank barges and intermodal containers.

Marine vessels may be registered in countries other than the United States and may operate in international and foreign seas and waterways. Certain types of marine vessels must be registered prior to operation in the waterways of the United States. Marine vessel registration can be challenged and rendered invalid under circumstances similar to those discussed with regard to aircraft above. Any successful challenge with respect to a marine vessel may result in substantial penalties, including the forced sale of the vessel, the potential for uninsured casualties, and a breach by the Fund of the lease or financing agreements related to the vessel.

In addition, certain U.S. federal statutes and regulations provide for the forfeiture to the U.S. Government of transportation equipment, including marine vessels, found to be used in the transportation of illegal drugs and other contraband. Upon the acquisition of vessels, the Manager will seek to cause the vessel owner to enter into the Sea Carrier Initiative Agreement with the U.S. Customs Service, whereby the vessel owner agrees to take affirmative steps to deter illegal access to and use of such vessels by those engaged in trafficking of items deemed to be illegal contraband, including illegal drugs. The law provides for an exception with respect to the owners of vessels, whereby the illegal activity has occurred without the owner’s knowledge, consent or willful blindness. However, there can be no assurance that if a marine vessel owned by the Fund and leased to a third party was found to be engaged in such illegal activities, that it would not be seized or detained by the U.S. Government. In that event, the Fund’s insurance coverage may mitigate its loss of income or pecuniary damages.

Materials Handling Equipment.  Materials handling equipment includes many varieties of fork and other types of lift trucks and carriers. They are either diesel powered, battery-powered or propane gas-powered, and are used in warehouses, plant facilities and factories for the movement of products and materials from one work station to another or from a warehouse to a truck for shipment, or for the storing of products and materials. The equipment comes in a variety of styles, depending on the design of the items to be moved and the design of the shipping or warehouse facility. However, this type of equipment is generally of standard design and can be used by a variety of industries.

Medical Equipment.  Medical equipment includes a wide variety of testing and diagnostic equipment including radiology and imaging equipment such as x-ray equipment, CAT and MRI scanners (i.e., body and head scanners) and other equipment to be used in the radiology departments of hospitals and clinics.

Mining Equipment.  The Fund may also acquire various types of mining equipment, including, but not limited to, long-wall miners or shearers, draglines, shovels, haul trucks, conveyors, and related equipment.

Oil and Gas Equipment.  This category includes oil and gas field equipment, oil services equipment, drilling and well equipment, petrochemical plants, natural gas plants, booster stations, production equipment, refineries, off-shore and on-shore oil and gas production equipment, pipeline equipment and exploration and production equipment. Equipment includes diesel generator sets, drilling rigs, rotating and static equipment, industrial steam turbines and gas turbines, turbo and radial expanders, centrifugal compressors, generators and oil brakes, reactors and steam condensers for refineries, tubular reactors, large high-pressure heat exchangers, skid-mounted packages for fiscal metering and gas treatment systems.

Plant and Production Facilities.  Plant and production facilities are used for manufacturing, such as, air separation plants, production lines, bottling lines and storage tanks. Large facility lease financing is likely to include an interest in the underlying real property where the equipment is located, and, in certain cases, the cash flows generated from the project and the value of the equipment will become a significant factor in the credit analysis and investment decision by the Fund.

Power Generation and other Energy Industry Equipment.  This category includes cogeneration power production plants, natural gas plants, gas compression stations, power plants, petrochemical plants, refineries and peak power and baseline power generation plants. It also includes transmission lines, other power generation facilities, compression and pumping equipment and other processing and treatment equipment, as well as energy management systems. Equipment is used by commercial, industrial and institutional customers within various industries including the oil and gas industry, clean coal producers as well as most electric utilities. The equipment includes cogeneration heat recovery systems, steam and gas turbine generators, boilers, cooling towers, and combustion turbine generators. Power generation equipment also includes renewable wind energy generation facilities as well as hydroelectric power generating equipment.

Railroad Rolling Stock.  Railroad rolling stock includes gondolas, tank cars, boxcars, hopper cars, refrigerated (“reefer”) cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their tracks. Flatcars and boxcars have a variety of designs, some of which are general purpose and some of which are special purpose. Special purpose flatcars and boxcars are used for the shipment of specific products whereas a general purpose car can be used for the shipment of a wide variety of products. Many electric utilities lease hopper cars for the shipment of coal from the mine to the generating plant. Tank cars are used to transport liquids. Locomotives are the engines, generally diesel powered, that drive trains of railcars from one location to another. Locomotives come in a variety of designs, which vary in the amount of horsepower produced.

Over the Road Tractors, Trailers and Trucks.  Tractors, trailers and trucks are used for the shipment of various products and goods from one location to another on public roadways. Tractor-trailer rigs are often used for longer shipments and delivery of larger pieces; whereas heavy-duty trucks are generally used for the more local delivery of large products. A “tractor” refers to the power unit of a tractor-trailer combination. The tractor cab is generally manufactured by one company and the engine and drive train by another. The engine may use gasoline or diesel fuel. Trailers are the container portion of a tractor-trailer rig and come in a variety of sizes and designs depending on the product to be shipped. Trailers may be designed for intermodal use so they can either be pulled by tractors or transported on railroad flatcars. Trailers may be up to 45 feet long in most states and most commonly have a set of twin axles (eight wheels) to carry the load. A trailer may be enclosed on a flatbed for the shipment of large or oversized products, and may be refrigerated for the shipment of perishable products. The Fund intends to invest in trailers that can be used for the shipment of a wide variety of goods and are not limited to specific applications. Heavy-duty trucks are large trucks in which the engine and load carrying components are mounted on a single frame. The trucks can be used for the local delivery of large products or for the hauling of construction materials.

Miscellaneous Equipment.  The Fund may also acquire various other types of equipment, including, but not limited to electronic test equipment; office automation equipment; furniture and fixtures; automobiles; dairy production equipment; video projection and production equipment; store fixtures; display cases and freezers; computer related high technology equipment such as small computer systems, computer peripheral equipment, mainframe and server computers, and computer aided engineering, design and manufacturing equipment; various equipment used in medical laboratories, hospitals and clinics; photocopying and document duplication, reproduction and printing equipment; research and experimentation equipment used in businesses and laboratories engaged in ongoing research and development activities; and telecommunications equipment such as telephone, radio, television communications and broadcasting equipment, satellite communications equipment and related peripheral communications, connection, switching, transmission, control and support equipment.

Incidental Property Acquisitions.  Incidental to an acquisition of equipment, the Fund may acquire certain rights (including, by way of example, puts, calls, options or warrants), interests in real property, mineral rights or other tangible or intangible property or financial instruments. The Fund may acquire ownership of an item of equipment by acquiring the beneficial interests of a trust or the equity interest in a special purpose entity formed for the purpose of holding title to leased equipment, which special purpose entity could be in the form of a limited partnership, limited liability company, or corporation. Nothing in the Operating Agreement prohibits the Fund from acquiring any such incidental property rights or indirect ownership interest, provided the acquisition does not otherwise violate or circumvent any provision of the Operating Agreement.

Description of Lessees and Borrowers

As of the date of the final commitment of its proceeds from the sale of Units, at least 75% of the Fund’s investment portfolio (by cost), will consist of equipment leased to lessees that the Manager deems to be High Quality Corporate Credits and/or leases guaranteed by such High Quality Corporate Credits. “High Quality Corporate Credits” means, for purposes of this investment policy, lessees or guarantors who:

—	have a credit rating by Moody’s Investors Service, Inc. of “Baa3” or better, or the credit equivalent as determined by the Manager; or
—	are public or private corporations with substantial revenues and histories of profitable operations, including well established hospitals with histories of profitability or municipalities.

The Manager may determine that the credit equivalent of a Moody’s Baa3 rating applies to those lessees or guarantors that are not rated by Moody’s, but which:

—	have comparable credit ratings as determined by other nationally recognized credit rating services;
—	although not rated by nationally recognized credit rating services, are believed by the Manager to have comparable creditworthiness; or
—	in the Manager’s opinion, as a result of guarantees provided, collateral given, deposits made or other security interests granted, have provided such safeguards of the Fund’s interest in the investment that the risk is equivalent to that involved in a transaction with a company with a credit rating of Baa3.

The remaining 25% of the initial investment portfolio may include equipment lease transactions and other debt or equity financing for companies which, although deemed creditworthy by the Manager, would not satisfy the specific credit criteria for the portfolio described above. Included in this balance of the portfolio may be growth capital investments, which are described below under “Growth Capital Financing.” No more than 25% of the initial portfolio, by cost, will consist of these growth capital financing investments.

In arranging equipment and other financing transactions on behalf of corporate investors and securing institutional financing for such transactions, the Manager and its Affiliates have been required to analyze and evaluate the creditworthiness of potential lessees and borrowers. However, neither the Manager nor any of its Affiliates is in the business of regularly providing credit rating analyses as an independent activity. In order to analyze whether a prospective lessee’s credit risk is comparable or equivalent to a Moody’s Baa3 rating, the Manager will attempt to apply the standards applicable to securities qualifying for the Baa3 rating. Such securities are generally deemed to be of “investment grade,” neither highly protected nor poorly secured, with earnings and asset protection which appear adequate at present, but which may be questionable over any great length of time. Notwithstanding the Manager’s best efforts to assure the lessees’ creditworthiness, there can be no assurance that lease defaults will not occur.

It is not anticipated that the Fund’s lessees, borrowers or assets will be located primarily in any given geographic area. The Manager will use its best efforts to diversify investments by geography and industry, and will apply the following policies:

—	The Manager will seek to limit the amount invested in equipment leased to any single lessee to not more than 20% of the aggregate purchase price of investments as of the final commitment of net offering proceeds; and
—	In no event will the Fund’s equity investment in equipment leased to a single lessee exceed an amount equal to 20% of the maximum capital from the sale of Units (or $30,000,000).

In equipment leasing transactions, the Fund will only purchase or finance equipment for which a lessee exists or for which a lease will be entered into at the time of purchase.

Foreign Equipment Leases

There is no limit on the amount of equipment that may be leased to foreign subsidiaries of United States corporations, to foreign lessees or that may otherwise be permitted to be used predominantly outside the United States. However, the Manager will seek to limit the aggregate amount of the Fund’s equity invested in all equipment leased to foreign lessees or that is otherwise to be used primarily outside the United States to not more than 20% of the total equipment portfolio by cost. For the purposes of this description of the Fund’s policies, any lessee under a lease guaranteed by a United States corporation will not be deemed a “foreign lessee” and the lease will not be deemed a “foreign lease.” The Manager does not have any specific objective with regard to the amount of equipment to be subject to foreign leases, but intends to pursue desirable foreign leasing opportunities for the Fund to the extent consistent with the Fund’s overall investment objectives and the guidelines described in this discussion.

Of the total purchase price of equipment leased to foreign lessees as of the final commitment of net offering proceeds, the Manager will require that a minimum of 75% must represent equipment leased to lessees which have a credit risk equivalent to a credit rating by Moody’s Investors Service, Inc. of “Baa3” (within Moody’s investment grade category) or better, as determined by a credit rating agency which is generally recognized in the financial services industry or, if no such credit rating is available, as determined by the Manager. Any leases to foreign lessees that do not meet the foregoing credit standard will involve lessees that have assets located in the United States with a value equal to or greater than the original purchase cost of the equipment subject to the lease.

Furthermore, in order to attempt to mitigate certain risks relating to foreign leases, the Fund will attempt to negotiate lease provisions, which require:

—	payment in U.S. currency;
—	reimbursement for any foreign taxes billed to the Fund; and
—	insurance covering the risk of confiscation.

There can be no assurance, however, that the Fund will be successful in negotiating such provisions.

Description of Equipment Leases

Generally, in a lease involving new equipment, the lessee will express an interest in lease financing for equipment and the Manager will attempt to create a lease package for the prospective lessee. In formulating the lease package, the Manager will consider the following factors, among others:

—	the type of equipment;
—	the anticipated residual value of the equipment;
—	the business of the lessee;
—	the lessee’s credit rating;
—	the cost of alternative financing services; and
—	competitive pricing and other market factors.

The initial lease terms will vary as to the type of equipment, but will generally be for 36 months to 84 months. The Fund may lease some equipment to federal, state or local governments, or agencies thereof. Many of such leases will be subject to renewal each year, because many governmental lessees must obtain appropriations for funds for their leases on an annual basis. In addition, the Fund may, under appropriate circumstances, engage in other short-term or “per diem” leases when the Manager deems it in the best interest of the Fund and consistent with its overall objectives.

The equipment will be leased to third parties primarily pursuant to leases with scheduled rents that will return less than the purchase price of the equipment during the initial term of the lease. These include leases where rental payments are based upon equipment usage. Lease rentals during comparable terms are ordinarily higher under leases that provide rents that are less than the full purchase price than those that return the full purchase price to the lessor. As a result, the Manager believes that well-structured leases of this type will help the Fund satisfy its investment objectives.

The Fund will seek initial lease terms during which a lessee may not cancel the lease or avoid the lease obligation. However, where the Manager deems it to be in the Fund’s best interest, because of favorable lease terms, anticipated high demand for particular items of equipment or otherwise, it may permit an appropriate cancellation clause.

The Manager believes that the Fund will be able to lease or sell its equipment profitably after the initial lease terms although no assurances can be given that it will. Many of the Fund’s initial lessees may be expected to renew their leases or purchase the equipment they are leasing and using in their business. Because of potential replacement costs on the open market, and the costs avoided by continuing to use the equipment they already have under lease, a lessee may generally be expected to pay substantially greater than the wholesale value of the equipment on a re-lease or purchase of the equipment under lease. The Fund’s ability to renew or extend the terms of its leases or to re-lease or sell the equipment on expiration of the initial lease terms is dependent on many factors, including possible economic or technological obsolescence of the equipment, competitive practices and conditions and generally prevailing economic conditions.

The lease contract provides additional security to the Fund and its investors because the lessee is obligated to make lease payments before paying dividends to its shareholders or making payments to its unsecured bond holders. Furthermore, the lease may be considered “bankruptcy remote” as to the creditors of the lessee, because the lessee does not own the equipment. The lessor is the owner and retains title to the equipment throughout the term of the lease and until the lessor sells or otherwise disposes of the equipment. While all investments involve some level of risk, the Fund’s ownership of leased equipment provides collateral for the lessee payment obligations, while most corporate debt is a general obligation of the issuer.

Bankruptcy is generally considered the “acid test” of the strength and security of commercial transactions, and under the U.S. Bankruptcy Code, a lessor has a number of advantages over other forms of financing, including secured equipment financing. Section 365 of the Bankruptcy Code (1) compels the lessee to assume or reject a lease, and/or timely cure and perform all obligations under the lease, within 60 days of the bankruptcy filing and (2) if the lease obligation is assumed, the lessee must compensate the lessor for damages, or provide “adequate assurances” of payment and of future performance. The “adequate assurance” is provided in the form of an administrative claim in bankruptcy, which is referred to as a “super-priority” claim as it is paid among the first before all other priority claims. The contract rate for rent under the lease should continue to govern under the Bankruptcy Code. If the lease is rejected, the lessee must promptly return the leased equipment to the lessor, and the lessor retains an unsecured claim for any damages, such as unpaid pre-petition rent or other sums, or for deferred maintenance of the equipment.

A secured lender, on the other hand, has none of the benefits of these lessor protections under the Bankruptcy Code. First, a security agreement does not need to be assumed or rejected as required with leases under the Bankruptcy Code. Even if the security interest is perfected, the secured creditor runs the risk that the value of the equipment is insufficient to secure the debt, which could be cause for avoidance of pre-petition payments by the debtor. Furthermore, if the debtor would like to retain the secured equipment, the debtor need not cure past defaults or provide adequate assurances, as would a lessee under the Bankruptcy Code. The debtor can retain the financed equipment by providing merely “adequate protection” of the value of the collateral, which may include an agreement to pay the secured creditor over time the present value of the collateral. This is true even if the value of the equipment is less than the outstanding debt, resulting in the debtor never having to pay more than the then current depreciated value of the collateral. In addition, even if a secured lender’s debt is fully secured by collateral value, the debtor may “cram down” the secured lender and confirm a bankruptcy plan with an interest rate and payment terms which may be less favorable to the lender than the original contract.

Another aspect of a lease which provides security is the fact that ATEL leases are non-cancellable contracts that obligate the lessee to remit a fixed payment every month for a specified term. Further security is provided because most Fund leases are expected to be considered “triple net” from the standpoint that the lessee (rather than the lessor) is required to (1) repair and maintain the equipment, (2) carry property and liability insurance and (3) pay sales and property taxes.

In addition to “triple net leases,” the Fund may enter into some “full service operating leases.” Full service operating leases are typically rail or intermodal container leases, where the lessor, not the lessee, is responsible for some, or perhaps all of the maintenance, insurance, and tax obligations. Generally such leases have higher rent obligations due to the lessor by the lessee. In such cases, the Manager may engage and supervise a third party equipment manager to manage the full service leases as part of a managed program, or, alternatively, the Manager may manage the leases directly.

Most of the Fund’s lease agreements will require the lessees to maintain:

—	casualty insurance in an amount equal to the greater of the full value of the equipment or a specified amount set forth in the lease, and
—	liability insurance naming the Fund as an additional insured with a minimum limit of $1,000,000 in coverage.

In certain circumstances, however, the Fund may permit a lessee who can demonstrate adequate financial resources, to “self-insure” by providing indemnities, guarantees and other contractual commitments that will protect the Fund against exposure to casualty and/or liability losses.

The Fund may enter into remarketing agreements with manufacturers of equipment on terms that are customary in the industry. A remarketing agreement is an agreement whereby the manufacturer agrees with the lessor to assist the lessor in finding a new lessee at the termination of the original lease. The Manager will determine, in its sole discretion, whether to enter into such agreements and with which manufacturers to do so. Most remarketing agreements call for the manufacturer to find a second user only on a “best efforts” basis. Thus, a remarketing agreement does not assure the lessor that the equipment can or will be re-leased at the end of the initial lease term. The monthly rental payments under a new lease or the sale price of such equipment would be subject to the final approval of the Manager. Under a remarketing agreement, the manufacturer would participate with the Fund in revenues on an incentive basis. The manufacturer would typically receive a percentage of the revenue derived by the Fund from the equipment under the agreement, which would increase after the Fund received a specified return on its investment.

Equipment Leasing Industry and Competition

Leasing has become one of the major methods by which American businesses finance their capital equipment needs. Businesses, both large and small, often lease rather than buy equipment in order to deploy capital and manage cash flows efficiently. Investment in plant and equipment impacts every sector of the economy, including the manufacturing, energy, transportation, services, agriculture, healthcare and government sectors. Equipment finance companies also finance the export of U.S. manufactured products abroad.

Both large and small businesses often lease rather than buy equipment in order to deploy capital effectively and to match revenues and expenses; thus enabling them to manage cash flows efficiently. Leasing provides businesses with the ability to preserve capital while keeping their lines of credit available for operating requirements.

The volume of equipment lease financing usually reflects general economic conditions, and as the economy slows or builds momentum, the demand for productive equipment generally slows or builds, and equipment lease financing volume generally decreases or increases. In addition to fluctuations in demand for equipment, investment returns from equipment leasing may be affected by prevailing interest rates, as alternative financing structures and costs affect lease pricing. The U.S. economy has recently experienced a period of relatively low interest rates. While low interest rates may initially enhance the value of existing long term lease investments with higher locked in lease rates, lower interest rates will potentially reduce the lease rates available on new lease financing transactions.

Although ATEL anticipates growth in the economy and in demand for equipment in the future, many uncertainties may affect the equipment financing industry. These uncertainties range from the effects of international conflict, to the effects of changes in applicable laws and regulations. See the discussion under the “Risk Factors” above. ATEL is unable to predict what, if any, effect these and other developments will have on the economy in general and on capital investment in equipment by U.S. business and lease financing in particular.

In obtaining lessees, the Fund will compete with manufacturers of equipment that provide leasing programs and with established leasing companies, banks and bank leasing subsidiaries, and equipment brokers. Manufacturers of equipment may offer certain incentives including maintenance services and trade-in or replacement privileges that the Fund cannot offer. The Fund may also be competing with manufacturers and others who offer leases that provide for longer terms and lower rates than leases that the Fund will offer. There are numerous other potential entities, including entities organized and managed similarly to the Fund, seeking to purchase equipment subject to leases. Major national and international leasing companies, banks and bank leasing subsidiaries are much larger than the Fund and the Manager, with lower costs of capital, and greater financial and personnel resources, and may therefore be able to offer lessees a broader range of lease and financing options on better terms than the Fund. The Fund, on the other hand, may be able to react more quickly and flexibly to lessee needs than larger leasing organizations.

Growth Capital Financing

As discussed above, at least 75% of the Fund’s investment portfolio, by cost, as of the final commitment of offering proceeds, will consist of equipment leased to High Quality Corporate Credits. In the rest of its portfolio, the Fund may finance equipment for a variety of public and non-public companies that may not meet the High Quality Corporate Credit criteria. Included in this portion of its portfolio will be investments providing financing to young, growing, privately held companies, primarily in the form of secured loans used to acquire equipment. Privately held companies have not yet “gone public” by publicly selling their equity securities. These investments involving privately held companies are referred to below in this discussion as “growth capital financing” investments or transactions.

In its growth capital financing transactions, the Fund will seek to obtain terms from its non-public borrowers that may include, as additional consideration to the Fund, the granting of warrants, options or other rights to purchase equity securities of the lessee or borrower, or the opportunity to purchase such equity securities outright (such rights to purchase equity interests and direct equity investments are referred to in this Prospectus as the “equity interests”). Growing young companies often have more difficulty obtaining financing for equipment essential to the development and growth of their business, and, as a result, may offer lenders and lessors substantial cash deposits, equity participation or other extraordinary consideration to obtain financing for the equipment. The Fund intends to focus up to 25% of its initial portfolio in this market to achieve investment returns from both its direct loan revenues and gains it may realize from the equity interests.

The Manager will look to provide growth capital financing for those companies that show solid potential for consistent profitability within a specific time period, or that have obtained or are expected to attract sufficient equity venture capital to finance their operations through the stage of their expected profitability. The Manager will seek to identify companies that are at an early enough stage in their capitalization to require these types of financing solutions, but which demonstrate the potential to both satisfy their payment obligations and provide attractive equity participation to the Fund. The Manager may also seek to identify more mature, privately-held companies that seek creative financing solutions involving the granting of equity interests to the Fund. The Fund would expect these transactions to involve as collateral more high technology, low residual value equipment than the leases in the primary portion of its portfolio. As noted above, the Fund’s equipment portfolio will consist primarily of low obsolescence equipment that will be expected to retain significant residual value upon expiration of the initial leases. In contrast, the portion of the Fund’s portfolio invested in growth capital financing transactions is expected to be relatively high-technology equipment, and to return invested capital and a targeted return on investment through a more accelerated schedule of regular cash payments due during the initial term of the financing transaction.

The Fund will provide growth capital financing primarily pursuant to secured loans with fixed periodic installment obligations for payment of interest and amortization of principal. Growth capital financing investments may also be made in the form of finance leases which are structured as leases, but which are treated as installment loans for tax purposes, as well as through true net leases requiring fixed periodic lease payment installments. The Fund will also provide certain borrowers with working capital financing secured by liens on all or part of the borrowers’ assets. In a true lease transaction, the Fund as lessor would be considered the owner of the equipment for tax purposes, and is therefore entitled to cost recovery deductions allocable to the equipment. A “lease intended for security” or finance lease may be nominally structured as a lease, but is analogous to an installment sale contract or loan agreement, and is treated as a loan for tax purposes, with the “lessor” as lender and the “lessee” as the borrower. In a secured loan agreement, the Fund would be the lender and the borrower would be deemed the owner for tax purposes of any equipment financed or other collateral and would retain, as part of the economic structure of the transaction, all of the rights to cost recovery deductions and other tax aspects of ownership.

Fund growth capital financing investments will typically provide for regular scheduled payments by the borrower or lessee over the term of the loan or lease in aggregate amounts in excess of the purchase price paid by a Fund for the equipment or the principal amount of the loan. The Funds will nevertheless be subject to the risk that the borrower or lessee may not fully perform its obligations. The Manager will attempt to structure these transactions so that the payments of principal and interest, together with any equity interests involved, will return the Fund’s investment and provide a desirable rate of return on investment in view of the associated financing risks. In addition to financing equipment, the Fund’s secured loan transactions may also provide working capital to a borrower.

In secured loans and finance leases, the Fund will have a security interest in any equipment financed in the transaction. Collateral for the Fund’s secured loan transactions may also include the borrower’s accounts receivable, equipment, inventory or other tangible or intangible assets. The Fund’s security interest may be a senior lien on the financed assets, providing the Fund with the right, on any default under the financing arrangement, to foreclose on the assets that are collateral, and to take possession and or sell the assets in order to satisfy the borrower’s obligation. The Fund may also provide financing as a junior or subordinate lender under appropriate circumstances, often with an inter-creditor agreement with the senior creditors establishing the relative enforcement rights, remedies, and priorities to the debtor or borrower’s collateral in the event of a default by such entity under any of its debt obligations to the creditors. In such cases, the Fund’s right to enforce its obligations against the collateral may be subject to the priority of any senior lender’s rights, or may exclude an identified pool of assets financed by the Fund, with a sharing in the remaining assets of the debtor on a pro-rata basis. To secure working capital loans, the Fund will generally seek a blanket lien on all of a borrower’s assets, or all assets except certain excluded assets. Borrowers may need to exclude intellectual property rights as collateral in order to comply with the terms of other outstanding or future financing obligations.

The Fund will generally acquire equity interests in conjunction with the Fund’s growth capital financing transactions, including financing provided to the issuer of the equity interests or to a parent, subsidiary or affiliate of the issuer. In many cases, the Fund expects to acquire equity interests, such as warrants and options to purchase securities, in consideration of its financing and without any other cash investment by the Fund at the time it acquires such rights. In such cases, cash investment by the Fund would be made upon exercise of the rights, and the Fund expects to use operating cash flow to fund such exercises. In other cases, the Fund may obtain the right to make a direct cash investment in such securities at the time the financing is provided, for which the Fund would use proceeds from the offering of Units. In some cases, the Fund may have an opportunity to make a growth capital financing investment by acquiring equity interests of a company independent of a financing transaction. The objective of the acquisition of these equity interests is to benefit from the appreciation of the growth capital customer’s equity capital as its business grows and matures. At some time in the future, typically at the time of, or soon after, the growth capital customer’s equity securities become publicly registered or traded, such as may occur upon its initial public offering, merger or reorganization, the Fund would exercise its rights represented by the equity interests, acquire the growth capital customer’s publicly-traded securities and seek to dispose of the securities at a profit. The equity interests may also mature upon the negotiated sale of the growth capital customer through the sale of all of the growth capital customer’s equity securities or a sale of all its assets and liquidation of the proceeds to the equity holders. The Manager will determine when and whether to exercise rights to convert or acquire securities subject to the equity interests. To exercise warrant or option rights the Fund will generally pay an exercise price, which may be financed out of the disposition proceeds to be realized upon an immediate resale of the purchased securities. There can be no assurance that the issuers of the equity interests will achieve capital growth and that the equity interests will generate any profit, or that such growth and profits will be achieved during the Fund’s anticipated holding period.

In order to assure that the Fund will not be deemed an “investment company” under the Investment Company Act of 1940, the Manager will not permit the aggregate value of the equity interests, secured loans and any other assets held by the Fund and deemed investment securities under such Act to exceed 40% of the value of the Fund’s total assets. The Fund’s primary portfolio of equipment subject to true leases will be commercial lease financing transactions and will not constitute investment securities.

Portfolio Diversification

As discussed above, the Fund’s objective will be to acquire a diversified portfolio of investments. At least 75% of the Fund’s investment portfolio (by cost) upon the full commitment of offering proceeds will consist of equipment leased to High Quality Corporate Credits, regardless of the amount of capital ultimately raised by the Fund. The Fund will seek to acquire a portfolio of such investments that is diversified by types of equipment, lessees, industries and geographic location. The ability to attain such diversification may be affected by the amount of capital raised, in that the portfolio may be more widely diversified if the Fund raises at or near the maximum offering amount, while diversification would be more limited if the Fund raises only the minimum offering amount.

In order to further diversify its investment portfolio, the Fund may acquire growth capital financing investments. Not more than 25% of the Fund’s investment portfolio (by cost) upon the full commitment of offering proceeds will consist of growth capital investments. There is no maximum amount of the net proceeds that may be used to acquire equipment leased to High Quality Corporate Credits.

Set forth below is a table illustrating the foregoing portfolio objectives and limitations.

PORTFOLIO OBJECTIVES AND LIMITATIONS

*	Growth capital investments may not exceed 25% of the cost of the total investment portfolio

Prior Program Diversification

Equipment lessees and manufacturers depicted and identified herein are from prior ATEL Funds. Although representative of the types of equipment, lessees and manufacturers intended to be acquired by the Fund, investors in the Fund will not acquire an interest in any of the equipment or transactions described herein.

The prior public equipment leasing programs sponsored by the Manager and its Affiliates have had equipment portfolio objectives substantially identical to those of the Fund. The first chart set forth below represents the actual equipment portfolio diversification by equipment type for all prior ATEL public programs as of December 31, 2014; the second chart set forth below represents the actual equipment portfolio diversification by lessee industry for all prior ATEL public programs as of December 31, 2014; and the third chart set forth below represents the actual portfolio diversification by the lessees’ geographic location for all prior ATEL public programs as of December 31, 2014. Diversification of the Fund’s portfolio will depend on a number of variables, including the amount of capital raised and market conditions, which cannot be predicted in advance. Although there can be no assurance that the Fund will achieve diversification similar to that of the prior programs, achieving such diversification will be one of the primary investment objectives and policies of the Fund.

DIVERSIFICATION BY EQUIPMENT AS OF DECEMBER 31, 2014

Equipment Type Description	% of Total Cost
Aviation Servicing Equipment	2.70%
Cleaning & Maintenance	0.70%
Computers	0.60%
Construction	3.77%
Containers	2.84%
Food Processing	1.61%
Manufacturing	2.30%
Marine	13.52%
Material Handling	7.57%
Mining	12.63%
Miscellaneous	0.87%
Motor Vehicles	0.27%
Petroleum & Natural Gas	0.69%
Railroad	31.86%
Research	2.87%
Storage Facility	2.37%
Transloading Terminal	2.65%
Trucks And Trailers	10.18%
Grand Total	100.00%

Agricultural Services
Air Transportation
Apparel Manufacturing
Appliances and Tools
Business Services
Chemicals and Allied Products
Coal Mining
Computer Engines
Electric/Gas/Sanitary Services
Electronic/Other Electric Equip
Engineering & Management Services
Food And Kindred Products
Health Services
Heavy Construction, Ex.Building
Industrial Machinery/Equipment
Lumber And Wood Products
Misc Manufacturing Industries
Misc Retail
Nonmetallic Minerals, Expt.Fuel
Oil And Gas Extraction
Paper And Allied Products
Petroleum And Coal Products
Primary Metal Industries
Railroad Transportation
Rubber/Misc Plastics Products
Transportation Equipment
Transportation Services
Utilities/Gas
Waste Recycling
Water Transportation
Wholesale Trade-Durable Goods
Wholesale Trade-Nondurable Goods
Other

DIVERSIFICATION BY INDUSTRY AS OF DECEMBER 31, 2014

Customer Industry Description	Total
Agricultural Services	4.48%
Air Transportation	2.70%
Apparel Manufacturing	0.70%
Appliances and Tools	0.10%
Business Services	1.11%
Chemicals and Allied Products	1.57%
Coal Mining	12.63%
Computer Engines	0.24%
Electric/Gas/Sanitary Services	2.90%
Electronic/Other Electric Equip	0.26%
Engineering & Management Services	0.87%
Food And Kindred Products	4.56%
Health Services	0.21%
Heavy Construction, Ex.Building	0.82%
Industrial Machinery/Equipment	2.80%
Lumber And Wood Products	2.01%
Misc Manufacturing Industries	10.13%

Customer Industry Description	Total
Misc Retail	4.67%
Nonmetallic Minerals, Expt.Fuel	1.20%
Oil And Gas Extraction	11.01%
Paper And Allied Products	1.08%
Petroleum And Coal Products	0.46%
Primary Metal Industries	0.27%
Railroad Transportation	14.38%
Rubber/Misc Plastics Products	0.58%
Transportation Equipment	0.13%
Transportation Services	1.64%
Utilities/Gas	0.89%
Waste Recycling	0.55%
Water Transportation	6.16%
Wholesale Trade-Durable Goods	1.72%
Wholesale Trade-Nondurable Goods	6.96%
Other	0.21%
Grand Total	100.00%

DIVERSIFICATION BY LOCATION AS OF DECEMBER 31, 2014

Adjusted Equip Location	% of Total
AL	2.86%
AR	3.05%
CA	2.44%
CO	0.57%
CT	0.05%
GA	0.05%
IA	0.32%
IL	5.21%
IN	2.83%
KS	0.52%
KY	0.20%
LA	1.66%
MA	0.87%

Adjusted Equip Location	% of Total
MD	0.84%
MI	0.15%
MN	2.61%
MO	0.18%
MS	0.25%
NC	4.43%
NH	0.26%
NJ	0.72%
NM	0.19%
NY	4.00%
OH	2.34%
OR	0.49%
PA	1.37%

Adjusted Equip Location	% of Total
SC	0.77%
TN	0.57%
TX	12.71%
VA	0.37%
WA	0.17%
WI	0.58%
WV	0.12%
WY	0.69%
International	0.86%
US Interstate	31.67%
US Marine Vessels	13.03%
Grand Total	100.00%

The charts depicted below further summarize diversification of equipment types of prior ATEL public Fund investments. The first chart presents the concentration by equipment types in the portfolios of the last nine ATEL public equipment leasing programs as of December 31, 2014. The second chart compares ATEL’s concentration by equipment to the total leasing markets’ concentration as of December 31, 2014 (source: 2014 Survey of Equipment Finance Activity Report published by the Equipment Leasing and Finance Association).

VOLUME BY EQUIPMENT TYPE

*	Transportation includes Bus, Autos, and Containers/Intermodal

Diversification Objectives

The Fund’s objective will be to diversify its portfolio with respect to equipment type, industry sector, geographic location and asset class, as has been the objective of prior ATEL sponsored programs for which portfolio diversification data are set forth above. The Fund’s diversification objective is illustrated by the following chart:

Diversification of an investor’s own investment portfolio across several asset classes can reduce overall investment portfolio risk in the same manner as may be accomplished by the prior ATEL Funds with respect to their Portfolio Assets as they diversify their portfolios with respect to equipment type, industry sector, geographic location and asset class.

An investor’s ability to achieve portfolio diversification objectives can also be enhanced by including investments in markets that are not expected to be correlated with one another. A diversification of investments into multiple markets can be expected to reduce the volatility of the investor’s portfolio as a whole. So, for example, investors often invest in both stocks and bonds in order to reduce their overall investment portfolio volatility. As the markets for capital equipment and leasing investments are not typically correlated with the stock or bond markets, adding an equipment leasing investment may help an investor achieve market diversification, and thereby assist in reducing the investor’s overall investment portfolio volatility.

The S&P 500 stock index for the period beginning January 1, 2008 ending in September 30, 2015 is set forth in the graph below. While investments in stocks may provide many potential benefits to an investment portfolio, including ready liquidity and potential capital appreciation, the portion of an investment portfolio represented by stocks may be expected to experience market fluctuations that are not correlated to the equipment and leasing markets.

S&P 500 Index January 1, 2008 – September 30, 2015
Open 1,378.76  High 2,134.72  Low 666.79  Close 1,920.03

Furthermore, many investment professionals believe asset allocation is one of the most important factors in determining the performance of an investor’s investment portfolio. The following graphic illustrates the results of one study of investment portfolio performance.

Alternative Investments

Financial advisors generally recommend that investors hold a diversified investment portfolio, including traditional investments, such as stocks, bonds and mutual funds, and alternative investments. The objective of this strategy is to reduce the overall portfolio risk and volatility of an investor’s wealth portfolio while achieving acceptable rates of return. An investment in an equipment fund such as the Fund may be regarded as an alternative investment. Alternative investments may also include private equity, non-traded REIT’s, hedge funds, managed futures and alternative mutual funds. The appropriate proportion of an investor’s wealth portfolio that should be held in alternative investments will vary from investor to investor. Investors should consult their financial advisors regarding asset allocation strategies

As an example of investment diversification, the chart below illustrates the asset allocation percentages at December 31, 2014 for certain U.S. College and University Endowments.

Asset Allocations for U.S. College and University Endowments
and Affiliated Foundations — December 31, 2014

Source: 2014 National Association of College and University Business Offices and Commonfund Institute (NACUBO) Commonfund Study of Endowment (NCSE)

The investment objectives and needs of university endowments may not be comparable to those of individual investors and other investor types, with respect to risk tolerance, liquidity needs, investment time horizon, tax characteristics and other factors. Accordingly, the graph presenting information on endowment asset allocation may or may not represent investor capital preservation, capital growth and income objectives which are similar or comparable to those of individuals. The graph and other information concerning use of alternative investments in diversifying an asset allocation model is presented solely for the purposes of illustrating the accepted use of such a diversified model by institutional investors and to suggest that some mix of alternative investments may be appropriate for consideration by all investors.

As a wealth management strategy, equipment leasing funds may be an appropriate alternative investment for certain investors for reasons that include:

•	Portfolio diversification. An investment in an equipment fund may provide diversification between alternative and other forms of investments.
•	Non-correlation. Equipment funds that are not traded on a stock exchange may exhibit little or no correlation to listed stock or bond markets. Furthermore, factors that influence share prices may not be factors that impact the revenue that is derived from owning and financing Portfolio Assets.
•	Regular cash distributions. Equipment funds may generate regular cash distributions.
•	Potential for capital growth. Equipment funds may offer the potential for the growth of invested capital as the result of reinvestment of the proceeds from earlier investments to compound the return achieved from such earlier investments.
•	Security in tangible, business-essential assets. Equipment funds provide financing for real items that are essential to the conduct of business. Therefore, because business-essential Portfolio Assets have intrinsic value, the Fund may be better positioned during financial market fluctuations than funds investing solely in traditional asset classes such as stocks and bonds for which value can change from day to day.

•	Potential inflation and recession hedge. The price of hard assets such as equipment will typically rise in conjunction with inflation, which can benefit holders of these assets prior to or at the beginning of inflationary periods. In a recession, credit will typically tighten as traditional financing sources become unavailable or more expensive. This can increase the pool of favorable investment opportunities for equipment funds that have capital on hand to invest.
•	Tax advantages. Equipment funds may provide tax benefits for some investors. See “Federal Income Tax Consequences.”

ATEL 17, as an alternative investment type, may be expected to provide some of the above advantages to an investment portfolio. Given their low correlation to traditional markets, alternative investment classes have the ability to increase diversification and reduce volatility in an investment portfolio. Because alternative investments offer a wider investment opportunity, when added to a traditional investment portfolio, they may reduce risk while increasing expected return.

The graph below illustrates a sample Markowitz efficient frontier, representing all portfolios with the lowest risk (as measured by volatility) for a given level of return, or conversely all portfolios with the highest return for a given level of risk.1 The inclusion of alternative investments can move the efficient frontier up and to the left, so for a given level of return, risk is lower, or for a given level of risk, return is higher.

Markowitz Efficient Frontier

Not drawn to scale
Source: Markowitz Efficient Frontier Graph cited in The Role of Alternative Investments in a Diversified Portfolio by Baird Private Wealth Management

The foregoing chart represents a financial analyst’s illustration of the relationship between potential levels of risk and return for hypothetical portfolios and the effects on that relationship for a portfolio diversified among both traditional and alternative investments versus a portfolio consisting solely of traditional investment types. The chart is not drawn to any scale, because it is not intended to present any projected returns on any specific investment and is not intended to forecast any return on an investment in Units, but only to illustrate the economic concept of the relative effects of diversification on risk and return. As

1.	Harry Markowitz was an economist renowned for his research on Modern Portfolio Theory. He received the Nobel Prize in Economics in 1990 for his work in this area.

illustrated in the chart, in an investment portfolio that includes the use of traditional and alternative investments in some balanced combination suitable to an individual investor, the expected overall portfolio return may be higher and the overall portfolio risk may be lower than in a portfolio consisting solely of traditional investments.

Any proposed investment should be considered in the context of an individual’s own investment objectives and financial needs, and before considering an investment in Units an investor should first consult with his or her financial advisors and read and understand the information in this prospectus, including the discussion under the caption “Risk Factors.” Each investor must also satisfy the minimum suitability standards for investment imposed by the Fund and any specific standards imposed by their state of residence, set forth under the caption “Investor Suitability.”

Borrowing Policies

The Fund expects to incur debt to finance the purchase of a portion of its equipment portfolio. The amount of borrowing in connection with any equipment acquisition transaction will be determined by, among other things, the credit of the lessee, the terms of the lease, the nature of the equipment and the condition of the money market. There is no limit on the amount of debt that may be incurred in connection with any single acquisition of equipment. However, the Fund may not incur aggregate outstanding indebtedness in excess of 50% of the total cost of all portfolio assets as of the date of the final commitment of offering proceeds and, thereafter, as of the date any subsequent indebtedness is incurred.

The Fund intends to borrow amounts equal to such maximum debt level in order to finance its equipment portfolio, regardless of the amount of equity capital raised from the sale of Units. While the Manager maintains short-term lines of credit, there can be no assurance that such short-term credit or permanent financing will be available to the Fund in the amounts desired or on terms considered reasonable by the Manager at the time the Fund seeks to finance a specific acquisition.

Financing for the Fund may consist of both recourse and non-recourse debt. Non-recourse borrowing, in the context of the type of business to be conducted by the Fund, generally means that the lender providing the funds would only be able to look to the equipment purchased with such loan proceeds and the proceeds derived from the leasing or reselling of such equipment as security. A non-recourse lender would nevertheless typically have recourse to a borrower’s other assets for claims relating to breach of certain representations, warranties or covenants in the loan agreements, such as warranties as to genuineness of the transaction parties’ signatures, as to the genuineness of the lease chattel paper or the transaction as a whole, or as to the registrant’s good title to or perfected interest in the secured collateral, as well as similar representations, warranties and covenants typically provided by non-recourse borrowers and customary in the equipment finance industry, and are viewed by the such industry as being consistent with a non-recourse discount financing obligation.

Recourse debt, in the context of the type of business to be conducted by the Fund, means that the lender can look beyond the specific asset financed by the loan to all of the assets of the borrower, or a specified pool of assets, as collateral for repayment of its debt obligation. The Fund may participate with other affiliated programs and the Manager in a common recourse debt facility to provide temporary or short-term bridge financing of transactions approved for acquisition by the Fund and such Affiliates, as further described below. In such instances, lease transactions may be held in the name of an Affiliate of ATEL for convenience, notwithstanding that the transaction has been approved for one or more participants. The ultimate acquisition of the financed transaction will depend on many factors, including without limitation, the Fund’s available cash, portfolio makeup and investment objectives at the time of closing.

The cost of capital reflected in interest rates is a significant factor in determining market lease rates and the pricing of lease financing generally. Higher interest rates could affect the cost of the Fund’s borrowings, reducing its yield on leveraged investments or reducing the desirability of leverage. Increases or decreases in prevailing interest rates would generally result in corresponding increases or decreases in available lease rates on new leases. Except as discussed below, interest rate fluctuations would generally have little or no effect on existing leases, as rates on such leases would generally be fixed without any adjustment related to interest rates.

In the event that the Fund does not have sufficient funds to purchase an item of equipment at the time it is acquired, the Fund may borrow from third parties on a short-term basis, and repay the loans out of the proceeds from the subsequent sale of Units. Any short-term loans may be unsecured or secured by the assets acquired and/or other assets of the Fund. The Fund short-term bridge financing may bear a variable interest rate, but borrowings under such a credit facility are expected to involve limited risk to the Fund of increased interest rates due to the limited term of such short-term financing.

The Fund may also incur long-term recourse debt in the form of asset securitization transactions in order to obtain lower interest rates or other more desirable terms than may be available for individual non-recourse debt transactions. In an “asset securitization,” the lender would receive a security interest in a specified pool of “securitized” Fund assets or a general lien against all of the otherwise unencumbered assets of the Fund. The Manager expects that an asset securitization financing would involve borrowing at a variable interest rate based on an established reference rate, such as a bank’s prime or reference rate, LIBOR/Eurocurrency rates, treasury notes or bills, or interest rate swaps. The Manager would seek to limit the Fund’s exposure to increases in the interest rate by engaging in interest rate swap or hedging transactions that would effectively fix the interest rate obligation of the Fund. While market conditions may limit the availability of this form of financing, the Fund may seek to enter into such financing if it does become available on desirable terms during the course of the Fund’s operations.

Other than short-term bridge financing or asset securitization financing, the Manager will seek to avoid borrowing under terms which provide for a rate of interest that may vary with the prime or reference rate of interest of a lender. The Manager will attempt to limit any other variable interest rate borrowing to those instances in which the lessee agrees to bear the cost of any increase in the interest rate, or where the effects of the variable interest rate have been otherwise mitigated (such as by entering into an interest rate swap or hedging transaction). If such debt is incurred without a corresponding variable lease payment obligation, swap or hedge transaction or other means of interest rate fluctuation mitigation, the Fund’s interest obligations could increase while lease revenues remain fixed. Accordingly, a rise in the prime or reference rate may increase borrowing costs and reduce the amount of income and cash available for distributions. Historically, the prime rates charged by major banks have fluctuated; as a result, the precise amount of interest that the Fund may be charged under such circumstances cannot be predicted. Except in connection with asset securitization financing, fixed interest rate financing has historically been readily available to the Manager’s prior programs.

As noted above, the Fund may participate through the Manager and certain of its affiliated programs and affiliates in a revolving master credit facility provided by a syndicate of financial institutions for the short-term bridge financing of the acquisition of lease transactions. Any such credit facility would likely be comprised of, among others, an acquisition sub-facility to finance the purchase of specific equipment by a specific ATEL program, and a warehouse sub-facility, used by ATEL to acquire and hold equipment pending determination of the appropriate ATEL program or programs to which the equipment will be allocated. As a precondition to the credit facility, the lending syndicate providing the credit facility will likely insist on a blanket lien on all of the Fund’s assets as collateral for any and all borrowings by the Fund under the acquisition facility, and on a pro-rata basis under the warehouse facility.

Lease transactions financed through a warehouse sub-facility would remain on that facility only until the transactions are allocated to the Fund or another ATEL program for purchase or are otherwise disposed by the Manager or its affiliate. When a warehoused lease transaction is allocated to the Fund or ATEL program for purchase, the purchaser would repay the warehouse sub-facility debt associated with the lease transaction and the lease transaction will then be removed from the warehouse facility collateral pool, and ownership of the lease transaction and any debt obligation associated with the lease transaction will be assumed solely by the purchasing entity.

A master credit facility may include certain financial and non-financial covenants applicable to each borrower, including the Fund. If a breach of any material term of such a credit facility covenant should occur, the lenders could then, at their option, increase borrowing rates, accelerate the obligations in advance of their stated maturities, terminate the facility, and exercise rights of collection available to them under the express terms of the credit facility, or by operation of law.

The Fund may also participate in an asset securitization facility such as a receivables funding program with a receivables financing lender that would issue commercial paper to be secured by a pool of the Fund’s leased assets, and rated by major credit rating agency, such as Standard & Poor’s or Moody’s Investors Services. Under such a receivable financing program, the lender would typically hold a blanket lien against all of the Fund’s assets or against a specified pool of assets, and possibly a subordinated or shared position against the remaining assets of the Fund. A receivables funding program may be used by the Fund if it would provide a more cost effective means of obtaining debt financing than available for individual non-recourse debt transactions. Such a receivable funding program may provide for borrowing at a variable interest rate, as discussed above.

In conjunction with a receivables funding program, the lender under the receivables funding program may require an inter-creditor agreement with the lenders under any master credit facility of the type described above with respect to the sharing of any collateral pools of the Fund’s assets. The provisions of any such inter-creditor agreement would likely include cross-default provisions and acceleration provisions requiring payment before stated maturity in a default situation.

In the case of any Fund borrowing or any credit facility in which the Fund participates, the lender would not be entitled to look to the individual assets of any investor for repayment of such loans. If, under tax principles, it is determined that the Manager or one of its Affiliates bears the economic risk of loss for such recourse debt, then the recourse debt will be allocated to the Manager or its Affiliate for tax basis purposes and all deductions attributable to the recourse debt will be allocated to the Manager or its Affiliate.

Fund indebtedness may provide for amortization of the principal balance over the term of the loan through regular payments of principal and interest or may provide that all or a substantial portion of the principal due will be payable in a single “balloon payment” upon maturity. Such balloon payment indebtedness involves greater risks than fully amortizing debt.

Although the Operating Agreement does not prohibit the Manager or its related entities from lending to the Fund, the Fund does not have any intention or arrangements to borrow from these parties. If the Fund were to borrow from the Manager or its related companies, the terms may not permit the Manager or its affiliates to receive a rate of interest or other terms that are more favorable than those generally available from commercial lenders under the circumstances. Neither the Manager nor its affiliates may provide financing to the Fund with a term in excess of twelve months.

Joint Venture Investments

The Fund may purchase certain of its portfolio investments by acquiring a controlling interest in a partnership, equipment trust or other form of joint venture with a non-Affiliate, which owns the portfolio investments. The controlling interest requirement may be satisfied by ownership by the Fund, alone or with commonly controlled Fund Affiliates, of more than 50% of the venture’s capital or profits or from provisions in the governing agreement giving the Fund certain basic rights. For example, control may take the form of the right to make or veto certain management decisions or provide for certain predetermined benefits for the Fund in the event that any other party to the venture should decide to sell, refinance or change the assets owned by the venture. The Fund may not acquire portfolio investments jointly with others unless:

(i) the joint venture agreement does not authorize or require the Fund to do anything with respect to the portfolio investments that the Fund, or the Manager, could not do directly because of the policies set forth in the Operating Agreement, and

(ii) the transaction does not result in payment of duplicate fees.

The Fund may also acquire portfolio investments by joint venture or as co-owner with an Affiliate if the proposed joint venture is in the best interest of the Fund and any other participating Affiliate program and the following conditions are met:

(i) the Affiliate will be required to have substantially identical investment objectives to those of the Fund;

(ii) there are no duplicate fees;

(iii) the Affiliate must make its investment on substantially the same terms and conditions as the Fund;

(iv) the Affiliate must have a compensation structure substantially identical to that of the Fund;

(v) the venture must be entered into in order to obtain diversification or to relieve the Manager or Affiliates from commitments entered into under Section 15.2.15 of the Operating Agreement or similar provisions governing the Affiliate; and

(vi) the Fund has a right of first refusal should a co-venturer decide to sell the portfolio investments owned by the venture.

Because both the Fund and its Affiliate will be required to approve decisions pertaining to the portfolio investments, a management impasse may develop. If one party, but not the other, wishes to sell the portfolio investments, the party not desiring to sell will have a right of first refusal to purchase the other party’s interest in the portfolio investments. The Fund may not, however, be able to exercise its right of first refusal unless it has the financial resources to do so, and there can be no assurances that it will.

General Restrictions

The Fund will not: (i) issue any Units after the offering terminates or issue Units in exchange for property, (ii) make loans to the Manager or its Affiliates, (iii) underwrite or, except as expressly described herein, invest in the securities of other issuers, (iv) operate in such a manner as to be classified as an “investment company” for purposes of the Investment Company Act of 1940, (v) except as set forth herein, purchase or lease any equipment from nor sell or lease property to the Manager or its Affiliates, or (vi) except as expressly provided herein, grant the Manager or any of its Affiliates any rebates or give-ups or participate in any reciprocal business arrangements with such parties that would circumvent the restrictions in the Operating Agreement, including the restrictions applicable to transactions with Affiliates.

The Manager and its Affiliates, including their officers and directors, may engage in other businesses or ventures that own, finance, lease, operate, manage, broker or develop equipment, as well as businesses unrelated to equipment leasing.

Changes in Investment Objectives and Policies

Unit holders have no right to vote on the establishment or implementation of the investment objectives and policies of the Fund, all of which are the responsibility of the Manager. However, the Manager cannot make any material changes in the investment objectives and policies described above without first obtaining the written consent or approval of Members owning more than 50% of the total outstanding Units entitled to vote.

CONFLICTS OF INTEREST

The Fund is subject to various conflicts of interest arising out of its relationship with the Manager and Affiliates of the Manager. These conflicts include, but are not limited to, the following:

The Manager engages in other, potentially competing, activities.  The Manager serves in the capacity of manager or general partner in other public programs engaged in the equipment leasing business, and it and its Affiliates also engage in the business of purchasing and selling equipment and arranging leases for their own account and for the accounts of others. The Manager will have conflicts of interest in allocating management time, services and functions among the prior programs, the Fund, any future investment programs and activities for its own account. The Manager believes that it has or can employ sufficient staff, equipment and other resources to discharge fully their responsibilities to each such activity. This conflict results in a potential benefit to the Manager and its Affiliates by permitting them to make more efficient use of their personnel and resources, but may impose a burden on them by requiring the Manager and its Affiliates to maintain sufficient staff to discharge their responsibilities to all parties.

Competition for Investments.  The Manager will have conflicts of interest to the extent that its prior or future investment programs may compete with the Fund for opportunities in the acquisition and leasing of investment portfolio assets. Prior programs currently in operation and expected to acquire additional equipment leasing and growth capital investments include: ATEL 12, LLC; ATEL 14, LLC; ATEL 15, LLC; and ATEL 16, LLC, and, with respect to growth capital investments only, ATEL Growth Capital Fund IV, LLC; ATEL Growth Capital Fund V, LLC; ATEL Growth Capital Fund VI, LLC; ATEL Growth Capital Fund 8, LLC; and ATEL Growth Capital Fund 9 LLC. These prior programs have investment objectives similar to those of the Fund and may have funds available for investment in additional transactions at a time when the Fund is also active in seeking to invest or reinvest in such transactions. Certain of the investments owned and to be acquired by these and other prior programs and the Fund may be similar and may be purchased from the same sellers or leased to the same lessees. Furthermore, the Manager and its Affiliates may in the future form additional investment programs having similar objectives, and accordingly, the Fund may be in competition with any such future programs formed by the Manager.

Any time two or more investment programs (including the Fund) affiliated with the Manager have capital available to acquire and lease the same types of investments, conflicts of interest may arise as to which of the programs should proceed to acquire available transactions. In such situations, the Manager will analyze the assets already purchased by, and investment objectives of, each program involved, and will determine which program will purchase the new transaction based upon such factors, among others, as:

(i) the amount of cash available in each program for such acquisition and the length of time such funds have been available,

(ii) the current and long-term liabilities of each program,

(iii) the effect of such acquisition on the diversification of each program’s investment portfolio,

(iv) the estimated income tax consequences to the investors in each program from such acquisition, and

(v) the cash distribution objectives of each program.

If after analyzing the foregoing and any other appropriate factors, the Manager determines that such acquisition would be equally suitable for more than one program, then the Manager will purchase the transaction for the programs on the basis of rotation with the order of priority determined by the length of time each program has had funds available for investment, with the available transactions allocated first to the program that has had funds available for investment the longest. This potential conflict may represent a benefit to the Manager and its Affiliates as the availability of a number of different investment programs may permit the Manager to more aggressively seek leasing transactions which may be suitable for a variety of portfolios. It may also result in difficulty in determining which program will participate in which transactions.

The Manager and Aff|filiates will receive substantial fees and other compensation.  Fund operations will result in certain compensation to the Manager and its Affiliates. The Manager has absolute discretion in all decisions on Fund operations, subject to the terms of the Operating Agreement. Because the amount of such fees may depend, in part, on the debt structure of the Fund and the timing of acquisition and disposition transactions, the Manager and its Affiliates may have conflicts of interest. For example, the acquisition, retention, re-lease or sale of equipment and the terms of a proposed transaction may be less favorable to the Fund and more favorable to the Manager under certain circumstances. It should be noted that the Manager intends to cause the Fund to incur aggregate portfolio indebtedness in an amount approximately equal to 50% of the total cost of the investment portfolio and the Asset Management Fees payable to the Manager, which are based on the size of the Fund’s investment portfolio, will therefore be greater as a result of the increased size of the investment portfolio due to such borrowing than they would be in the absence of portfolio leverage.

In all cases where the Manager or its Affiliate may have a conflict of interest in determining the terms or timing of a transaction by the Fund, the Manager or its Affiliate will exercise its discretion strictly in accordance with its fiduciary duty to the Fund and the Holders. The ability to determine the amount or timing of a transaction could nevertheless be a benefit to the Manager and increase the costs incurred by the Fund.

Agreements are not Arm’s-Length.  Agreements between the Fund and the Manager or any of its Affiliates are not the result of arm’s-length negotiations and performance by the Manager and its Affiliates will not be supervised or enforced at arm’s-length. This is a benefit to the Manager, as it has unilaterally determined the terms of such agreements. It could be adverse to the interests of Unit holders, as they will not have the opportunity to negotiate terms or change terms of such agreements.

No independent managing underwriter has been engaged for the distribution of the Units.  ATEL Securities Corporation is an Affiliate of the Manager and will perform wholesaling services for the Fund as the Dealer Manager. It may not be expected to have performed due diligence in the same manner as an independent broker-dealer. The Dealer Manager has acted in the same capacity in prior offerings sponsored by the Manager and its Affiliates and is expected to do so in any future offerings that the Manager and its Affiliates may conduct.

The Fund, the Manager and prospective Holders have not been represented by separate counsel.  In the formation of the Fund, drafting of the Operating Agreement and the offering of Units, the attorneys, accountants and other professionals who perform services for the Fund all perform similar services for the Manager and its Affiliates. The Fund expects that this dual representation will continue in the future. However, should a dispute arise between the Fund and the Manager, the Manager will cause the Fund to retain separate counsel.

The Fund may enter into joint ventures with programs managed by the Manager or its Aff|filiates.  The Manager may face conflicts of interest as it may control and owe fiduciary duties to both the Fund and the affiliated co-venturer. For example, because of the differing financial positions of the co-venturers, it may be in the best interest of one entity to sell the jointly-held investments at a time when it is in the best interest of the other to hold the equipment. Nevertheless, these joint ventures are restricted to circumstances whereby the co-venturer’s investment objectives are comparable to the Fund’s, the Fund’s investment is on substantially the same terms as the co-venturer and the compensation to be received by the Manager and its Affiliates from each co-venturer is substantially identical.

FIDUCIARY DUTY OF THE MANAGER

The Manager is accountable to the Fund as a fiduciary and, consequently, is required to exercise good faith and integrity in all dealings with respect to Fund affairs.

Under California law and subject to certain conditions, a Member may file a lawsuit on behalf of the Fund (a derivative action) to recover damages from a third party or to recover damages resulting from a breach by a Manager of its fiduciary duty. In addition, a Member may sue on behalf of himself and all other Members (a class action) to recover damages for a breach by a Manager of its fiduciary duty, subject to class action procedural rules. This area of the law is complex and rapidly changing, and investors who have questions regarding the duties of a Manager and the remedies available to Members should consult with their counsel. The Operating Agreement does not modify the Manager’s fiduciary duty under California law.

The Operating Agreement does not excuse the Manager from liability or provide it with any defenses for breaches of its fiduciary duty. However, the fiduciary duty owed by a Manager is similar in many respects to the fiduciary duty owed by directors of a corporation to its shareholders, and is subject to the same rule, commonly referred to as the “business judgment rule,” that directors are not liable for mistakes in the good faith exercise of honest business judgment or for losses incurred in the good faith performance of their duties when performed with such care as an ordinarily prudent person would use. As a result of the business judgment rule, a manager may not be held liable for mistakes made or losses incurred in the good faith exercise of reasonable business judgment. Accordingly, provision has been made in the Operating Agreement that the Manager has no liability to the Fund for losses arising out of any act or omission by the Manager, provided that the Manager determined in good faith that its conduct was in the best interest of the Fund and, provided further, that its conduct did not constitute fraud, negligence or misconduct. As a result, purchasers of Units may have a more limited right of action in certain circumstances than they would in the absence of such a provision in the Operating Agreement specifically defining the Manager’s standard of care.

The Operating Agreement also provides that, to the extent permitted by law, the Fund is to indemnify the Manager and its Affiliates providing services to the Fund against liability and related expenses (including attorneys’ fees) incurred in dealings with third parties, provided that the conduct of the Manager is consistent with the standards described in the preceding paragraph. A successful claim for such indemnification would deplete Fund assets by the amount paid. The Manager will not be indemnified against any liabilities arising under the Securities Act of 1933. In addition, the Fund will not pay for any insurance covering liability of the Manager or any other persons for actions or omissions for which indemnification is not permitted by the Operating Agreement. In any event, any such indemnification or agreement to hold harmless the Manager and its Affiliates is recoverable only out of the assets of the Fund and not from the Unit Holders.

Subject to the fiduciary relationship, the Manager has broad discretionary powers to manage the affairs of the Fund under the terms of the Operating Agreement and under California law. Generally, actions taken by the Manager are not subject to vote or review by the Holders, except to the limited extent provided in the Operating Agreement and under California law.

MANAGEMENT

The Manager

The Manager is ATEL Managing Member, LLC (the “Manager”). The Manager was formed as a Nevada limited liability company in 2009 and serves as the manager of three other public ATEL programs. The sole member of the Manager is ATEL Financial Services, LLC (“AFS”), a subsidiary of its sole member, ATEL Capital Group (“ACG”). The ATEL group of companies was founded upon the incorporation of the original leasing business in 1977, and the affiliated group was reorganized under the parent company, ATEL Capital Group, in 2001. ATEL Capital Group, the Manager and their Affiliates are sometimes collectively referred to below as “ATEL” for convenience. ATEL’s and the Manager’s offices are located at 600 Montgomery Street, 6th Floor, San Francisco, California 94111, and its telephone numbers are 415/989-8800 and 800/543-ATEL. ATEL’s officers have extensive experience with transactions involving the acquisition, leasing, financing and disposition of equipment and growth capital investments, as more fully described below and in Exhibit A hereto. The Fund itself will have no employees, but will use the services of ATEL and its Affiliates and their employees to fulfill the Fund’s administrative and operating needs. ATEL Managing Member, LLC is the Fund’s initial Member and, together with its parent entities, AFS and ACG, founded and organized the Fund.

Since its organization in 1977, ATEL has been active in several areas within the equipment leasing and growth capital finance industries, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment lease transactions originated by other leasing companies, (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations, and (iv) originating financing transactions for, and investing in, venture start-up and “growth capital” companies.

ATEL Financial Services, LLC (“AFS”) is a subsidiary of ATEL Capital Group (“ACG”), its sole member. ATEL Leasing Corporation (“ALC”) originates “true” lease transactions primarily with Fortune 500 companies. ATEL Ventures, Inc. (“AVI”) is ATEL’s originating affiliate for venture and growth capital transactions. Each of AFS, ALC, and AVI is a wholly-owned subsidiary of ACG. ATEL Equipment Corporation (“AEC”) is a division of ALC, and ATEL Investor Services (“AIS”) is a division of AFS. ALC, AEC, AFS, AIS and AVI will perform services for the Fund under the direction of the Manager. ALC and AVI will perform acquisition services for the Fund; AEC will perform equipment management and asset disposition services; and AFS and AIS will perform partnership management, administration and investor services. Finally, the Dealer Manager, ATEL Securities Corporation (“ASC”), is a wholly-owned subsidiary of AFS. ACG is responsible for all aspects of the performance by its affiliates of services necessary to the operation of the Fund and for the facilities, personnel, equipment, financial and other resources used by its affiliates in the performance of those services.

The officers and directors of ACG, AFS and their Affiliates are as follows:

Name	Positions
Dean L. Cash	Chairman of the Board, President and Chief Executive Officer — the Manager, ACG, AFS, AVI and AEC; Director, President and Chief Executive Officer of ALC, AIS and ASC
Paritosh K. Choksi	Director, Executive Vice President, Chief Financial Officer and Chief Operating Officer — the Manager, ACG, AFS, ALC, AIS, AVI and AEC
Vasco H. Morais	Executive Vice President and General Counsel — ACG, AFS, ALC, AIS, AVI and AEC
Russell H. Wilder	Executive Vice President — ALC; Chief Credit Officer — ACG, AFS, ALC, AVI and AEC
Kenneth J. Fosina	Executive Vice President — ALC
Steven R. Rea	Executive Vice President — AVI
Thomas P. Monroe, Jr.	Senior Vice President — AEC
Samuel Schussler	Vice President and Chief Accounting Officer — the Manager, ACG, AFS, ALC, AEC, AVI and AIS

Dean L. Cash, age 64, became chairman, president and chief executive officer of ATEL in April 2001. Mr. Cash joined ATEL as director of marketing in 1980 and served as a vice president since 1981, executive vice president since 1983 and a director since 1984. He has been a director of the Dealer Manager since its organization and its president since 1986. Prior to joining ATEL, Mr. Cash was a senior marketing representative for Martin Marietta Corporation, data systems division, from 1979 to 1980. From 1977 to 1979, he was employed by General Electric Corporation, where he was an applications specialist in the medical systems division and a marketing representative in the information services division. Mr. Cash was a systems engineer with Electronic Data Systems from 1975 to 1977, and was involved in maintaining and developing software for commercial applications. Mr. Cash received a B.S. degree in psychology and mathematics in 1972 and an M.B.A. degree with a concentration in finance in 1975 from Florida State University. Mr. Cash is an arbitrator with the American Arbitration Association and is qualified as a registered principal with FINRA.

Paritosh K. Choksi, age 62, joined ATEL in 1999 as a director, senior vice president and its chief financial officer, and has been its chief financial officer, executive vice president and chief operating officer since April 2001. Prior to joining ATEL, Mr. Choksi was chief financial officer at Wink Communications Inc. from 1997 to 1999. From 1977 to 1997, Mr. Choksi was with Phoenix American Incorporated, a financial services and management company, where he held various positions during his tenure, and was senior vice president, chief financial officer and director when he left the company. Mr. Choksi was involved in all corporate matters at Phoenix and was responsible for Phoenix’s capital market needs. He also served on the credit committee overseeing all corporate investments, including its growth capital lease portfolio. Mr. Choksi was part of the executive management team which caused Phoenix’s portfolio to grow from $50 million in assets to over $2 billion. Mr. Choksi has served as a member of the board of directors of Syntel, a public company, since 1997. Mr. Choksi received a Bachelor of Technology degree in mechanical engineering from the Indian Institute of Technology, Bombay in 1975; and an M.B.A. degree from the University of California, Berkeley in 1977.

Vasco H. Morais, age 57, joined ATEL in 1989 as general counsel. Mr. Morais manages ATEL’s legal department, which provides legal and contractual support in the negotiating, drafting, documenting, reviewing and funding of lease transactions. In addition, Mr. Morais advises on general corporate law matters, and assisting on securities law issues. From 1986 to 1989, Mr. Morais was employed by the BankAmeriLease Companies, Bank of America’s equipment leasing subsidiaries, providing in-house legal support on the documentation of tax-oriented and non-tax oriented direct and leveraged lease transactions, vendor leasing programs and general corporate matters. Prior to the BankAmeriLease Companies, Mr. Morais was with the Consolidated Capital Companies in the Corporate and Securities Legal Department involved in drafting and reviewing contracts, advising on corporate law matters and securities law issues. Mr. Morais received a B.A. degree in 1982 from the University of California in Berkeley; a J.D. degree in 1986 from Golden Gate University Law School; and an M.B.A. (Finance) degree from Golden Gate University in 1997. Mr. Morais, an active member of the State Bar of California since 1986, served as co-chair of the Uniform Commercial Code Committee of the Business Law Section of the State Bar of California and was inducted as a fellow of the American College of Commercial Finance Lawyers in 2010.

Russell H. Wilder, age 61, joined ATEL in 1992 as vice president of ATEL Business Credit, Inc. and in 1995 became its senior vice president of operations. He has also served as chief credit officer to ATEL Financial Corporation since October 1992. From 1990 to 1992 Mr. Wilder was a personal property broker specializing in equipment leasing and financing and an outside contractor in the areas of credit and collections. Prior to 1990, Mr. Wilder had numerous assignments in the credit and operations departments for small, mid-size and big ticket lease transactions with Westinghouse Credit, Wells Fargo Leasing and Fireside Thrift Co., a Teledyne subsidiary. Mr. Wilder holds a BS with Honors in Agricultural Economics and Business Management from the University of California at Davis. He has been awarded the Certified Lease Professional designation by the United Association of Equipment Lessors.

Kenneth J. Fosina, age 55, joined ATEL in 2012 and serves as Executive Vice President of ATEL Leasing Corporation. Mr. Fosina is a commercial finance veteran of 25 years and spent the past nine years as principal at FFC Consulting, a firm that manages captive finance operations, raises debt and equity for venture stage companies and provides executive financial management to middle market companies. In 1999 Mr. Fosina founded San Francisco based LENDX, a software company that developed the industry’s first online equipment finance marketplace, as well as contract management applications. Mr. Fosina raised $50 million in venture capital and debt and served as VP Marketing & Sales and was on its Board of Directors. The company changed its name to Determine Software before its sale to Selectica in 2005. From 1986 to 1991, Mr. Fosina worked in New York City arranging equipment financing for Fortune 1000 companies. Mr. Fosina received a B.A. degree in English from the University of Richmond.

Steven R. Rea, age 47, joined ATEL in 2000 and serves as executive vice president of ATEL Ventures, Inc. Prior to joining ATEL, Mr. Rea was employed at Imperial Bank (now Comerica) from 1999 to 2000, where he managed the venture leasing department for the emerging growth division. From 1997 to 1999, Mr. Rea was employed at LINC Capital, Inc., a specialty finance and venture leasing company, where he was responsible for originating, structuring and negotiating equipment leasing and other asset-backed financing for emerging growth companies. From 1994 to 1997, Mr. Rea was an account executive and later vice president of business development at Interlease Group Ltd., a diversified financial services company, specializing in financings for venture backed companies. From 1992 to 1994, Mr. Rea was with Automatic Data Processing as a senior district sales manager. Mr. Rea received a B.S. degree in finance from San Diego State University in 1991.

Thomas P. Monroe, Jr., age 52, joined ATEL in 1998 as a portfolio manager in the asset management department. In July 2002, Mr. Monroe was named vice president and in 2004 senior vice president of ATEL Equipment Corporation. In this function, Mr. Monroe manages ATEL’s asset management department, which is responsible for residual valuation, due diligence, equipment inspections, negotiating renewal and purchase options and remarketing off lease equipment. Prior to joining ATEL, Mr. Monroe was employed by GE Capital for six years as a portfolio manager in the computer leasing division. Mr. Monroe received a B.A. degree in Psychology from the University of California, Berkeley in 1987 and an M.B.A. degree with a concentration in International Marketing from the University of Notre Dame in 1990. Mr. Monroe is a candidate member of the American Society of Appraisers and has successfully completed four course levels required for the Machinery and Equipment Valuation specialty.

Samuel Schussler, age 63, was appointed chief accounting officer of ATEL Capital Group and its affiliates in August 2006. Mr. Schussler served as senior vice president — finance for Velocity Express Corporation, Westport, Connecticut, from 2004 through March of 2006, and was employed as an independent financial consultant from March 2006 through August 2006. From 2001 through 2003, he served as chief operating officer and chief financial officer of New Century Packaging LLC in Scottsdale, Arizona. From 1999 through 2001, Mr. Schussler served as vice president — finance and chief financial officer of Biogenix Laboratories, Inc. in San Ramon, California. Mr. Schussler received his B.B.A. in Accounting Practice from Pace University  — New York in 1974, and his M.B.A. in Finance from the New York University Graduate School of Business Administration in 1977. He was granted licensure as a C.P.A. in New York and in Arizona.

Management of the Fund’s Operations and Administration

ALC and AVI have the primary responsibility for selecting and negotiating potential portfolio acquisitions, financing transactions and leases, subject to the Manager’s supervision and approval. The Manager’s Investment Committee will approve any Fund investment before it is consummated. The Investment Committee with respect to all portfolio investments currently consists of Dean L. Cash, Paritosh K. Choksi, and Russell H. Wilder.

AEC will manage the Fund’s portfolio of equipment and AVI will manage its growth capital investments, in each case subject to the Manager’s supervision. Management services to be provided by AEC include re-leasing services upon termination of leases, inspection of equipment, acting as a liaison between lessees and vendors, general supervision of lessees and vendors to ensure that the equipment is being properly used and operated by lessees, arranging for maintenance and related services with respect to the equipment and the supervision, monitoring and review of others performing services for the Fund. Third parties who are not Affiliates of the Manager may participate in managing or may separately manage equipment for which they will receive a fee from the Fund which is in addition to the fees paid to the Manager. AEC will be responsible for supervision, monitoring and review of all such third party management services.

AFS will be primarily responsible for Fund administration and reporting. AFS will be responsible for the design and operation of the Fund’s disclosure controls and procedures to comply with federal securities law reporting requirements, and will be responsible for performing periodic evaluations of these controls and procedures.

Management Compensation

The Fund does not pay the officers or directors of the Manager or its Affiliates any compensation. However, the Fund will pay the Manager and its Affiliates the fees and other compensation described under “Management Compensation” above in this Prospectus. Furthermore, the Fund will reimburse the Manager and its Affiliates for certain costs incurred on behalf of the Fund, including the cost of certain personnel (excluding controlling persons of the Manager) who will be engaged by the Manager to perform administrative, accounting, secretarial, transfer and other services required by the Fund. Such individuals may also perform similar services for the Manager, its Affiliates and other investment programs to be formed in the future.

Changes in Management

The Operating Agreement provides that the Manager may be removed as Manager at any time upon the vote of Holders owning more than 50% of the total outstanding Units entitled to vote, and Holders have the right to elect a successor Manager in place of the removed Manager by a similar vote. The Manager may only withdraw voluntarily from the Fund with the approval of Holders owning in excess of 50% of the Units entitled to vote on Fund matters. The Holders have no voice in the election of directors or appointment of officers of the Manager or its parent, ATEL Capital Group, and the capital stock of such entities can be transferred without the consent of the Fund or the Holders. The Manager may not transfer its interest as the Manager of the Fund without the consent of Members owning in excess of 50% of the total outstanding Units, unless such transfer is by means of a merger with or into an entity which succeeds to all of the assets of the Manager and of which at least 80% of the voting and beneficial interest is controlled by persons controlling 80% or more of the voting and beneficial interest of the Manager. Any entity to which the entire interest of the Manager in the Fund is transferred by merger in compliance with these terms may be substituted as the Manager by the filing of appropriate amendments to this Agreement without the further consent of Members.

If the Manager is removed and was the sole remaining Manager, the Fund will be dissolved unless a majority-in-interest of the Members elect to continue the Fund business. In the event of such election, the Fund business may be continued if the Members making such election, within 90 days after the removal of the Manager, elect a successor Manager and continue the Fund’s business on the same terms and conditions, but with a name which does not include or in any way refer to the name of the removed Manager. If the business of the Fund is continued, the removed Manager is entitled to receive from the Fund the then present fair market value of its interest in the Fund, determined by agreement of the removed Manager and the remaining or new Managers, or, if they cannot agree, by arbitration. The Fund will pay to the removed Manager an amount equal to the then present fair market value of the interest so determined. If the removed Manager has voluntarily withdrawn from the Fund, payment shall be in the form of a non-interest bearing unsecured promissory note with principal payable, if at all, out of revenues and distributions the Manager would otherwise have received under the Operating Agreement had such Manager not withdrawn. If the Manager has been removed involuntarily, the payment shall be in the form of an interest bearing promissory note payable in equal annual installments over a term of not less than five years. See Section 17 of the Operating Agreement attached as Exhibit B to this Prospectus.

The Dealer Manager

ATEL Securities Corporation (the “Dealer Manager”) was organized in October 1985 principally for the purpose of assisting in the distribution of securities of programs to be sponsored by ATEL. The Dealer Manager became a member of the National Association of Securities Dealers, Inc. (now the Financial Industry Regulatory Authority or “FINRA”) in February 1986. The Dealer Manager is a wholly-owned subsidiary of ATEL Financial Services, LLC. The Dealer Manager will provide certain wholesaling services to the Fund in connection with the distribution of the Units offered hereby.

PRIOR PERFORMANCE INFORMATION

ATEL Managing Member, LLC, the Manager of the Fund, and its affiliates have extensive experience in the equipment leasing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment leasing transactions originated by other companies, (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations, (iv) organizing and offering individual ownership and limited partnership investment leasing programs and (v) supervising and arranging for the supervision of equipment management and marketing on leasing transactions.

In addition to the Fund, the Manager and/or its affiliates have sponsored fifteen prior public equipment leasing and financing programs, one prior public and nine prior private growth capital financing programs, and three prior private institutional equipment leasing programs. Fifteen of the prior public equipment leasing and financing programs (the “Prior Programs”), have investment objectives that are similar to those of the Fund, and each of these is described briefly below.

The first Prior Program, ATEL Cash Distribution Fund, LP (“ACDF”), commenced a public offering of up to $10,000,000 of its equity interests on March 11, 1986. ACDF terminated its offering on December 18, 1987 after raising a total of $10,000,000 in offering proceeds from a total of approximately 1,000 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF acquired a variety of types of equipment with a total purchase cost of approximately $11,133,679. All of such equipment had been sold and the partnership was terminated as of December 31, 1997.

The second Prior Program, ATEL Cash Distribution Fund II, LP (“ACDF II”), commenced a public offering of up to $25,000,000 (with an option to increase the offering to $35,000,000) of its equity interests on January 4, 1988. ACDF II terminated its offering on January 3, 1990 after raising a total of $35,000,000 in offering proceeds from a total of approximately 3,100 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF II acquired a variety of types of equipment with a total purchase cost of approximately $52,270,536. All of such equipment had been sold and the partnership was terminated as of December 31, 1998.

The third Prior Program, ATEL Cash Distribution Fund III, LP (“ACDF III”), commenced a public offering of up to $50,000,000 (with an option to increase the offering to $75,000,000) of its equity interests on January 4, 1990. ACDF III terminated its offering on January 3, 1992 after raising a total of $73,855,840 in offering proceeds from a total of approximately 4,822 investors, all of which proceeds were committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF III acquired a variety of types of equipment with a total purchase cost of approximately $99,629,942. All of such equipment had been sold and the partnership was terminated as of December 31, 2000.

The fourth Prior Program, ATEL Cash Distribution Fund IV, LP (“ACDF IV”), commenced a public offering of up to $75,000,000 of its limited partnership interests on February 4, 1992. ACDF IV terminated its offering on February 3, 1993 after raising a total of $75,000,000 in offering proceeds from a total of approximately 4,873 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF IV acquired a variety of types of equipment with a total purchase cost of $108,734,880. All of such equipment had been sold as of December 31, 2004.

The fifth Prior Program, ATEL Cash Distribution Fund V, LP (“ACDF V”), commenced a public offering of up to $125,000,000 of its limited partnership interests on February 22, 1993. ACDF V terminated its offering on November 15, 1994. As of that date, $125,000,000 of offering proceeds had been received from approximately 7,217 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF V acquired a variety of types of equipment with a total purchase cost of $187,595,762 through September 30, 2012. On September 30, 2012, the Partnership was terminated, with all remaining net assets transferred to a liquidating trust. As of December 31, 2012, all equipment transferred to the liquidating trust had been sold.

The sixth Prior Program, ATEL Cash Distribution Fund VI, LP (“ACDF VI”), commenced a public offering of up to $125,000,000 of its limited partnership interests on November 23, 1994. ACDF VI terminated its offering on November 22, 1996. As of that date, $125,000,000 of offering proceeds had been received from approximately 6,401 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF VI acquired a variety of types of equipment with a total purchase cost of $208,320,158 through December 31, 2013. Of such equipment, items representing an original purchase cost of approximately $184,633,250 had been sold or disposed as of December 31, 2013. On December 31, 2013, the Partnership was terminated, with all remaining net assets transferred to a liquidating trust. As of September 30, 2015, equipment with an original purchase cost of approximately $23,185,489 had been sold or disposed from the liquidating trust.

The seventh Prior Program, ATEL Capital Equipment Fund VII, LP (“ACEF VII”), commenced a public offering of up to $150,000,000 of its limited partnership interests on November 29, 1996. ACEF VII terminated its offering on November 29, 1998. As of that date, $150,000,000 of offering proceeds had been received from approximately 5,386 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VII had acquired a variety of types of equipment with a total purchase cost of $306,123,226 as of September 30, 2015. Of such equipment, items representing an original purchase cost of $259,849,017 had been sold as of September 30, 2015. ACEF VII originally anticipated that it would liquidate approximately ten to eleven years following the November 1998 termination of its offering. Due to a variety of market and operating conditions it has experienced a longer than anticipated liquidation stage.

The eighth Prior Program, ATEL Capital Equipment Fund VIII, LLC (“ACEF VIII”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on December 7, 1998. ACEF VIII terminated its offering on November 30, 2000. As of that date, $135,701,380 of offering proceeds had been received from approximately 3,625 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VIII had acquired a variety of types of equipment with a total purchase cost of $248,647,215 as of September 30, 2015. Of such equipment, items representing an original purchase cost of approximately $221,849,641 had been sold as of September 30, 2015. ACEF VIII originally anticipated that it would liquidate approximately ten to eleven years following the November 2000 termination of its offering. Due to a variety of market and operating conditions it has experienced a longer than anticipated liquidation stage.

The ninth Prior Program, ATEL Capital Equipment Fund IX, LLC (“ACEF IX”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on January 16, 2001. ACEF IX terminated its offering as of January 15, 2003. As of that date, $120,652,160 of offering proceeds had been received from approximately 3,238 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF IX had acquired a variety of types of equipment and invested in notes receivable with a total cost of $192,299,637 as of September 30, 2015. Of such equipment, items representing an original purchase cost of approximately $132,827,726 had been sold or disposed as of September 30, 2015. ACEF IX originally anticipated that it would liquidate approximately ten to eleven years following the January 2003 termination of its offering. Due to a variety of market and operating conditions it has experienced a longer than anticipated liquidation stage.

The tenth Prior Program, ATEL Capital Equipment Fund X, LLC (“ACEF X”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on March 12, 2003. ACEF X terminated its offering on March 11, 2005. As of that date, $140,192,575 of offering proceeds had been received from approximately 3,228 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ACEF X had acquired a variety of types of equipment and invested in notes receivable with a total purchase cost of $212,175,017 as of September 30, 2015. Of such equipment, items representing an original purchase cost of approximately $129,660,663 had been sold or disposed as of September 30, 2015.

The eleventh Prior Program, ATEL Capital Equipment Fund XI, LLC (“ACEF XI”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on April 11, 2005. The offering was terminated as of April 30, 2006. As of that date, $52,311,070 of offering proceeds had been received from approximately 1,180 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ACEF XI had acquired a variety of types of equipment and invested in notes receivable with a total purchase cost of $82,065,156 as of September 30, 2015. Of such equipment, items representing an original purchase cost of approximately $61,789,687 had been sold or disposed as of September 30, 2015.

The twelfth Prior Program, ATEL 12, LLC (“ATEL 12”), commenced a public offering of up to $200,000,000 of its limited liability company member interests on September 26, 2007. The offering was terminated as of September 25, 2009. As of that date, $30,021,320 of offering proceeds had been received from approximately 883 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ATEL 12 had acquired equipment and invested in notes receivable with a total purchase cost of $33,991,563 as of September 30, 2015. Of such equipment, items representing an original purchase cost of approximately $15,473,957 had been sold or disposed as of September 30, 2015.

The thirteenth Prior Program, ATEL 14, LLC (“ATEL 14”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on October 7, 2009. The offering was terminated as of October 6, 2011. As of that date, $84,024,650 of offering proceeds had been received from approximately 2,169 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ATEL 14 had acquired equipment and invested in notes receivable with a total purchase cost of $105,569,721 as of September 30, 2015. Of such equipment, items representing an original purchase cost of approximately $33,250,893 had been sold or disposed as of September 30, 2015.

The fourteenth Prior Program, ATEL 15, LLC (“ATEL 15”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on October 28, 2011. The offering was terminated as of October 28, 2013. As of that date, $66,451,210 of offering proceeds had been received from approximately 1,777 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ATEL 15 had acquired equipment and invested in notes receivable with a total purchase cost of $74,101,863 as of September 30, 2015. Of such equipment, items representing an original purchase cost of approximately $8,906,860 had been sold or disposed as of September 30, 2015.

The fifteenth prior public program, ATEL 16, LLC (“ATEL 16”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on November 5, 2013. The offering will terminate on its second anniversary. As of September 30, 2015, $37,253,190 of offering proceeds had been received from approximately 914 investors. All of the proceeds have been committed to equipment acquisitions and financings, organization and offering costs, working capital and capital reserves. ATEL 16 had acquired equipment and invested in notes receivable with a total original cost of $30,551,556 as of September 30, 2015. Of such equipment, items representing an original purchase cost of approximately $15,925 had been sold or disposed as of September 30, 2015.

As discussed elsewhere in this Prospectus, fluctuations in demand for equipment may affect the ability of a leasing program to invest and reinvest its capital in a timely manner. Prior programs in their reinvestment stage may seek to acquire additional portfolio investments using leverage. Equipment lessors experienced a more difficult market in which to make suitable investments during recent periods of reduced growth and recession in the U.S. economy as a result of the softening demand for capital equipment during these periods. Delays in investment may have a negative impact on ATEL 12, LLC, ATEL 14, LLC, ATEL 15, LLC and ATEL 16, LLC. The Manager believes that it has identified industry segments, lease markets and potential transaction structures that will permit these Prior Programs to pursue their investment objectives.

Each of the Prior Programs has had, as an investment objective, the reinvestment of cash flow after payment of debt service and certain minimum distributions. Reinvestment is intended to increase the size, diversification and return on their equipment portfolios. Adverse economic conditions during 1999 through 2003 affected the timing and terms of remarketing and re-leasing efforts by these Prior Programs. An extended remarketing cycle and lower lease rates have limited the ability of ACEF VII, LP, ACEF VIII, LLC and ACEF IX, LLC to generate sufficient cash flow to permit significant reinvestment. In the future, adverse conditions in the general economy and equipment demand may also result in delays in leasing, re-leasing and disposition of equipment, and in reduced returns on invested capital. Factors which have in the recent past adversely affected the leasing market include: economic recession resulting in lower levels of capital expenditure by businesses; economic conditions have resulted in more used equipment becoming available on the market in turn resulting in downward pressure on prices and lease rates due to excess inventory; and, finally, the lowest interest rates in over fifty years have exerted downward pressure on lease rates and resulted in less demand for lease financing. In any event, there can be no assurance as to what future developments may occur in the economy in general or in the demand for equipment and lease financing in particular. These general economic factors and the stages in Prior Programs’ investment and disposition cycles have also affected the rates of distributions by Prior Programs. In particular, during the liquidation stages of Prior Programs, rates of distributions have varied from their operating stages and distributions have in some cases been suspended while a program’s debt is repaid from disposition proceeds before remaining net disposition proceeds are available to be distributed to investors.

As of September 30, 2015, the Prior Programs have acquired and financed equipment with a total purchase cost of approximately $2.0 billion during a period of over 29 years since the date the first Prior Program commenced operations. Aggregate losses from material lessee defaults on these transactions have been approximately $8.3 million, or approximately 0.029% of the assets acquired per annum, substantially less than the amount assumed by ATEL in structuring these portfolios as the losses to be anticipated in the ordinary course of leasing business. There is no identifiable trend in the frequency or amount of lessee defaults experienced by prior programs.

Although certain of the Prior Programs have experienced lessee defaults in the ordinary course of business, none of the Prior Programs has experienced an unanticipated rate of default or major adverse business developments which the Fund Manager believes will impair its ability to meet its investment objectives.

The Prior Programs have investment objectives that are similar to those of the Fund. The factors considered by the Manager in determining that the investment objectives of the prior programs were similar to those of the Fund include the types of equipment to be acquired, the structure of the leases to such equipment, the credit criteria for lessees, the intended investment cycles, the reinvestment policies and the investment goals of each program. Therefore, all of the information set forth in the tables included in this Exhibit A may be deemed to relate to programs with investment objectives similar to those of the Fund.

Other than as described above, none of the Prior Programs has experienced major adverse business developments which the Fund Manager believes will impair its ability to meet its investment objectives. Each of the Prior Programs has provided its investors with regular cash distributions throughout its operating stage.

The following is a list of the tables set forth in Exhibit A:

Table I	—	Experience in Raising and Investing Funds
Table II	—	Compensation to the Sponsor
Table III	—	Operating Results of Prior Public Programs
Table IV	—	Results of Completed Programs
Table V	—	Sales or Disposals of Portfolio Investments by Prior Programs
Table VI	—	Acquisition of Portfolio Investments by Prior Programs

In Table I information is presented with respect to all Prior Programs sponsored by ATEL that completed their offerings of interests within the ten-year period ended September 30, 2015.

In Table II information is presented with respect to all Prior Programs sponsored by ATEL that completed their offerings of interests within the ten-year period ended September 30, 2015.

In Table III information is presented with respect to all Prior Programs sponsored by ATEL that completed their offerings of interests within the ten-year period ended September 30, 2015.

Table IV includes information concerning the results of the most recent completed Prior Programs.

Table V includes information regarding all dispositions of portfolio investments by the five most recent Prior Programs during the period ended September 30, 2015.

Table VI includes information regarding all acquisitions of portfolio investments by the five most recent Prior Programs during the period ended September 30, 2015.

The Manager will provide to any investor, upon written request and without charge, copies of the most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission by each of the Prior Programs, and will provide to any investor, for a reasonable fee, copies of the exhibits to such reports. Investors may request such information by writing to ATEL Investor Services, Inc. at 600 Montgomery Street, 9th Floor, San Francisco, California 94111 or by calling the Manager at (415) 989-8800.

In addition to the Prior Programs, ATEL has sponsored eight private programs and one public program, that had commenced operations as of September 30, 2015. These programs were formed to engage exclusively in growth capital financing, investment objectives that are significantly different than those of the Prior Programs.

ATEL Venture Fund, LLC (“AVF”) commenced a private offering of up to $25,000,000 of its limited liability company shares on September 1, 1999. AVF terminated its offering as of August 31, 2001. As of that date, $8,846,000 of offering proceeds had been received from approximately 147 investors. All of the proceeds were committed to growth capital financing transactions, organization and offering expenses, working capital and capital reserves. AVF had acquired growth capital financing transactions representing a total capital investment of $11,560,698 as of September 30, 2015. All of such portfolio investments had been sold or disposed as of September 30, 2015.

ATEL Growth Capital Fund, LLC (“AGCF”) commenced a private offering of up to $25,000,000 of its limited liability company shares on June 1, 2003. AGCF terminated its offering as of May 31, 2005. As of that date, $21,010,000 of offering proceeds had been received from approximately 329 investors. AGCF had acquired growth capital financing transactions representing a total capital investment of $37,535,651 as of September 30, 2015. Of such portfolio investments, transactions representing an original capital investment of approximately $36,789,331 had been sold or disposed as of September 30, 2015.

ATEL Growth Capital Fund II, LLC (“AGCF II”), commenced a private offering of up to $25,000,000 of its limited liability company shares on September 1, 2005. AGCF II terminated its offering as of November 28, 2006. As of that date, $25,000,000 of offering proceeds had been received from approximately 378 investors. AGCF II had acquired growth capital financing transactions representing a total capital investment of $40,251,180 as of September 30, 2015. Of such portfolio investments, transactions representing an original capital investment of approximately $38,691,235 had been sold or disposed as of September 30, 2015.

ATEL Growth Capital Fund III, LLC (“AGCF III”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective November 29, 2006. AGCF III terminated its offering as of August 15, 2007. As of that date, $35,000,000 of offering proceeds had been received from approximately 421 investors. AGCF III had acquired growth capital financing transactions representing a total capital investment of $48,456,603 as of September 30, 2015. Of such portfolio investments, transactions representing an original capital investment of approximately $46,013,832 had been sold or disposed as of September 30, 2015.

ATEL Growth Capital Fund IV, LLC (“AGCF IV”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective August 1, 2007. AGCF IV terminated its offering as of January 22, 2009. As of that date, $34,995,000 of offering proceeds had been received from approximately 411 investors. AGCF IV had acquired growth capital financing transactions representing a total capital investment of $49,087,195 as of September 30, 2015. Of such portfolio investments, transactions representing an original capital investment of approximately $40,381,123 had been sold or disposed as of September 30, 2015.

ATEL Growth Capital Fund V, LLC (“AGCF V”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective January 22, 2009. AGCF V terminated its offering as of July 31, 2010. As of that date, $17,085,000 of offering proceeds had been received from approximately 207 investors. AGCF V had acquired growth capital financing transactions representing a total capital investment of $29,429,969 as of September 30, 2015. Of such portfolio investments, transactions representing an original capital investment of approximately $21,537,087 had been sold or disposed as of September 30, 2015.

ATEL Growth Capital Fund VI, LLC (“AGCF VI”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective September 15, 2010. AGCF VI terminated its offering as of

August 17, 2012. As of that date, $8,145,000 of offering proceeds had been received from approximately 97 investors. AGCF VI had acquired growth capital financing transactions representing a total capital investment of $12,481,490 as of September 30, 2015. Of such portfolio investments, transactions representing an original capital investment of approximately $6,153,628 had been sold or disposed as of September 30, 2015.

ATEL Growth Capital Fund 8, LLC (“AGCF 8”), commenced a public offering of up to $75,000,000 of its limited liability company member interests on August 20, 2012. The offering was terminated as of August 20, 2014. As of that date, 16,182,960 of offering proceeds had been received from approximately 407 investors. AGCF 8 had acquired growth capital financing transactions representing a total capital investment of $12,408,616 as of September 30, 2015. Of such portfolio investments, transactions representing an original capital investment of approximately $1,800,000 had been sold or disposed as of September 30, 2015.

ATEL Growth Capital Fund 9, LLC (“AGCF 9”) commenced a private offering of up to $35,000,000 of its limited liability shares effective November 3, 2014. As of September 30, 2015, $2,097,032 of offering proceeds had been received from approximately 30 investors. AGCF 9 had acquired growth capital financing transactions representing a total capital investment of $900,000 as of September 30, 2015.

In addition to the foregoing public and private investor programs, ATEL has sponsored one additional private program formed to engage exclusively in growth capital financing, ATEL Portsmouth Growth Capital Fund, LLC, which commenced operations in the fourth quarter of 2015; and has formed three prior institutional investor programs: ATEL Leasing Income Fund, L.P., formed in May 2010, ATEL Leasing Income Fund II, L.P., formed in February 2013, and ATEL Leasing Income Fund III, L.P., formed in the fourth quarter of 2015. Each of these institutional investor programs was formed to seek capital commitments from institutional investors for lease financing investments, and each of these institutional programs has significantly different portfolio investment criteria, investment and management structures than those of the Prior Programs. Each also has distinctly different capital, fees and expense structures than those of the Prior Programs.

INCOME, LOSSES AND DISTRIBUTIONS

The taxable income and taxable loss of the Fund (the “Net Income and Net Loss”) and all Fund cash distributions shall be allocated 99.99% to investors and 0.01% to the Manager as the Carried Interest.

Allocations of Net Income and Net Loss

The Fund will close its books as of the end of each quarter and allocate Net Income, Net Loss and cash distributions on a daily basis, i.e., Fund items will be allocated to the investors in the ratio in which the number of Units held by each of them bears to the total number of Units held by all as of the last day of the fiscal quarter with respect to which such Net Income, Net Loss and cash distributions are attributable; provided, however, that, with respect to Net Income, Net Loss and cash distributions attributable to the offering period of the Units (including the full quarter in which the offering terminates), such Net Income, Net Loss and cash distributions shall be apportioned in the ratio in which (i) the number of Units held by each investor multiplied by the number of days during the period the investor owned the Units bears to (ii) the amount obtained by totaling the number of Units outstanding on each day during such period. No Net Income, Net Loss and cash distributions with respect to any quarter will be allocated to Units repurchased by the Fund during such quarter, and such Units will not be deemed to have been outstanding during such quarter for purposes of the foregoing allocations. Transfers of Member interests will not be effective for any purpose until the first day of the following quarter.

Timing and Method of Distributions

Fund cash distributions are generally made and allocated to Holders on a quarterly basis. However, the Manager will determine amounts available for distributions on a monthly rather than quarterly basis. All investors will be entitled to elect to receive distributions monthly rather than quarterly by designating such election in a written request delivered to the Manager. An initial election to receive monthly rather than quarterly distributions may be made at the time of subscription by designating such election on the Subscription Agreement. Thereafter, each investor may, during each fiscal quarter, designate an election to change the timing of distributions payable to the investor for the ensuing fiscal quarter by delivering to the

Manager a written request. Investors who have previously elected monthly distributions may at such time elect to return to quarterly distributions and those receiving quarterly distributions may elect monthly distributions for the following quarter. Distributions will be made by check payable to the record Holder unless another payee is designated in writing executed by the Holder. Holders may elect in writing to have distributions paid by wire transfer to designated accounts. Wire transfer instructions may be given upon subscription or may be provided at any time thereafter for subsequent distributions.

During the Fund’s offering and operating stages, extending through the end of a six-year period following the end of the offering of Units, the Fund expects to make regular cash distributions to investors. After the end of the Fund’s operating stage, the Fund intends to distribute to investors all available cash through the final liquidation of the Fund, which is expected to occur eight to ten years following the end of the offering period. During this liquidation stage, the timing and amount of distributions are expected to be less regular than during the operating stage.

Allocations of Distributions

Distributions will be allocated among investors on the same basis as Net Income and Net Loss. Amounts to be distributed will be determined after payment of Fund operating expenses, establishment or restoration of capital reserves deemed appropriate by the Manager, and, to the extent permitted, reinvestment in additional equipment.

A significant portion of each distribution is expected to constitute a return of capital for tax and accounting purposes. The Fund anticipates that income taxes on a portion of its distributions will be deferred by depreciation available from its equipment. To the extent Net Income is reduced by depreciation deductions, distributions will be considered return of capital for tax purposes and income tax will be deferred until subsequent years. Until investors receive total distributions equal to their original investment, a portion of each distribution will be deemed a return of capital rather than a return on capital for investment purposes. Notwithstanding the foregoing, however, the Manager intends to make distributions only out of cash from operations and cash from sales or refinancing and not out of capital reserves or offering proceeds held pending investment.

The Fund is intended to be self-liquidating. After the sixth year following the year in which the offering terminates, the Fund will distribute all available cash, other than reserves deemed required for the proper operation of its business, including reserves for the upgrading of equipment to preserve its value or to purchase equipment the Fund has committed to buy prior to the end of the reinvestment period. During this liquidation stage, rates of distributions may vary and distributions may be suspended while Fund debt is repaid from disposition proceeds before net disposition proceeds are distributed to Unit holders.

When the Fund liquidates, and after the Fund pays its creditors (including Unit holders who may be creditors), the Fund will distribute any remaining proceeds of liquidation in accordance with each Member’s positive Capital Account balance. As a result, if cash distributions are made during the period between the date investors are first admitted to the Fund and the end of the offering of Units, it is likely that different amounts would be distributable upon liquidation to the different investors, depending on their then Capital Account balances. This difference will be substantially reduced or eliminated by the special allocation to investors of gain from the sale of equipment, which could equalize their Capital Account balances. In particular, if distributions made during the offering period to investors who were admitted at the initial admission date reflect a return of capital (or to the extent that such investors receive allocations of net losses relating to the offering period), such investors will receive less on liquidation of the Fund than those who were admitted at the final admission date. Furthermore, to the extent that those investors who were admitted at the first admission date receive allocations of net profits relating to the offering period in excess of the distributions of cash for that same period, such investors will receive more distributions on liquidation than those Investors who are admitted at end of the offering. As noted above, any differences would be substantially reduced or eliminated to the extent the Manager equalizes Capital Accounts through special allocations of gain from the sale of equipment.

Reinvestment

The Fund has the power to reinvest revenues during the period ending six years after the year the offering ends. Before the Fund can reinvest in portfolio assets, however, the Fund must, at a minimum, distribute to Unit holders the greater of

(i) enough cash to allow an investor in a 31% federal income tax bracket to meet the federal and state income taxes due on income from the operations of the Fund; or

(ii) for each quarter during the Reinvestment Period, an amount equal to not less than 8% nor more than 10% per annum on investors’ original capital contributions. The rate within the foregoing 8% minimum and 10% maximum will otherwise equal an amount that is 4% over the average yield on five-year United States Treasury Bonds as of the end of the fiscal quarter immediately preceding the date of the distribution, as published in a financial newspaper of national distribution from time to time.

The following chart illustrates the anticipated cycle of distributions to investors during the Fund’s three basic stages, funding, operations and liquidation. The amount of distributions is expected to vary during the initial offering stage of the Fund, as it raises equity capital through the sale of Units, acquires its initial investment portfolio and leverages its portfolio. Then, distributions are expected to become level as the Fund is required during its six year operating stage to make minimum distributions to investors prior to any reinvestment of the Fund’s operating cash flow. There can be no assurance, however, as to the rate or availability of distributions during any period, or the rate of reinvestment, if any, during the operating stage. The availability of cash for distributions, and the rate of distributions, if any, during all stages will be dependent on the success of Fund operations and the Fund’s need to pay operating expenses, to repay debt, the terms of which may require suspension of distributions during some periods, and to establish necessary capital reserves. After the operating stage, the Fund is expected to enter into a two to four year liquidating stage during which all cash flow not required for Fund obligations, including repayment of debt and establishment of capital reserves, will be distributed to investors. Distributions during this period are expected to fluctuate as amounts vary depending on the rate of liquidation of the portfolio, the residual values realized upon expiration of leases and disposition of investment assets, the amount of remaining lease revenues, the amount of operating expenses incurred, the need to repay portfolio debt, and the establishment of necessary capital reserves. Investors should note that there can be no assurance as to the amount or timing of any distributions, or as to the duration of the Fund’s liquidation period and term to final liquidation, which, as described above, will depend on a number of factors affecting Fund operations.

Offering Stage:
Units are only sold during the offering period • Invested capital goes to work immediately following close of escrow for minimum funding • ATEL has 6 months to invest it after the offering is terminated • Investment dollars are used to purchase equipment and financing transactions • Investors are extremely limited in their ability to sell units during the life of the Fund • Cash distributions are expected to begin immediately after minimum funding and are expected to be paid monthly or quarterly

Operating Stage and Reinvestment Period:
Equity raised during the offering period and, if available, borrowing proceeds and excess operating revenues, may be used to make additional investments in portfolio assets • Cash distributions are expected to be paid monthly or quarterly and are largely tax deferred • Depreciation on equipment leases may offset a portion of current income to investors • The investment portfolio is actively managed throughout the life of the Fund

Liquidating Stage:
Liquidating stage expected to last around 2+ years • Investments will be sold at maturity and no operating cash flow will be used to make new investments • Distributions are paid periodically to investors and the amount will fluctuate

Return of Unused Capital

Any net offering proceeds received by the Fund during the first twelve months of the offering not committed to investment in portfolio assets by eighteen months after the beginning of the offering, and any offering proceeds received in a second year of the offering not committed to investment by a date six months after the end of the offering (except amounts used to pay operating expenses or required as capital reserves) will be distributed to investors pro rata as a return of capital. In addition, in order to refund to the investors the amount of Front End Fees attributable to such returned capital, the Manager has agreed to contribute to the Fund, and the Fund will distribute to investors pro rata, the amount by which the unused capital so distributed, divided by the percentage of offering proceeds remaining after payment of all Front End Fees, exceeds the amount of unused capital distributed.

Cash from Capital Reserve Account

The Operating Agreement requires that the Fund initially establish a cash reserve for general working capital purposes in an amount equal to not less than ½ of 1% of the offering proceeds (equal to $6,000 if the minimum Units are sold and $750,000 if the maximum Units are sold). Any cash reserves used need not be restored, and, if restored, may be restored from the operating revenues of the Fund. Distributions of cash reserves will be allocated and distributed in the same manner as cash proceeds from sales of equipment. Cash reserves that the Manager deems no longer required as capital reserves may be distributed or invested by the Fund.

Sources of Distributions — Accounting Matters

The amount of cash the Fund will distribute to investors each year is not the same as the amount of taxable income that is passed through to the investor. For example, the Fund may have tax deductions that do not represent direct cash expenses, so the Fund may have more cash available to distribute than it has taxable income. When an investor receives a distribution of more cash in a year than his share of income, he will be deemed to be receiving a return of his invested capital rather than investment income. Distributions by the Fund may be characterized differently for tax, accounting and economic purposes as a return of capital, investment income or a portion of each.

Portfolio investments are expected to provide for periodic payments, which may be in advance or in arrears during the terms of the leasing and financing transactions. In order to provide for a regular rate of distribution to all investors during the early periods of the Fund as new investors are admitted and assets acquired, the Fund may incur short term borrowing in anticipation of gross revenues to be generated by these periodic payments from newly acquired transactions during their respective initial fixed terms. As such, all Fund cash distributions for a period would nevertheless be based on the Fund’s actual and anticipated gross revenues to be generated during the respective distribution periods from the binding initial terms of the leases and other portfolio investments acquired.

CAPITALIZATION

The capitalization of the Fund, as of the date of this Prospectus and as adjusted to reflect the issuance and sale of the Units offered hereby assuming the minimum 120,000 Units and the maximum 15,000,000 Units are sold, is as follows:

	As of the Date hereof	Minimum 120,000 Units	Maximum 15,000,000 Units
Units of Member Interest ($10 per Unit)	$500	$1,200,500	$150,000,500
Total Capitalization	$500	$1,200,500	$150,000,500
Less Estimated Organization and Offering Expenses	—	150,000	18,750,000
Net Capitalization	$500	$1,050,500	$131,250,500

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Until receipt and acceptance of subscriptions for 120,000 Units, the Fund will not commence active operations.

After the minimum capital is received, subscription proceeds will be released to the Fund from escrow and applied to the payment or reimbursement of Organization and Offering Expenses, leaving estimated net proceeds available for investment and operations of $1,050,000. As additional subscriptions for Units are received, the Fund will experience a relative increase in liquidity and the Fund will experience a corresponding decrease in liquidity as capital is expended in the purchase of its portfolio investments.

The Fund will acquire its investments with cash and debt, and may leverage assets after acquiring them for cash in order to fund additional investments. The Fund may borrow on a secured or unsecured basis amounts up to 50% of the aggregate purchase price of its portfolio assets, and intends to borrow the maximum amount permitted. The Fund currently has no arrangements with, or commitments from, any lender with respect to debt financing. The Manager anticipates that any acquisition financing or other borrowing will be obtained from institutional lenders. Except as discussed below in connection with asset securitization financing, the Fund does not currently anticipate that it will engage in any material hedging transactions.

Until required for the acquisition or operation of portfolio investments, the offering proceeds will be held in short-term, liquid investments. The Fund is required by the Operating Agreement to establish an initial working capital reserve in the amount of ½ of 1% of the Gross Proceeds.

Depreciation

For financial reporting purposes, equipment on operating leases will generally be depreciated using the straight-line method, over periods equal to the terms of the related leases to the equipment, down to an amount equal to the estimated residual value of the equipment at the end of the related leases. The treatment for financial reporting purposes differs from cost recovery for tax purposes in which the IRS prescribes certain useful lives for each type of equipment and the Code provides specific accelerated rates of depreciation over those useful lives.

Inflation

The potential effects of inflation on the Fund are difficult to predict. If the general economy experiences significant rates of inflation, however, it could affect the Fund in a number of ways. The cost of portfolio investment acquisitions could increase with inflation, but cost increases could be offset by the Fund’s ability to increase lease rates in an inflationary market. Revenues from existing leases would not generally increase with inflation, as the Fund does not expect to provide for rent escalation clauses tied to inflation in its leases. Nevertheless, the anticipated residual values to be realized upon the sale or re-lease of equipment upon lease terminations (and thus the overall cash flow from the Fund’s leases) may be expected to increase with inflation as the cost of similar new and used equipment increases.

Interest Rates

Fluctuations in prevailing interest rates could also affect the Fund. The cost of capital reflected in interest rates is a significant factor in determining market lease rates and the pricing of lease financing generally. Higher interest rates could affect the cost of Fund borrowing, reducing its yield on leveraged investments or reducing the desirability of leverage. The Fund would also expect that increases or decreases in prevailing interest rates would generally result in corresponding increases or decreases in available lease rates on new leases. Except as discussed below, interest rate fluctuations would generally have little or no effect on existing leases, as rates on such leases would generally be fixed without any adjustment related to interest rates.

The Fund may incur short-term bridge financing bearing a variable interest rate, but this borrowing would involve little exposure to increased interest rates because of its limited term. However, the Manager expects that any asset securitization financing by the Fund will involve borrowing at a variable interest rate based on an established reference rate. The Manager would seek to mitigate the Fund’s exposure to increases in the interest rate by engaging in hedging transactions that would effectively fix the interest rate obligation of the Fund. The Manager’s policy will be to incur variable rate financing only under conditions and terms which limit the potential adverse effect on the Fund’s anticipated return on the related lease transactions. Other than in short-term bridge financing or asset securitization financing, the Manager will seek to avoid borrowing under terms which provide for a rate of interest which may vary. The Manager will attempt to limit any other variable interest rate borrowing to those instances in which the lessee agrees to bear the cost of any increase in the interest rate. If such debt is incurred without a corresponding variable lease payment obligation, the Fund’s interest obligations could increase while lease revenues remain fixed. Accordingly, a rise in interest rates may increase borrowing costs and reduce the amount of income and cash available for Distributions.

Historically, the interest rates charged by major banks have fluctuated; as a result, the precise amount of interest which the Fund may be charged under such circumstances cannot be predicted.

Financial Reporting and Disclosure Status

Emerging Growth Companies and Smaller Reporting Companies

The Fund falls within the definition of an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933 (the “1933 Act”) and Section 3(a)(80) of the Securities Exchange Act of 1934 (the “1934 Act”), each adopted with the Jumpstart Our Business Startups (JOBS) Act. That definition includes all issuers with total annual gross revenues of less than $1,000,000,000 during their most recently completed fiscal years, except that it excludes an issuer if the first sale of common equity securities of such issuer pursuant to an effective registration statement under the 1933 Act occurred on or before December 8, 2011.

The Fund’s Units will not be publicly traded and, as a consequence, the Fund will have no “public float” or reported aggregate secondary market value of the Units, its only class of outstanding equity securities. Companies with a public float under $75 million are considered non-accelerated filers or “smaller reporting companies” as defined in Rule 405 promulgated by the SEC under the 1933 Act and Rule 12b-2 promulgated by the SEC under the 1934 Act. Because its Units cannot be publicly traded without causing adverse tax consequences to the Fund and its Unit holders, the Fund will be a smaller reporting company throughout its term, subject to changes in applicable law.

These filing status categories described above provide for certain reduced reporting, corporate governance and disclosure requirements and many of the reduced requirements applicable to emerging growth companies apply to smaller reporting companies regardless of their status as emerging growth companies. Set forth below is a summary of the exemptions available to emerging growth companies and the expected impact on the Fund’s public reporting, governance and disclosure.

The Fund as an Emerging Growth Company

The Fund will continue to be characterized as an emerging growth company under the JOBS Act until the earliest of (a) the last day of the fiscal year during which it has total annual gross revenues of $1,000,000,000 or more (subject to inflation indexing); (b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of Units pursuant to this prospectus; (c) the date on which the Fund has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which such issuer is deemed to be a “large accelerated filer,” as that term is defined under regulations adopted under the 1934 Act. As described below, the Fund will not terminate its status as an emerging growth company under the clauses (a), (c) or (d), so it will terminate such status only on the fifth anniversary of its first sale of Units pursuant to this prospectus. The Fund’s assets will consist primarily of equipment held for lease which will be subject to economic depreciation. While the residual value of the equipment upon disposition will be important in determining return on investment, the equipment portfolio as a whole will not appreciate in value. The Fund’s revenues will generally be installments of rent and interest on loans, and sale proceeds from disposition of depreciated equipment, so will be limited by the value of its Portfolio Assets. Accordingly, because the Fund may raise not more than $150 million in equity capital and may not borrow an amount that exceeds 50% of the cost of its Portfolio Assets, it will never generate $1,000,000,000 in revenues so will not terminate its status as an emerging growth company under clause (a) above. The Fund cannot under its Operating Agreement issue debt securities, and, with the aforementioned limit on its total borrowing power, it will never issue $1,000,000,000 in non-convertible debt, so will not terminate emerging growth company status under clause (c) above. Under 1934 Act Rule 12b-2, a “large accelerated filer” is a registrant that, among other things, has “an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more.” As noted above, the Fund’s total equity is limited and its business plan and portfolio restrictions will not generate capital appreciation for its investors. Also, as discussed elsewhere in this Prospectus, no public market will exist for the Units, so the Fund will not in any event have a market value for its sole class of equity, the Units, of $700 million or more, and will therefore never be deemed to be a “large accelerated filer” to terminate its status under clause (d) above.

The JOBS Act provides emerging growth companies with exemptions from certain executive compensation disclosure requirements. The JOBS Act exempts emerging growth companies from two corporate governance requirements under 1934 Act Section 14A(a) and (b) that public companies hold a non-binding shareholder advisory vote at least once every three years on executive compensation and a shareholder vote on executive severance payments known as golden parachutes. The JOBS Act exempts emerging growth companies from the requirement under Section 953(b) of the Dodd-Frank Act that public companies calculate and disclose the median compensation of all employees compared to the chief executive officer.

The JOBS Act provides that emerging growth companies need furnish only two years of audited financial statements along with their SEC-filed registration statement. Additionally, this statute phases in the requirement to provide financial data to the SEC so that an emerging growth company need not provide audited financial statements for periods prior to those provided with the registration statement.

In addition, emerging growth companies have the same extended compliance period for new or revised accounting standards issued by the Financial Accounting Standards Board (FASB) that are currently available to private companies, if those new or revised standards apply to companies that are not issuers. Moreover, an emerging growth company need only present selected financial data in its periodic reports for the earliest audited period presented in connection with its first registration statement.

The JOBS Act allows emerging growth companies to defer compliance with the requirement imposed by Sarbanes-Oxley Act Section 404(b) that it obtain an attestation report by its auditor with respect to management’s assessment of the issuer’s internal controls.

The JOBS Act exempts emerging growth companies from any regulations promulgated by the Public Company Accounting Oversight Board (PCAOB) that would require mandatory audit firm rotation (but does not exempt these companies from the five-year rotation of the audit firm partner mandated by Sarbanes-Oxley Act Section 203). Also, any additional rules adopted by the PCAOB after the date of enactment will not apply to an audit of any emerging growth company, unless the SEC determines that the application of those additional requirements is necessary or appropriate in the public interest, after considering the protection of investors and whether the action will promote efficiency, competition and capital formation.

The JOBS Act allows an emerging growth company to forgo these regulatory exemptions afforded to emerging growth companies and instead opt in to certain regulatory requirements as it sees fit. However, emerging growth companies cannot selectively opt in to comply with new or revised accounting standards.

They cannot select some standards to comply with and not others, but must comply with all such standards to the same extent as a non-emerging growth company. They must also continue to comply with the standards to the same extent that a non-emerging growth company has to comply with the standards for as long as the company remains an emerging growth company.

Under Section 107(b) of the JOBS Act, an emerging growth company must make its choice to opt in or opt out of the extended transition period for compliance with new or revised accounting standards at the time the company is first required to file a registration statement, periodic report or other report with the SEC and must notify the Commission of its choice. Accordingly, the Fund hereby elects to opt out of the extended transition period for complying with new or revised accounting standards applicable to emerging growth companies pursuant to Section 107(b) of the JOBS Act, and by filing the registration statement of which this prospectus is a part, the Fund has notified the SEC that it will not use the extension of time for compliance with new or revised accounting standards provided to emerging growth companies. This election by the Fund to forego such extension of time for compliance with new or revised accounting standards is irrevocable.

The Fund as a Smaller Reporting Company and the Expected Impact of JOBS Act on the Fund

As noted, the Fund will be a smaller reporting company under applicable 1933 Act and 1934 Act provisions and related SEC rules.

Certain of the exemptions afforded emerging growth companies under the JOBS Act are available in any event to issuers such as the Fund that are smaller reporting companies and other non-accelerated filers as those terms are defined under the 1933 Act and 1934 Act. For example, while emerging growth companies have a five year delay in the requirement that they obtain an annual independent auditor attestation on their internal controls and procedures, the Fund, as a smaller reporting company, is not subject to the attestation requirements under current law. Emerging growth companies may present only two years of audited statements and certain other financial disclosures in their registration statements and reports rather than three. The Fund has no prior operations and the two-year period already applies to companies such as the Fund as smaller reporting companies and non-accelerated filers.

Certain other reduced disclosure and corporate governance rules afforded emerging growth companies under the JOBS Act, such as those relating to executive officer compensation disclosure and shareholder advisory votes on executive compensation, may technically apply to the Fund, but are not expected to have any significant impact on its reporting. The Fund has no employees, the compensation of the Manager and its Affiliates is determined by the provisions of the Operating Agreement, and the Fund does not hold annual meetings. Accordingly, certain exemptions for emerging growth companies from requirements of disclosure of executive compensation in annual proxy statements and periodic advisory votes will have limited impact on the Fund and its Unit holders.

FEDERAL INCOME TAX CONSEQUENCES

Preface

This section of the Prospectus addresses all material federal income tax considerations which may be relevant to a “typical” investor. ATEL considers a typical investor to be a natural person who is a citizen of the United States. This section is not exhaustive of all possible tax considerations and is not tax advice. Moreover, this section does not deal with all aspects that might be relevant to a particular prospective investor, in light of the investor’s personal circumstances. The tax treatment for non-typical investors may differ significantly from the tax consequences outlined in this section. Non-typical investors include trusts, corporations, tax-exempt organizations, employee benefit plans, and foreign investors. State and local tax consequences may differ from the federal income tax consequences described below.

It is impractical to set forth in this Prospectus all aspects of federal, state, local and foreign tax law which may affect an investment in the Fund. Nevertheless, as noted above, this section of the Prospectus addresses all material federal income tax considerations which may be relevant to a “typical” investor. The tax consequences of investing in Units will not be the same for all investors. A careful analysis of by each investor of the investor’s particular tax situation is required to evaluate this investment properly. Furthermore, the discussion of various aspects of federal, state, local and foreign taxation and of counsel’s opinion contained herein is based on the Internal Revenue Code, existing laws, judicial decisions and administrative regulations, rulings and practice, all of which are subject to change. Therefore, ATEL urges each investor to consult with the investor’s own tax advisor prior to investing in Units.

As set forth in this Prospectus under “Investment Objectives and Policies — Principal Investment Objectives,” the Fund’s investment decisions in structuring its portfolio will be driven by the projected economic consequences of each transaction, primarily the cash return on cash invested. While the tax consequences of the Fund’s structure, including the pass through of income and loss, and of specific investments, including “true lease” status, amortization and cost recovery, are expected to affect the rates of return that may be realized by the Fund and its investors, the Fund’s investment decisions will not generally be based on tax consequences, but primarily on the lease and loan rates and projected sale and other residual proceeds to be realized from the investments.

Opinions of Derenthal & Dannhauser LLP

Derenthal & Dannhauser LLP is of the opinion that, for federal income tax purposes:

—	The Fund is classified as a partnership and not as an association taxable as a corporation.
—	The Fund will not be treated as a publicly traded partnership.
—	Upon admission to the Fund, an investor will be a Member of the Fund.
—	Each investor will be able to include in the tax basis of the investor’s Units the investor’s share of bona fide Fund nonrecourse liabilities.
—	The IRS will not significantly modify the allocations of taxable income and tax loss under the Operating Agreement.

In addition, to the extent the summaries of federal income tax consequences herein contain statements or conclusions of law, counsel is of the opinion that these statements or conclusions are correct under the Internal Revenue Code, applicable current and proposed IRS regulations, current published administrative positions of the IRS and judicial decisions.

The opinions of Derenthal & Dannhauser LLP are based upon the facts described in this Prospectus, and the assumption that the Fund will operate its business as described in this Prospectus. Any alteration of the facts may adversely affect the opinions rendered. Furthermore, the opinions of counsel are based upon existing law, which is subject to change either prospectively or retroactively.

Counsel’s tax opinions represent only Derenthal & Dannhauser LLP’s best legal judgment. The opinions have no binding effect on, or official status with, the IRS or any other government agency. The Fund has not requested an IRS ruling on any matter. There can be no assurance that the IRS will not challenge any of Derenthal & Dannhauser LLP’s conclusions.

There is one material federal income tax issue as to which counsel is unable to render, and therefore has not rendered an opinion. Counsel has not rendered an opinion as to the status of the Fund’s leases for federal tax purposes, inasmuch as such status is subject to the facts and circumstances of each lease transaction, and the specific terms of such transactions will not be known until the transactions are entered into by the Fund, and no such transactions are yet in place. Nevertheless, the Manager expects that most of the Fund’s leases will be treated by the Fund as “true leases” (see the discussion under “Tax Status of Leases” below). The Fund will use industry standard contracts and other agreements for such leases, and although no opinion of counsel will be rendered in this regard, the Manager, based on the extensive experience of its affiliates in the equipment leasing industry, does not believe there is any appreciable risk as a consequence. If a leasing transaction is treated as a sale or financing rather than a true lease, the investors would not be entitled to cost recovery deductions with respect to such leases. On the other hand, a portion of the lease rental payments would be deemed to constitute amortization of such financing or sales proceeds which would not be taxable. Inasmuch as the facts and circumstances of each lease transaction, and the tax consequences of each lease transaction, will not be known until the transactions are entered into by the Fund, counsel can render no opinion as to such tax consequences or as to the risk resulting from the absence of such opinion.

The Fund’s management will prepare its income tax information returns. The Fund will make a number of decisions on such tax matters as the expensing or capitalizing of particular items, the proper period over which capital costs may be depreciated or amortized, the allocation of acquisition costs between equipment and management fees, and other similar items. Such matters will be handled by the Fund. Tax counsel to the Fund will not prepare or review the Fund’s income tax information returns.

Classification as a Partnership

The Manager and the Fund have represented to counsel that the Fund will not elect to be treated as a corporation for federal income tax purposes under the Internal Revenue Code Section 7701 Treasury Regulations. Based on such representation, Derenthal & Dannhauser LLP is of the opinion that the Fund will be classified as a partnership and will not be treated as an association taxable as a corporation for federal income tax purposes. Derenthal & Dannhauser LLP’s opinion is based upon ATEL’s factual representations and the continued effectiveness of the Treasury Regulations. If the Treasury Department were to amend its Regulations, it is possible that the Fund would not qualify as a partnership under the amended regulations.

Notwithstanding the preceding, if Units are considered publicly traded the Fund will be treated as a corporation under the publicly traded partnership provisions of Internal Revenue Code Section 7704. The Fund will be treated as publicly traded if Units are traded on an established securities market, or readily tradable on a secondary market or the substantial equivalent thereof. An established securities market includes a securities exchange as well as a regular over-the-counter market. Treasury Regulations under Internal Revenue Code Section 7704 state that a secondary market for an entity’s interests generally is indicated by the existence of a person standing ready to make a market in the interests, or where the holder of an interest has a readily available, regular and ongoing opportunity to sell or exchange his interest through a public means of obtaining or providing information on offers to buy, sell or exchange interests. Complicity or participation of the entity is relevant in determining whether there is public trading of its interests. A partnership will be considered as participating in public trading where trading in its interests is in fact taking place and the partnership’s governing documents impose no meaningful limitation on the holders’ ability to readily transfer their interests. A partnership’s right to refuse to recognize transfers is not a meaningful limitation unless such right actually is exercised.

Whether the Units will become readily tradable on a secondary market or the substantial equivalent thereof cannot be predicted with certainty. The Units will not be deemed readily tradable on a secondary market or the substantial equivalent thereof if any of the safe harbors included in the Treasury Regulations is satisfied. One of these is the 2% safe harbor. If the sum of the interests in Fund capital or profits that are sold or otherwise transferred during a tax year does not exceed 2% of the total interests in capital or profits, then a secondary market or its equivalent in Units will not exist.

The Fund has no control over an independent third person establishing a secondary market in Units. However, the Fund’s operating agreement requires that an investor obtain the consent of ATEL prior to any transfers of Units. ATEL intends to exercise its discretion in granting and withholding its consent to transfers so as to fall within the parameters of the 2% safe harbor. If the Fund complies with the 2% safe-harbor provision of the Treasury Regulations, Derenthal & Dannhauser LLP is of the opinion that the Fund will not be considered a publicly traded partnership.

If the Fund were treated for federal income tax purposes as a corporation in any year, (i) instead of there being no tax at the Fund level, the Fund would be required to pay federal income taxes upon its taxable income; (ii) state and local income taxes could be imposed on the Fund; (iii) losses of the Fund would not be reportable by the investors on their personal income tax returns; (iv) any distributions would be taxable to an investor as (a) ordinary income to the extent of current or accumulated earnings and profits, and (b) gain from the sale of the investor’s Units to the extent any distribution exceeded such earnings and profits and the tax basis of such Units; (v) distributions would be classified as portfolio income which would not be available to offset passive activity losses. See “Limitation on Deduction of Losses — Passive Loss Limitation” below. Also, a change in status from a partnership to a corporation could result in taxable income to an investor. The amount of taxable income would equal his share of the liabilities of the Fund over the adjusted basis of his Units.

Any of the foregoing would substantially reduce the effective yield on an investment in Units.

Allocations of Profits and Losses

In general, a partner’s distributive share of partnership income, gain, deduction or loss will be determined in accordance with the operating or partnership agreement. However, if such allocations do not have substantial economic effect, distributive shares will be determined in accordance with the partners’ interests in the partnership.

An allocation has economic effect under the Treasury Regulations if: (i) each partner’s share of partnership items is reflected by an increase or decrease in the partner’s capital account; (ii) liquidation proceeds are distributed in accordance with capital account balances; and (iii) any partner with a capital account deficit following the distribution of liquidation proceeds is required to restore such deficit.

An allocation can have economic effect even if a partner is not required to restore a deficit balance in his capital account, but only (i) to the extent the allocation does not reduce his capital account balance below zero; and (ii) if the operating or partnership agreement contains a qualified income offset. An agreement contains a qualified income offset if it provides that a partner who unexpectedly receives an adjustment, allocation or distribution that reduces his capital account below zero will be allocated income or gain in an amount and manner sufficient to eliminate his deficit capital account balance as quickly as possible.

Special rules apply to the allocation of deductions attributable to nonrecourse debt. Such allocations will be respected under the Treasury Regulations if the partners who are allocated the deductions bear the burden of the future income related to the previous deductions. In particular, the following additional elements must be satisfied: (i) the operating or partnership agreement must provide for allocations of nonrecourse deductions in a manner consistent with allocations of some other significant partnership item related to the property securing the nonrecourse debt, provided such other allocations have substantial economic effect; (ii) all other material allocations and capital account adjustments under the operating or partnership agreement are recognized under the Treasury Regulations; and (iii) the operating or partnership agreement contains a minimum gain chargeback.

A minimum gain chargeback provides that, if there is a net decrease in partnership minimum gain during a tax year, all partners will be allocated items of partnership income and gain in proportion to, and to the extent of, an amount equal to the portion of such partner’s share of the net decrease in partnership minimum gain. The amount of partnership minimum gain is determined by computing the amount of gain, if any, that would be realized by the partnership if it disposed of the property subject to the nonrecourse liability in full satisfaction thereof.

The Fund’s operating agreement prohibits losses from being allocated to an investor that would cause a deficit capital account in excess of the investor’s share of Fund minimum gain. Nonrecourse deductions will be allocated in the same manner as operating profits and losses. The operating agreement contains a minimum gain chargeback provision and a qualified income offset provision that are intended to comply with the provisions of the Treasury Regulations. The operating agreement provides that capital accounts will be maintained in accordance with the provisions of the Treasury Regulations. The operating agreement also provides that proceeds on liquidation will be distributed in accordance with positive capital account balances. Therefore, Derenthal & Dannhauser LLP is of the opinion that the allocations included in the operating agreement would not be significantly modified if challenged by the IRS.

The economic effect of a partnership’s allocations also must be “substantial.” Under Section 1.704-1(b)(2)(iii) of the Treasury Regulations, the economic effect of an allocation is substantial if there is a reasonable possibility that the allocation will affect substantially the dollar amounts to be received by the partners from the partnership, independent of tax consequences. Notwithstanding the foregoing, the economic effect is not substantial if, at the time that the allocation becomes part of the partnership agreement, (i) the after-tax economic consequences of at least one partner may, in present value terms, be enhanced compared to such consequences if the allocation were not contained in the partnership agreement, and (ii) there is a strong likelihood that the after-tax economic consequences of no partner will, in present value terms, be substantially diminished compared to such consequences if the allocations were not contained in the partnership agreement.

The Regulations include a presumption that the book value of depreciable partnership property is presumed to be its fair market value, and adjustments to book value will be presumed to be matched by corresponding changes in fair market value. Counsel is of the opinion that the economic effect of the allocations in the Operating Agreement are substantial.

Income Recognition

The Fund will prepare its tax returns using the accrual method of accounting. Under the accrual method, the Fund will include in income items such as interest and rentals as and when earned by the Fund, whether or not received. Thus, the Fund may be required to recognize income sooner than would be the case under the cash receipts and disbursements method of accounting.

Some leases provide for varying rental payments over the years. Section 467 of the Internal Revenue Code can require a lessor to take such rental payments into income as if the rent accrued at a constant level rate. This provision applies to certain sale-leaseback transactions and certain long-term leases. Certain of the Fund’s leases may provide for varying rental payments. If so, Section 467 requires the Fund to accrue the rental payments on such leases at a constant level rate. This could result in investors receiving increased allocations of taxable income or reduced allocations of loss in earlier years, without any increase in distributions until subsequent years. An additional consequence could be a conversion of a portion of the Fund’s rental income from any such lease to interest income. Rental income generally constitutes passive income. Interest income generally constitutes portfolio income. See “Limitation on Deduction of Losses — Passive Loss Limitation.”

Taxation of Investors

As a partnership for federal income tax purposes, the Fund itself will not be subject to any federal income taxes. Nonetheless, the Fund will file federal partnership information tax returns for each calendar year.

Each investor will be required to report on his own federal income tax return his share of Fund items of income, gain, loss, deduction or credit. An investor will be subject to tax on his distributive share of Fund income whether or not any distribution is made to him.

If the amount of a distribution to an investor for any year exceeds the investor’s share of the Fund’s taxable income for the year, the excess will constitute a return of capital. A return of capital is applied first to reduce the tax basis of the investor’s Units. Any amounts in excess of such tax basis generally will be taxable as a gain from the sale of a capital asset. However, all or a portion of a distribution to an investor in exchange for:

(i) an interest in inventory items which have substantially appreciated in value, or

(ii) unrealized receivables

will generally result in the receipt of ordinary income. The terms inventory items and unrealized receivables are specially defined for this purpose. The term unrealized receivables includes depreciation recapture, but only to the extent of the amount which would be treated as ordinary income upon a sale of the property.

Tax Status of Leases

Whether a specific lease is categorized as a lease (a “true lease”) rather than as a sale or a financing for federal income tax purposes involves a factual determination. Accordingly, no guarantee can be given that the Fund’s leases of equipment will be treated as leases by the IRS. A “true lease” means the Fund retains ownership of the equipment for tax purposes. The Fund has not yet entered into any leases, so no opinion of counsel has been rendered as to lease status. Moreover, the Fund does not expect to obtain an opinion of counsel regarding the status of any Fund leases. The Fund will utilize industry-standard leases for those leases that the Fund intends to treat as true leases. Consequently, the Manager does not believe there is any appreciable risk to the absence of an opinion of tax counsel.

If a leasing transaction is treated as a sale or financing rather than a true lease, the investors would not be entitled to cost recovery deductions with respect to such leases. On the other hand, a portion of the lease rental payments would be deemed to constitute amortization of such financing or sales proceeds which would not be taxable.

Limitation on Deduction of Losses

There are limitations on an investor’s ability to deduct his distributive share of Fund losses. Among them are: (i) losses will be limited to the extent of the investor’s tax basis in his Units; (ii) losses will be limited to the amounts for which the investor is deemed at risk; and (iii) losses will be limited to the investor’s income from passive activities. Deduction of losses attributable to activities not engaged in for profit also are limited. As the investment objectives of the Fund do not include generating deductible tax losses, the Manager does not anticipate that the following limitations will be of particular import to investors.

Tax Basis.  Initially, an investor’s tax basis for his Units will be equal to the price paid for the Units. Each investor will increase the tax basis for his Units by (i) his allocable share of the Fund’s taxable income; and (ii) any increase in his share of the Fund’s nonrecourse liabilities, and will decrease the tax basis for his Units by

—	his allocable share of the Fund’s tax loss,
—	the amount of any distributions, and
—	any reduction in his share of Fund nonrecourse liabilities.

If the tax basis of an investor should be reduced to zero, the amount of any distributions and any reduction in Fund nonrecourse liabilities will be treated as gain from the sale or exchange of the investor’s Units.

Subject to the other limitations discussed below, on his own federal income tax return an investor may deduct his share of the Fund’s tax loss to the extent of the tax basis for his Units. Fund losses which exceed his tax basis may be carried over indefinitely and, subject to the limitations discussed below, deducted in any year to the extent his tax basis is increased above zero.

At Risk Rules.  Under Internal Revenue Code Section 465, the amount of losses which may be claimed by an individual or a closely-held corporation from activities such as equipment leasing cannot exceed the amount which the investor has at risk with respect to such activities. A closely-held corporation is a corporation more than 50% of which is owned directly or indirectly by not more than five individuals.

The amount at risk is generally equal to the sum of money invested in the activity. In addition, an investor will be at risk with respect to any qualified nonrecourse financing used in the investment. An investor’s at risk amount will be decreased by his share of Fund losses and distributions. An investor’s at risk amount will be increased by his share of Fund income.

The total amount of money paid by each investor for his Units will be considered at risk. Fund indebtedness incurred in connection with equipment leasing activities is not expected to be considered at risk. Accordingly, an investor will only be able to deduct the investor’s share of Fund losses attributable to equipment leasing activities under the at risk rules in an amount equal to the purchase price of the investor’s Units, as adjusted for Fund income, losses and distributions. Any losses in excess of the investor’s at risk amount will be treated as a deduction in succeeding taxable years, again subject to the at risk limitations. An investor must recapture previously allowed losses if the investor’s amount at risk at the end of the year is reduced below zero.

Even if an investor can claim Fund losses under the at risk rules, the investor is still subject to the other limits on deduction discussed herein.

Under the Internal Revenue Code, the Fund will be permitted to aggregate its equipment leasing activities only with respect to equipment placed in service during the same taxable year. This could limit an investor’s deduction for losses with respect to certain equipment, even though the investor must recognize income with respect to other equipment.

Passive Loss Limitation.  Internal Revenue Code Section 469 limits the amount of losses that individuals and certain other taxpayers may claim from an activity in which the taxpayer does not materially participate. Under this limitation, net losses from a passive activity may only be deducted against net income from passive activities. Passive activity losses may not be used to offset compensation income or other forms of active income. Also, passive activity losses may not be used to offset interest, dividends and other forms of portfolio income.

To the extent the Fund enters into true leases for federal income tax purposes, the equipment leasing activities of the Fund will be passive activities. See “Tax Status of Leases” above in this section for a description of true leases. The real estate activities in which the Fund may engage would also constitute passive activities. Fund losses from passive activities are considered to be passive activity losses. Most investors will only be able to deduct their share of Fund passive activity losses to the extent they have passive income from other sources. Any excess Fund passive activity losses will be suspended and carried forward indefinitely. Suspended passive activity losses may be used to offset passive activity income in future years. Suspended passive activity losses also may be claimed in full against all types of income if an investor disposes of all of his Units in a fully taxable transaction to an unrelated person.

The Fund may have portfolio income:

—	to the extent of any interest income,
—	to the extent its investments constitute financing leases or secured loans, rather than true leases, and
—	to the extent of any dividends it receives from equity interests in growth capital lease investments.

The Fund’s receipt of the equity interests themselves may constitute a taxable event. The income therefrom could be passive or portfolio, depending upon the circumstances. Therefore, investors may be required to recognize taxable portfolio income and pay tax thereon in years in which they also are allocated passive losses which cannot be used by them. Counsel has rendered no opinion regarding the classification of financing leases, secured loans or equity interests.

The Manager anticipates that an insubstantial portion of the Fund’s income may constitute portfolio income.

The passive loss limitation is applied after the at risk limitation. Thus, if a loss is disallowed under the at risk rules for a particular year, it will not again be disallowed by the passive loss limitation for such year. Rather, for the year in which the investor becomes at risk in the activity, the suspended at risk loss will become subject to the passive loss limitation.

Cost Recovery

MACRS.  Under the Modified Accelerated Cost Recovery System, the cost of depreciable personal property placed in service after 1986 may be recovered using specified recovery methods over specified recovery periods.

Under MACRS the cost of most recovery property is recovered using the 200% declining balance method. For some recovery property, the 150% declining balance method is utilized. The recovery periods generally range from three to 20 years. Bonus depreciation may be claimed for certain property.

The amount by which cost recovery deductions using the 200% declining balance method exceeds the amount that would have been allowed using the 150% declining balance method will be an item of tax preference. See “Alternative Minimum Tax.”

Recapture.  All cost recovery deductions claimed by Fund investors will be subject to recapture at ordinary income rates upon the disposition of the equipment or the investor’s Units.

Limitations on the Use of MACRS.  Under certain circumstances, a taxpayer is required to recover the cost of property over a period longer than its MACRS recovery period. These circumstances include:

—	property used predominantly outside the United States,
—	property used by a foreign or tax-exempt entity, and
—	property owned by a partnership which has both a tax-exempt entity and a person who is not a tax-exempt entity as holders, unless certain exceptions apply.

In addition, under Internal Revenue Code Section 470, losses attributable to the leasing of tax-exempt use property (including property described in the preceding bullets) cannot be deducted currently, but must be deferred until there is income derived from such property or when the interest therein is completely disposed of, unless the lease complies with certain requirements. Because these facts depend upon leases that will be acquired or entered into in the future, no conclusion can be expressed now regarding the possible application of Internal Revenue Code Section 470 to leases of Fund property to tax-exempt entities.

Tax Consequences Respecting Equity Interests

The Internal Revenue Code includes a myriad of rules respecting the tax treatment of stock, stock options, stock warrants and similar items. A discussion of those provisions is beyond the scope of this prospectus. Investors should consult with their own tax advisors if they desire more information in that regard.

The Fund will have taxable income on the receipt of cash lease payments. Similarly, the Fund could have taxable income on the receipt of equity interests. However, the Fund’s receipt of equity interests will not provide cash for distribution to the investors. Any tax liability would be paid from an investor’s own funds.

Whether the Fund’s receipt of equity interests will result in income recognition will depend upon various factors, including

—	whether or not the transfer of the equity interests by the Fund is subject to restriction, and
—	the nature of the equity interests. For example, the receipt of marketable stock for no payment would almost always result in the recognition of income.

These factors will also determine the amount of income, if any, and its character for purposes of the passive activity rules. See “Limitation on Deduction of Losses — Passive Loss Limitation” above.

The Fund’s exercise of stock options, warrants and similar securities could result in the recognition of income.

Deductibility of Management Fees

The Fund will pay asset management fees for services to be rendered by ATEL. The Fund intends to deduct the asset management fees. It is possible that the IRS may challenge the deductibility of all or a portion of the asset management fees on the basis that

—	the amount thereof is excessive,
—	all or a portion thereof is payment for other services performed by, or other value provided by, the recipient thereof, or
—	payments for such services is not deductible.

If such a challenge by the IRS were successful, the asserted deductions would be reduced or eliminated.

Tax Liabilities in Later Years

It is possible that after some years of Fund operations an investor’s tax liabilities may exceed cash distributions to him in corresponding years. Such a situation would typically arise if the Fund’s nondeductible loan amortization payments on its equipment exceeded its depreciation deductions. It is possible in such a situation that an investor’s tax liabilities could exceed cash distributions. If so, such excess would be a nondeductible out-of-pocket expense to an investor. Based on historical experience with similar programs, ATEL does not believe these events are likely to occur.

Sales or Exchanges of Fund Property

On the disposition of property, the Fund will realize gain in an amount equal to the proceeds received minus the basis in the property. As a result of cost recovery deductions, most equipment is expected to have a zero basis. Proceeds received include any debt assumed by the transferee.

Gain realized by the Fund on a disposition of equipment will be taxed as ordinary income to the extent of prior cost recovery deductions taken by the Fund on the equipment. Unless the Fund is a dealer in the property sold, any other gain generally will be treated as capital gain.

A dealer is one who holds property primarily for sale to customers in the ordinary course of business. Whether property is so held as dealer property depends upon all of the facts and circumstances of the particular transactions. The Fund intends:

—	to purchase equipment for investment only,
—	to engage in the business of owning and operating such equipment, and
—	to make occasional sales thereof.

Accordingly, the Fund does not anticipate that it will be treated as a dealer with respect to any of its property. However, there is no assurance that the IRS will not take the contrary position.

As stated above, the Fund’s gain on a disposition of property will be measured by the difference between the disposition proceeds, and the Fund’s basis in the property. Disposition proceeds include the amount of any debt encumbering the property. Consequently, the amount of tax payable by an investor as a result of the disposition may exceed his share of the cash proceeds therefrom. In the event of a foreclosure of a debt on property owned by the Fund, the Fund would realize gain equal to the excess of such indebtedness over its adjusted tax basis of the property. In such event the investors would realize taxable income although they may not receive any cash distributions as a result of the foreclosure.

Disposition of Units

The amount of gain which an investor will realize upon the disposition of his Units will equal the excess of

—	the amount realized by the investor, over
—	the investor’s tax basis in the Units.

Conversely, the amount of loss which an investor will realize upon the disposition of his Units will equal the excess of

—	the investor’s tax basis, over
—	the amount realized for the Units.

The amount realized on the sale of the Units will include the investor’s share of any Fund liabilities. As a result, a disposition of Units may result in a tax liability in excess of the cash proceeds.

Such gain or loss generally will be capital gain or loss. In the case of an individual, any such gain will be subject to tax at a maximum rate of 15%, if the Units have been held for more than 12 months. However, any gain realized on the disposition of a Unit by an investor which is attributable to unrealized receivables or inventory items will be taxed at ordinary income rates. Unrealized receivables would include the investor’s share of previous Fund equipment cost recovery deductions. An investor must recognize such cost recovery recapture in the year of disposition, regardless of the amount of proceeds received in the year of disposition.

Liquidation of the Fund

The Operating Agreement provides that on liquidation of the Fund its assets will be sold. The sale proceeds will be distributed pursuant to the terms of the operating agreement. Each investor will realize his share of the gain or loss on the sale of Fund assets. In addition, each investor will recognize gain or loss measured by the difference between the cash he receives in liquidation and the adjusted tax basis of his Units. The cash an investor receives will include the cash constructively received as a result of relief of liabilities. Gain or loss recognized generally will constitute capital gain or loss. However, gain attributable to the recapture of equipment cost recovery deductions will be taxable as ordinary income. See “Sales or Exchanges of Fund Property.” It is anticipated that all or substantially all of any gains will be attributable to such deductions and taxed as ordinary income.

Fund Elections

Section 754 of the Internal Revenue Code permits an entity such as the Fund to elect to adjust the tax basis of its property

—	upon the transfer of units by sale or exchange or on the death of a holder, and
—	upon the distribution of property by the fund to a holder.

This is known as a Section 754 election. If the Fund were to make such an election, then transferees of Units would be treated, for the purpose of depreciation and gain, as though they had acquired a direct interest in Fund assets. Furthermore, under certain circumstances, the Fund would be required to make the foregoing adjustments.

A Section 754 election is complex. A Section 754 election increases the expense of tax accounting. As a result, ATEL does not intend to cause the Fund to make a Section 754 election, unless required to do so. If not, then an investor may have greater difficulty in selling his Units.

The Internal Revenue Code includes other elections. The Fund may make various elections for federal tax reporting purposes which could result in various items of income, gain, loss, deduction and credit being treated differently for tax purposes than for accounting purposes.

Treatment of Gifts of Units

Generally, no gain or loss is recognized for federal income tax purposes as a result of a gift of property. There are exceptions to the general rule. If a gift of a Unit were made at a time when the investor’s allocable share of the Fund’s nonrecourse indebtedness exceeded the adjusted tax basis of his Unit, such investor would realize gain for federal income tax purposes upon the transfer of such Unit to the extent of such excess. A charitable contribution of Units also would result in income or gain to the extent that the transferor’s share of nonrecourse liabilities exceeded the adjusted tax basis in his Units. Gifts of Units may also result in gift tax liability pursuant to the rules applicable to all gifts of property.

Investment by Qualified Retirement Plans and IRAs

Qualified pension, profit-sharing, stock bonus plans, Keogh Plans and IRAs are generally exempt from taxation. A qualified retirement plan or an IRA will have tax liability to the extent that its unrelated business taxable income exceeds $1,000 during any fiscal year. Unrelated business taxable income is determined in accordance with Sections 511 – 514 of the Internal Revenue Code. The Fund will be engaged primarily in the business of equipment leasing. The share of a qualified retirement plan or an IRA of the Fund’s business income therefrom will constitute unrelated business taxable income. A qualified retirement plan or IRA will be required to report its pro rata share of such Fund income as unrelated business taxable income if and to the extent that the investor’s unrelated business taxable income from all sources exceeds $1,000 in any taxable year.

A portion of the gain from the sale of equipment subject to acquisition indebtedness also will be included in the unrelated business income of a tax-exempt entity. Indebtedness is acquisition indebtedness if it was incurred directly or indirectly in connection with the acquisition or improvement of the equipment. In addition,

—	gain which is characterized as ordinary income due to the recapture of cost recovery, or
—	gain from equipment which is inventory or property held primarily for sale to customers in the ordinary course of a trade or business will be unrelated business taxable income.

If a qualified retirement plan or IRA has unrelated business taxable income in excess of $1,000 for any year,

—	it is subject to income tax on the excess, and
—	it is obligated to file a tax return for such year.

Notwithstanding the preceding, a charitable remainder trust that recognizes unrelated business taxable income will be subject to an excise tax equal to 100% of such income. Any tax due should be paid directly from the tax-exempt entity. Payment of the tax by the beneficiary could have other adverse tax consequences.

All tax-exempt entities are urged to obtain the advice of a qualified tax advisor on the effect of an investment in Units.

Individual Tax Rates

General.  The highest individual federal income tax rate currently is 39.6%.

Capital Gains and Losses.  The excess of net long-term capital gains over short-term capital losses is referred to in the Internal Revenue Code as net capital gain. Currently, net capital gain of individuals is taxed at a 20% maximum rate.

Capital losses of individuals may offset capital gains plus only $3,000 of ordinary income in a year. Capital losses of corporations may offset capital gains only. Any remaining capital loss may be carried forward indefinitely.

Two Percent Floor on Miscellaneous Itemized Deductions.  Non-corporate investors may deduct itemized expenses only subject to certain limitations. Itemized deductions include expenses paid or incurred

—	for the production or collection of income,
—	for the management, conservation, or maintenance of property held for the production of income, or
—	in connection with the determination, collection or refund of a tax.

Alternative Minimum Tax

In addition to the regular income tax, the Internal Revenue Code includes an alternative minimum tax for non-corporate and corporate taxpayers. The base upon which the alternative minimum tax is imposed is equal to

—	the taxpayer’s taxable income,
—	subject to alternative minimum tax adjustments,
—	increased by items of tax preference, and
—	reduced by the applicable exemption amount for the year in question,

all as described below.

Under the alternative minimum tax, depreciation deductions on personal property are computed using the 150% declining balance method rather than the 200% declining balance method. A less favorable net operating loss deduction is used in lieu of the regular tax net operating loss deduction.

The itemized deductions allowable in computing alternative minimum taxable income include the following:

—	charitable contributions,
—	medical deductions in excess of 10% of adjusted gross income,
—	casualty losses,
—	interest on personal housing, and
—	other interest to the extent of net investment income.

No standard deduction is allowed, but an exemption amount is available as discussed below.

For corporations, the Internal Revenue Code requires an addition to taxable income of 75% of the amount by which adjusted current earnings exceeds alternative minimum taxable income.

In addition to the adjustments described above, alternative minimum taxable income is increased by the amount of items of tax preference. Tax preferences include excess depletion deductions, excess intangible drilling costs, tax-exempt interest, with certain exceptions, and the difference between the fair market value and the exercise price of stock acquired by exercise of an incentive stock option. No deduction is allowed for losses from a tax shelter farm activity.

Certain tax credits cannot be used to offset alternative minimum tax. Any excess tax credits are first carried back one year and then forward 20 years.

The alternative minimum tax for individuals is equal to:

—	26% of so much of the taxable excess as does not exceed the threshold amounts ($185,400 for 2015), plus
—	28% of so much of the taxable excess as exceeds the threshold amounts ($185,400 for 2015).

For this purpose, taxable excess means the amount by which alternative minimum taxable income exceeds the exemption amount. The exemption amounts are:

—	$83,400 in 2015 for a married couple filing a joint return or a surviving spouse,
—	$53,600 in 2015 for a single individual, and
—	$41,700 in 2015 for a married individual filing a separate return or for an estate or trust.

The exemption amounts are phased out for investors with high alternative minimum taxable income.

The corporate alternative minimum tax is the amount, if any, by which:

—	20% of the excess of
—	the corporation’s alternative minimum taxable income, over
—	the exemption amount, exceeds
—	the corporation’s regular tax for the year.

The corporate exemption amount is $40,000. However, this exemption is reduced by 25% of the amount by which alternative minimum taxable income exceeds $150,000. The corporate alternative minimum tax does not apply to corporations which have elected to be subject to Subchapter S of the Internal Revenue Code. Rather, the alternative minimum tax applies to the shareholders of an S corporation.

The corporate alternative minimum tax has been repealed for small business corporations. A corporation that had average annual gross receipts of less than $5,000,000 for the three-year period beginning after December 31, 1993 is a small business corporation for its first taxable year beginning after December 31, 1997. A corporation that meets the $5,000,000 gross receipts test will continue to be treated as a small business corporation so long as its average gross receipts do not exceed $7,500,000.

Because the impact of the alternative minimum tax is dependent upon each investor’s particular tax situation, each prospective investor is urged to consult his own tax adviser as to the effect an investment in the Fund will have on the calculation of his alternative minimum tax liability.

Fund Tax Returns and Tax Information

The Fund will use the accrual method of accounting. The Fund will adopt the calendar year as its tax year. The Fund’s Operating Agreement requires the Fund to provide tax information to the investors within 75 days after the close of each Fund tax year. Some investors may be required to file their tax returns on or before March 15. If so, they may have to obtain an extension to file.

Each investor must file his tax return either

—	consistently with the information provided on the Fund’s informational return or
—	in a manner which notifies the IRS of any inconsistency.

Otherwise, the IRS could automatically assess and collect the tax, if any, attributable to the inconsistent treatment.

An investor will be required to inform the Fund of the sale or exchange of his Units within the earlier of

—	30 days of the transaction, or
—	January 15 of the calendar year following the calendar year in which the transaction occurs.

The Fund will be required to inform the IRS of each such transfer. The failure of an investor or of the Fund to file these notices may result in substantial penalties. The Fund also must inform both the seller and the buyer of Units of the proportionate interest of the transferred Units in the unrealized receivables and inventory items of the Fund. This notification must be made prior to February 1 of the calendar year following the calendar year in which the transaction occurs.

Audit of Tax Returns

The IRS could audit the Fund’s tax information returns. Any such audit could result in the audit of an investor’s tax return. An audit of an investor’s return could result in adjustments to items related to the Fund as well as items not related to the Fund.

The Internal Revenue Code treats a partnership as a separate entity for purposes of audit, settlement and judicial review. Thus, the IRS may audit and make a single determination of the propriety of a partnership’s treatment of partnership tax items at the partnership level. In general, a partnership’s tax matters partner represents the partnership and its partners in the event of an audit of the partnership’s tax returns. ATEL is the Fund’s tax matters partner. All partners are nevertheless entitled to participate in an audit and each partner may enter into a settlement agreement on his own behalf with the IRS.

If the IRS proposes any adjustments to the tax returns filed by the Fund or an investor, substantial legal and accounting expenses and deficiency interest and penalties may be incurred. The Fund will not bear any expense that may be incurred by an investor in connection with:

—	the investor’s participation in an audit of the Fund,
—	the audit of his tax returns, or
—	the determination or redetermination of his tax liability even though resulting solely from adjustments to the Fund’s tax returns.

Notwithstanding the preceding, the Bipartisan Budget Act of 2015 (the “2015 BBA”) substantially alters the IRS partnership auditing rules for tax years beginning after 2017. The changes are intended to enhance the IRS’s ability to audit partnership tax returns, and to enable the IRS to collect taxes, interest and penalties that result from a partnership tax audit adjustment. The 2015 BBA repeals the tax matters partner rules described above.

The new partnership tax audit rules provide that any tax adjustment resulting from an IRS audit of a partnership generally will be determined at the partnership level. Under the new rules, unless a partnership elects to implement the Form K-1 adjustment procedure described below, the partnership will pay the cost of a tax adjustment from its own resources. As a result, the cost of the tax adjustment will be borne by the individuals and entities that are partners of the partnership for tax purposes when the IRS makes the tax adjustment, which may be different persons or have different ownership percentages than the partners for the earlier year that was reviewed in the audit. Tax adjustments generally will be imposed at the partnership level based on the highest rate of tax for U.S. individuals or corporations that was in effect for the year that is the subject of the audit.

As an alternative, under the elective Form K-1 adjustment procedure referred to above, following a partnership tax adjustment, the partnership will be permitted to send amended Form K-1s to the individuals or entities that were partners of the partnership in the year that is the subject of the audit. Each partner for the reviewed year will then be required to pay any additional tax, interest and penalties in the current year, rather than by amending tax returns for the reviewed year. Under this procedure, the partners are required to pay a higher rate of interest on underpayments of tax, at the federal short-term rate plus 5%.

The new rules provide an opt out for partnerships with 100 or fewer partners that is not expected to be available to the Fund. Under the new rules, the Fund would be represented in any audit by a “partnership representative” with powers to negotiate and settle with the IRS. Section 15.6 of the Operating Agreement designates the Manager as the Fund’s partnership representative. The law grants the partnership representative broad powers, which might be broader than those granted to tax matters partners. Further, the law repeals the “notice partner” rules, so that partners will not have available an election to receive notices directly from the IRS. Instead, the partnership representative will have the sole power to send materials related to any audit to the other partners.

In the event of a Fund adjustment, Section 15.6 of the Operating Agreement provides that the Fund will elect to allocate the income to the persons that were Fund members in the year under audit (even if they are no longer Fund members), resulting in a tax liability paid at the Fund member level.

There is and will be a great deal of uncertainty regarding the implementation of the new rules, pending issuance of related Treasury Regulations.

Tax Shelters and Reportable Transactions

Under the American Jobs Creation Act of 2004, the rules requiring tax shelter registration have been repealed. Instead, “material advisers” to “reportable transactions” are required to file an information return for each reportable transaction. The information return must include a description of the transaction, a description of the potential tax benefits expected therefrom, and other information required by the Treasury Department. A “material advisor” is a person who (i) provides material aid, assistance or advice in organizing, managing, promoting, selling, implementing, carrying out, or insuring a reportable transaction, and (ii) derives gross income in excess of $250,000 or another amount as prescribed by the Treasury Department.

In addition, taxpayers must report on their individual returns or statements any information with respect to a reportable transaction which is required under Section 6011 of the Internal Revenue Code.

Under current Regulations, a “reportable transaction” is one which satisfies any of the following:

(a)	A listed transaction, which a transaction that is the same as or substantially similar to a type of transaction that the IRS has identified by notice, regulation or other form of published guidance, to be a tax avoidance transaction.
(b)	A confidential transaction, which is one that is offered by an advisor who places a limitation on disclosure by the taxpayer of the tax treatment or tax structure of the transaction and the limitation on disclosure protects the confidentiality of the advisor’s tax strategies.
(c)	A transaction with contractual protection, which is one for which the taxpayer or a related party has the right to a full or partial refund of fees if all or part of the intended tax consequences from the transaction are not sustained.
(d)	A loss transaction, which is any transaction resulting in the taxpayer claiming a loss under Internal Revenue Code Section 165 of at least (1) $10 million in any single year or $20 million in any combination of years for corporations; (2) $10 million in any single year or $20 million in any combination of years for partnerships that have only corporations as partners, or $2 million in any single year or $4 million in any combination of years for all other partnerships; (3) $2 million in any single year or $4 million in any combination of years for individuals, S corporations, or trusts; or (4) $50,000 in any single year for individuals or trusts if the loss arises from foreign currency transactions.
(e)	A transaction of interest, which is a transaction that is the same as or substantially similar to a type of transaction that the IRS has identified by notice, regulation or other form of published guidance, to be a transaction of interest.

The Fund Manager does not believe that investment in the Fund will constitute a reportable transaction pursuant to the foregoing.

Penalties and Interest

The penalty for a taxpayer’s failure to disclose a reportable transaction is $10,000 for a natural person and $50,000 for other persons, provided that for reportable transactions which are listed transactions, the foregoing amounts are increased to $100,000 and $200,000, respectively. These amounts are payable whether or not the transaction results in an underpayment of tax. In addition to such monetary penalty for failure to report, taxpayers subject to the reporting requirements of the Securities and Exchange Act of 1934 would be required to disclose in those reports such failure to report the reportable transaction, as well as any understatement penalty or gross valuation misstatement penalty (as described below) that result from the failure to report the listed or reportable transaction.

Additionally, Section 6662 of the Internal Revenue Code provides for uniform penalties at a flat rate of 20% in cases of negligence, substantial underpayments of tax and substantial valuation overstatements. In particular, a penalty may be imposed on any “substantial understatement of tax liability” equal to 20% of the amount of the underpayment of tax attributable to the understatement. For most taxpayers, a substantial understatement occurs when the understated tax liability exceeds the greater of 10% of the correct tax required to be shown on the return or $5,000. For a corporation other than an S corporation or a personal holding corporation, a substantial understatement occurs when the understated tax liability exceeds the lesser of 10% of the correct tax required to be shown on the return (or if greater, $10,000), or $10,000,000.

In determining if a substantial understatement exists (or in calculating any resulting penalty), the tax attributable to a particular item will generally not be included if (i) there is, or was, substantial authority for the tax treatment of that item by the taxpayer, or (ii) the relevant facts affecting the item’s tax treatment were adequately disclosed in the return or in a statement attached to the return on the required IRS Form and there is a reasonable basis for the tax treatment. Treasury Regulations provide that substantial authority exists with respect to the treatment of an item only if the weight of the authority supporting the treatment is substantial in relation to the weight of authorities supporting contrary treatment. Regulations also provide that reasonable basis is a relatively high standard of tax reporting, that is significantly higher than not frivolous or not patently improper.

Neither the substantial authority nor the full disclosure exceptions are applicable to deductions attributable to investments in a tax shelter claimed by corporations. For this purpose, a “tax shelter” includes a partnership if a significant purpose of the partnership is the avoidance or evasion of federal income tax. The Fund Manager does not believe that the principal purpose of the Fund is or will be the avoidance or evasion of federal income tax. If the Fund is found to be a “tax shelter” for purposes of Section 6662, the tax under Section 6662 would be operative unless, as required by Internal Revenue Code Section 6664, there was reasonable cause for taking the position relating to the understatement and the investor acted in good faith with respect to that position.

The foregoing provisions of Section 6662 do not apply, and the more stringent reasonable cause and good faith rules of new Section 6662A apply, in the case of an understatement resulting from an inadequately disclosed listed transaction or reportable avoidance transaction. Taxpayers who do not adequately disclose the transaction would be not be eligible for the reasonable cause exception and would be subject to a strict liability penalty equal to 30% of the understatement.

Interest rates for an underpayment of tax are set quarterly at the federal short-term rate plus 3%, except that the interest rate is set at the federal short-term rate plus 5% in the case of certain underpayments of tax by a C corporation. The rate for refunds on overpayments is set quarterly at the federal short-term rate plus 2%. Interest on underpayments or refunds is compounded daily. The Internal Revenue Code provides that interest will be imposed on penalties from the due date of the return (without regard to extensions) which gave rise to the penalty.

With regard to the tax consequences of an investment in Units, an investor’s use of counsel’s tax opinion letter is subject to the limitations of the Internal Revenue Code and Treasury Regulations as follows:

—	With respect to any material federal tax issue on which Derenthal & Dannhauser LLP has issued a “more likely than not” or more favorable opinion, its opinion may not be sufficient for an investor to use for the purpose of avoiding penalties relating to any substantial understatement of income tax under Section 6662(d) of the Internal Revenue Code.
—	ATEL has entered into a compensation arrangement with Derenthal & Dannhauser LLP to provide certain legal services to the Fund and its Affiliates, including its tax opinion letter. Consequently, tax counsel’s tax opinion letter was not written and cannot be used by an investor for the purpose of avoiding penalties relating to any reportable transaction understatement of income tax under Section 6662A of the Internal Revenue Code.

The limitations set forth above on an investor’s use of counsel’s tax opinion letter apply only for federal tax purposes. They do not apply to an investor’s right to rely on counsel’s tax opinion letter and the discussion in this “Federal Income Tax Consequences” section of this Prospectus under the federal securities laws.

Miscellaneous Fund Tax Aspects

—	Fees for the syndication of the Fund must be permanently capitalized.
—	Fund organization fees must be capitalized and may be amortized over a 180-month period.
—	Fund start-up expenditures must be capitalized and may be amortized over a period of 180 months, beginning with the date on which the business begins.

Foreign Tax Considerations for U.S. Investors

As noted above, the Fund may acquire equipment which is operated outside the United States. If so, investors may be required to file returns and pay taxes in foreign jurisdictions with respect to the income from such equipment. The income taxed by the foreign jurisdiction would be calculated according to the tax laws of the foreign jurisdiction. These tax laws may or may not correspond with applicable United States standards.

Investors who have foreign tax liabilities as a result of the purchase of Units may be entitled to a credit or a deduction for foreign taxes on their U.S. tax returns. The calculation of the foreign tax credit is quite complex. No assurance can be given that a credit or a deduction will be available. For example, a taxpayer generally cannot claim a credit for taxes on foreign source income in an amount greater than the taxes which would have been due had the taxes been computed under U.S. law. This could result in higher taxes for income from equipment located in a foreign jurisdiction than income from equipment located in the U.S. Each investor should consult his own tax advisor regarding the applicability of foreign taxes to his own situation.

Taxation of Foreign Persons

Special rules govern the U.S. federal income taxation of

—	nonresident alien individuals,
—	foreign corporations,
—	foreign partnerships, and
—	other foreign investors.

The rules are complex. No attempt is made herein to discuss the relevant rules. Foreign investors should consult their own tax advisors to fully determine the impact to them of United States federal, state and local income tax laws, including laws requiring withholding on Partnership income and/or distributions.

Future Federal Income Tax Changes

No one can predict what additional legislation, if any, may be proposed by

—	members of Congress
—	the current Administration, or
—	any subsequent administration.

No one can predict which proposals, if any, might ultimately be enacted. Moreover, no one can predict what changes may be made to existing Treasury Regulations, or what revisions may occur in IRS ruling policies. Any such changes may have a retroactive effect. Consequently, no assurance can be given that the federal income tax consequences of an investment in Units will continue to be as described in this Prospectus.

State and Local Taxes

In addition to the federal income tax considerations described above, prospective investors should consider applicable state and local taxes which may be imposed by various jurisdictions. An investor’s distributive share of the income, gain or loss of the Fund will be required to be included in determining his reportable income for state or local tax purposes in the jurisdiction in which he is a resident. Moreover, California and a number of other states in which the Fund may do business impose taxes on nonresident investors. The tax on nonresident investors generally is determined with reference to the pro rata share of Fund income derived from such states. Any tax losses associated with an investment in the Fund from operations in one state may not be available to offset income from other sources taxable in a different state.

California and a number of other states have adopted a withholding tax procedure in order to facilitate the collection of taxes from nonresident and foreign investors. Any amounts withheld would be deemed to be a distribution to the investor. The deemed distribution would decrease the amount of any actual subsequent distribution. Investors may be allowed a credit for the amount withheld against any income tax imposed by their state of residency. The Fund cannot estimate the percentage of its income that will be from states which have adopted such withholding tax procedures. Therefore, the Fund cannot estimate the required withholding tax, if any.

Estate or inheritance taxes might be payable in any of the jurisdictions outlined above upon the death of an investor.

Investors may be subject to state tax rules which are less favorable than federal tax rules.

Need for Independent Advice

The foregoing is not intended as a substitute for careful tax planning. The income tax consequences associated with an investment in the Fund are complex and certain of them will not be the same for all taxpayers. Accordingly, each prospective purchaser of Units is strongly urged to consult his own tax advisors with specific reference to his own tax situation.

ERISA CONSIDERATIONS

Prohibited Transactions Under ERISA and the Internal Revenue Code

Section 4975 of the Internal Revenue Code (which applies to all Qualified Plans and IRAs) and Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (which does not apply to IRAs or to certain Qualified Plans that are not subject to ERISA’s fiduciary rules) prohibit Qualified Plans and IRAs from engaging in certain transactions involving “plan assets” with parties that are “disqualified persons” under the Internal Revenue Code. “Disqualified persons” include fiduciaries of the Qualified Plan or IRA, officers, directors, shareholders and other owners of the company sponsoring the Qualified Plan and natural persons and legal entities sharing certain family or ownership relationships with other “disqualified persons.”

“Prohibited transactions” include any direct or indirect transfer or use of a Qualified Plan’s or IRA’s assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a Qualified Plan’s or IRA’s assets in the fiduciary’s individual interest or for the fiduciary’s own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a Qualified Plan or IRA. Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made in connection with the transaction and will be required to compensate any Qualified Plan that was a party to the prohibited transaction for any losses sustained by the Qualified Plan. Section 4975 of the Internal Revenue Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a Qualified Plan or IRA. Section 408(e)(2) of the Internal Revenue Code provides that an IRA will cease to be an IRA and will be treated as having immediately distributed all of its assets, if it engages in a prohibited transaction.

Plan Assets

If the Fund’s assets were determined under ERISA or the Internal Revenue Code to be “plan assets” of Qualified Plans and/or IRAs holding Units, fiduciaries of such Qualified Plans and IRAs might under certain circumstances be subject to liability for actions taken by the Manager or its Affiliates, and certain of the transactions described in this Prospectus in which the Fund might engage, including certain transactions with Affiliates of the Fund, might constitute prohibited transactions under the Internal Revenue Code and ERISA with respect to such Qualified Plans and IRAs, even if their acquisition of Units did not originally constitute a prohibited transaction. Moreover, Qualified Plans (other than IRAs) might be deemed to have delegated their fiduciary responsibility to the Manager in violation of ERISA.

In some circumstances, ERISA and the Internal Revenue Code apply a look-through rule under which the assets of an entity in which a qualified plan or IRA has invested may constitute plan assets and the manager of the entity becomes a fiduciary to the qualified plan or IRA. ERISA and the Internal Revenue Code, however, exempt from the look-through principle investments in certain publicly registered securities and in certain operating companies, as well as investments in entities not having significant equity participation by benefit plan investors. Under the Department of Labor’s current regulations regarding what constitutes the assets of a qualified plan or IRA in the context of investment securities, such as the Units, which are undivided interests in the underlying assets of a collective investment entity such as the Fund, will not be treated as plan assets of qualified plan or IRA investors if:

—	the Units are deemed “publicly offered,” or
—	equity participation by benefit plan investors is not deemed “significant” because less than 25% of the Units are owned by qualified plans, IRAs and certain other employee benefit plans.

To qualify for the publicly-offered exception, Units must be freely transferable, owned by at least 100 investors independent of the Manager and of one another, and either (a) be part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year during which the offering occurred. The Units are being sold as part of an offering registered under the Securities Act of 1933. Accordingly, whether Units will qualify for the publicly-offered exception will depend whether they are freely transferable within the meaning of the Department of Labor’s regulations.

Whether Units are freely transferable is a factual determination. However, the Manager believes that the limits on assigning Units and substitution of investors contained in the Operating Agreement fall within the scope of certain restrictions that are permitted by the Department of Labor regulations as consistent with the determination that securities are “freely transferable,” and that, based on these regulations, such restrictions should not cause a determination that the Units are not freely transferable.

In order to qualify for the exception for insignificant benefit plan equity participation described above, “benefit plan investors” must at all times hold less than 25% of the value of any class of equity interest in the entity. For this purpose, the value of any equity interests held by a person (other than a “benefit plan investor”) who has discretionary authority or control with respect to the assets of an entity or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, is disregarded. A “benefit plan investor” is any of the following:

—	any employee benefit plan (as defined in Section 3(3) of ERISA, which definition includes Qualified Plans), which is subject to the provisions of Title I of ERISA,
—	any plan described in Section 4975(e)(1) of the Internal Revenue Code (which description includes Qualified Plans and IRAs), and
—	any entity (such as a common or collective trust fund of a bank) whose underlying assets include plan assets by reason of a plan’s investment in the entity.

Whether the Fund’s assets will constitute “plan assets” will depend in large part on the Fund’s ability throughout its term to satisfy either the publicly-offered shares exception or the 25% ownership exception. The Manager will undertake to assure that the Fund at all times satisfies one or both of these exceptions.

Other ERISA Considerations

In addition to the above considerations in connection with the “plan asset” question, a fiduciary’s decision to cause a Qualified Plan or IRA to acquire Units should involve, among other factors, considerations that include whether

—	the investment is in accordance with the documents and instruments governing the Qualified Plan or IRA,
—	the purchase is prudent in light of the potential difficulties that may exist in liquidating Units,

—	the investment will provide sufficient cash distributions in light of the Qualified Plan’s likely required benefit payments,
—	after an acquisition of Units, the Qualified Plan’s investments taken as a whole are sufficiently diversified so as to minimize the risk of large losses,
—	the investment will result in recognition by the Qualified Plan of “unrelated business taxable income,”
—	the investment is made solely in the interests of plan participants, and
—	the fair market value of Units will be sufficiently ascertainable, with sufficient frequency, to enable the Qualified Plan to value its assets on an annual basis in accordance with the Qualified Plan’s rules and policies.

Prospective Qualified Plan investors should note that, with respect to the diversification of assets requirement, the legislative history of ERISA and a Department of Labor advisory opinion indicate that in determining whether the assets of a Qualified Plan that has invested in an entity such as the Fund are sufficiently diversified, it may be relevant to look through the Qualified Plan’s interest in the entity to the underlying portfolio of assets owned by the entity, regardless of whether the entity’s underlying assets are treated as “plan assets” for the purpose of ERISA’s and the Internal Revenue Code’s prohibited transaction and other fiduciary duty rules.

SUMMARY OF THE OPERATING AGREEMENT

The Operating Agreement (attached as Exhibit B) is the governing instrument establishing the Fund’s right under the laws of the State of California to operate as a limited liability company, and contains the rules under which the Fund will be operated. Each subscriber for Units will execute the Operating Agreement by the subscriber’s execution of the Subscription Agreement (a specimen copy of which is attached to this Prospectus as Exhibit C) and tender of payment for the Units.

The following is a brief summary of the material provisions of the Operating Agreement. It is a summary only and it is recommended that each prospective investor review the Operating Agreement carefully in its entirety. Aspects of the Operating Agreement relating to allocations of Net Income, Net Loss and Distributions to Holders and reports to the Members are summarized elsewhere in this Prospectus (See the discussions in this Prospectus under the captions “Income, Losses and Distributions” above and “Reports to Holders” below.)

The Duties of the Manager

ATEL Managing Member, LLC is Manager of the Fund and has the exclusive management and control of all aspects of the business of the Fund. Affiliates of the Manager will perform certain asset acquisition, leasing, management and disposition services, as well as certain administrative services, for the Fund. In the course of its management, the Manager may, in its absolute discretion, acquire, hold title to, sell, re-lease or otherwise dispose of equipment and interests therein when and upon such terms as it determines to be in the best interest of the Fund and employ such persons, including Affiliates of the Manager, as it deems necessary for the efficient operation of the Fund. However, prior to the sale or other disposition of Substantially All of the Assets of the Fund in any single 12-month period, except upon liquidation of the Fund, Holders owning more than 50% of the total outstanding Units must consent to such sale or other disposition.

In addition, Section 15.4 of the Operating Agreement imposes a variety of other restrictions on the Manager’s authority in governing the Funds operations, including limits on transactions between the Manager and its Affiliates and the Fund, limits on Fund borrowing, and limits on Fund investments and reinvestment of cash flow. Among other things, Section 15.4 provides that the Manager and its Affiliates may not (i) cause the Fund to loan any funds or property to any Manager or Affiliate of a Manager; (ii) cause the Fund to borrow from any of the Manager or its Affiliates on terms which provide for interest, financing charges or fees in excess of the amounts charged by unrelated lending institutions on comparable loans for the same purpose, or in excess of the lender’s cost of funds, or, in any event, to cause the Fund to obtain “permanent financing” (defined as financing with a term in excess of 12 months) from any such Person; (iii) commingle Fund cash or assets with those of any other Person; (iv) cause the Fund to make distributions in kind except to a liquidating trust; (v) cause the Fund to pay, directly or indirectly, a commission or fee (except as otherwise expressly permitted under the Operating Agreement) to the Manager or its Affiliates in connection with the reinvestment or distribution of Cash Available for Distribution or of the proceeds of the resale, exchange or refinancing of Fund Portfolio Assets; (vi) receive from the Fund a rebate or give-up or participate in any reciprocal business arrangements which would circumvent the provisions of the Agreement; (vii) except as expressly provided in the Operating Agreement, purchase or lease Portfolio Assets from the Fund or sell or lease Portfolio Assets to the Fund; or (ix) grant to the Manager or any Affiliate an exclusive listing for the sale of Fund assets, including Portfolio Assets.

The Manager may not voluntarily withdraw from the Fund without the approval of Members holding more than 50% of the total outstanding Units entitled to vote. The Manager may be removed upon a vote of Holders owning more than 50% of the total outstanding Units entitled to vote. The Manager may not transfer its interest as the Manager of the Fund without the consent of Members owning in excess of 50% of the total outstanding Units, unless such a transfer is by means of a merger with or into an entity which succeeds to all of the assets of the Manager and of which at least 80% of the voting and beneficial interest is controlled by persons controlling 80% or more of the voting and beneficial interest of the Manager. Any entity to which the entire interest of the Manager in the Fund is transferred by merger in compliance with these terms may be substituted as the Manager by the filing of appropriate amendments to this Agreement without the further consent of Members.

Liability of Holders

A Holder’s capital is subject to the risks of the Fund’s business. He is not permitted to take any part in the management or control of the business and he may not be required to contribute additional capital at any time. Under the California Act, a Holder will not be liable for Fund obligations in excess of his unreturned capital contribution and share of undistributed profits. Notwithstanding the foregoing, a Holder will be liable to the Fund in an amount equal to any Distribution made by the Fund to such Holder to the extent that, immediately after the Distribution is made, all liabilities of the Fund, other than liabilities to Members on account of their interest in the Fund and liabilities as to which recourse of creditors is limited to specified property of the Fund, exceed the fair value of the Fund assets, provided that the fair value of any property that is subject to a liability as to which recourse of creditors is so limited is included in the Fund assets only to the extent that the fair value of the property exceeds such liability.

Term and Dissolution

The Fund was formed on April 16, 2015, and will continue until it has liquidated all of its assets or if other specified contingencies occur, as described in the following paragraph. The Fund intends to liquidate its assets and distribute the proceeds thereof beginning after the Reinvestment Period expires (at the end of the sixth calendar year following the year in which the offering of Units terminates) with final liquidation expected to occur approximately eight to ten years after the termination of the offering of Units. There can be no assurance as to the final liquidation date, however, as the Manager will direct the liquidation of Portfolio Assets in a manner it believes will best accomplish the Fund’s primary investment objectives. A Holder may not withdraw from the Fund prior to dissolution, but may assign his Units to others or may, under certain circumstances, request that the Fund repurchase his Units. See “Repurchase Plan” below under this caption.

The contingencies whereupon the Fund may be dissolved are as follows:

—	The Fund becomes insolvent or bankrupt;
—	The removal, adjudication of bankruptcy, insolvency, disability or incompetence or dissolution or death of the Manager unless (i) there is a remaining Manager, and the remaining Manager, within 45 days of the date of such event, elects to continue the business of the Fund or (ii) if, upon removal of the last remaining Manager, the Members holding in excess of 50% of the outstanding Units elect a successor Manager prior to the effective date of removal and such successor Manager elects to continue the business of the Fund;
—	An election to dissolve upon the vote of Members owning more than 50% of the total outstanding Units; or

—	The disposition of all interests in equipment and other assets of the Fund and the receipt by the Fund of the proceeds of such disposition.

In order to effect an orderly liquidation of the Fund’s assets in its liquidation stage, the Manager may cause the Fund to sell Portfolio Assets to a liquidating trust, or to the Manager or an Affiliate (other than another investor program), either in its own name, or as a trustee of a liquidating trust, provided that, in any sale to the Manager or an affiliate, all of the following conditions have been met:

—	the Fund has obtained, at its cost, two independent appraisals of the fair market value of the item or items of Portfolio Assets to be sold;
—	the sales price of the Portfolio Assets is at least equal to the average of the two appraised values;
—	the original cost of the Portfolio Assets sold in this manner does not represent in excess of 10% of the original cost of all Portfolio Assets acquired by the Fund during the term of the Fund;
—	such sale is effected in the best interests of the Fund and its Members for purposes of facilitating liquidation; and
—	the Portfolio Assets so sold is not resold to another investor program sponsored by the Manager or its Affiliates.

Voting Rights of Members

In any vote of the Members, each Member will be entitled to cast one vote for each Unit which such Member owns as of the date designated as the record date for such vote. Notwithstanding the foregoing, Units held by the Manager or any Affiliate of the Manager will not be entitled to vote, and will not be deemed to be “outstanding” for purposes of any vote, upon matters which involve a conflict between the interests of the Manager and the Fund, including, but not limited to, any vote on the proposed removal or withdrawal of the Manager as Manager or any proposed amendment to the Operating Agreement which would expand or extend the rights, authorities or powers of the Manager. The Members have the right, by vote of Members owning more than 50% of the total outstanding Units, to vote upon:

(a) Removal or voluntary withdrawal of the Manager;

(b) Election of a successor Manager;

(c) Termination and dissolution of the Fund;

(d) Amendment of the Operating Agreement, provided such amendment is not for the purpose of reflecting the addition or substitution of Members, the reduction of Capital Accounts or for any other purposes prohibited under the Operating Agreement as described below;

(e) The sale or other disposition of Substantially All of the Assets in a single sale, or in multiple sales in the same twelve-month period, except in the orderly liquidation and winding up of the business of the Fund in the ordinary course of business; and

(f) The extension of the term of the Fund.

Without the consent of the Members to be adversely affected by the amendment, the Operating Agreement may not be amended so as to

—	convert a Holder into a Manager;
—	modify the limited liability of a Holder;
—	alter the interest of the Members in Net Income, Net Loss and Distributions; or
—	affect the status of the Fund as a partnership for federal income tax purposes.

Dissenters’ Rights and Limitations on Mergers and Roll-ups

Section 16.7 of the Operating Agreement provides that Members holding not less than 90% of the outstanding Units must approve any proposal that involves an acquisition, conversion, merger or consolidation transaction in which the Holders are issued new securities in the resulting entity. The rights of any dissenting Holders will be as provided under Section 16.7 and Sections 17600 through 17613 of the California Act. Such provisions generally give a dissenting Member the right, subject to certain procedural requirements, to require that the company repurchase the dissenting Member’s interest at a price equal to its fair market value.

Meetings

The Manager may at any time call a meeting of the Members or a vote of the Members without a meeting, on matters on which they are entitled to vote, and shall call such meeting or for a vote without a meeting following receipt of a written request therefore of Members holding 10% or more of the total outstanding Units. Upon such written request of Members holding 10% or more of the total outstanding Units, such Members may propose a vote by all Members on any matter on which Members are entitled to vote under the Operating Agreement.

Books of Account and Records

The Manager is responsible for keeping books of account and records of the Fund reflecting all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. Such books of account and records will include the following:

(i) A current list of the full name and last known business or residence address of each Member set forth in alphabetical order together with the Original Invested Capital, the Units held and the share in Net Income and Net Loss of each Member;

(ii) A copy of the articles of organization and all amendments;

(iii) Copies of the Fund’s federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

(iv) Copies of the original of the Operating Agreement and all amendments;

(v) Financial statements of the Fund for the six most recent fiscal years; and

(vi) The Fund’s books and records for at least the current and past three fiscal years.

Such books of account and records will be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during reasonable business hours, free access to and the right to inspect and copy at their expense such books of account and all records of the Fund for any purpose reasonably related to the interest of the Member in the Fund, including, without limitation, matters relating to the Member’s voting rights under the Operating Agreement, and the exercise of the Member’s rights under federal proxy laws. Upon the request of a Member for any purpose reasonably related to the interest of the Member in the Fund, including, without limitation, matters relating to the Member’s voting rights under the Operating Agreement, and the exercise of the Member’s rights under federal proxy laws, the Manager shall promptly deliver to such Member at the expense of the Fund a copy of the information described in (i), (ii) and (iv) above. In the event a Member is required to compel the Manager to produce the foregoing records as a result of the Manager’s breach of its obligation to deliver such information, the Manager shall reimburse the Member for all reasonable costs actually incurred in compelling production.

Status of Units

Each Unit will be fully paid and non-assessable and all Units have equal voting and other rights, except as noted above with respect to the voting of Units held by the Manager or its Affiliates.

Transferability of Units

The Fund may charge a reasonable transfer fee for processing requests for transfer of Units, and may condition the effectiveness of any proposed transfer of Units or an interest in Units on such representations, warranties, opinions of counsel, and other assurances as it considers appropriate as to:

(i) such assignment or transfer not resulting, in the opinion of counsel for the Fund, in the Fund being considered to have terminated within the meaning of Section 708 of the Code;

(ii) the transferee not being a minor or an incompetent;

(iii) the transfer or assignment not violating federal or state securities laws;

(iv) the transferor or the transferee not holding Units representing Original Invested Capital of less than $5,000;

(v) such assignee or transferee being a Citizen of the United States;

(vi) such assignment or transfer not constituting a transfer “on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or otherwise adversely affecting the tax status of the Fund;

(vii) such assignment or transfer not causing Fund assets to be deemed Plan Assets under ERISA; and

(viii) the transferor filing with the Fund a duly executed and acknowledged counterpart of the instrument effecting such assignment or transfer, which instrument evidences the written acceptance by the assignee or transferee of all of the terms and provisions of the Operating Agreement, contains a representation that such assignment or transfer was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and in all other respects is satisfactory in form and substance to the Manager.

Any assignment, sale, exchange or other transfer in contravention of any of the provisions of the Operating Agreement shall be void and ineffectual, and shall not bind or be recognized by the Fund.

An Assignee of Record will be entitled to receive allocations and Distributions from the Fund attributable to the Units acquired by reason of such assignment from and after the effective date of the assignment of such Units to him; provided, however, the Fund and the Manager will be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and will incur no liability for allocations of Net Income, Net Loss or Distributions, or transmittal of reports and notices requested to be given to Holders which are made in good faith to such assignor until such time as the written instrument of assignment has been received by the Fund and recorded on its books and the effective date of an assignment of Units has passed. The effective date of an assignment of Units and the date on which the Assignee shall be deemed an Assignee of Record shall be the first day of the month following the later of (i) the date set forth on the written instrument of assignment, or (ii) the date on which the Fund has actual notice of the assignment.

All costs and expenses incurred by the Fund in connection with the transfer of a Unit shall be paid by the transferring Holder.

An Assignee may only be substituted as a Member in the place of the assignor with the prior consent of the Manager, which consent may be withheld in the Manager’s sole discretion. Any substituted Member must also agree to be bound by the provisions of the Operating Agreement. The Manager shall cause the Operating Agreement to be amended to reflect the substitution of Members at least once in each fiscal quarter.

The Manager will, with respect to any Units owned by it, enjoy all of the rights, other than the right to request that the Fund repurchase any such Units, and be subject to all of the obligations and duties of a Member, except as noted above under “Voting Rights of Members.”

Repurchase Plan

The Manager may, in its discretion, cause the Fund to repurchase Units upon the request of a Unit holder, but the Fund is in no event required to make any such repurchase. No such repurchase may be effected if it would impair the capital of the Fund or cause the Fund or any remaining Unit holder to suffer a material adverse tax consequence, and no repurchases will be made during the Liquidating Stage. If the Manager elects to repurchase Units, it may cause the Fund to repurchase Units on such terms as it deems appropriate under the circumstances and in the best interests of the Fund and the remaining Unit holders. It is the Fund’s intention that a voluntary repurchase would be for a price equal to the amount of the Capital Contribution made in connection with the original issue of the Units, less (i) the amount of Front End Fees allocable to that initial Capital Contribution, including the actual amount of retail selling commissions paid with respect to such original issuance, and (ii) the amount of all distributions paid by the Fund on the Units from the date of original issuance through the date of repurchase. The resulting price would then be adjusted by (i) increasing it by the amount of any book net income allocated to the Units prior to the repurchase, or (ii) reducing it by the amount of any book net loss allocated to the Units prior to the repurchase.

Unit Holders will have no right to any repurchase. There will be no appraisal of Units, and no repurchase of any Units held by the Manager and its Affiliates until all Member requests have been met. Only available Fund cash flow and reserves will be used to repurchase Units. Repurchase of a Member’s Units will be deemed a disposition of the investment and the consequences of dispositions of Units are discussed under “Federal Income Tax Consequences — Disposition of Units” above in this Prospectus.

The Manager will consider repurchase requests quarterly. All repurchase requests must be in writing. The Manager may, in its sole discretion, choose to terminate, amend or suspend the repurchase plan at any time without Member approval. The Manager will limit the number of Units repurchased during any calendar year to one percent (1%) of the weighted average number of Units outstanding during the calendar year, or one-quarter of one percent (0.25%) per quarter. Should the Manager receive requests for the repurchase of a total number of Units that would exceed the foregoing limits, the repurchase will be done on a pro rata basis according to the number of Units submitted by each Unit holder for repurchase on or before the end of each calendar quarter and the total amount allocated by the Manager for the repurchase of Units that quarter. The Manager will not give any other priority to a repurchase request.

Upon any repurchase of Units by the Fund, the Units will be canceled and will no longer be deemed to represent an interest in the Fund, and the interests of all other Unit holders will be adjusted accordingly.

In the event a Holder ceases to be a United States Citizen for any reason, he must immediately notify the Fund and may be required to tender his Units to the Fund for repurchase in order to protect the Fund’s interest in certain leases. The Fund will have the absolute right, but no obligation, to repurchase the Units for a price calculated as described above as payable in connection with voluntary repurchase requests.

Indemnification of the Manager

The Operating Agreement provides that the Manager and its affiliates who perform services for the Fund will be indemnified against any liability or loss arising out of any act or omission by any such Person when acting in connection with the business of the Fund, provided that such Person determines in good faith that its conduct was in the best interest of the Fund and, provided further, that its conduct did not constitute fraud, negligence, breach of fiduciary duty or misconduct. The Operating Agreement also provides that, to the extent permitted by law, the Fund will indemnify the Manager against liability and related expenses (including attorneys’ fees) incurred in dealing with third parties, provided that the conduct of the Manager is consistent with the standards described in the preceding sentence. A successful claim for such indemnification would deplete the Fund’s capital assets by the amount paid.

The Manager will not be indemnified against liabilities arising under the Securities Act of 1933. Furthermore, the Manager has agreed to indemnify the Fund against any loss or liability it may incur as a result of any violation of state or federal securities laws by the Manager or its Affiliates. The Fund will not pay for any insurance covering liability of the Manager or any other persons for actions or omissions for which indemnification is not permitted by the Operating Agreement, provided, however, that this will not preclude the naming of the Manager or any Affiliates as additional insured parties on policies obtained for the benefit of the Fund to the extent that there is no additional cost to the Fund.

Any such indemnification or agreement to hold harmless the Manager and its Affiliates is recoverable only out of the assets of the Fund and not from the Unit Holders.

The Manager will have fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund.

PLAN OF DISTRIBUTION

Distribution

The Units will be offered and sold on a “best efforts minimum/maximum” basis through ATEL Securities Corporation (the “Dealer Manager”), a broker-dealer which is an Affiliate of the Manager (see “Conflicts of Interest” and “Management”), and through other participating broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”). The Dealer Manager will manage the selling group and provide certain wholesaling services. The Dealer Manager may participate in the offering on the same basis as other broker-dealers. The Dealer Manager will only directly participate in the sales of Units in those jurisdictions in which it and its personnel are licensed to do so.

The Dealer Manager is a wholly-owned subsidiary of ATEL formed solely to manage offerings sponsored by ATEL and its Affiliates. No other broker dealer has or will have any material relationship with the Fund other than acting as a participating broker dealer in this offering through an underwriting agreement entered into with the Dealer Manager. The Dealer Manager will be an underwriter with respect to the offering of Units and all compensation received by the Dealer Manager in connection with the offering will be underwriting compensation.

The minimum offering amount is $1,200,000 (120,000 Units) and the maximum is $150,000,000 (15,000,000 Units).

The minimum subscription is 500 Units ($5,000). Additional investments may subsequently be made in a minimum amount of 50 Units ($500), and additional one-Unit ($10) increments.

The broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any Units will be sold.

Subscriptions will be effective only on acceptance by the Manager and the right is reserved to reject any subscription in whole or in part. The Fund will advise the subscriber of the acceptance or rejection of the subscription as soon as practicable after receipt of the subscription, but in no event more than 30 days following receipt. The Subscription Agreement provided to the investor for execution must be accompanied by a copy of this Prospectus, and each subscriber has the right to cancel his or her subscription during a period of five business days after the subscriber has submitted the executed Subscription Agreement to the broker-dealer through which the Units are sold, and the Fund will promptly refund the amount of any such canceled subscription. The Fund and/or the selling broker-dealer will send each investor a written confirmation of the acceptance of the investor’s subscription for Units upon admission to the Fund.

The offering will terminate on a date not later than two years from the date of this Prospectus. The offering of Units after the end of one year from the date hereof will be subject to renewal or re-qualification in all those jurisdictions requiring such renewal or re-qualification. However, the offering may be terminated at any time by the Manager. If subscriptions for a minimum of 120,000 Units have not been received and accepted prior to a date one year from the date of this Prospectus, all funds received will be promptly returned without deduction together with any interest earned thereon.

Selling Compensation and Certain Expenses

The Dealer Manager will receive selling commissions in an amount of up to 9% of the Gross Proceeds, and will reallow to participating broker-dealers selling commissions of up to 7% of the Gross Proceeds attributable to Units sold by them. Out of the 2% of the selling commissions retained by the Dealer Manager, it will pay, among other things, wholesaling compensation in the form of salaries and commissions to its personnel and marketing allowances and reimbursements to participating dealers. Clients of registered investment advisers who are referred to and acquire Units through the Dealer Manager may acquire Units net of the 7% retail selling commission, so will pay a net $9.30 per Unit, as described below under “Special Discounts.” No selling compensation will be paid to the registered investment adviser on such sales, and the only selling commission will be the 2% retained by the Dealer Manager. In addition, sales to certain other persons will be subject to discounted retail commissions, in each case as described below under “Special Discounts.”

The Fund, the Manager, or its affiliates, will pay or reimburse the Dealer Manager and participating dealers, or will otherwise bear, a portion of “underwriters’ expenses” incurred in connection with the offering. Such payments or reimbursements will constitute additional selling compensation in an amount up to 1% of the Gross Proceeds. These underwriters’ expenses include amounts paid by the Fund, the Manager or its Affiliates to the Dealer Manager and participating broker dealers relating to sales seminar costs and expenses; advertising and promotion expenses; travel, food and lodging costs; telephone expenses; and an allocable portion of the Dealer Manager’s salary expenses and legal fees borne by the Manager or its Affiliates. The Dealer Manager may also pay or reimburse such amounts to participating broker dealers out of the 2% commissions retained by it. All of such amounts paid to the Dealer Manager or participating broker dealers, all underwriters’ expenses borne on behalf of the Dealer Manager or any participating broker dealer by the Fund or any other party on its behalf, and all selling commissions are together deemed “underwriting compensation” paid in connection with the offering. The total of all underwriting compensation, including sales commissions, wholesaling salaries and commissions, retail and wholesaling expense reimbursements, seminar expenses and any other underwriters’ expenses or other forms of compensation paid to or for the Dealer Manager or participating broker-dealers, will not exceed 10% of the Gross Proceeds.

In addition to payment of selling commissions and other items of selling compensation, the Fund may pay or reimburse participating broker-dealers for accountable expenses incurred in connection with bona fide due diligence activities upon presentation of detailed, itemized invoices for such bona fide due diligence expenses. Bona fide due diligence expenses will include actual costs incurred by broker-dealers to review the business, financial statements, transactions, and investments of ATEL and its prior programs to determine the accuracy and completeness of information provided in this Prospectus, the suitability of the investment for their clients and the integrity and management expertise of ATEL and its personnel. Costs may include telephone, postage and similar communication costs incurred in communicating with ATEL personnel, and ATEL’s outside accountants and counsel in this pursuit; travel and lodging costs incurred in visiting the ATEL offices, reviewing ATEL’s books and records and interviewing key ATEL personnel; the cost of outside counsel, accountants and other due diligence investigation specialists engaged by the broker-dealer; and the internal costs of time and materials expended by broker-dealer personnel in this due diligence effort. ATEL will require full itemized documentation of any claimed due diligence expenditure and will determine whether the expenditure can be fairly allocated to bona fide due diligence investigation before permitting reimbursement.

The Manager has agreed to indemnify the participating broker-dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended.

The Fund will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of Units.

Escrow Arrangements

Until the minimum number of subscriptions are received and the initial subscribers are admitted to the Fund, subscription checks will be made payable to, and subscription funds will be held in an escrow account at, First Bank, a Missouri State chartered bank, Newport Beach, California (the “Bank”). Until such time all participating broker-dealers will promptly, upon receipt of any and all wires, checks, drafts, and money orders received from prospective purchasers of Units, transmit same together with a copy of the executed Subscription Agreement or copy of the signature page of such agreement, stating among other things, the name of the purchaser, current address, and the amount of the investment, to the Dealer Manager by noon of the next business day following receipt of such materials by the participating broker-dealers, and the Dealer Manager in turn will transmit subscription documents and funds to the Bank by noon of the second business day after the Dealer Manager receives same.

Subscription proceeds held in the escrow account will be invested in United States government securities, including Treasury bills, securities issued or guaranteed by United States government agencies, certificates of deposit and time or demand deposits in banks and savings and loan associations which are insured by United States government agencies or deposits in members of the Federal Home Loan Bank System, as directed by the Manager. Subscribers may not withdraw funds from the escrow account. Upon the earlier of termination of the offering or satisfaction of the escrow condition, any interest which accrues on funds held in escrow will be distributed to subscribers and allocated among them on the basis of the respective amounts of the subscriptions and the number of days that such amounts were on deposit in the escrow account.

Notwithstanding the foregoing, subscriptions received from Pennsylvania subscribers will be placed in a separate escrow account and will not be counted toward satisfaction of the minimum escrow condition. Instead, such Pennsylvania subscriptions will be released to the Fund only at such time as total subscription proceeds received by the Fund from all subscribers, including the escrowed Pennsylvania subscriptions, equal not less than $7.5 million in Gross Proceeds.

The Original Invested Capital of the initial subscribers will be transferred from escrow to the Fund at any time after subscriptions for the minimum of 120,000 Units have been accepted by the Manager and received and collected by the bank escrow agent, and such subscribers will be admitted to the Fund within 15 days thereafter. Subsequent subscribers will have their subscriptions accepted or rejected within 30 days after receipt. Investors whose subscriptions are accepted will be admitted to the Fund promptly after such acceptance, but not later than 30 days thereafter. Rejected subscription funds will be promptly returned. If a minimum of $1,200,000 in cash subscriptions for Units is not received by a date one year from the date of this Prospectus, or if the offering is otherwise terminated prior to such minimum funding, all subscription proceeds deposited in the escrow account will be promptly returned to investors together with any interest earned on such proceeds during the escrow period.

The Bank’s sole role in this offering is that of escrow holder and as such it has not reviewed any of the offering materials and makes no representations whatsoever as to the nature of this offering or its compliance or lack thereof with any applicable state or federal laws, rules or regulations. The Bank neither endorses, recommends nor guarantees the purchase, value or repayment or any other aspect of an investment in the Units. The Bank does not represent the interests of the Members or potential investors. Its duties are limited as expressly set forth in the Escrow Agreement and interested parties may request a copy of the Escrow Agreement from the Manager. Pursuant to the terms of the Escrow Agreement, the Fund has directed the Bank to distribute to the subscribers any interest earned on funds held in escrow as described above under this caption.

Special Discounts

The Fund will sell Units subject to volume discounts to investors who purchase more than $500,000 of Units through the same participating broker dealer in this offering. The following table shows the discounted price per Unit and the reduced retail selling commissions payable for volume sales of Units.

Dollar Amount of Units	Retail Commission	Purchase Price per Unit
$1 – $500,000	7.0%	$10.00
$500,001 – $1,000,000	6.0%	$9.90
$1,000,001 – $2,000,000	5.0%	$9.80
$2,000,001 – $3,000,000	4.0%	$9.70
$3,000,001 – $5,000,000	3.0%	$9.60
$5,000,000 – above	2.0%	$9.50

The Fund will apply the reduced per Unit price and sales commission set forth in the table above to the entire purchase, not just the portion of the purchase which exceeds the $500,000 Unit purchase threshold. For example, a purchase of $1,500,000 of Units in a single transaction would result in a per Unit purchase price of $9.80 and retail sales commissions of 5.0% or $75,000.

To qualify for a volume discount as a result of multiple purchases of Units, the investor must use the same participating broker dealer and must mark the “Additional Investment” space on the subscription agreement. The Fund will not be responsible for failing to combine purchases if you fail to mark the “Additional Investment” space. Once an investor qualifies for a volume discount, the investor will be eligible to receive the benefit of such discount for subsequent purchases Units in this offering through the same participating broker dealer.

To the extent purchased through the same participating broker dealer, the following persons may combine their purchases as a “single purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;
•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;
•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code; and
•	all commingled trust funds maintained by a given bank.

In the event that a person wishes to have his or her order combined with others as a “single purchaser,” that person must request such treatment in writing at the time of subscription setting forth the basis for the discount and identifying the orders to be combined. Any request will be subject to verification that the orders to be combined are made by a single purchaser. If the subscription agreements for the combined orders of a single purchaser are submitted at the same time, then the sales commissions payable and discounted Unit price will be allocated pro rata among the combined orders on the basis of the respective amounts being combined. Otherwise, the volume discount provisions will apply only to the order that qualifies the single purchaser for the volume discount and the subsequent orders of that single purchaser.

The Manager and its Affiliates may, but do not currently intend to, acquire such number of Units as they determine. Except as noted below, any Units purchased by the Manager or its Affiliates will be purchased on the same terms as the other Units offered hereby. Such Units will be acquired solely for investment and not with a view to or for distribution. Any Units acquired by the Manager or its Affiliates and participating broker dealers or their affiliates will not be applied to the requirement that a minimum of 120,000 Units be purchased by all subscribers.

The Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, may purchase Units in this offering net of the 7% retail selling commissions at a per Unit price of $9.30.

As discussed above, clients of an investment adviser which is registered under the Investment Advisers Act of 1940 who are referred to and purchase Units through the Dealer Manager may also purchase Units net of the 7% retail selling commissions at a per Unit price of $9.30, provided that

—	the client has been advised by such advisor over a continuous course of time on investments other than the purchase of Units,
—	the client is not being charged by the advisor or its Affiliates, other than as described herein, for the advice rendered by such advisor specifically in connection with the purchase of Units,
—	the investment advisor enters into an appropriate agreement with the Dealer Manager undertaking to comply with all securities laws relating to the offering of Units and representing the suitability for such clients of an investment in Units, and
—	either (i) the investment advisor is an Affiliate of a broker-dealer, and the transaction has the express approval of such broker-dealer Affiliate, or (ii) the investment advisor is not affiliated with any broker dealer.

The Dealer Manager may, at its sole discretion, enter into an agreement with a participating broker-dealer whereby such participating broker-dealer may aggregate subscriptions on part of a combined order for the purpose of offering investors reduced aggregate retail sales commissions. The specific terms of any such arrangement will be subject to negotiation between the Dealer Manager and the participating broker-dealer and will not reduce the amount of net proceeds available to the Fund from the sale of Units. Any reduction in the sales commissions would be prorated among the separate subscribers.

In no event will the net contribution to the Fund by any person be less than $9.30 per Unit. The Dealer Manager may require that any investor claiming the right to purchase on the foregoing terms demonstrate the basis for such right through reasonable documentation and certification. Sales to any such purchasers on such terms would be for investment purposes only, and the Fund and the Manager would not recognize any attempted transfer of such Units unless the Manager is satisfied that the original purchase was not made with a view to distribution of the securities and that any proposed transfer was in compliance with all applicable laws and regulations, including the FINRA Rules of Fair Practice.

State Requirements

In addition to the investor suitability and minimum investment standards established by the Fund and described under “Investor Suitability” above, the securities administrators of certain states have imposed more restrictive standards on investments in Units effected within their jurisdictions. Any such additional requirements imposed after the date of this Prospectus will be reflected in a supplement hereto, and investors are urged to review any such supplement to ascertain whether more restrictive standards are applicable to their investment.

REPORTS TO HOLDERS

The Fund fiscal year will be the calendar year; provided, however, that the Manager may, subject to the approval of applicable taxing authorities, adopt another fiscal year if they deem it to be in the Fund’s best interest.

The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense, financial statements (each of which shall include a balance sheet, statement of income or loss, statement of Members’ equity, and statement of cash flow) prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm. Such opinion shall also state that reported “Cash from Operations” is consistent with the definition of Cash from Operations herein. Copies of such statements and report shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund.

The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense: (i) a statement of cash flow, (ii) Fund information necessary in the preparation of the Holders’ and Assignees’ federal income tax returns; (iii) a report of the business of the Fund, which shall include a status report for each portfolio investment which individually represents at least 10% of the Fund’s total investment portfolio indicating: (a) the condition of the Equipment and other investment assets, (b) how the Equipment and other assets are being used as of the end of the year (leased, operated, held for lease, repair, or sale), (c) the remaining term of the leases, (d) the projected use of Equipment for the next year (renewal of lease, re-lease, retirement, or sale), and (e) such other information relevant to the value or use of the Equipment as the Manager deems appropriate, including the method used as basis for valuation; (iv) a statement as to the compensation received by the Manager and its Affiliates from the Fund during the year, which statement shall set forth the services rendered or to be rendered by the Manager and its Affiliates and the amount of fees received; (v) a report identifying Distributions from: (a) Cash from Operations for that year, (b) Gross Operating Revenues of prior years held in reserves, (c) Cash from Sales or Refinancing, and (d) Cash from Reserve Account and other sources; and (vi) a special report prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, containing an opinion of an independent certified public accounting firm, to report the breakdown of the costs reimbursed by the Fund to the Manager or its Affiliates. Such special report shall at a minimum provide: (a) a review of the time records of individual employees, the costs of whose services were reimbursed, and (b) a review of the specific nature of the work performed by each such employee. The additional costs of such special report shall be itemized by the auditors among all programs sponsored by the Manager and its

Affiliates on a program-by-program basis and may be reimbursed to the Manager or its Affiliates to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for comparable services performed by independent parties in the same geographic location.

In addition to the foregoing information in annual reports, the Manager will disclose (i) a per Unit estimated value, developed in a manner reasonably designed to ensure it is reliable, in the Fund’s periodic reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act; (ii) an explanation of the method by which the per Unit estimated value was developed; (iii) the date of the valuation; and (iv) in a periodic or current report filed pursuant to Section 13(a) or 15(d) of the Exchange Act within 150 days following the second anniversary of the Fund’s breaking escrow on the its minimum offering amount, and in each annual report thereafter, a per Unit estimated value:

(a)	based on valuations of the assets and liabilities of the Fund performed at least annually, by, or with the material assistance or confirmation of, a third-party valuation expert or service;
(b)	derived from a methodology that conforms to standard industry practice; and
(c)	accompanied by a written opinion or report by the Manager, delivered at least annually, that explains the scope of the review, the methodology used to develop the valuation or valuations, and the basis for the value or values reported.

Prior to a date 150 days following the second anniversary of breaking escrow, the Fund’s periodic reports will reflect a per Unit estimated value reflecting the “Net Investment” per Unit, disclosed in the Fund’ most recent periodic or current report. “Net Investment” shall be based on the “amount available for investment” percentage in the “Estimated Use of Proceeds” section of the Prospectus at the maximum offering amount.

Copies of the reports hereunder shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund; provided, however, that all Fund information necessary in the preparation of the Holders’ and Assignees’ federal income tax returns shall be distributed to each Holder and Assignee not later than 75 days after the close of each taxable year of the Fund. The Manager shall have prepared quarterly, at Fund expense, commencing with the first full quarter after the Closing Date: (i) a statement as to the compensation received by the Manager during such quarter from the Fund which statement shall set forth the services rendered or to be rendered by the Manager during such quarter from the Fund and the amount of fees received, and (ii) other relevant information. Copies of such statements shall be distributed to each Holder within 60 days after the end of each quarterly period.

The Manager shall have prepared, at Fund expense, a quarterly report covering each of the first three quarters of Fund operations in each calendar year, unaudited financial statements (each of which shall include a balance sheet, statement of income or loss for said quarterly period and statement of Cash from Operations and Cash from Sales or Refinancing for said quarterly period) and a statement of other pertinent information regarding the Fund and its activities during the quarterly period covered by the report. Copies of such statements and other pertinent information shall be distributed to each Holder within 60 days after the close of the quarterly period covered by the report of the Fund.

The Manager shall have prepared, at Fund expense, after the end of each quarter in which equipment is acquired and until the Net Proceeds are fully invested or returned to investors, a notice which shall describe therein: (i) a statement of the actual purchase price of the Portfolio Assets, including the terms of the purchase, (ii) a statement of the total amount of cash expended by the Fund to acquire such items of equipment (including and itemizing all commissions, fees, expenses and the name of each payee), and (iii) a statement of the amount of proceeds in the Fund which remain unexpended or uncommitted. Copies of such notice shall be distributed to each Holder within 60 days after the end of such quarter. If deemed appropriate by the Manager such notice may be prepared and distributed to each Holder more frequently than quarterly.

The Manager, at Fund expense, shall cause income tax returns for the Fund to be prepared and timely filed with appropriate authorities.

The Manager, at Fund expense, shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Holder shall be provided with a copy of any such report upon request without expense to him. Reports filed with the Securities and Exchange Commission, including all annual, quarterly and current reports, are available to be viewed and retrieved without charge on the Commission’s electronic data gathering and retrieval (EDGAR) system, at its internet web site at http://www.sec.gov, and can be accessed with a search under the Fund’s name. Copies of such reports as filed with government agencies may also be requested directly from the Fund at the Fund’s web site, mailing address, telephone number and/or electronic mail address, in each case as provided in the quarterly and annual reports to be delivered to investors as described above.

SUPPLEMENTAL SALES MATERIAL

In addition to and apart from this Prospectus, the Fund may use certain sales material in connection with the offering of Units. In certain jurisdictions such sales material may not be available. This material will include information relating to this offering, the Manager and its Affiliates and brochures and articles and publications concerning equipment leasing.

The Fund will use only sales material which has been approved by such appropriate regulatory bodies as may be required. The offering is made only by means of this Prospectus. Although the information contained in such sales material does not conflict with any of the information contained in this Prospectus, and is required to present a balanced discussion of the risks and rewards of investing in the Fund, such material does not purport to be complete, and should not be considered as part of this Prospectus or the registration statement of which this Prospectus is a part, or as incorporated by reference in this Prospectus or said registration statement or as forming the basis of the offering of Units which are offered hereby.

LEGAL OPINIONS

The legality of the Units has been passed upon and the statements under the caption “Income Tax Consequences” as they relate to federal income tax matters have been reviewed and passed upon by Derenthal & Dannhauser LLP, Oakland, California.

EXPERTS

Moss Adams LLP, independent registered public accounting firm, have audited the Fund’s balance sheet as of April 28, 2015, and the related statements of changes in members’ capital and cash flows for the period from April 16, 2015 (date of inception) through April 28, 2015, as set forth in their report. The Fund has included the financial statement in the prospectus in reliance on Moss Adams LLP’s report, given on their authority as experts in accounting and auditing.

Moss Adams LLP, independent certified public accountants, have audited the balance sheet of ATEL Managing Member, LLC as of December 31, 2014, as set forth in their report. The Fund has included the balance sheet in the prospectus in reliance on Moss Adams LLP’s report, given on their authority as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements concerning the Fund’s objectives, plans, intentions, strategies, expectations, and predictions concerning the Fund’s future investment activities, results of operations and other future events or conditions based on views and opinions of the Manager. For this purpose, any statements contained herein that are not of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “believes,” “may,” “will,” “could,” “intends,” “estimates,” “expects” or “might,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.

It is important to note that actual results or activities or actual events or conditions could differ materially from those estimated or anticipated in such forward-looking statements, due to a variety of factors, some of which may be beyond the control of the Fund. See “RISK FACTORS” and “MANAGEMENT — Conflicts of Interest” for a discussion of certain material factors which could cause the actual results or activities or actual events or conditions to differ from those anticipated. Although estimates and assumptions concerning potential investments are believed by the Manager to be reasonable, such estimates and assumptions are uncertain and unpredictable. To the extent that actual events differ materially from the Manager’s assumptions and estimates, actual results will differ from those expected.

ADDITIONAL INFORMATION

The Fund has filed with the Securities and Exchange Commission, Washington, D.C., a registration statement under the Securities Act of 1933, as amended, with respect to the Units offered pursuant to this Prospectus. For further information, reference is made to the registration statement and the exhibits thereto which are available for inspection at no fee in the principal office of the Commission and its Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files annual, quarterly and current reports and other information with the Securities and Exchange Commission. Such reports, the registration statement and other information are available for inspection and copying at the above address, and are also available to be viewed and retrieved without charge on the Commission’s electronic data gathering and retrieval (EDGAR) system, at its internet web site at http://www.sec.gov. In addition, photostatic copies of the material containing this information may be obtained from the Commission upon paying of the fees prescribed by the rules and regulations of the Commission. This Prospectus contains a fair summary of the material provisions of the exhibits filed with the Commission. This Prospectus does not knowingly contain any untrue statement of a material fact or omit to state any material fact required to be stated herein or necessary to make the statements herein not misleading.

GLOSSARY

The following terms used in this Prospectus shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

“Acquisition Expenses” shall mean expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to selection and acquisition of Portfolio Assets, whether or not acquired.

“Acquisition Fees” shall mean the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Portfolio Assets and the acquisition of other investments. Included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, nonrecurring management fee, or any fee of a similar nature, however designated.

“Affiliate” of a Person shall mean

—	any Person directly or indirectly controlling, controlled by or under common control with such Person;
—	any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such Person;
—	any officer, director, trustee or partner of such Person; and
—	if such Person is an officer, director, trustee, partner or holder of 10% or more of the voting securities or beneficial interests of such Person, any other company for which such Person acts in such capacity. However, such term shall not include a Person who is a partner in a partnership or joint venture with the Fund if such Person is not otherwise an Affiliate.

“Asset Management Fee” shall mean the fee payable to the Manager and its Affiliates under the provisions of Section 8.2 of the Operating Agreement.

“Asset Management Fee Limit” means the limit on fees calculated pursuant to Section 8.3 of the Operating Agreement.

“Assignee” shall mean a Person who has acquired a beneficial interest in one or more Units from a third party but who is neither a substituted Holder nor an Assignee of Record.

“Assignee of Record” shall mean an Assignee who has acquired a beneficial interest in one or more Units whose ownership has been recorded on the books of the Fund and which ownership is the subject of a written instrument of assignment, the effective date of which assignment has passed.

“ATEL” shall mean ATEL Capital Group and its Affiliates, including the Manager.

“Book Value of Fund Assets” shall mean, for any period, the aggregate book value of Fund assets as reported by the Fund in the audited or unaudited financial statements, as the case may be, filed by the Fund with the Securities and Exchange Commission in its most recent quarterly or annual report, or if the duty to file such reports has been suspended for any reason, in the audited or unaudited financial statements prepared by the Fund in accordance with generally accepted accounting principles for the most recent fiscal quarter or year, as the case may be.

“California Act” shall mean the California Revised Uniform Limited Liability Company Act, as set forth in the California Corporations Code.

“Capital Account” shall mean, with respect to any Member, such Member’s Capital Account determined in accordance with Section 6.7 of the Operating Agreement.

“Carried Interest” shall mean the allocable share of Fund Distributions of Cash from Operations and Cash from Sales or Refinancing payable to the Manager, as a Member, pursuant to Sections 10.4 and 10.5 of the Agreement, for which cash consideration has neither been paid nor is to be paid.

“Cash from Operations” shall mean the excess of Gross Operating Revenues (which excludes revenues from investment sales or refinancing) over cash disbursements (including the Asset Management Fee and amounts reinvested by the Fund in Portfolio Assets) without reduction for depreciation and amortization of intangibles such as organization and underwriting costs but after a reasonable allowance for cash for repairs, replacements, contingencies and anticipated obligations, as determined by the Manager.

“Cash from Reserve Account” shall mean that portion of the Net Proceeds not utilized in the acquisition of equipment, including cash maintained according to the provisions of Section 9.4 of the Operating Agreement.

“Cash from Sales or Refinancing” shall mean the net cash realized by the Fund from the sale, refinancing or other disposition of any portfolio investment after payment of all expenses related to the transaction.

“Closing Date” shall mean such date designated by the Manager for the termination of the offering of Units, but not later than a date two years from the date of this Prospectus. Extension of the offering beyond one year from the date of the Prospectus shall be subject to the qualification of the offering for any such extension in those jurisdictions which may limit the offering period to one year.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenue laws.

“Distributions” shall mean any cash distributed to Holders and the Manager arising from their respective interests in the Fund.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Final Closing Date” shall mean the last date on which subscribers for Units are admitted to the Fund as Holders.

“Front-End Fees” shall mean fees and expenses paid by any party for any services rendered during the Fund’s organization and acquisition phase including Organization and Offering Expenses, Leasing Fees, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of Equipment to any of its employees unless such Persons are Affiliates of the Manager.

“Fund” shall mean ATEL 17, LLC, the California limited liability company created under the Operating Agreement.

“Fund Manager” or “Manager” shall mean ATEL Managing Member, LLC (“ATEL”), a Nevada limited liability company, or any other Person or Persons which succeed it in such capacity. The Manager is referred to throughout the Prospectus as “ATEL” or the “Manager.”

“Fund Minimum Gain” shall have the meaning set forth in Regulations Section 1.704-2(d)(1).

“Gross Proceeds” shall mean the aggregate total of the Original Invested Capital of the initial and all of the additional Holders.

“Gross Operating Revenues” shall mean all amounts derived by the Fund from the Portfolio Assets, including, without limitation, all lease and other financing revenues and all debt service payments, but excluding security deposits paid by lessees and revenues from the sale, refinancing, or other disposition of Portfolio Asset.

“High Quality Corporate Credits” means, for purposes of Fund’s investment policy, lessees or guarantors who:

—	have a credit rating by Moody’s Investors Service, Inc. of “Baa3” or better, or the credit equivalent as determined by the Manager; or
—	are public or private corporations with substantial revenues and histories of profitable operations, as well as established hospitals with histories of profitability or municipalities.

The Manager may determine that the credit equivalent of a Moody’s Baa3 rating applies to those lessees that are not rated by Moody’s, but which:

—	have comparable credit ratings as determined by other nationally recognized credit rating services;
—	although not rated by nationally recognized credit rating services, are believed by the Manager to have comparable creditworthiness; or
—	in the Manager’s opinion, as a result of guarantees provided, collateral given, deposits made or other security interests granted, have provided such safeguards of the Fund’s interest in the investment that the risk is equivalent to that involved in a transaction with a company with a credit rating of Baa3.

“Holders” shall mean owners of Units who are either Members or Assignees of Record, and reference to a “Holder” shall be to any one of them. The Manager shall not be considered to be a Holder except to the extent it also owns Units.

“Initial Closing Date” shall mean the date on which subscribers for Units, other than the initial Holder, are first admitted to the Fund as Holders.

“Investment in Equipment” shall mean the amount of Gross Proceeds actually paid or allocated to the purchase of equipment and other portfolio investments acquired by the Fund, including the principal amount advanced to a borrower by the Fund in any secured loan transaction, any amount of Gross Proceeds reserved pursuant to Section 9.4 of the Operating Agreement up to a maximum of 3% of Gross Proceeds and other cash payments such as interest and taxes, but excluding Front-End Fees.

“IRA” shall mean an individual retirement account qualifying under Section 408 of the Code.

“Liquidating Stage” shall mean the period commencing on a date six calendar years after the Final Closing Date and terminating on the date of the termination of the Fund.

“Members” shall mean the initial member of the Fund and any other Persons who are admitted to the Fund as additional or substituted members. Reference to a “Member” shall refer to any one of them.

“Net Income” or “Net Loss” shall mean the taxable income or taxable loss of the Fund as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss, but does not mean Distributions.

“Net Proceeds” shall mean the total Gross Proceeds less Organization and Offering Expenses.

“Net Worth” shall mean the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets. The amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

“Offering Stage” shall mean the period commencing with the Initial Closing Date and ending on the Final Closing Date.

“Organization and Offering Expenses” shall mean those expenses incurred in connection with preparing the Fund for registration and subsequently offering and distributing Units to the public, including selling commissions and all advertising expenses except advertising expenses related to the leasing of equipment.

“Original Invested Capital” shall mean the original gross purchase price of the Units contributed by each Member to the capital of the Fund for his interest in the Fund, which amount shall be attributed to Units in the hands of a subsequent Holder.

“Operating Agreement” or “Agreement” shall mean the Limited Liability Company Operating Agreement of ATEL 17, LLC, as it may be amended from time to time.

“Operating Stage” shall mean the period commencing on the Final Closing Date and ending on a date six calendar years after the Final Closing Date.

“Portfolio Assets” shall mean the personal and real property, as well as tangible and intangible rights and interests, acquired, held and owned by the Fund for investment purposes, including without limitation its rights, whether direct or indirect, in all trusts, joint ventures, leases, loans, collateral, chattel paper, options, warrants, securities and other contract rights.

“Person” shall mean any natural person, partnership, corporation, association or other legal entity.

“Prospectus” shall mean the final prospectus filed in connection with the registration of the Units with the Securities and Exchange Commission on Form S-1, as amended, together with any supplement thereto which may be subsequently filed with such Commission.

“Purchase Price of Portfolio Assets” shall mean the price paid upon the purchase of a particular Portfolio Asset (including the principal amount of any loan that is a Portfolio Asset) or all Portfolio Assets, as the case may be, including the amount of Acquisition Fees and all liens and mortgages on the Portfolio Assets, but excluding points and prepaid interest.

“Qualified Plan” shall mean employee trusts (or employer individual retirement accounts), Keogh Plans and corporate retirement plans qualifying under Section 401(a) of the Code.

“Regulations” or “Treasury Regulations” shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Reinvestment Period” shall mean the period commencing with the Initial Closing Date and ending six calendar years after the Final Closing Date occurs.

“Roll-Up” shall mean a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Fund and the issuance of securities of a Roll-Up Entity. Such term does not include:

(a) any transaction if the securities of the Fund have been for at least twelve months traded through the National Association of Securities Dealers, Inc. Automated Quotation National Market System; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Fund, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i) the Members’ voting rights;

(ii) the term of existence of the Fund;

(iii) the terms of compensation of the Manager and its Affiliates; or

(iv) the Fund’s investment objectives.

“Service” shall mean the United States Internal Revenue Service or its successor.

“Substantially All of the Assets” shall mean, unless the context otherwise dictates, portfolio investments representing 66 2/3% or more of the net book value of all portfolio investments as of the end of the most recently completed fiscal quarter.

“Unit” shall mean the interest in the Fund representing Original Invested Capital in the amount of $10 and shall entitle the Holder thereof to the rights herein provided.

“United States Citizen” shall mean a “citizen of the United States” as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statute.

FINANCIAL STATEMENTS

Set forth below are the following financial statements:

ATEL 17, LLC
Report of Moss Adams, LLP, Independent Registered Public Accounting Firm	F-2
Balance Sheets as of September 30, 2015 (Unaudited) and April 28, 2015	F-3
Statements of Changes in Member’s Capital for the Periods from April 16, 2015 (Date of Inception) through April 28, 2015 and from April 16, 2015 (Date of Inception) through September 30, 2015 (Unaudited)	F-4
Statements of Cash Flows for the Period from April 16, 2015 (Date of Inception) through April 28, 2015 (Unaudited) and from April 16, 2015 (Date of Inception) through September 30, 2015 (Unaudited)	F-5
Notes to Financial Statements	F-6
ATEL MANAGING MEMBER, LLC
Report of Moss Adams, LLP, Independent Certified Public Accountants	F-8
Balance Sheets as at September 30, 2015 (Unaudited) and December 31, 2014	F-9
Notes to Balance Sheets	F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Member of
ATEL 17, LLC

We have audited the accompanying balance sheet of ATEL 17, LLC (the “Company”) as of April 28, 2015 and the related statements of changes in member’s capital and cash flows for the period from April 16, 2015 (date of inception) through April 28, 2015. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Fund’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of ATEL 17, LLC at April 28, 2015 and the related statements of changes in member’s capital and its cash flow for the period from April 16, 2015 (date of inception) through April 28, 2015, in conformity with U.S. generally accepted accounting principles.

/s/ Moss Adams LLP

San Francisco, California
April 28, 2015

ATEL 17, LLC

BALANCE SHEETS
AS OF SEPTEMBER 30, 2015 (Unaudited) AND APRIL 28, 2015

	September 30, 2015	April 28, 2015
	(Unaudited)
ASSETS
Cash	$500	$500
MEMBER'S CAPITAL
Commitments and Contingencies
Member's capital	$500	$500

See accompanying notes to financial statements

ATEL 17, LLC

STATEMENTS OF CHANGES IN MEMBER'S CAPITAL
FOR THE PERIODS FROM APRIL 16, 2015 (Date of Inception)
THROUGH APRIL 28, 2015
AND FROM APRIL 29, 2015 THROUGH SEPTEMBER 30, 2015 (Unaudited)

	Other Members		Managing Member	Total
	Units	Amount
Member's capital as of April 16, 2015 (Date of inception)	—	$—	$—	$—
Capital contribution	—	—	500	500
Balance, April 28, 2015	—	—	500	500
Capital contribution (unaudited)	—	—	—	—
Balance, September 30, 2015 (unaudited)	—	$—	$500	$500

See accompanying notes to financial statements

ATEL 17, LLC

STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM APRIL 16, 2015 (Date of Inception)
THROUGH APRIL 28, 2015
AND FROM APRIL 16, 2015 (Date of Inception) THROUGH SEPTEMBER 30, 2015 (Unaudited)

	April 16, 2015 through September 30, 2015	April 16, 2015 through April 28, 2015
	(Unaudited)
Financing activities
Capital contributions received	$500	$500
Net cash provided by financing activities	500	500
Cash at beginning of period	—	—
Cash at end of period	$500	$500

See accompanying notes to financial statements

ATEL 17, LLC

NOTES TO FINANCIAL STATEMENTS

Note 1 —  Organization and Limited Liability Company Matters

Organization — ATEL 17, LLC (the “Company” or the “Fund”) was formed under the laws of the state of California on April 16, 2015 for the purpose of raising capital and originating equipment financing transactions and acquiring equipment to engage in equipment leasing and sales activities. The Managing Member of the Company is ATEL Managing Member, LLC (the “Managing Member”), a Nevada limited liability corporation. The Managing Member is controlled by ATEL Financial Services (“AFS”), wholly-owned subsidiary of ATEL Capital Group. The Fund may continue until terminated as provided in the Fund’s limited liability company operating agreement dated April 24, 2015 (the “Operating Agreement”). Contributions in the amount of $500 were received as of April 28, 2015, which represented the initial member’s capital investment. As a limited liability company, the liability of any individual member for the obligations of the Fund is limited to the extent of capital contributions to the Fund by the individual member.

As of September 30, 2015 and April 28, 2015, the Fund had not commenced operation other than those relating to organizational matters. The Managing and initial Member of the Fund has and will continue to incur costs in connection with the organization, registration and issuance of the limited liability company units (Units). The amount of such costs to be borne by the Fund is limited by certain provisions of the Operating Agreement.

Note 2 — Summary of Significant Accounting Policies

Cash — Cash is maintained in a non-interest bearing checking account.

Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from the estimates.

Income Taxes — The Fund does not provide for income taxes as all income and losses are the liability of the individual members and are allocated to the members for inclusion in their individual tax returns.

Subsequent Events — Subsequent events are events or transactions that occur after the balance sheet date but before the date the financial statements are available to be issued. Subsequent events that provide additional evidence about conditions that existed at the balance sheet date are considered in the preparation of the financial statements presented herein. Subsequent events that occur after the balance sheet date that do not provide evidence about conditions that existed as of the balance sheet date are considered for disclosure based upon their significance in relation to the Fund’s financial statements taken as a whole.

The Company has evaluated all events that have occurred through the issuance date. No events were identified through that date which indicated that adjustments were necessary to the financial statements as reported or that additional disclosures were necessary for other significant subsequent events.

The unaudited financial statements and related footnotes as of September 30, 2015 were prepared by management without audit and the Company has also evaluated subsequent events through the issuance date. No events were identified through that date which indicated that adjustments were necessary to the financial statements as reported or that additional disclosures were necessary for other significant subsequent events.

Note 3 — Member’s Capital

As of September 30, 2015 and April 28, 2015, 50 Units ($500) were issued and outstanding. The Fund is authorized to issue up to 15,000,000 additional Units.

The Fund’s net income or net losses are to be allocated 100% to the Members. From the commencement of the Fund until the initial closing date net income and net loss shall be allocated 99% to the Managing Member and 1% to the initial other members. Commencing with the initial closing date, net income and net loss shall be allocated 99.99% to the other members and 0.01% to the Managing Member.

Fund distributions are to be allocated 0.01% to the Managing Member and 99.99% to the other Members.

ATEL 17, LLC

NOTES TO FINANCIAL STATEMENTS

Note 4 —  Commitments and Related Party Transactions

The terms of the Operating Agreement provide that the Managing Member and/or affiliates are entitled to receive certain fees, for equipment acquisition and asset management services and to receive reimbursements for payments made on the behalf of the Fund for certain operating expenses, which are more fully described in Section 8 of the Operating Agreement.

The Fund will pay selling commissions of up to 9% of the selling price of the Units to ATEL Securities Corporation (“ASC”), an affiliate of the Managing Member acting as Dealer Manager for the group of selling broker-dealers. ASC will in turn pay to participating broker-dealers selling commissions of up to 7% of the price of the Units sold by them, retaining the balance of 2%.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Member
ATEL Managing Member, LLC

Report on Balance Sheet

We have audited the balance sheet of ATEL Managing Member, LLC (the Company) as of December 31, 2014, and the related footnotes to the balance sheet.

Management’s Responsibility for the Balance Sheet and Related Footnotes

Management is responsible for the preparation and fair presentation of the balance sheet and the related footnotes, in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of balance sheet and the related footnotes that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the balance sheet as of December 31, 2014, and related footnotes based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet and related footnotes are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the balance sheet and related footnotes. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the balance sheet and related footnotes, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the balance sheet and related footnotes in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the balance sheet and related footnotes.

We believe that the audit evidence obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the balance sheet and the related footnotes referred to above present fairly, in all material respects, the financial position of ATEL Managing Member, LLC as of December 31, 2014 in accordance with accounting principles generally accepted in the United States of America.

Disclaimer on Opinion on September 30, 2015 Balance Sheet

Because we were not engaged to audit the balance sheet at September 30, 2015, we did not extend our auditing procedures to enable us to express an opinion on the financial position of ATEL Managing Member, LLC as of September 30, 2015. Accordingly, we express no such opinion.

/s/ Moss Adams, LLP
San Francisco, California
April 1, 2015

ATEL MANAGING MEMBER, LLC

BALANCE SHEETS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Cash and cash equivalents	$1,478,191	$818,753
Amounts due from ATEL 14, LLC	74,389	65,696
Amounts due from ATEL 15, LLC	55,163	51,177
Amounts due from ATEL 16, LLC	15,314	1,148
Amounts due from member	1,318,633	1,622,383
Investment in ATEL 14, LLC net of distributions	265	288
Investment in ATEL 15, LLC net of distributions	365	388
Investment in ATEL 16, LLC net of distributions	466	483
Investment in ATEL 17, LLC	500	—
Total assets	$2,943,286	$2,560,316
LIABILITIES AND MEMBER'S EQUITY
Total liabilities	$—	$—
Commitments and contingencies
Member's equity	2,943,286	2,560,316
Total liabilities and member's equity	$2,943,286	$2,560,316

See accompanying notes to balance sheets.

ATEL MANAGING MEMBER

NOTES TO BALANCE SHEETS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

Note 1 — Organization

ATEL Managing Member, LLC (the “Company” or “Managing Member”), a Nevada limited liability company, was formed under the laws of Nevada on April 2, 2009 to manage entities in the business of leasing and lending.

The Company is a wholly-owned subsidiary of ATEL Financial Services, LLC (the “Member”). The Company has primary responsibility for selecting and negotiating potential financing transactions, and managing ATEL 14, LLC, ATEL 15, LLC, ATEL 16, LLC, and ATEL 17, LLC’s portfolio of assets, subject to the Member’s supervision and approval.

The Company organizes and sponsors limited liability companies engaged in equipment leasing and sales activities (the “Funds”), and also acts as a managing member of the Funds. The Company derives various fees from these Funds and also receives reimbursements for expenses incurred on behalf of the Funds, of which certain fees and expenses reimbursements are allocated to the Company and the balance is allocated to other affiliated companies for services rendered to, and costs incurred on behalf of the Funds under contract from the Member. The bases for determination of the types and amounts of these fees and reimbursements are provided in agreements with the Funds and the affiliated companies.

The Company will continue in full force and effect until such time as the Member elects to dissolve the Company or the Company is otherwise dissolved. As a limited liability company, the liability of the Member for the obligations of the Company is limited to the extent of capital contributions made by the Member.

Note 2 — Basis of Presentation and Significant Accounting Policies

Basis of Presentation — The accompanying balance sheets have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The unaudited September 30, 2015 balance sheet reflects all adjustments which are, in the opinion of the Managing Member, necessary for a fair statement of financial position at September 30, 2015. All such adjustments are of a normal recurring nature. The changes, if any in account balances, between December 31, 2014 and September 30, 2015 are not necessarily indicative of those which may occur during the remaining three months of 2015.

Use of Estimates — The preparation of the balance sheets in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets. Actual results could differ from those estimates.

Cash and cash equivalents — Cash and cash equivalents include cash in banks and cash equivalent investments such as U.S. Treasury instruments with original and/or purchased maturities of ninety days or less.

Investment in Funds — The Company’s investments in the Funds are accounted for using the equity method whereby the investments are increased by earnings and specially allocated items and reduced by losses and distributions reflected net of cumulative distributions.

Income Taxes — The Company does not provide for income taxes in its financial statements as all income, losses and specially allocated tax attributes are passed through to the Member for inclusion in its individual tax returns.

The Company applies the Topic of the Financial Accounting Standards Board Accounting Standards Codification relating to accounting for uncertain tax positions (“ASC Income Taxes Topic”). The ASC Income Taxes Topic prescribes a minimum probability threshold that a tax position must meet before a financial statement benefit is recognized. The minimum threshold is defined in the ASC Income Taxes Topic as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority,

ATEL MANAGING MEMBER

NOTES TO BALANCE SHEETS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

Note 2 — Basis of Presentation and Significant Accounting Policies - (continued)

including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.

The Company has no uncertain tax positions based upon the criteria established under the ASC Income Tax Topic, whereby the effect of the uncertainty would be recorded if the outcome was considered was considered probable and was reasonably estimable.

Subsequent Events — Subsequent events are events or transactions that occur after the balance sheet date but before the date the financial statements are available to be issued. Subsequent events that provide additional evidence about conditions that existed at the balance sheet date are considered in the preparation of the financial statements presented herein. Subsequent events that occur after the balance sheet date that do not provide evidence about conditions that existed as of the balance sheet date are considered for disclosure based upon their significance in relation to the Company’s financial statements taken as a whole.

The Company has evaluated all events that have occurred after December 31, 2014, up until April 1, 2015, the date the audited balance sheet was available for issuance. Except as noted in Note 3, no events were identified through that date which indicated that adjustments were necessary to the balance sheets as reported or that additional disclosures were necessary for other significant subsequent events.

The unaudited balance sheet and related footnotes as of September 30, 2015 were prepared by management without audit and the Company has also evaluated subsequent events through November 10, 2015 for purposes of presenting the September 30, 2015 balance sheet and related footnotes. No events were identified through that date which indicated that adjustments were necessary to the balance sheet as reported or that additional disclosures were necessary for other significant subsequent events.

Note 3 — Member’s Capital, Distribution and Compensation

The respective Funds under management, ATEL 17, LLC (“ATEL 17”), ATEL 16, LLC (”ATEL 16”), ATEL 15, LLC (“ATEL 15”) and ATEL 14, LLC (“ATEL 14”), were each authorized under their respective Operating Agreements to issue up to 15,000,000 units to other members of the Funds. The Company has a 7.5% carried interest in ATEL 14 and ATEL 15 and a .01% carried interest in ATEL 16 and ATEL 17.

All distributions and/or allocations of income or loss will be made by the Company to the Member.

At September 30, 2015 and December 31, 2014, $74,389 and $65,696, were respectively due from ATEL 14 for management fees and distributions of carried interest. Amounts due from ATEL 15 for management fees and distributions of carried interest as of September 30, 2015 and December 31, 2014 were $55,163 and $51,177, respectively. Amounts due from ATEL 16 for management fees and distributions of carried interest at September 30, 2015, and December 31, 2014 were $15,314 and $1,148, respectively.

Subsequent to year end, the Company declared distributions to decrease the amounts due from the Member. The impact is reflected on both the December 31, 2014 and September 30, 2015 balance sheets as a reclassification, and offset, against member’s equity with the intent that the amount not be repaid.

ATEL MANAGING MEMBER

NOTES TO BALANCE SHEETS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

Note 3 — Member’s Capital, Distribution and Compensation - (continued)

Summarized information about these Funds as of September 30, 2015 and December 31, 2014 is included in the following table (000’s omitted):

	ATEL 17, LLC	ATEL 16, LLC	ATEL 15, LLC	ATEL 14, LLC
As of September 30, 2015 (Unaudited)
Total assets	$1	$31,748	$53,500	$46,703
Total liabilities	—	2,685	18,412	17,184
Income allocated to managing member	—	—	362	458
As of December 31, 2014
Total assets	$—	$17,161	$61,013	$58,555
Total liabilities	—	643	20,701	23,055
Income allocated to managing member	—	—	483	612

Note 4 — Related-Party Transactions

As of September 30, 2015 and December 31, 2014, advances of $1,318,633 and $1,622,383, respectively, were due from the Member. The Company expects the outstanding balance as of September 30, 2015 to be settled in the normal course of business as cost reimbursements and management fees become payable from the managed Funds back to the Company and Member. In addition, no amounts were due to affiliated companies at either September 30, 2015 or December 31, 2014.

EXHIBIT A

PRIOR PERFORMANCE INFORMATION

ATEL Managing Member, LLC, the Manager of the Fund, and its affiliates have extensive experience in the equipment leasing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment leasing transactions originated by other companies, (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations, (iv) organizing and offering individual ownership and limited partnership investment leasing programs and (v) supervising and arranging for the supervision of equipment management and marketing on leasing transactions.

In addition to the Fund, the Manager and/or its affiliates have sponsored sixteen prior public equipment leasing and financing programs, nine prior private equipment leasing and financing programs and three prior private institutional equipment leasing programs. Fifteen of the prior public equipment leasing and financing programs (the “Prior Programs”) have investment objectives that are similar to those of the Fund, and each of these is described below.

The first Prior Program, ATEL Cash Distribution Fund, LP (“ACDF”), commenced a public offering of up to $10,000,000 of its equity interests on March 11, 1986. ACDF terminated its offering on December 18, 1987 after raising a total of $10,000,000 in offering proceeds from a total of approximately 1,000 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF acquired a variety of types of equipment with a total purchase cost of approximately $11,133,679. All of such equipment had been sold and the partnership was terminated as of December 31, 1997.

The second Prior Program, ATEL Cash Distribution Fund II, LP (“ACDF II”), commenced a public offering of up to $25,000,000 (with an option to increase the offering to $35,000,000) of its equity interests on January 4, 1988. ACDF II terminated its offering on January 3, 1990 after raising a total of $35,000,000 in offering proceeds from a total of approximately 3,100 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF II acquired a variety of types of equipment with a total purchase cost of approximately $52,270,536. All of such equipment had been sold and the partnership was terminated as of December 31, 1998.

The third Prior Program, ATEL Cash Distribution Fund III, LP (“ACDF III”), commenced a public offering of up to $50,000,000 (with an option to increase the offering to $75,000,000) of its equity interests on January 4, 1990. ACDF III terminated its offering on January 3, 1992 after raising a total of $73,855,840 in offering proceeds from a total of approximately 4,822 investors, all of which proceeds were committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF III acquired a variety of types of equipment with a total purchase cost of approximately $99,629,942. All of such equipment had been sold and the partnership was terminated as of December 31, 2000.

The fourth Prior Program, ATEL Cash Distribution Fund IV, LP (“ACDF IV”), commenced a public offering of up to $75,000,000 of its limited partnership interests on February 4, 1992. ACDF IV terminated its offering on February 3, 1993 after raising a total of $75,000,000 in offering proceeds from a total of approximately 4,873 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF IV acquired a variety of types of equipment with a total purchase cost of $108,734,880. All of such equipment had been sold as of December 31, 2004.

The fifth Prior Program, ATEL Cash Distribution Fund V, LP (“ACDF V”), commenced a public offering of up to $125,000,000 of its limited partnership interests on February 22, 1993. ACDF V terminated its offering on November 15, 1994. As of that date, $125,000,000 of offering proceeds had been received from approximately 7,217 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF V acquired a variety of types of equipment with a total purchase cost of $187,595,762 through September 30, 2012. On September 30, 2012, the Partnership was terminated, with all remaining net assets transferred to a liquidating trust. As of December 31, 2012, all equipment transferred to the liquidating trust had been sold.

The sixth Prior Program, ATEL Cash Distribution Fund VI, LP (“ACDF VI”), commenced a public offering of up to $125,000,000 of its limited partnership interests on November 23, 1994. ACDF VI terminated its offering on November 22, 1996. As of that date, $125,000,000 of offering proceeds had been received from approximately 6,401 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF VI acquired a variety of types of equipment with a total purchase cost of $208,320,158 through December 31, 2013. Of such equipment, items representing an original purchase cost of approximately $184,633,250 had been sold or disposed as of December 31, 2013. On December 31, 2013, the Partnership was terminated, with all remaining net assets transferred to a liquidating trust. As of September 30, 2015, equipment with an original purchase cost of approximately $23,185,489 had been sold or disposed from the liquidating trust.

The seventh Prior Program, ATEL Capital Equipment Fund VII, LP (“ACEF VII”), commenced a public offering of up to $150,000,000 of its limited partnership interests on November 29, 1996. ACEF VII terminated its offering on November 29, 1998. As of that date, $150,000,000 of offering proceeds had been received from approximately 5,386 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VII had acquired a variety of types of equipment with a total purchase cost of $306,123,226 as of September 30, 2015. Of such equipment, items representing an original purchase cost of $259,849,017 had been sold as of September 30, 2015. ACEF VII originally anticipated that it would liquidate approximately ten to eleven years following the November 1998 termination of its offering. Due to a variety of market and operating conditions it has experienced a longer than anticipated liquidation stage.

The eighth Prior Program, ATEL Capital Equipment Fund VIII, LLC (“ACEF VIII”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on December 7, 1998. ACEF VIII terminated its offering on November 30, 2000. As of that date, $135,701,380 of offering proceeds had been received from approximately 3,625 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VIII had acquired a variety of types of equipment with a total purchase cost of $248,647,215 as of September 30, 2015. Of such equipment, items representing an original purchase cost of approximately $221,849,641 had been sold as of September 30, 2015. ACEF VIII originally anticipated that it would liquidate approximately ten to eleven years following the November 2000 termination of its offering. Due to a variety of market and operating conditions it has experienced a longer than anticipated liquidation stage.

The ninth Prior Program, ATEL Capital Equipment Fund IX, LLC (“ACEF IX”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on January 16, 2001. ACEF IX terminated its offering as of January 15, 2003. As of that date, $120,652,160 of offering proceeds had been received from approximately 3,238 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF IX had acquired a variety of types of equipment and invested in notes receivable with a total cost of $192,299,637 as of September 30, 2015. Of such equipment, items representing an original purchase cost of approximately $132,827,726 had been sold or disposed as of September 30, 2015.

The tenth prior public program, ATEL Capital Equipment Fund X, LLC (“ACEF X”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on March 12, 2003. ACEF X terminated its offering on March 11, 2005. As of that date, $140,192,575 of offering proceeds had been received from approximately 3,228 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ACEF X had acquired a variety of types of equipment and invested in notes receivable with a total purchase cost of $212,175,017 as of September 30, 2015. Of such equipment, items representing an original purchase cost of approximately $129,660,663 had been sold or disposed as of September 30, 2015.

The eleventh prior public program, ATEL Capital Equipment Fund XI, LLC (“ACEF XI”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on April 11, 2005. The offering was terminated as of April 30, 2006. As of that date, $52,311,070 of offering proceeds had been received from approximately 1,180 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ACEF XI had acquired a variety of types of equipment and invested in notes receivable with a total purchase cost of $82,065,156 as of September 30, 2015. Of such equipment, items representing an original purchase cost of approximately $61,789,687 had been sold or disposed as of September 30, 2015.

The twelfth prior public program, ATEL 12, LLC (“ATEL 12”), commenced a public offering of up to $200,000,000 of its limited liability company member interests on September 26, 2007. The offering was terminated as of September 25, 2009. As of that date, $30,021,320 of offering proceeds had been received from approximately 883 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ATEL 12 had acquired equipment and invested in notes receivable with a total purchase cost of $33,991,563 as of September 30, 2015. Of such equipment, items representing an original purchase cost of approximately $15,473,957 had been sold or disposed as of September 30, 2015.

The thirteenth prior public program, ATEL 14, LLC (“ATEL 14”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on October 7, 2009. The offering was terminated as of October 6, 2011. As of that date, $84,024,650 of offering proceeds had been received from approximately 2,169 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ATEL 14 had acquired equipment and invested in notes receivable with a total purchase cost of $105,569,721 as of September 30, 2015. Of such equipment, items representing an original purchase cost of approximately $33,250,893 had been sold or disposed as of September 30, 2015.

The fourteenth prior public program, ATEL 15, LLC (“ATEL 15”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on October 28, 2011. The offering was terminated as of October 28, 2013. As of that date, $66,451,210 of offering proceeds had been received from approximately 1,777 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ATEL 15 had acquired equipment and invested in notes receivable with a total purchase cost of $74,101,863 as of September 30, 2015. Of such equipment, items representing an original purchase cost of approximately $8,906,860 had been sold or disposed as of September 30, 2015.

A fifteenth prior public program, ATEL Growth Capital Fund 8, LLC (“AGCF 8”), commenced a public offering of up to $75,000,000 of its limited liability company member interests on August 20, 2012. AGCF 8 invests exclusively in growth capital investments, so it has investment objectives which are different from the primary objectives of the Prior Programs. The offering was terminated as of August 20, 2014. As of that date, $16,182,960 of offering proceeds had been received from approximately 407 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. AGCF 8 had acquired notes receivable with a total purchase cost of $12,408,616 as of September 30, 2015. Of such investments, items representing an original purchase cost of approximately $1,800,000 had been disposed as of September 30, 2015.

The sixteenth prior public program, ATEL 16, LLC (“ATEL 16”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on November 5, 2013. The offering will terminate on its second anniversary. As of September 30, 2015, $37,253,190 of offering proceeds had been received from approximately 914 investors. All of the proceeds have been committed to equipment acquisitions and financings, organization and offering costs, working capital and capital reserves. ATEL 16 had acquired equipment and invested in notes receivable with a total original cost of $30,551,556 as of September 30, 2015. Of such investments, items representing an original purchase cost of approximately $15,925 had been disposed as of September 30, 2015.

As discussed elsewhere in this Prospectus, fluctuations in demand for equipment may affect the ability of a leasing program to invest and reinvest its capital in a timely manner. Prior programs in their reinvestment stage may seek to acquire additional portfolio investments using leverage. Equipment lessors experienced a more difficult market in which to make suitable investments during recent periods of reduced growth and recession in the U.S. economy as a result of the softening demand for capital equipment during these periods.

Delays in investment may have a negative impact on ATEL 12, LLC, ATEL 14, LLC, ATEL 15, LLC and ATEL 16, LLC. The Manager believes that it has identified industry segments, lease markets and potential transaction structures that will permit these Prior Programs to pursue their investment objectives.

Each of the Prior Programs has had, as an investment objective, the reinvestment of cash flow after payment of debt service and certain minimum distributions. Reinvestment is intended to increase the size, diversification and return on their equipment portfolios. Adverse economic conditions during 1999 through 2003 affected the timing and terms of remarketing and re-leasing efforts by these Prior Programs. An extended remarketing cycle and lower lease rates have limited the ability of ACEF VII, LP, ACEF VIII, LLC and ACEF IX, LLC to generate sufficient cash flow to permit significant reinvestment. In the future, adverse conditions in the general economy and equipment demand may also result in delays in leasing, re-leasing and disposition of equipment, and in reduced returns on invested capital. Factors which have in the recent past adversely affected the leasing market include: economic recession resulting in lower levels of capital expenditure by businesses; economic conditions have resulted in more used equipment becoming available on the market in turn resulting in downward pressure on prices and lease rates due to excess inventory; and, finally, the lowest interest rates in over fifty years have exerted downward pressure on lease rates and resulted in less demand for lease financing. In any event, there can be no assurance as to what future developments may occur in the economy in general or in the demand for equipment and lease financing in particular. These general economic factors and the stages in Prior Programs’ investment and disposition cycles have also affected the rates of distributions by Prior Programs. In particular, during the liquidation stages of Prior Programs, rates of distributions have varied from their operating stages and distributions have in some cases been suspended while a program’s debt is repaid from disposition proceeds before remaining net disposition proceeds are available to be distributed to investors.

As of December 31, 2014, the Prior Programs have acquired and financed equipment with a total purchase cost of approximately $2.0 billion during a period of over 29 years since the date the first Prior Program commenced operations. Aggregate losses from material lessee defaults on these transactions have been approximately $8.3 million, or approximately 0.029% of the assets acquired per annum, substantially less than the amount assumed by ATEL in structuring these portfolios as the losses to be anticipated in the ordinary course of leasing business. There is no identifiable trend in the frequency or amount of lessee defaults experienced by prior programs.

Although certain of the Prior Programs have experienced lessee defaults in the ordinary course of business, none of the Prior Programs has experienced an unanticipated rate of default or major adverse business developments which the Fund Manager believes will impair its ability to meet its investment objectives.

The Prior Programs have investment objectives that are similar to those of the Fund. The factors considered by the Manager in determining that the investment objectives of the prior programs were similar to those of the Fund include the types of equipment to be acquired, the structure of the leases to such equipment, the credit criteria for lessees, the intended investment cycles, the reinvestment policies and the investment goals of each program. Therefore, all of the information set forth in the tables included in this Exhibit A may be deemed to relate to programs with investment objectives similar to those of the Fund.

Other than as described above, none of the Prior Programs has experienced major adverse business developments which the Fund Manager believes will impair its ability to meet its investment objectives. Each of the Prior Programs has provided its investors with regular cash distributions throughout its operating stage.

The following is a list of the tables set forth in Exhibit A:

Table I	—	Experience in Raising and Investing Funds
Table II	—	Compensation to the Sponsor
Table III	—	Operating Results of Prior Public Programs
Table IV	—	Results of Completed Programs
Table V	—	Sales or Disposals of Portfolio Investments by Prior Programs
Table VI	—	Acquisition of Portfolio Investments by Prior Programs

In Table I information is presented with respect to all Prior Programs sponsored by ATEL that completed their offerings of interests within the ten-year period ended September 30, 2015.

In Table II information is presented with respect to all Prior Programs sponsored by ATEL that completed their offerings of interests within the ten-year period ended September 30, 2015.

In Table III information is presented with respect to all Prior Programs sponsored by ATEL that completed their offerings of interests within the ten-year period ended September 30, 2015.

Table IV includes information concerning the results of the most recent completed Prior Programs.

Table V includes information regarding all dispositions of portfolio investments by the five most recent Prior Programs during the period ended September 30, 2015.

Table VI includes information regarding all acquisitions of portfolio investments by the five most recent Prior Programs during the period ended September 30, 2015.

The Manager will provide to any investor, upon written request and without charge, copies of the most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission by each of the Prior Programs, and will provide to any investor, for a reasonable fee, copies of the exhibits to such reports. Investors may request such information by writing to ATEL Investor Services, Inc. at 600 Montgomery Street, 9th Floor, San Francisco, California 94111 or by calling the Manager at (415) 989-8800.

The disposition of equipment owned by Prior Programs after the end of the initial lease terms can be characterized in two main categories:

(1)	equipment that is “retained” by the lessee after the initial lease term (the lease “maturity” date); which may reflect
(i)	short term renewals by the lessees (for terms of less than 12 months),
(ii)	long term renewals by the lessees (for terms of at least 12 months), or
(iii)	equipment purchased by the lessee, and
(2)	equipment “returned” by the lessee to the Prior Program for sale or lease to another party.

The graphic below illustrates the rate of retention by lessees of equipment after maturity, or expiration of the initial lease terms, for equipment coming off lease through December 31, 2014, for the Prior Programs that had substantially completed their equipment portfolio investment stages as of such date, ACDF through ATEL 14.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(on a percentage basis)
September 30, 2015
(Unaudited)

The following Table sets forth certain information concerning the experience of the Managing Member or its affiliates in raising and investing funds. A percentage analysis of the application of the proceeds raised is presented.

	ATEL Capital Equipment Fund XI, LLC	ATEL 12, LLC	ATEL 14, LLC	ATEL 15, LLC	ATEL 16, LLC
EQUITY PROCEEDS
Dollar amount of equity offered	$150,000,000	$200,000,000	$150,000,000	$150,000,000	$150,000,000
Dollar amount of equity raised(5)	$52,311,070	$30,021,320	$84,024,650	$66,451,210	$37,253,190
Less: Offering expenses:
Selling commissions	9.00%	9.00%	9.00%	9.00%	9.00%
Organization and program expenses(1)	5.16%	5.83%	4.79%	6.00%	6.00%
Reserves	0.50%	0.50%	0.50%	0.50%	0.50%
Percent available for investment	85.34%	84.67%	85.71%	84.50%	84.50%
Acquisition costs:
Purchase price(2)	85.34%	84.67%	85.71%	84.50%	84.50%
Acquisition fees	—	—	—	—	—
	85.34%	84.67%	85.71%	84.50%	84.50%
Percent leverage(3)	34.06%	25.22%	41.02%	37.37%	0.00%
Date offering commenced:	Apr. 11, 2005	Sept. 26, 2007	Oct. 7, 2009	Oct. 28, 2011	Nov. 5, 2013
Length of offering	24 Months (4)	24 Months	24 Months	24 Months	24 Months
Months to invest 90% of amount available for investment (measured from beginning of offering)	18 Months	30 Months	30 Months	25 Months	TBD

FOOTNOTES:

(1)	Includes organization, legal, accounting, printing, binding, delivery and other costs incurred by the General Partner/Managing Member.
(2)	Represents amounts paid to unrelated third parties for purchase of equipment under leases.
(3)	The percentage leverage is calculated by dividing the initial principal amount of debt incurred by the program (exclusive of short term lines of credit) through the date of this table by the aggregate original cost of all assets purchased by the program through such date. It should be noted, however, that each program has acquired assets, has made or will make principal amortizing debt service payments and/or has disposed or will dispose of assets over a period of time extending from its first investment in equipment. As a result, for each program the total cost of the assets in its portfolio and the total principal amount of debt outstanding have fluctuated from time to time. The percentage figure, therefore, does not reflect the current leverage ratio or the debt ratio at any one point in time, but constitutes an aggregate ratio for the life of the program through the date of the table.
(4)	As of April 30, 2006, the Funds’ offering of Limited Liability Company Units was terminated.
(5)	Dollar amount of equity raised is net of units rescinded, but includes units repurchased.

Past performance is not necessarily indicative of future performance.

TABLE II
COMPENSATION TO THE SPONSOR
September 30, 2015
(Unaudited)

The following Table sets forth certain information concerning the compensation derived by the Managing Member or its affiliates. Amounts paid are from two sources: proceeds from the offering and gross revenues.

	ATEL Capital Equipment Fund XI, LLC	ATEL 12, LLC	ATEL 14, LLC	ATEL 15, LLC	ATEL 16, LLC
Date offering commenced	Apr. 11, 2005	Sept. 26, 2007	Oct. 7, 2009	Oct. 28, 2011	Nov. 5, 2013
Date offering closed	Apr. 30, 2006	Sept. 25, 2009	Oct. 6, 2011	Oct. 28, 2013	TBD
Dollar amount raised	$52,311,070	$30,021,320	$84,024,650	$66,451,210	$37,253,190
Amounts paid to Managing Member or its affiliates from proceeds of offering:
Acquisition fees/Reimbursements of initial direct costs	$693,056	$1,646,200	$3,215,524	$2,376,385	$835,300
Selling commissions	4,709,346	2,701,919	7,562,219	5,981,329	3,352,832
Organization and program costs	2,701,433	1,751,091	4,022,383	3,987,553	2,235,221
Dollar amount of cumulative cash generated from operations before deducting payments to the Managing Member	$67,865,338	$27,042,304	$51,903,574	$24,164,075	$2,733,490
Cumulative amount paid to the Managing Member from operations:
Management fees	$3,879,882	$1,163,932	$2,899,010	$1,179,721	$231,931
Reimbursement of payroll and administrative costs	3,937,251	2,428,483	6,529,774	3,305,401	398,678
Acquisition and other operating expenses	3,164,570	2,132,098	4,702,344	3,043,107	835,300
Carried interest on distributions	3,368,774	1,477,320	2,917,787	1,330,042	211
Aggregate payments to Managing Member:(1)
2005	$6,069,713
2006	4,341,576
2007	2,637,649	$904,688
2008	1,593,316	2,526,252
2009	1,400,781	3,138,382	$1,488,665
2010	1,455,117	1,135,559	6,374,061
2011	1,328,426	1,039,637	8,489,316	$307,586
2012	1,227,660	975,786	3,858,954	6,535,881
2013	797,851	873,085	3,597,274	7,131,015
2014	484,050	670,977	2,943,422	2,989,425	$3,632,505
September 30, 2015	425,118	397,784	1,881,825	1,783,072	3,423,603
	$21,761,257	$11,662,150	$28,633,517	$18,746,979	$7,056,108

FOOTNOTES:

(1)	As of September 30, 2015. Includes payments and rights to payments of carried interest on fund distributions, management fees, incentive fees, reimbursements of syndication costs to the Managing Member (and affiliates), acquisition fees, initial direct costs on leases and reimbursements of administrative costs.

Past performance is not necessarily indicative of future performance.

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
September 30, 2015
(Unaudited)

The following Table summarizes the operating results of Prior Public Programs (ACEF XI, LLC, ATEL 12, LLC, ATEL 14, LLC, ATEL 15, LLC and ATEL 16, LLC). The Prior Programs’ records are maintained in accordance with generally accepted accounting principles for financial statement purposes.

	ATEL Capital Equipment Fund XI, LLC
	Period Ended December 31,
	2005	2006	2007	2008
Months of operations	12	12	12	12
Gross revenue – lease and other	$604,565	$7,061,142	$11,179,319	$12,545,058
– gain on sales of assets	—	55,941	215,186	76,424
	604,565	7,117,083	11,394,505	12,621,482
Less Operating Expenses:(1)
Depreciation and amortization expense	219,754	5,160,659	8,698,372	10,180,940
Provision for losses and doubtful accounts	—	174,402	78,379	405,434
Interest expense	3,667	127,188	1,106,973	1,297,963
Acquisition expense	359,651	986,621	878,477	47,908
Cost reimbursements to Managing Member	74,734	448,508	523,111	498,053
Legal/Professional fees	112,150	213,137	415,934	265,327
Other	67,770	161,920	140,109	106,369
Outside Services	10,199	97,262	147,397	54,533
Management fee	19,895	367,978	629,306	647,577
	867,820	7,737,675	12,618,058	13,504,104
Net loss – GAAP basis	$(263,255)	$(620,592)	$(1,223,553)	$(882,622)
Taxable loss from operations	$(330,642)	$(4,849,582)	$(5,874,603)	$(2,781,849)
Cash generated by operations(2)	$1,523,982	$6,027,132	$6,396,153	$8,674,869
Cash generated from sales(3)	—	55,941	2,800,069	1,222,135
Cash generated from refinancing	—	—	—	—
Cash generated from other(4)	262,401	2,021,872	2,745,862	2,314,195
	1,786,383	8,104,945	11,942,084	12,211,199
Less cash distributions to investors:
From operating cash flow	701,370	4,482,452	4,838,539	4,838,168
From sales	—	—	—	—
From refinancing	—	—	—	—
From other	—	—	—	—
Total distributions	701,370	4,482,452	4,838,539	4,838,168
Cash generated after cash distributions	$1,085,013	$3,622,493	$7,103,545	$7,373,031
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$(24.10)	$(89.68)	$(103.87)	$(49.20)
Recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$—	$—	$—
– Return of capital	55.27	89.61	92.49	92.50
	$55.27	$89.61	$92.49	$92.50
Sources (on a cash basis)
Sales	$—	$—	$—	$—
Refinancing	—	—	—	—
Operations	55.27	89.61	92.49	92.50
Other	—	—	—	—
Total	$55.27	$89.61	$92.49	$92.50
Amount invested in program equipment (cost, excluding acquisition fees)	$14,970,671	$42,086,103	$62,888,213	$63,431,613
Amount invested in program equipment (book value)	$14,926,446	$37,190,929	$49,105,796	$39,489,975
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	22.16%	62.05%	91.97%	92.78%

Past performance is not necessarily indicative of future performance.

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
September 30, 2015
(Unaudited)

	ATEL Capital Equipment Fund XI, LLC
	Period Ended December 31,
	2009	2010	2011	2012
Months of operations	12	12	12	12
Gross revenue – lease and other	$10,013,218	$8,242,155	$7,571,800	$6,074,038
– gain on sales of assets	1,657,741	199,681	55,839	342,763
	11,670,959	8,441,836	7,627,639	6,416,801
Less Operating Expenses:(1)
Depreciation and amortization expense	8,014,308	6,212,056	4,458,523	2,950,996
Provision for losses and doubtful accounts	322,800	14,309	130,555	424,288
Interest expense	854,246	482,040	410,200	238,439
Acquisition expense	4,528	175,894	97,448	91,938
Cost reimbursements to Managing Member	348,835	476,941	473,950	424,008
Legal/Professional fees	168,752	171,946	105,991	99,561
Other	163,935	121,688	140,269	173,626
Outside Services	53,148	65,707	35,467	55,320
Management fee	656,082	411,567	364,041	321,017
	10,586,634	8,132,148	6,216,444	4,779,193
Net income – GAAP basis	$1,084,325	$309,688	$1,411,195	$1,637,608
Taxable income from operations	$2,197,135	$790,864	$1,543,518	$2,714,340
Cash generated by operations(2)	$7,634,803	$6,069,352	$5,602,062	$4,991,467
Cash generated from sales(3)	8,125,877	1,325,711	1,075,996	1,698,971
Cash generated from refinancing	—	—	—	—
Cash generated from other(4)	1,247,566	915,349	579,709	530,075
	17,008,246	8,310,412	7,257,767	7,220,513
Less cash distributions to investors:
From operating cash flow	4,821,899	4,819,107	4,818,839	4,818,828
From sales	—	—	—	—
From refinancing	—	—	—	—
From other	—	—	—	—
Total distributions	4,821,899	4,819,107	4,818,839	4,818,828
Cash generated after cash distributions	$12,186,347	$3,491,305	$2,438,928	$2,401,685
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary income:
Operations	$38.99	$14.04	$27.41	$48.20
Recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$19.24	$5.50	$25.06	$29.08
– Return of capital	73.26	87.00	67.44	63.42
	$92.50	$92.50	$92.50	$92.50
Sources (on a cash basis)
Sales	$—	$—	$—	$—
Refinancing	—	—	—	—
Operations	92.50	92.50	92.50	92.50
Other	—	—	—	—
Total	$92.50	$92.50	$92.50	$92.50
Amount invested in program equipment (cost, excluding acquisition fees)	$63,431,613	$66,324,200	$67,548,200	$67,548,200
Amount invested in program equipment (book value)	$24,917,492	$20,614,594	$16,144,265	$11,244,845
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	76.19%	74.00%	68.72%	55.72%

Past performance is not necessarily indicative of future performance.

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
TABLE III
September 30, 2015
(Unaudited)

	ATEL Capital Equipment Fund XI, LLC
	Period Ended December 31,		September 30, 2015
	2013	2014
Months of operations	12	12	9
Gross revenue – lease and other	$4,406,225	$3,157,939	$1,662,178
– gain on sales of assets	319,352	758,310	590,998
	4,725,577	3,916,249	2,253,176
Less Operating Expenses:(1)
Depreciation and amortization expense	2,106,492	1,363,697	739,368
Provision for losses and doubtful accounts	37,916	175,938	6,623
Interest expense	148,741	66,942	13,463
Acquisition expense	—	—	—
Cost reimbursements to Managing Member	307,284	219,758	142,070
Legal/Professional fees	75,167	109,969	100,208
Other	119,492	82,901	125,526
Outside Services	39,038	33,651	25,863
Management fee	231,862	137,579	92,979
	3,065,992	2,190,435	1,246,100
Net income – GAAP basis	$1,659,585	$1,725,814	$1,007,076
Taxable income from operations	$3,068,066	$4,945,005	$3,708,754 (6)
Cash generated by operations(2)	$3,130,442	$2,589,038	$994,165
Cash generated from sales(3)	1,273,913	3,504,273	735,037
Cash generated from refinancing	—	—	—
Cash generated from other(4)	411,273	254,395	140,668
	4,815,628	6,347,706	1,869,870
Less cash distributions to investors:
From operating cash flow	2,960,020	1,562,792	994,165
From sales	—	—	735,037
From refinancing	—	—	—
From other	—	—	1,396,382
Total distributions	2,960,020	1,562,792	3,125,584
Cash generated after cash distributions	$1,855,608	$4,784,914	$(1,255,714)
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary income:
Operations	$54.48	$87.81	$65.86
Recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$29.47	$30.00	$17.88
– Return of capital	27.35	—	42.12
	$56.82	$30.00	$60.00
Sources (on a cash basis)
Sales	$—	$—	$14.11
Refinancing	—	—	—
Operations	56.82	30.00	19.08
Other	—	—	26.81
Total	$56.82	$30.00	$60.00
Amount invested in program equipment (cost, excluding acquisition fees)	$67,548,200	$67,548,200	$67,548,200
Amount invested in program equipment (book value)	$7,973,771	$3,795,485	$2,878,431
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	43.57%	30.43%	26.31%

Past performance is not necessarily indicative of future performance.

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
September 30, 2015
(Unaudited)

	ATEL 12, LLC
	Period Ended December 31,
	2007	2008	2009	2010	2011
Months of operations	11	12	12	12	12
Gross revenue – lease and other	$—	$770,099	$3,453,293	$4,061,571	$5,107,571
– gain on sales of assets	—	—	—	843	32,171
	—	770,099	3,453,293	4,062,414	5,139,742
Less Operating Expenses:(1)
Depreciation and amortization expense	—	585,264	2,953,809	3,410,803	3,795,192
Provision for losses and doubtful accounts	—	—	393,903	482,289	5,042
Interest expense	1,407	17,431	65,248	94,535	200,678
Acquisition expense	—	316,736	764,508	278,323	181,856
Cost reimbursements to Managing Member and affiliate	4,238	105,148	238,331	435,065	387,632
Legal/Professional fees	5,272	34,513	78,126	141,965	96,039
Other	1,438	22,720	49,750	92,077	92,444
Outside services	190	17,725	29,743	84,860	(18,164)
Management fee	—	30,582	156,753	188,800	225,255
	12,545	1,130,119	4,730,171	5,208,717	4,965,974
Net (loss) income – GAAP basis	$(12,545)	$(360,020)	$(1,276,878)	$(1,146,303)	$173,768
Taxable loss from operations	$—	$(1,095,430)	$(2,509,312)	$(1,572,751)	$(1,204,449)
Cash generated by operations(2)	$—	$159,920	$2,106,158	$3,562,834	$3,279,169
Cash generated from sales(3)	—	—	—	185,307	297,003
Cash generated from refinancing	—	—	—	—	—
Cash generated from other(4)	—	30,939	513,320	349,504	802,867
	—	190,859	2,619,478	4,097,645	4,379,039
Less cash distributions to investors:
From operating cash flow	—	522,823	1,970,429	2,699,535	2,699,086
From sales	—	—	—	—	—
From refinancing	—	—	—	—	—
From other	—	—	—	—	—
Total distributions	—	522,823	1,970,429	2,699,535	2,699,086
Cash (deficiency) generated after cash distributions	$—	$(331,964)	$649,049	$1,398,110	$1,679,953
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$—	$(143.86)	$(99.87)	$(48.50)	$(37.15)
Recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$—	$—	$—	$5.36
– Return of capital	—	74.23	84.78	90.00	84.63
	$—	$74.23	$84.78	$90.00	$89.99
Sources (on a cash basis)
Sales	$—	$—	$—	$—	$—
Refinancing	—	—	—	—	—
Operations	—	74.23	84.78	90.00	89.99
Other	—	—	—	—	—
Total	$—	$74.23	$84.78	$90.00	$89.99
Amount invested in program equipment (cost, excluding acquisition fees)	$—	$7,943,604	$17,506,005	$21,962,271	$25,134,454
Amount invested in program equipment (book value)	$—	$7,453,704	$14,234,279	$15,184,193	$14,320,660
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	0.00%	27.74%	61.13%	76.04%	86.92%

Past performance is not necessarily indicative of future performance.

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
September 30, 2015
(Unaudited)

	ATEL 12, LLC
	Period Ended December 31,			September 30, 2015
	2012	2013	2014
Months of operations	12	12	12	9
Gross revenue – lease and other	$4,546,000	$4,711,438	$3,407,694	$1,795,208
– gain on sales of assets	26,425	57,250	772,385	485,207
	4,572,425	4,768,688	4,180,079	2,280,415
Less Operating Expenses:(1)
Depreciation and amortization expense	3,088,055	2,800,559	2,292,763	1,073,537
Provision (reversal of provision) for losses and doubtful accounts	50,898	(41,615)	237,375	(7,651)
Interest expense	121,097	116,722	64,289	24,138
Acquisition expense	134,478	120,763	5,978	—
Cost reimbursements to Managing Member and affiliate	407,618	365,047	306,700	178,704
Legal/Professional fees	87,292	82,700	108,373	94,160
Other	136,270	129,119	102,169	102,575
Outside services	47,499	38,143	32,671	25,654
Management fee	207,779	164,325	135,178	55,260
	4,280,986	3,775,763	3,285,496	1,546,377
Net income – GAAP basis	$291,439	$992,925	$894,583	$734,038
Taxable (loss) income from operations	$(1,096,802)	$255,760	$3,067,960	$2,300,970 (6)
Cash generated by operations(2)	$3,452,032	$3,194,950	$2,639,684	$1,445,724
Cash generated from sales(3)	393,370	690,260	3,025,289	911,340
Cash generated from refinancing	—	—	—	—
Cash generated from other(4)	885,550	793,988	692,580	391,787
	4,730,952	4,679,198	6,357,553	2,748,851
Less cash distributions to investors:
From operating cash flow	2,693,873	2,694,399	2,639,684	1,445,724
From sales	—	—	54,002	574,204
From refinancing	—	—	—	—
From other	—	—	—	—
Total distributions	2,693,873	2,694,399	2,693,686	2,019,928
Cash generated after cash distributions	$2,037,079	$1,984,799	$3,663,867	$728,923
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary (loss) income:
Operations	$(33.89)	$7.90	$94.82	$71.12
Recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$9.01	$30.68	$27.65	$22.69
– Return of capital	80.98	59.33	62.35	44.81
	$89.99	$90.01	$90.00	$67.50
Sources (on a cash basis)
Sales	$—	$—	$1.80	$19.19
Refinancing	—	—	—	—
Operations	89.99	90.01	88.20	48.31
Other	—	—	—	—
Total	$89.99	$90.01	$90.00	$67.50
Amount invested in program equipment (cost, excluding acquisition fees)	$27,740,143	$28,635,590	$28,635,590	$28,635,590
Amount invested in program equipment (book value)	$13,237,200	$10,652,845	$6,058,059	$4,608,823
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	88.69%	82.63%	65.41%	60.98%

Past performance is not necessarily indicative of future performance.

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
September 30, 2015
(Unaudited)

	ATEL 14, LLC
	Period Ended December 31,
	2009	2010	2011	2012
Months of operations	9	12	12	12
Gross revenue – lease and other	$35,105	$1,441,507	$6,625,600	$11,915,377
– gain on sales of assets	—	—	75,792	19,194
	35,105	1,441,507	6,701,392	11,934,571
Less Operating Expenses:(1)
Depreciation and amortization expense	29,317	888,266	4,580,907	9,014,114
Provision for losses and doubtful accounts	—	16,576	10,160	26,955
Interest expense	110	8,819	151,442	174,876
Acquisition expense	83,742	824,632	1,176,444	1,335,479
Cost reimbursements to Managing Member and affiliate	19,176	544,017	828,927	1,246,178
Legal/Professional fees	5,000	71,913	179,989	272,829
Other	6,427	322,850	875,249	1,086,866
Outside services	2,547	31,683	36,678	144,832
Management fee	663	68,579	333,608	561,589
	146,982	2,777,335	8,173,404	13,863,718
Net loss – GAAP basis	$(111,877)	$(1,335,828)	$(1,472,012)	$(1,929,147)
Taxable loss from operations	$(147,928)	$(2,357,237)	$(7,189,982)	$(7,755,122)
Cash generated by (used in) operations(2)	$1,140,787	$(1,111,705)	$2,729,367	$7,156,457
Cash generated from sales(3)	—	—	953,104	127,612
Cash generated from refinancing	—	—	—	—
Cash generated from other(4)	—	328,328	817,951	2,064,333
	1,140,787	(783,377)	4,500,422	9,348,402
Less cash distributions to investors:
From operating cash flow	—	—	2,729,367	7,156,457
From sales	—	—	953,104	127,612
From refinancing	—	—	—	—
From other	—	1,633,146	1,542,227	277,777
Total distributions	—	1,633,146	5,224,698	7,561,846
Cash generated (deficiency) after cash distributions	$1,140,787	$(2,416,523)	$(724,276)	$1,786,556
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$(556.10)	$(98.48)	$(105.38)	$(85.42)
Recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$—	$—	$—
– Return of capital	—	73.76	82.78	90.05
	$—	$73.76	$82.78	$90.05
Sources (on a cash basis)
Sales	$—	$—	$15.10	$1.52
Refinancing	—	—	—	—
Operations	—	—	43.24	85.22
Other	—	73.76	24.44	3.31
Total	$—	$73.76	$82.78	$90.05
Amount invested in program equipment (cost, excluding acquisition fees)	$1,646,068	$18,801,704	$43,363,166	$67,737,104
Amount invested in program equipment (book value)	$1,642,139	$17,947,547	$38,206,429	$53,311,475
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	1.76%	20.14%	46.39%	72.39%

Past performance is not necessarily indicative of future performance.

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
September 30, 2015
(Unaudited)

	ATEL 14, LLC
	Period Ended December 31,		September 30, 2015
	2013	2014
Months of operations	12	12	9
Gross revenue – lease and other	$15,090,153	$13,417,619	$8,705,075
– gain on sales of assets	583,153	1,892,724	483,050
	15,673,306	15,310,343	9,188,125
Less Operating Expenses:(1)
Depreciation and amortization expense	10,716,362	10,430,506	6,394,813
Provision for losses and doubtful accounts	15,134	57,353	75,472
Interest expense	352,809	663,892	372,358
Acquisition expense	795,387	63,082	—
Cost reimbursements to Managing Member and affiliate	1,390,210	1,535,119	966,147
Legal/Professional fees	239,660	135,689	104,073
Other	1,296,452	852,721	563,250
Outside services	82,474	64,591	51,667
Management fee	743,970	733,212	457,389
	15,632,458	14,536,165	8,985,169
Net income – GAAP basis	$40,848	$774,178	$202,956
Taxable (loss) income from operations	$(3,667,753)	$2,940,903	$2,205,677	(6)
Cash generated by operations(2)	$9,443,336	$9,263,284	$6,233,133
Cash generated from sales(3)	6,215,043	6,619,028	1,850,167
Cash generated from refinancing	—	—	—
Cash generated from other(4)	2,810,617	2,182,053	949,016
	18,468,996	18,064,365	9,032,316
Less cash distributions to investors:
From operating cash flow	7,550,383	7,548,020	5,654,739
From sales	—	—	—
From refinancing	—	—	—
From other	—	—	—
Total distributions	7,550,383	7,548,020	5,654,739
Cash generated after cash distributions	$10,918,613	$10,516,345	$3,377,577
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary (loss) income:
Operations	$(40.43)	$32.44	$24.35
Recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$0.45	$8.54	$2.24
– Return of capital	89.53	81.47	65.24
	$89.98	$90.01	$67.48
Sources (on a cash basis)
Sales	$—	$—	$—
Refinancing	—	—	—
Operations	89.98	90.01	67.48
Other	—	—	—
Total	$89.98	$90.01	$67.48
Amount invested in program equipment (cost, excluding acquisition fees)	$93,194,771	$93,334,151	$93,354,958
Amount invested in program equipment (book value)	$63,529,858	$49,108,357	$41,282,199
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	90.53%	81.63%	75.27%

Past performance is not necessarily indicative of future performance.

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
September 30, 2015
(Unaudited)

	ATEL 15, LLC
	Period Ended December 31,				September30, 2015
	2011	2012	2013	2014
Months of operations	10	12	12	12	9
Gross revenue – lease and other	$2,864	$1,492,967	$6,310,269	$10,321,335	$7,964,787
– (loss) gain on sales of assets	—	(34,496)	25,421	441,193	123,477
	2,864	1,458,471	6,335,690	10,762,528	8,088,264
Less Operating Expenses:(1)
Depreciation and amortization expense	—	1,064,108	4,362,218	8,119,154	6,089,087
Provision (reversal of provision) for losses and doubtful accounts	—	39	(39)	1,021	49,228
Interest expense	—	30,841	126,952	577,316	420,101
Acquisition expense	8,646	787,352	1,449,391	311,425	(15,318)
Cost reimbursements to Managing Member and affiliate	845	223,568	698,643	1,375,732	1,006,613
Legal/Professional fees	—	29,087	123,223	126,491	97,089
Other	2,351	142,975	484,537	628,277	357,627
Outside services	452	36,306	58,962	55,237	45,325
Management fee	57	44,587	256,494	491,258	387,325
	12,351	2,358,863	7,560,381	11,685,911	8,437,077
Net loss – GAAP basis	$(9,487)	$(900,392)	$(1,224,691)	$(923,383)	$(348,813)
Taxable loss from operations	$(8,494)	$(1,880,643)	$(5,704,957)	$(2,936,645)	$(2,202,484	)(6)
Cash generated by operations(2)	$41,259	$521,812	$2,125,257	$6,772,924	$5,844,552
Cash generated from sales(3)	—	157,533	540,461	2,897,917	681,270
Cash generated from refinancing	—	—	—	—	—
Cash generated from other(4)	—	630,399	1,359,195	2,179,317	1,319,376
	41,259	1,309,744	4,024,913	11,850,158	7,845,198
Less cash distributions to investors:
From operating cash flow	—	521,812	2,125,257	5,952,450	4,464,812
From sales	—	157,533	540,461	—	—
From refinancing	—	—	—	—	—
From other	—	493,233	1,525,825	—	—
Total distributions	—	1,172,578	4,191,543	5,952,450	4,464,812
Cash generated (deficiency) after cash distributions	$41,259	$137,166	$(166,630)	$5,897,708	$3,380,386
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$(132.03)	$(107.27)	$(104.48)	$(41.03)	$(30.81)
Recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$—	$—	$—	$—
– Return of capital	—	72.30	82.99	89.92	67.51
	—	$72.30	$82.99	$89.92	$67.51
Sources (on a cash basis)
Sales	$—	$9.72	$10.70	$—	$—
Refinancing	—	—	—	—	—
Operations	—	32.17	42.08	89.92	67.51
Other	—	30.41	30.21	—	—
Total	$—	$72.30	$82.99	$89.92	$67.51
Amount invested in program equipment (cost, excluding acquisition fees)	$—	$19,383,115	$55,315,206	$63,984,775	$64,782,844
Amount invested in program equipment (book value)	$—	$18,123,043	$49,731,292	$48,822,992	$43,568,100
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	0.00%	29.62%	85.04%	92.82%	93.64%

Past performance is not necessarily indicative of future performance.

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
September 30, 2015
(Unaudited)

	ATEL 16, LLC	September 30, 2015
	Period Ended December 31,
	2014
Months of operations	10	9
Gross revenue – lease and other	$908,919	$2,599,847
– loss on sales of assets	—	(2,555)
	908,919	2,597,292
Less Operating Expenses:(1)
Depreciation and amortization expense	705,476	1,903,593
Interest expense	4,472	1,018
Acquisition expense	196,080	120,045
Cost reimbursements to Managing Member and affiliate	93,087	305,591
Legal/Professional fees	49,922	67,722
Other	59,960	134,110
Outside services	104,023	21,969
Management fee	60,201	171,730
	1,273,221	2,725,778
Net loss – GAAP basis	$(364,302)	$(128,486)
Taxable loss from operations	$(471,250)	$(353,438	)(6)
Cash generated by operations(2)	$719,983	$547,387
Cash generated from sales(3)	—	12,767
Cash generated from refinancing	—	—
Cash generated from other(4)	107,399	204,732
	827,382	764,886
Less cash distributions to investors:
From operating cash flow	452,941	547,387
From sales	—	12,767
From refinancing	—	—
From other	—	850,495
Total distributions	452,941	1,410,649
Cash generated (deficiency) after cash distributions	$374,441	$(645,763)
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$(47.05)	$(12.05)
Recapture	—	—
Capital gain (loss)	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$—
– Return of capital	45.23	48.11
	$45.23	$48.11
Sources (on a cash basis)
Sales	$—	$0.44
Refinancing	—	—
Operations	45.23	18.67
Other	—	29.00
Total	$45.23	$48.11
Amount invested in program equipment (cost, excluding acquisition fees)	$7,985,236	$28,571,349
Amount invested in program equipment (book value)	$7,484,768	$26,469,615
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	44.11%	99.94%

Past performance is not necessarily indicative of future performance.

FOOTNOTES:

(1)	Operating expenses include payroll and administrative cost reimbursements to the General Partner/Managing Member as follows:

	ATEL Capital Equipment Fund XI, LLC	ATEL 12, LLC	ATEL 14, LLC	ATEL 15, LLC	ATEL 16, LLC
Year ended December 31, 2005	$74,733
2006	448,508
2007	523,111	$4,238
2008	498,053	105,148
2009	348,835	238,331	$19,176
2010	476,941	435,065	544,017
2011	473,950	387,632	828,927	$845
2012	424,008	407,618	1,246,178	223,568
2013	307,284	365,047	1,390,210	698,643
2014	219,758	306,700	1,535,119	1,375,732	$93,087
September 30, 2015	142,070	178,704	966,147	1,006,613	305,591
	$3,937,251	$2,428,483	$6,529,774	$3,305,401	$398,678

(2)	Cash generated by (used in) operations does not include the principal payments received on notes receivable or the principal portion of lease rentals received under direct financing leases. In the Funds’ statements of cash flows (under generally accepted accounting principles), these amounts are included in the investing activities section.
(3)	Cash generated from sales includes proceeds from early termination of notes receivable and equipment sales, where applicable.
(4)	Cash generated from other consists of the principal amortization of notes receivable and direct finance leases, where applicable. Such amounts are included throughout the table under the caption “Other”.
(5)	The percentage is calculated as a fraction, the numerator of which is the amount invested in program equipment (at cost) as of the end of the indicated period, net of all dispositions, and the denominator of which is the cumulative total of all equipment acquired by the program through the end of the latest period shown.
(6)	The taxable income or loss from operations is based on an estimate for the period ended September 30, 2015.

Past performance is not necessarily indicative of future performance.

TABLE IV
RESULTS OF COMPLETED PROGRAMS
September 30, 2015
(Unaudited)

Program name:	ATEL Cash Distribution Fund V, L.P.
Dollar amount of equity raised	$125,000,000
Assets purchased	$187,595,762
Date of Closing of Offering	November 15, 1994
Date of first sale of property	July 1, 1994
Date of final sale of property	December 1, 2012
Tax and distribution data per $1,000 limited partner investment through December 31, 2014:
Federal Income Tax Results:
Ordinary income:
Operations	$7.32	*
Recapture
Capital gain (loss)
Cash distributions to investors on a GAAP basis:
– Investment income	$208.43	*
– Return of capital	969.68	*
	1,178.11
Cash available for distribution, reinvested for investors’ accounts	—
Total	$1,178.11
Sources (on a cash basis):
Sales	$249.14	*
Refinancing	—
Operations	868.26	*
Other	60.71	*
Total	$1,178.11

*	Includes amounts subsequently distributed to investors from Fund liquidating trust.

Past performance is not necessarily indicative of future performance.

TABLE IV
RESULTS OF COMPLETED PROGRAMS
September 30, 2015
(Unaudited)

Program name:	ATEL Cash Distribution Fund VI, L.P.
Dollar amount of equity raised	$125,000,000
Assets purchased	$208,320,158
Date of Closing of Offering	November 22, 1996
Date of first sale of property	January 3, 1995
Date of final sale of property	TBD	(1)
Tax and distribution data per $1,000 limited partner investment through December 31, 2014:
Federal Income Tax Results:
Ordinary income:
Operations	$(281.48	)*
Recapture
Capital gain (loss)
Cash distributions to investors on a GAAP basis:
– Investment income	$218.53	*
– Return of capital	880.59	*
	1,099.12
Cash available for distribution, reinvested for investors’ accounts	—
Total	$1,099.12
Sources (on a cash basis):
Sales	$180.73	*
Refinancing	—
Operations	851.15	*
Other	67.24	*
Total	$1,099.12

(1)	ATEL Cash Distribution Fund VI, L.P. Liquidating Trust (the “Trust”) was created as of December 31, 2013 to liquidate and distribute the remaining assets of ATEL Cash Distribution Fund VI, and to settle all remaining obligations of the Fund. The majority of the Trust’s remaining assets were sold in December 2014 and distributions paid to Trust interest holders subsequent to the sale.
*	Includes amounts subsequently distributed to investors from Fund liquidating trust.

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PORTFOLIO INVESTMENTS BY PRIOR PROGRAMS
(Unaudited)

This table provides asset disposition information for the five most recent ATEL sponsored Funds, ATEL Capital Equipment Fund XI, LLC, ATEL 12, LLC, ATEL 14, LLC, ATEL 15, LLC and ATEL 16, LLC as of September 30, 2015. Sales were for consideration unless otherwise noted. Interim rent (rent paid prior to formal commencement of a lease), hold-over rent (rent received after termination of the initial lease term, but before formal extension or disposition) and extension rent (rent paid after formal extension of a lease) are included in the “Payments Received” column. “Equipment Acquisition Cost” includes acquisition fees. Dispositions are shown on a per asset basis.

Leases/Loans	Type of Equipment	Equipment Acquisition Cost (1)	Termination, Sale or Disposition Proceeds (2)	Payments Received (3)
ATEL Capital Equipment Fund XI, LLC (ACEF 11)
Leases
Allegheny Tech	Material Handling	$177,873	$46,000	$148,749
Allegheny Tech	Material Handling	27,436	10,500	36,681
Allegheny Tech	Material Handling	74,385	30,500	81,887
Allegheny Tech	Material Handling	196,594	79,000	217,828
Allegheny Tech	Material Handling	157,592	41,600	150,411
Allegheny Tech	Material Handling	100,260	39,000	126,222
Allegheny Tech	Material Handling	264,917	115,000	218,970
Allegheny Tech	Material Handling	41,289	7,850	40,941
Allegheny Tech	Material Handling	69,554	16,000	95,060
Alliant Techsystems Inc.	Manufacturing	123,113	25,908	131,090
Bayer Corporation	Research	401,679	41,000	546,732
Bayer Corporation	Research	322,892	65,000	586,049
Central Illinois Public Svc Co.	Construction	274,972	95,000	280,102
Daimlerchrysler Corporation	Material Handling	1,241,387	265,472	1,529,660
Daimlerchrysler Corporation	Material Handling	398,087	61,500	707,745
Daimlerchrysler Corporation	Material Handling	263,889	5,000	340,369
Daimlerchrysler Corporation	Material Handling	505,344	14,400	746,979
Daimlerchrysler Corporation	Material Handling	536,928	19,996	766,921
Daimlerchrysler Corporation	Material Handling	196,329	9,800	308,567
East Midlands Ambulance Service NHS Trust	Motor Vehicles	630,400	5,571	764,281
East Midlands Ambulance Service NHS Trust	Motor Vehicles	63,295	18,751	50,603
East Midlands Ambulance Service NHS Trust	Motor Vehicles	230,003	40,331	394,721
East Midlands Ambulance Service NHS Trust	Motor Vehicles	466,246	64,808	538,589
East Midlands Ambulance Service NHS Trust	Motor Vehicles	178,851	44,150	192,676
East Midlands Ambulance Service NHS Trust	Motor Vehicles	1,937,276	58,899	2,245,945
East Midlands Ambulance Service NHS Trust	Motor Vehicles	189,339	5,354	248,967
East Midlands Ambulance Service NHS Trust	Motor Vehicles	93,110	22,075	91,713
East Midlands Ambulance Service NHS Trust	Motor Vehicles	512,103	24,834	597,422
East Midlands Ambulance Service NHS Trust	Motor Vehicles	141,376	17,278	177,491
East Midlands Ambulance Service NHS Trust	Motor Vehicles	272,546	14,380	354,607
Illinois Power Company	Construction	68,743	24,000	70,108
International Paper Co.	Material Handling	21,411	6,000	40,063
International Paper Co.	Material Handling	98,173	21,250	151,406
International Paper Co.	Material Handling	127,732	12,500	110,885

Past performance is not necessarily indicative of future performance.

Leases/Loans	Type of Equipment	Equipment Acquisition Cost (1)	Termination, Sale or Disposition Proceeds (2)	Payments Received (3)
International Paper Co.	Material Handling	211,068	50,000	242,021
International Paper Co.	Construction	239,979	40,688	208,964
International Paper Co.	Construction	345,300	95,000	511,057
International Paper Co.	Material Handling	97,877	34,000	152,013
International Paper Co.	Material Handling	100,625	22,832	136,448
International Paper Co.	Material Handling	348,975	66,000	388,542
International Paper Co.	Material Handling	59,551	10,000	68,667
International Paper Co.	Material Handling	150,445	29,500	138,995
International Paper Co.	Logging & Lumber	405,000	100,000	614,120
International Paper Co.	Material Handling	44,829	18,000	48,139
International Paper Co.	Material Handling	118,115	23,500	112,140
International Paper Co.	Material Handling	282,095	41,000	243,745
International Paper Co.	Material Handling	146,975	24,000	119,327
International Paper Co.	Material Handling	268,791	42,000	215,123
International Paper Co.	Material Handling	63,462	12,000	38,003
International Paper Co.	Furniture & Fixtures	72,611	15,000	113,211
International Paper Co.	Material Handling	93,516	20,680	93,991
International Paper Co.	Material Handling	84,100	14,641	130,443
International Paper Co.	Material Handling	21,704	6,900	40,558
International Paper Co.	Material Handling	59,710	26,756	42,121
International Paper Co.	Material Handling	63,095	7,750	102,088
International Paper Co.	Material Handling	62,520	8,416	54,620
International Paper Co.	Material Handling	48,990	9,000	50,283
International Paper Co.	Material Handling	64,235	6,500	91,617
International Paper Co.	Material Handling	43,814	13,750	65,192
International Paper Co.	Material Handling	59,848	7,300	78,202
International Paper Co.	Material Handling	46,424	12,800	68,114
International Paper Co.	Logging & Lumber	376,000	150,000	369,378
International Paper Co.	Motor Vehicles	68,000	20,250	80,274
International Paper Co.	Material Handling	55,414	12,500	63,128
International Paper Co.	Logging & Lumber	369,260	265,324	138,889
International Paper Co.	Construction	300,282	110,418	272,305
International Paper Co.	Material Handling	1,388,145	635,948	1,070,643
International Paper Co.	Construction	94,919	47,500	89,135
International Paper Co.	Material Handling	70,848	12,500	91,184
International Paper Co.	Construction	213,150	61,115	218,878
International Paper Co.	Construction	153,424	69,000	153,521
International Paper Co.	Material Handling	121,070	60,000	132,190
Meadwestvaco Corporation	Material Handling	66,009	15,500	64,323
Meadwestvaco Corporation	Material Handling	466,150	70,000	431,246
Meadwestvaco Corporation	Material Handling	132,018	15,500	108,548
Meadwestvaco Corporation	Trucks and Trailers	369,934	163,610	368,144
New Ngc, Inc.	Material Handling	590,674	117,200	729,011
New Ngc, Inc.	Material Handling	36,749	7,500	45,754
New Ngc, Inc.	Material Handling	211,135	43,000	195,245
New Ngc, Inc.	Material Handling	103,095	30,000	85,864

Past performance is not necessarily indicative of future performance.

Leases/Loans	Type of Equipment	Equipment Acquisition Cost (1)	Termination, Sale or Disposition Proceeds (2)	Payments Received (3)
New Ngc, Inc.	Material Handling	585,862	128,500	574,207
New Ngc, Inc.	Material Handling	90,524	12,000	93,733
New Ngc, Inc.	Material Handling	921,159	323,500	948,626
New Ngc, Inc.	Material Handling	366,864	70,170	323,338
New Ngc, Inc.	Material Handling	307,713	77,000	275,841
New Ngc, Inc.	Material Handling	446,017	89,000	522,129
New Ngc, Inc.	Material Handling	312,816	59,556	271,945
New Ngc, Inc.	Material Handling	116,604	24,000	104,614
New Ngc, Inc.	Material Handling	414,647	71,500	493,632
New Ngc, Inc.	Material Handling	398,977	80,000	345,991
New Ngc, Inc.	Material Handling	331,723	52,500	368,603
New Ngc, Inc.	Material Handling	168,908	29,000	156,196
New Ngc, Inc.	Material Handling	165,950	42,500	163,527
New Ngc, Inc.	Material Handling	79,509	24,000	108,092
New Ngc, Inc.	Material Handling	47,710	11,000	63,730
New Ngc, Inc.	Material Handling	186,966	46,500	242,314
New Ngc, Inc.	Material Handling	36,748	6,000	46,713
New Ngc, Inc.	Material Handling	38,790	17,000	53,732
Nomac Drilling, LLC	Mining	2,892,588	1,907,500	2,516,637
Ryder Integrated Logistics, Inc.	Material Handling	313,644	18,000	407,231
Ryder Integrated Logistics, Inc.	Material Handling	33,832	5,000	32,644
Ryder Integrated Logistics, Inc.	Material Handling	84,210	24,500	105,812
Ryder Integrated Logistics, Inc.	Material Handling	308,770	50,000	232,785
Ryder Integrated Logistics, Inc.	Material Handling	28,070	4,500	21,162
Ryder Integrated Logistics, Inc.	Material Handling	73,471	14,000	55,391
Ryder Integrated Logistics, Inc.	Material Handling	28,070	7,000	21,162
Ryder Integrated Logistics, Inc.	Material Handling	28,070	5,000	21,162
Ryder Integrated Logistics, Inc.	Material Handling	28,070	4,500	21,162
Ryder Integrated Logistics, Inc.	Material Handling	23,890	4,000	35,736
Ryder Integrated Logistics, Inc.	Material Handling	349,864	27,500	453,525
Ryder Integrated Logistics, Inc.	Material Handling	597,668	81,750	683,869
Ryder Integrated Logistics, Inc.	Material Handling	38,372	7,000	34,190
Ryder Integrated Logistics, Inc.	Material Handling	40,570	14,200	42,453
Ryder Integrated Logistics, Inc.	Material Handling	218,910	13,875	262,025
Ryder Integrated Logistics, Inc.	Material Handling	22,630	6,500	37,292
Ryder Integrated Logistics, Inc.	Material Handling	52,760	10,968	42,119
Ryder Integrated Logistics, Inc.	Material Handling	14,584	3,032	13,550
Ryder Integrated Logistics, Inc.	Material Handling	19,802	3,500	17,728
Tin, Inc. Dba Temple-Inland	Manufacturing	373,555	70,000	605,191
Tin, Inc. Dba Temple-Inland	Construction	269,550	160,000	263,416
Tyson Foods, Inc.	Trucks & Trailers	1,512,600	525,000	1,381,488
Tyson Foods, Inc.	Trucks & Trailers	1,058,820	379,857	930,801
UPS Ground Freight, Inc.	Trucks & Trailers	646,536	93,600	711,229
UPS Ground Freight, Inc.	Trucks & Trailers	1,623,440	423,391	1,480,366
UPS Ground Freight, Inc.	Trucks & Trailers	808,170	144,036	847,598
Union Pacific Railroad Company	Railroad	201,177	246,192	6,639

Past performance is not necessarily indicative of future performance.

Leases/Loans	Type of Equipment	Equipment Acquisition Cost (1)	Termination, Sale or Disposition Proceeds (2)	Payments Received (3)
Union Pacific Railroad Company	Railroad	83,583	37,982	77,184
Union Pacific Railroad Company	Railroad	309,947	134,432	294,408
Union Pacific Railroad Company	Railroad	143,500	56,517	163,573
Union Pacific Railroad Company	Railroad	615,000	254,981	696,279
Verso Paper Holdings, LLC	Construction	375,912	305,767	189,452
Verso Paper Holdings, LLC	Construction	471,619	95,000	716,483
Washington Group International	Construction	8,609,840	7,253,200	3,425,107
Whirlpool Corporation	Material Handling	573,666	42,000	518,634
Whirlpool Corporation	Material Handling	1,142,508	166,500	1,095,405
Whirlpool Corporation	Material Handling	468,727	45,400	523,284
Whirlpool Corporation	Material Handling	636,700	107,000	800,352
Whirlpool Corporation	Material Handling	438,600	50,600	519,552
		49,773,836	18,001,091	47,426,883
Loans
Adenosine Therapeutics, LLC	Senior Term Loan – Blanket	333,200	263,141	95,070
Alba Therapeutics Corporation	Senior Term Loan – Blanket	500,000	180,488	594,576
Altierre Corporation	Miscellaneous office equipment	125,000	—	146,511
Alveolus, Inc.	Senior Term Loan – Blanket	375,000	—	436,587
Alveolus, Inc.	Senior Term Loan – Blanket	125,000	83,703	56,179
Arsenal Digital Solutions	Computer Hardware & Software	1,015,693	390,090	1,249,170
Asempra Technologies, Inc.	Senior Term Loan – Blanket	200,000	85,618	139,527
Axial Biotech, Inc.	Senior Term Loan – Blanket	125,000	22,512	129,795
Axogen Corporation	Miscellaneous office equipment	125,000	14,746	152,751
Boingo Wireless, Inc.	Computer Equipment	123,802	—	137,519
Chelsio Communications, Inc.	Computer Equipment	27,600	—	31,540
Convio, Inc.	Computer Equipment	108,635	—	130,213
Convio, Inc.	Computer Equipment	51,483	—	63,899
Convio, Inc.	Computers & Networking Equipment	104,079	—	125,801
Convio, Inc.	Computer Equipment	50,656	—	60,612
Cornice, Inc.	Computer Equipment & Fixtures	195,757	15,909	49,689
Cymbet Corporation	Thin Film Deposition Equipment	504,213	—	611,441
Danger, Inc.	Computers & Networking Equipment	433,264	261,776	517,316
Delivery Agent, Inc.	Senior Term Loan – Blanket	125,000	52,887	89,712
Good Technology, Inc.	Computer Equip & Office Furniture	1,500,000	1,191,450	398,311
Linden Research, Inc.	Computer & Networking Equipment	324,769	—	376,441
Locus Pharmaceuticals, Inc.	Senior Term Loan – Blanket	750,000	—	884,132
On24, Inc.	Computer Equipment	62,353	—	76,709
Openpages, Inc.	Various Computer Equipment	237,345	—	285,493
Razz, Inc.	Senior Term Loan – Blanket	62,160	21,601	73,332
Razz, Inc.	Senior Term Loan – Blanket	61,590	—	32,106
Renal Solutions, Inc.	Senior Term Loan – Blanket	500,000	162,673	431,899
REPLY! INC.	Senior Term Loan – Blanket	1,000,000	173,489	1,067,007
Revver, Inc.	Senior Term Loan – Blanket	1,201,998	347,951	374,022
Silverpop Systems, Inc.	Computer & Network Equipment	170,551	87,188	116,963
Sling Media, Inc.	Computers & Networking Equipment	214,877	—	248,682
Sling Media, Inc.	Computers & Networking Equipment	78,991	—	91,418

Past performance is not necessarily indicative of future performance.

Leases/Loans	Type of Equipment	Equipment Acquisition Cost (1)	Termination, Sale or Disposition Proceeds (2)	Payments Received (3)
Solaria Corporation	Manufacturing	1,176	353	1,057
Solaria Corporation	Manufacturing	365,839	18,535	423,334
Technorati, Inc.	Computer Equip & Office Furniture	111,374	—	130,104
Technorati, Inc.	Computer Equip & Office Furniture	724,446	—	842,837
		12,015,851	3,374,110	10,671,755
		$61,789,687	$21,375,201	$58,098,638
ATEL 12, LLC (ATEL 12)
Leases
Alliant Techsystems Inc.	Miscellaneous	$86,074	$45,000	$31,088
Alliant Techsystems Inc.	Office Automation	3,970	3,800	2,372
Alliant Techsystems Inc.	Office Automation	3,015	1,000	2,243
Alliant Techsystems Inc.	Computers	32,026	2,000	104,188
Alliant Techsystems Inc.	Computers	20,588	4,000	57,817
Anadarko Petroleum Corporation	Construction	248,919	90,000	230,600
Bayer Corporation	Manufacturing	123,387	55,000	154,408
Bayer Corporation	Manufacturing	125,507	55,000	149,235
Cummins Inc.	Material Handling	9,679	2,000	14,470
Cummins Inc.	Material Handling	26,985	7,000	32,167
Cummins Inc.	Material Handling	64,655	6,000	67,482
Cummins Inc.	Material Handling	45,160	13,500	59,310
IBM Corporation	Manufacturing	696,150	625,000	567,246
IBM Corporation	Research	707,852	133,476	773,754
IBM Corporation	Business Services	166,576	75,000	98,914
IBM Corporation	Manufacturing	835,281	450,438	474,404
Meadwestvaco Corporation	Material Handling	346,679	51,811	310,106
Meadwestvaco Corporation	Material Handling	50,216	22,000	39,075
Meadwestvaco Corporation	Material Handling	87,562	20,140	71,637
Meadwestvaco Corporation	Material Handling	81,988	23,113	63,929
Meadwestvaco Corporation	Material Handling	30,952	4,700	31,313
Meadwestvaco Corporation	Material Handling	181,636	54,250	151,423
Meadwestvaco Corporation	Material Handling	26,728	8,500	23,548
Newell Rubbermaid, Inc.	Material Handling	57,048	18,000	22,610
Newell Rubbermaid, Inc.	Material Handling	1,092,757	259,905	1,018,594
Newell Rubbermaid, Inc.	Material Handling	66,664	16,000	75,738
Newell Rubbermaid, Inc.	Material Handling	56,894	10,000	50,114
Newell Rubbermaid, Inc.	Material Handling	58,329	19,500	58,467
Newell Rubbermaid, Inc.	Cleaning & Maintenance	40,152	9,000	43,341
Newell Rubbermaid, Inc.	Material Handling	886,958	182,916	1,005,794
Newell Rubbermaid, Inc.	Material Handling	135,024	49,999	242,046
Newell Rubbermaid, Inc.	Material Handling	304,619	61,880	283,147
Newell Rubbermaid, Inc.	Material Handling	65,582	15,200	85,966
Nomac Drilling, LLC	Mining	2,892,588	1,907,500	2,516,637
SVC Manufacturing, Inc.	Material Handling	382,425	49,000	359,792
Ryder Integrated Logistics, Inc.	Material Handling	91,255	26,930	113,822
Ryder Integrated Logistics, Inc.	Cleaning & Maintenance	39,420	8,000	59,430
Ryder Integrated Logistics, Inc.	Cleaning & Maintenance	37,906	7,500	49,224

Past performance is not necessarily indicative of future performance.

Leases/Loans	Type of Equipment	Equipment Acquisition Cost (1)	Termination, Sale or Disposition Proceeds (2)	Payments Received (3)
Ryder Integrated Logistics, Inc.	Material Handling	113,699	30,176	150,098
Ryder Integrated Logistics, Inc.	Material Handling	81,880	22,649	100,951
Ryder Integrated Logistics, Inc.	Material Handling	242,872	37,500	268,675
Ryder Integrated Logistics, Inc.	Transportation	20,467	6,665	14,503
Ryder Integrated Logistics, Inc.	Transportation	1,030	335	730
Ryder Integrated Logistics, Inc.	Material Handling	108,935	15,500	120,254
Ryder Integrated Logistics, Inc.	Material Handling	32,900	1,750	37,219
Ryder Integrated Logistics, Inc.	Material Handling	362,149	75,884	426,747
		11,173,138	4,584,517	10,614,628
Loans
Adesto Technologies Corp	Computers	146,118	—	184,108
Altierre Corporation	Miscellaneous office equipment	125,000	—	138,372
Altierre Corporation	Senior Term Loan – Blanket	783,333	280,512	645,127
Amyris, Inc.	Testing & Lab Equipment	200,000	196,860	29,440
Axial Biotech, Inc.	Miscellaneous office equipment	125,000	22,512	131,715
Axial Biotech, Inc.	Miscellaneous office equipment	125,000	26,395	123,902
Axogen Corporation	Miscellaneous office equipment	250,000	29,491	305,502
Complete Genomics, Inc.	Senior Term Loan – Blanket	250,000	70,587	219,760
Cytomx Therapeutics, Inc.	Research	50,000	15,460	45,463
Cytomx Therapeutics, Inc.	Miscellaneous office equipment	200,000	121,380	123,832
Delivery Agent, Inc.	Miscellaneous office equipment	125,000	52,887	89,712
Five 9, Inc.	Computers	203,367	—	256,309
Forma Therapeutics, Inc.	Computers	250,000	—	295,603
Ipierian, Inc.	Research	29,169	—	36,237
Ipierian, Inc.	Research	97,457	—	121,589
Ipierian, Inc.	Research	122,471	—	150,409
Ipierian, Inc.	Research	150,000	44,787	139,509
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	68,904	52,894	27,654
Novavision Inc.	Miscellaneous office equipment	750,000	—	373,839
On24, Inc.	Computers	250,000	—	319,871
		4,300,819	913,765	3,757,953
		$15,473,957	$5,498,282	$14,372,581
ATEL 14, LLC (ATEL 14)
Leases
Alliant Techsystems Inc.	Manufacturing	$61,630	$30,000	$98,437
Alliant Techsystems Inc.	Computers	2,516	1,625	2,204
Alliant Techsystems Inc.	Computers	10,125	1,987	9,238
Alliant Techsystems Inc.	Computers	238,556	79,500	231,540
Alliant Techsystems Inc.	Office Automation	12,549	500	14,086
Alliant Techsystems Inc.	Office Automation	70,769	8,000	67,180
Amyris, Inc.	Research	125,000	—	150,709
Cargill, Inc.	Material Handling	20,160	2,268	20,410
Cargill, Inc.	Railroad	262,800	145,000	230,936
Cargill, Inc.	Construction	164,405	56,000	149,347
Cargill, Inc.	Material Handling	21,184	4,500	26,778
Cargill, Inc.	Material Handling	22,990	6,315	23,924

Past performance is not necessarily indicative of future performance.

Leases/Loans	Type of Equipment	Equipment Acquisition Cost (1)	Termination, Sale or Disposition Proceeds (2)	Payments Received (3)
Cargill, Inc.	Material Handling	55,204	15,457	58,748
Cargill, Inc.	Material Handling	46,132	12,000	60,554
Cargill, Inc.	Material Handling	30,433	8,500	32,789
Cargill, Inc.	Material Handling	30,549	8,500	32,914
Cargill, Inc.	Trucks and Trailers	204,705	49,556	187,372
Cargill, Inc.	Material Handling	181,162	33,170	166,823
Cargill, Inc.	Material Handling	91,000	25,000	88,832
Cummins, Inc.	Construction	25,190	20,000	26,792
Cummins, Inc.	Material Handling	139,050	25,350	138,272
Cummins, Inc.	Material Handling	1,499,731	464,956	1,275,478
Cummins, Inc.	Material Handling	1,109,008	405,324	920,740
Cummins, Inc.	Material Handling	285,229	103,606	230,651
Cummins, Inc.	Material Handling	252,380	100,000	222,502
Cummins, Inc.	Cleaning & Maintenance	8,635	1,500	9,720
Cummins, Inc.	Material Handling	24,080	6,000	28,547
Cummins, Inc.	Material Handling	34,560	13,000	35,279
Cummins, Inc.	Construction	178,650	106,575	157,697
Cummins, Inc.	Material Handling	223,845	21,000	223,203
IBM Corporation	Manufacturing	6,334,464	3,873,957	2,805,791
IBM Corporation	Research	374,986	166,869	287,790
IBM Corporation	Research	102,475	35,000	87,406
IBM Corporation	Research	331,697	115,000	282,975
IBM Corporation	Research	220,201	43,322	173,808
IBM Corporation	Research	202,709	90,205	155,576
IBM Corporation	Research	749,991	260,000	628,786
IBM Corporation	Research	206,515	11,725	163,008
Interstate Commodities, Inc.	Railroad	27,000	25,955	10,865
International Paper Co.	Trucks and Trailers	215,979	56,000	218,784
Kabam, Inc.	Computers	369,486	—	453,401
Kabam, Inc.	Computers	424,214	—	519,689
Meadwestvaco Corporation	Material Handling	52,053	14,000	54,058
Meadwestvaco Corporation	Material Handling	104,107	30,000	94,957
Meadwestvaco Corporation	Material Handling	182,422	22,000	174,921
Meadwestvaco Corporation	Material Handling	53,316	12,000	56,746
Mosaic Crop Nutrition, LLC	Railroad	2,046,715	1,974,061	2,299,602
Newell Rubbermaid, Inc.	Material Handling	227,857	68,000	206,129
Newell Rubbermaid, Inc.	Material Handling	466,375	270,677	341,247
Nomac Drilling, LLC	Mining	4,829,825	3,185,000	4,202,091
Ryder Integrated Logistics, Inc.	Material Handling	131,516	12,000	191,947
		23,086,130	12,020,960	18,331,279
Loans
Altierre Corporation	Senior Term Loan – Blanket	783,334	280,512	645,127
Amyris, Inc.	Testing & Lab Equipment	746,238	705,418	153,785
Amyris, Inc.	Testing & Lab Equipment	200,000	196,860	29,440
Audiencescience Inc.	Computer Equipment & Fixtures	324,142	—	400,076
Audiencescience Inc.	Computer Equipment & Fixtures	55,241	—	68,224

Past performance is not necessarily indicative of future performance.

Leases/Loans	Type of Equipment	Equipment Acquisition Cost (1)	Termination, Sale or Disposition Proceeds (2)		Payments Received (3)
Audiencescience Inc.	Computers	150,000	28,200		158,292
Complete Genomics, Inc.	Senior Term Loan – Blanket	500,000	141,174		439,520
Cytomx Therapeutics, Inc.	Research	200,000	18,440		225,518
Cytomx Therapeutics, Inc.	Research	50,000	15,460		45,464
Defense.net, Inc.	Computers & Networking Equipment	250,000	185,550		99,621
EcoATM, Inc.	Vending Equipment	1,000,000	854,700		350,519
Edeniq, Inc.	Furniture & Fixtures	500,000	81,040		561,734
Edeniq, Inc.	Manufacturing	261,649	117,981		216,579
Five 9, Inc.	Computers & Networking Equipment	203,332	—		260,115
Forma Therapeutics, Inc.	Computers	100,000	—		118,500
Forma Therapeutics, Inc.	Computers	900,000	—		1,064,100
Intelepeer, Inc.	Senior Term Loan – Blanket	249,375	260,771	(4)	—
Ipierian, Inc.	Research	114,729	6,884		140,901
Ipierian, Inc.	Research	245,974	73,443		228,770
Kabam, Inc.	Computers	205,644	—		252,348
Kaminario, Inc.	Computers	500,000	332,635		246,583
LS9, Inc.	Chemical Processing	300,000	—		385,452
On24, Inc.	Computers	109,123	—		140,104
On24, Inc.	Computers	169,639	—		217,050
Raydiance, Inc.	Senior Term Loan – Blanket	250,000	133,400		165,985
Renew Data Corp	Computers	812,374	—		982,712
Soraa, Inc.	Furniture & Fixtures	200,000	101,760		145,065
Soraa, Inc.	Computers	350,000	205,415		225,897
Soraa, Inc.	Manufacturing	433,969	271,621		263,200
		10,164,763	4,011,264		8,230,681
		$33,250,893	$16,032,224		$26,561,960
ATEL 15, LLC (ATEL 15)
Leases
Alliant Techsystems Inc.	Office Automation	$28,128	$2,500		$27,594
Alliant Techsystems Inc.	Computers	99,869	9,555		128,630
Alliant Techsystems Inc.	Computers	42,257	10,565		57,325
Amyris, Inc.	Research	125,000	—		150,709
IBM Corporation	Manufacturing	3,491,355	2,083,929		1,931,526
The Kansas City Southern Railway Company	Railroad	29,533	11,616		5,525
The Kansas City Southern Railway Company	Railroad	52,504	23,075		7,392
Sabic Innovative Plastics US, LLC	Railroad	168,639	149,033		11,152
Sabic Innovative Plastics US, LLC	Railroad	28,607	8,500		2,789
Sabic Innovative Plastics US, LLC	Railroad	57,214	24,600		21,517
		4,123,106	2,323,373		2,344,159
Loan
Cytomx Therapeutics, Inc.	Research	200,000	18,440		225,497
Cytomx Therapeutics, Inc.	Research	50,000	15,460		45,464
Cytomx Therapeutics, Inc.	Miscellaneous office equipment	900,000	546,210		557,266
Defense.net, Inc.	Computers & Networking Equipment	250,000	185,550		99,621
EcoATM, Inc.	Vending Equipment	249,785	213,491		87,554
Edeniq, Inc.	Furniture & Fixtures	500,000	81,040		460,913

Past performance is not necessarily indicative of future performance.

Leases/Loans	Type of Equipment	Equipment Acquisition Cost (1)	Termination, Sale or Disposition Proceeds (2)	Payments Received (3)
Forma Therapeutics, Inc.	Computers	100,000	—	118,500
Forma Therapeutics, Inc.	Computers	750,000	—	886,750
Kaminario, Inc.	Computers	500,000	334,804	246,583
LS9, Inc.	Chemical Processing	300,000	—	385,452
Soraa, Inc.	Furniture & Fixtures	200,000	101,760	145,072
Soraa, Inc.	Computers	350,000	205,415	225,897
Soraa, Inc.	Manufacturing	433,969	271,621	263,200
		4,783,754	1,973,791	3,747,769
		$8,906,860	$4,297,164	$6,091,928
ATEL 16, LLC (ATEL 16)
Leases
Chiquita Brands, LLC	Containers	$15,925	$12,767	$650
		$15,925	$12,767	$650
		$119,437,322	$47,215,638	$105,125,757

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PORTFOLIO INVESTMENTS BY PRIOR PROGRAMS FOOTNOTES

(1)	“Acquisition Cost” is the actual cost of the item of equipment or the principal amount of the note secured by equipment, including acquisition fees and any other expenditures incurred by the prior program in the acquisition of the asset.
(2)	“Sale Price & Other” are the actual cash proceeds received upon the sale, early termination or casualty of the equipment on lease termination, or upon final liquidation of a note, net of any direct out-of pocket closing costs incurred by the prior program in connection with such sale or other disposition.
(3)	“Payments Received” are the gross amounts of lease rents or installments of principal and interest on notes received during the holding period for the asset, other than sale or disposition proceeds, less any direct out-of pocket costs incurred by the prior program during the holding period of the investment directly related to that particular investment transaction.
(4)	This transaction represents a non-cash exchange of the note receivable for a direct equity investment. The amount under “Sale Price & Other” column is the net book value of the note receivable that was exchanged for the direct equity investment and resulted in no gain or loss on the disposition of the note receivable.

Past performance is not necessarily indicative of future performance.

TABLE VI
ACQUISITION OF PORTFOLIO INVESTMENTS BY PRIOR PROGRAMS
(Unaudited)

The following is a summary of Equipment acquisitions/Note fundings and Lessees/Borrowers by ATEL Capital Equipment Fund XI, LLC, ATEL 12, LLC, ATEL 14, LLC, ATEL 15, LLC and ATEL 16, LLC. These are the five most recent prior programs sponsored by the Managing Member and its affiliates which had similar investment objectives. Information concerning the prior programs’ Equipment acquisition/Note fundings is current through September 30, 2015.

Leases/Loans	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquisition Date(2)
ATEL Capital Equipment Fund XI, LLC (ACEF 11)
Leases
Aircraft Services International	Deicer Trucks	$1,657,669	6/8/2007
Allegheny Tech	Lift Trucks	798,023	9/10/2007
Allegheny Tech	Truck Crane	142,989	2/15/2008
Alliant Techsystems	Fork Lift	1,320,178	7/27/2007
Bayer Corporation	Automated Varian Nmr System	724,571	7/29/2005
Central Illinois Public Svc Co	Ditch Witches W/Trailers	343,715	1/31/2006
Daimler Chrysler Corporation	Forklift, Tractor, Battery And Charger	3,141,964	2/17/2006
East Midlands Ambulance Svc	Emergency Vehicles	4,552,783	11/2/2005
East Of England	Ford Focus Rv Vehicles	413,922	9/6/2006
International Paper Co.	Motor Vehicle	6,199,972	1/5/2006
International Paper Co.	Logging Equipment	2,685,628	3/16/2006
Lyondell Chemical Company	Tank Barge	1,414,911	2/27/2007
MeadWestvaco Corporation	Hyster Lift Trucks W/Clamps	1,034,111	11/1/2005
New Ngc, Inc.	Caterpillar and Yale Lift Trucks	6,129,911	11/1/2006
Nomac Drilling, LLC	Drilling Rigs	2,892,587	12/17/2010
Ryder Integrated Logistics Inc.	Forklifts/Pickers/Reach Trucks/Sweep Trucks	2,784,110	2/7/2006
Tin, Inc. Dba Temple-Inland	Peterson Portable Recycler	643,105	2/10/2006
Tyson Foods, Inc.	Refrigerated Trailers	3,795,420	12/29/2006
Union Pacific Railroad Company	Refrigerator Box Cars	11,924,442	10/21/2005
UPS Ground Freight, Inc.	Over The Road Tractors	3,078,146	1/18/2006
Washington Group International	Haul Trucks	8,609,840	7/13/2007
Whirlpool Corporation	Forklifts, Batteries, Chargers	3,260,203	12/30/2005
		67,548,200
Loans
Alba Therapeutics Corporation	Senior Term Loan – Blanket	500,000	11/21/2006
Adenosine Therapeutics, LLC	Senior Term Loan – Blanket	333,200	11/1/2007
Altierre Corporation	Senior Term Loan – Blanket	125,000	10/3/2008
Alveolus, Inc.	Senior Term Loan – Blanket	500,000	8/24/2005
Arsenal Digital Solutions	Various Computer Equipment	1,015,693	12/30/2005
Asempra Tech	Senior Term Loan – Blanket	200,000	10/31/2007
Axial Biotech, Inc.	Senior Term Loan – Blanket	125,000	3/28/2008
Axogen Corporation	Senior Term Loan – Blanket	125,000	4/21/2008
Boingo Wireless, Inc.	Various Computer Equipment	123,802	11/1/2005
Chelsio Communications, Inc.	Various Computer Equip	27,600	10/17/2005
Convio, Inc.	Computer Equip & Office Furniture	314,852	3/31/2006
Cornice, Inc.	Computer Equipment & Fixtures	195,757	5/22/2006
Cymbet Corporation	Thin Film Deposition Equipment	504,213	12/30/2005
Danger Inc.	Computer & Network Equipment	433,264	1/22/2007
Delivery Agent, Inc.	Senior Term Loan – Blanket	125,000	12/17/2008
Good Technology, Inc.	Computer Equipment & Fixtures	1,500,000	4/5/2006
Linden Research Inc.	Computer Equipment & Fixtures	324,769	7/31/2007
Locus Pharmaceuticals, Inc.	Senior Term Loan – Blanket	750,000	11/1/2005

Past performance is not necessarily indicative of future performance.

Leases/Loans	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquisition Date(2)
New Ngc, Inc.	New Gypsum Manufacturing Facility	2,503,105	12/30/2005
On24, Inc.	Various Computer Equipment	62,353	11/30/2005
Openpages, Inc.	Computer & Office Equip, Furniture	237,345	12/1/2005
Razz, Inc.	Senior Term Loan-Blanket	123,750	8/31/2006
Renal Solutions, Inc.	Senior Term Loan	500,000	7/29/2005
Reply Inc!	Senior Term Loan – Blanket	1,000,000	9/12/2007
Revver, Inc.	Senior Term Loan – Blanket	1,200,000	12/29/2006
Silverpop Systems, Inc.	Computer & Network Equipment	170,551	6/30/2006
Sling Media	Computer & Network Equipment	293,868	3/7/2007
Solaria Corporation	Manufacturing Equipment	367,015	10/31/2007
Technorati, Inc.	Computer Equip & Office Furniture	835,819	9/30/2005
		14,516,956
		$82,065,156
ATEL 12, LLC (ATEL 12)
Leases
Aircraft Service International, Inc.	De-Icer & Refueling Trucks	$2,166,665	9/8/2009
Alliant Techsystems Inc.	Manufacturing Equipment	895,447	2/27/2013
Anadarko Petroleum Corporation	John Deere Motor Grader	248,919	10/30/2008
Bayer Corporation	Arburg Moulding Machine	862,699	6/19/2009
Cargill, Inc.	Hyster Forklift/Infratec Analyzer	63,094	12/16/2008
Cummins Inc.	Industrial Cart	782,867	7/23/2009
GE Aircraft Engines	Forklifts, Truck	160,207	10/17/2008
IBM Corporation	Ultraflex Test Systems/Digital Analyzers	6,568,639	2/12/2009
Lafarge North America, Inc.	Cat Off Highway Truck	584,478	1/28/2011
MeadWestvaco Corporation	Lift Trucks/Dump Truck	1,679,699	9/30/2008
Midwest Energy Resources Co.	Caterpillar D11T Tractor	1,542,367	6/10/2008
Newell Rubbermaid, Inc.	Lift Trucks/Batteries/Sweeper Package	2,764,027	9/22/2008
Nomac Drilling, LLC	Drilling Rigs	2,892,588	12/17/2010
SVC Manufacturing, Inc.	Komatsu Lift Trucks/Batt/Chgr	1,309,739	1/26/2009
Ryder Integrated Logistics, Inc.	Pallet, Lift Trucks/Sweeper Package	1,643,604	9/23/2008
Tyson Foods, Inc.	Refrigerated Trailers	1,566,720	12/23/2010
Wal-Mart Transportation, LLC	6-Gt.Danes/35-Refridge Trailers	2,903,831	3/14/2008
		28,635,590
Loans
Adesto Technologies Corp	Computer Equip & Office Furniture	146,118	7/29/2010
Altierre Corporation	Senior Term Loan – Blanket	908,334	10/3/2008
Amyris, Inc.	Testing & Lab Equipment	200,000	11/5/2010
Axial Biotech, Inc.	Senior Term Loan – Blanket	250,000	3/28/2008
Axogen Corporation	Senior Term Loan – Blanket	250,000	4/21/2008
Bloom Energy Corporation	Manufacturing Equipment	400,000	12/31/2012
Complete Genomics, Inc.	Senior Term Loan – Blanket	250,000	12/17/2010
Cytomx Therapeutics, Inc.	Lab Equipment	250,000	1/31/2013
Delivery Agent, Inc.	Senior Term Loan – Blanket	125,000	12/17/2008
Enevate Corporation	Research Equipment & Office Furniture	155,154	3/28/2013
Five 9, Inc.	Computer & Networking Equipment	203,367	9/30/2010
Forma Therapeutics, Inc.	Senior Term Loan – Blanket	750,000	5/1/2012
Ipierian, Inc.	Test/Lab Equipment & Software	399,096	9/30/2009
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	68,904	7/6/2010
Novavision Inc.	Senior Term Loan – Blanket	750,000	6/10/2008
On24, Inc.	Computer & Networking Equipment	250,000	7/30/2010
		5,355,973
		$33,991,563

Past performance is not necessarily indicative of future performance.

Leases/Loans	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquisition Date(2)
ATEL 14, LLC (ATEL 14)
Leases
Alliant Techsystems Inc.	Manufacturing Equipment	$1,796,587	2/27/2013
Amyris, Inc.	Testing & Lab Equipment	125,000	12/29/2011
Bayer Corporation	Wheel Loaders	206,503	1/28/2011
Building Materials Corporation of America	Covered Hopper Railcars	814,200	7/31/2012
Cargill, Inc.	Wheel Loader/Railcar Mover	5,459,705	1/12/2010
Cummins, Inc.	Forklifts	8,438,954	3/7/2011
Ecdc Environmental, LLC	Intermodal Flat Cars Railroad	1,226,598	7/29/2011
E.I. Dupont De Nemours and Company	Gravity Covered Hopper Cars	879,862	2/28/2013
Essroc Cement Corporation	Covered Hopper Railcars	618,322	11/20/2012
Firstenergy Generation Corp.	Crawler Dozer	1,175,000	12/9/2011
GE Aviation	Liechti Go Mill	5,198,556	8/14/2012
Halliburton Overseas Limited	Platform Supply Vessel – 50% OEC	19,410,000	12/20/2013
IBM Corporation	Digital Analyzers	8,725,241	6/29/2011
International Paper Co.	Tractors	215,979	12/4/2009
Interstate Commodities, Inc.	Covered Hopper Railcars	8,910,000	8/18/2011
Kabam, Inc.	Computer & Networking Equipment	793,700	12/21/2011
The Kansas City Southern Railway Company	100-Ton Box Cars	4,220,000	12/12/2012
Lafarge North America, Inc.	Cat Off Highway Truck	2,348,553	1/28/2011
MeadWestvaco Corporation	Lift Trucks/Dump Truck	656,042	1/5/2011
Mississippi Power Company	Tractor	948,508	12/3/2009
Mosaic Crop Nutrition, LLC	Cover Hopper Railcars	3,283,500	7/28/2010
Newell Rubbermaid, Inc.	Crown Stockpickers	1,384,658	11/30/2010
Nomac Drilling, LLC	Drilling Rigs	4,829,825	12/17/2010
PCS Nitrogen, Inc.	Covered Hopper Railcars	978,500	6/8/2012
Ryder Integrated Logistics, Inc.	Forklifts	131,516	1/21/2010
Sematech, Inc.	Tokyo Electron Adhesive Coater	2,250,000	6/28/2013
Signature Flight Support Corporation	Jet Refueler Trucks	120,000	12/31/2013
Tyson Foods, Inc.	Refrigerated Trailers	4,651,200	10/19/2010
U.S. Silica	Gravity Covered Hopper	901,143	11/20/2012
VF Jeanswear Limited Partnership	Great Dane Dry Van Trailers	940,000	6/14/2011
Wal-Mart Transportation, LLC	Utility Refrigerated Trailer	1,717,306	4/25/2011
		93,354,958
Loans
Altierre Corporation	Senior Term Loan – Blanket	783,333	7/20/2012
Amyris, Inc.	Testing & Lab Equipment	946,238	8/31/2010
Audiencescience Inc.	Computer Equipment & Fixtures	529,383	5/5/2011
Bloom Energy Corporation	Manufacturing Equipment	1,500,000	12/31/2012
Complete Genomics, Inc.	Senior Term Loan – Blanket	500,000	12/17/2010
Cytomx Therapeutics, Inc.	Lab Equipment	250,000	5/31/2012
Defense.net, Inc.	Computer & Networking Equipment	250,000	6/20/2013
EcoATM, Inc.	Vending Equipment	1,000,000	10/1/2012
Edeniq, Inc.	Plant/Lab/Office Equipment	761,649	4/20/2012
Enevate Corporation	Research Equipment & Office Furniture	250,000	12/26/2012
Five 9, Inc.	Computer & Networking Equipment	203,332	5/20/2010
Forma Therapeutics, Inc.	Senior Term Loan – Blanket	1,000,000	2/3/2012
Intelepeer, Inc.	Unsecured Note	249,375	9/21/2012
Ioxus, Inc.	Manufacturing Equipment	300,000	6/29/2012
Ipierian, Inc.	Test/Lab Equipment & Software	360,703	6/28/2010
Kabam, Inc.	Computer & Networking Equipment	205,644	12/21/2011
Kaminario, Inc.	Working Capital Loan	500,000	12/16/2011
LS9, Inc.	Manufacturing Equipment	300,000	5/8/2012

Past performance is not necessarily indicative of future performance.

Leases/Loans	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquisition Date(2)
On24, Inc.	Computer & Networking Equipment	278,763	10/28/2010
Raydiance, Inc.	Senior Term Loan – Blanket	250,000	6/30/2011
Renew Data Corp	Computer & Networking Equipment	812,374	6/7/2010
Soraa, Inc.	Furniture & Fixtures	983,969	4/2/2012
		12,214,763
		$105,569,721
ATEL 15, LLC (ATEL 15)
Leases
AEP Generating Company	Coal Terminal	$5,084,038	6/27/2014
Aircraft Service International, Inc.	Skymark Jet Refuelers	442,800	5/1/2015
Alliant Techsystems Inc.	Manufacturing Equipment	1,820,560	2/27/2013
Amyris, Inc.	Testing & Lab Equipment	125,000	12/29/2011
Cargill, Inc.	Hyster Forklift/Sprayer/Tractor	5,322,951	4/30/2013
Cummins, Inc.	Tow Tractors/Batteries/Chargers	709,511	12/7/2011
E.I. Dupont De Nemours and Company	Gravity Covered Hopper Cars	870,949	2/28/2013
Essroc Cement Corporation	Gravity Covered Hopper Cars	588,878	11/20/2012
GE Aviation	Liechti Go-Mill 350	6,436,601	8/28/2012
Halliburton Overseas Limited	Platform Supply Vessel – 50% OEC	19,410,000	12/20/2013
IBM Corporation	Fei Ion Beam/Electron Microscope	3,491,355	5/4/2012
IKO Midwest Inc.	Covered Hopper Railcars	1,552,500	11/20/2013
The Kansas City Southern Railway Company	100-Ton Boxcars	4,220,000	12/12/2012
Meadwestvaco Corporation	Tennant Scrubber Sweeper	285,070	12/18/2012
Newell Rubbermaid, Inc.	Raymond Forklifts & Batteries	656,582	3/14/2014
New Ngc, Inc.	Yale Forklifts	769,556	1/14/2014
Sabic Innovative Plastics US, LLC	Covered Hopper Rail Cars	1,737,500	6/8/2012
Sanjel (Usa), Inc.	Gravity Covered Hopper Cars	1,449,000	12/14/2012
Schenker Logistics, Inc.	Yale Forklifts	1,204,099	11/27/2013
Sematech, Inc.	Tokyo Electron Adhesive Coater	2,250,000	6/28/2013
Signature Brands, LLC	Food Sterilization Systems	5,200,000	6/30/2013
Signature Flight Support Corporation	Garsite Jet Refueler Truck	279,087	1/27/2014
U.S. Silica	Gravity Covered Hopper Cars	876,807	11/20/2012
		64,782,844
Loans
Axcient, Inc.	Data Center Equipment	300,000	12/31/2013
Bloom Energy Corporation	Manufacturing Equipment	1,000,000	12/31/2012
Cytomx Therapeutics, Inc.	Lab Equipment	1,150,000	5/31/2012
Defense.net, Inc.	Computer & Networking Equipment	250,000	6/20/2013
Digital Ocean, Inc.	Infastructure Servers	743,038	5/16/2014
EcoATM, Inc.	Mobile Device Recycling Kiosks	249,785	10/1/2012
Edeniq, Inc.	Plant/Lab/Office Equipment	500,000	4/20/2012
Forma Therapeutics, Inc.	Computer & Networking Equipment	1,750,000	2/3/2012
Ioxus, Inc.	Manufacturing Equipment	250,000	6/29/2012
Kaminario, Inc.	Working Capital Loan	500,000	12/16/2011
Kinestral Technologies, Inc.	Test & Lab Equipment	400,000	5/5/2014
LS9, Inc.	Manufacturing Plant Equipment	300,000	5/8/2012
Luxtera, Inc.	Test & Lab Equipment	250,000	8/31/2015
Revolution Foods, Inc.	Food Processing Equipment	192,227	12/31/2013
Soraa, Inc.	Furniture & Fixtures	983,969	4/2/2012
Tegile Systems, Inc.	Data Storage	500,000	4/30/2014
		9,319,019
		$74,101,863

Past performance is not necessarily indicative of future performance.

Leases/Loans	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquisition Date(2)
ATEL 16, LLC (ATEL 16)
Leases
AEP Generating Company	Coal Transloading Terminal	$5,000,000	6/27/2014
Aircraft Service International, Inc.	Skymark Jet Refuelers	1,122,695	4/7/2015
Allegheny Technologies, Inc.	Forklifts	661,189	5/1/2015
Argos Cement, LLC	Chevrolet/Ford Utility Trucks	304,071	6/18/2015
Argos Ready Mix, LLC	Chevrolet/Ford Utility Trucks	408,682	4/28/2015
Argos Ready Mix (Carolinas) Corp.	Chevrolet/Ford Utility Trucks	835,656	12/30/2014
Bayer Corporation	John Deere 8235R Cab Over Tractor	256,948	11/4/2014
Cargill, Inc.	Capacity Yard Tractors	1,074,160	8/1/2014
Chiquita Brands, LLC	Maersk Reefer Containers	5,805,800	3/31/2015
Federal Express Corporation	Aircraft	5,000,000	8/26/2015
Mississippi Power Company	Tractor	2,765,828	8/31/2015
Newell Rubbermaid Inc.	Lift Trucks W/Optimization System	413,592	5/5/2014
Schenker Logistics, Inc.	Crown Forklifts And Batteries	1,593,558	2/14/2014
Signature Flight Support Corporation	Eagle Aircraft Tugs	1,717,568	7/3/2014
Union Pacific Railroad Company	Brandt OTM Trackmobile Combo	1,611,602	9/24/2015
		28,571,349
Loans
Digital Ocean, Inc.	Working Capital Loan	236,935	5/16/2014
Kinestral Technologies, Inc.	Test & Lab Equipment	929,928	5/5/2014
Luxtera, Inc.	Test & Lab Equipment	700,000	8/31/2015
Tegile Systems, Inc.	Data Storage	113,344	4/30/2014
		1,980,207
		$30,551,556
		$326,279,859

Past performance is not necessarily indicative of future performance.

TABLE VI
ACQUISITION OF PORTFOLIO INVESTMENTS BY PRIOR PROGRAMS FOOTNOTES

(1)	“Acquisition Cost” includes either amounts committed to lessees or borrowers for funding by the program, or the actual equipment acquisition cost, less any acquisition fees. All figures are rounded.
(2)	“Acquisition Date” represents the date the portfolio asset was acquired. In the case of multiple leases or loans to a lessee or borrower, the date of the initial acquisition is shown.

Past performance is not necessarily indicative of future performance.

EXHIBIT B

ATEL 17, LLC

LIMITED LIABILITY COMPANY
OPERATING AGREEMENT

JANUARY 4, 2016

ATEL 17, LLC

LIMITED LIABILITY COMPANY
OPERATING AGREEMENT

B-ii

B-iii

B-iv

LIMITED LIABILITY COMPANY
OPERATING AGREEMENT
OF ATEL 17, LLC

THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT entered into as of the 24th day of April, 2015, by ATEL Managing Member, LLC, a California limited liability company (the “Manager”), as the Managing Member and initial Member, whereby it agreed to form a limited liability company pursuant to the California Limited Liability Company Act, is hereby amended and restated in its entirety this 4th day of January 2016 to read as set forth below (the “Agreement”).

1.  NAME AND PRINCIPAL PLACE OF BUSINESS

The name of the Fund shall be ATEL 17, LLC or such other name as the Manager shall hereafter designate in writing to the Members. The Fund’s principal place of business shall be 600 Montgomery Street, 9th Floor, San Francisco, California 94111, or such other place or places in the State of California as the Manager may hereafter determine.

2.  DEFINITIONS

The following terms used in this Agreement shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

“Acquisition Expenses” shall mean expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to selection and acquisition of Portfolio Assets, whether or not acquired.

“Acquisition Fees” shall mean the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Portfolio Assets. Included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, nonrecurring management fee, or any fee of a similar nature, however designated.

“Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance if any, in such Member’s Capital Account as of the end of the Fund taxable year, after giving effect to the following adjustments: (a) Crediting to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (b) Debiting from such Capital Account the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4),(5) and (6). This definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

“Aff|filiate” of a Person shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such Person, (iii) any officer, director, trustee or partner of such Person and (iv) if such Person is an officer, director, trustee, partner or holder of 10% or more of the voting securities or beneficial interests of such Person, any other company for which such Person acts in such capacity. However, such term shall not include a Person who is a partner in a partnership or joint venture with the Fund if such Person is not otherwise an Affiliate.

“Asset Management Fee” shall mean the fee payable to the Manager and its Affiliates under the provisions of Section 8.2 of this Agreement.

“Asset Management Fee Limit” means the limit on the Asset Management Fee calculated pursuant to Section 8.3 of this Agreement.

“Assignee” shall mean a Person who has acquired a beneficial interest in one or more Units from a third party but who is neither a substituted Member nor an Assignee of Record.

“Assignee of Record” shall mean an Assignee who has acquired a beneficial interest in one or more Units whose ownership has been recorded on the books of the Fund and which ownership is the subject of a written instrument of assignment, the effective date of which assignment has passed.

“Book Value of Fund Assets” shall mean, for any period, the aggregate book value of Fund assets as reported by the Fund in the audited or unaudited financial statements, as the case may be, filed by the Fund with the Securities and Exchange Commission in its most recent quarterly or annual report, or if the duty to file such reports has been suspended for any reason, in the audited or unaudited financial statements prepared by the Fund in accordance with generally accepted accounting principles for the most recent fiscal quarter or year, as the case may be.

“California Act” or “California Limited Liability Company Act” shall mean the California Revised Uniform Limited Liability Company Act as set forth in the California Corporations Code.

“Capital Account” shall mean, with respect to any Member, such Member’s Capital Account determined in accordance with Section 6.7.

“Carried Interest” shall mean the allocable share of Fund Distributions of Cash from Operations and Cash from Sales or Refinancing payable to the Manager, as Manager, pursuant to Sections 10.4 and 10.5 of this Agreement, for which cash consideration has neither been paid nor is to be paid.

“Cash from Operations” shall mean the excess of Gross Operating Revenues over cash disbursements (including the Asset Management Fee, debt service and amounts reinvested by the Fund in Portfolio Assets in compliance with Section 15.4.18) without reduction for depreciation and amortization of intangibles such as organization and underwriting costs but after a reasonable allowance for cash for repairs, replacements, contingencies and anticipated obligations, as determined by the Manager. Cash from Operations shall not include Cash from Sales or Refinancing or Cash from Reserve Account.

“Cash from Reserve Account” shall mean that portion of the Net Proceeds not utilized in the acquisition of Portfolio Assets, including cash maintained according to the provisions of Section 9.4.

“Cash from Sales or Refinancing” shall mean the net cash realized by the Fund from the sale, refinancing or other disposition of any assets held by the Fund (including insurance proceeds or lessee indemnity payments arising from the loss or destruction of any Portfolio Assets through casualty) after payment of all expenses and liabilities related to the transaction; provided, however that Cash from Sales or Refinancing shall not include Cash from Reserve Account or Cash from Operations.

“Closing Date” shall mean such date designated by the Manager for the termination of the offering of Units, but not later than two years from the date of the Prospectus. Extension of the offering beyond one year from the date of the Prospectus shall be subject to the qualification of the offering for any such extension in those jurisdictions which may limit the offering period to one year.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenue laws.

“Distributions” shall mean any cash, tax credits or other property allocated to or distributed to Holders and the Manager arising from their respective interests in the Fund, but shall not include any compensation payable to the Manager under the provisions of Article 8 or Article 9, except as otherwise provided herein.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Final Closing Date” shall mean the last date on which subscribers for Units are admitted to the Fund as Holders.

“Front-End Fees” shall mean fees and expenses paid by any party for any services rendered during the Fund’s organization and acquisition phase including Organization and Offering Expenses, Leasing Fees, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of Portfolio Assets to any of its employees unless such Persons are Affiliates of the Manager.

“Fund” shall mean the limited liability company created under this Agreement.

“Fund Minimum Gain” shall have the meaning ascribed to the term “partnership minimum gain” in Regulations Section 1.704-2(d)(1).

“Gross Income” shall mean the gross income of the Fund within the meaning of section 61(a) of the Code.

“Gross Proceeds” shall mean the aggregate total of the Original Invested Capital of the initial and all of the additional Holders.

“Gross Operating Revenues” shall mean all amounts derived by the Fund from the Portfolio Assets, including, without limitation, all lease and other financing revenues and all debt service payments, but excluding security deposits paid by lessees and revenues from the sale, refinancing, or other disposition of Portfolio Assets.

“Holders” shall mean owners of Units who are either Members or Assignees of Record, and reference to a “Holder” shall be to any one of them. The Manager shall not be considered to be a Holder except to the extent it also owns Units.

“Independent Expert” shall mean a person with no current material or prior business or personal relationship with the Manager or any of its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Fund, and who is qualified to perform such work.

“Initial Closing Date” shall mean the date on which subscribers for Units, other than the initial Holders, are first admitted to the Fund as Holders.

“Investment in Equipment” shall mean the amount of Gross Proceeds actually paid or allocated to the purchase of Portfolio Assets acquired by the Fund, any amount of Gross Proceeds reserved pursuant to Section 9.4 hereof up to a maximum of 3% of Gross Proceeds and other cash payments such as interest and taxes, but excluding Front-End Fees.

“IRA” shall mean an individual retirement account qualifying under Section 408 of the Code.

“Leasing Fees” shall mean the total of all fees and commissions paid by any party in connection with the initial lease of Portfolio Assets acquired by the Fund.

“Liquidating Stage” shall mean the period commencing on a date six calendar years after the Final Closing Date and terminating on the date of the termination of the Fund.

“Manager” or “Managing Member” shall mean ATEL Managing Member, LLC, a California limited liability company, or any other Person or Persons which succeed it in such capacity.

“Members” shall mean the Manager, the initial Member and any other Persons who are admitted to the Fund as additional or substituted Members. Reference to a “Member” shall refer to any one of them.

“Member Nonrecourse Debt” has the meaning ascribed to the term “partner nonrecourse debt” in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” shall have the meaning ascribed to the term “partner nonrecourse debt minimum gain” in Regulations Sections 1.704-2(i)(2).

“Net Income” or “Net Loss” shall mean the taxable income or taxable loss of the Fund (including the Fund’s share of income or loss of any partnership, venture or other entity which owns a particular item of Portfolio Assets), as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss.

“Net Proceeds” shall mean the total Gross Proceeds less Organization and Offering Expenses.

“Net Worth” shall mean the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets. The amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

“Nonrecourse Deductions” shall mean items of Fund loss, deductions or Code Section 705(a)(2)(B) expenditures which are attributable to Nonrecourse Liabilities.

“Nonrecourse Liability” means a Fund liability with respect to which no Member or Related Person bears the economic risk of loss.

“Offering Stage” shall mean the period commencing with the Initial Closing Date and ending on the Final Closing Date.

“Operating Agreement” or “Agreement” shall mean this Limited Liability Company Operating Agreement of ATEL 17, LLC, as it may be amended from time to time.

“Operating Stage” shall mean the period commencing on the Final Closing Date and ending on a date six calendar years after the Final Closing Date.

“Organization and Offering Expenses” shall mean those expenses incurred in connection with preparing the Fund for registration and subsequently offering and distributing Units to the public, including selling commissions and all advertising expenses except advertising expenses related to the leasing of Portfolio Assets.

“Original Invested Capital” shall mean the original gross purchase price of the Units contributed by each Member to the capital of the Fund for his interest in the Fund, which amount shall be attributed to Units in the hands of a subsequent Holder.

“Person” shall mean any natural person, partnership, corporation, association or other legal entity.

“Portfolio Assets” shall mean the personal and real property, as well as tangible and intangible rights and interests, acquired, held and owned by the Fund for investment purposes, including without limitation its rights, whether direct or indirect, in all trusts, joint ventures, leases, loans, collateral, chattel paper, options, warrants, securities and other contract rights.

“Prospectus” shall mean the final prospectus filed in connection with the registration of the Units with the Securities and Exchange Commission on Form S-1, as amended, together with any supplement thereto which may be subsequently filed with such Commission.

“Purchase Price of Portfolio Assets” shall mean the price paid upon the purchase of a particular Portfolio Asset (including the principal amount of any loan that is a Portfolio Asset) or all Portfolio Assets, as the case may be, and including the amount of Acquisition Fees, and all liens and mortgages on the Portfolio Assets, but excluding points and prepaid interest.

“Qualified Plan” shall mean employee trusts (or employer individual retirement accounts), Keogh Plans and corporate retirement plans qualifying under Section 401(a) of the Code.

“Regulations” shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Reinvestment Period” shall mean the period commencing with the Initial Closing Date and ending on a date six calendar years after the Final Closing Date occurs.

“Related Person” means a Person having a relationship with a Member that is described in Regulations Section 1.752-4(b).

“Roll-Up” shall mean a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Fund and the issuance of securities of a Roll-Up Entity. Such term does not include:

(a) any transaction if the securities of the Fund have been for at least twelve months traded through the National Association of Securities Dealers, Inc. Automated Quotation National Market System; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Fund, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i) the Members voting rights;

(ii) the term of existence of the Fund;

(iii) the terms of compensation of the Manager and its Affiliates; or

(iv) the Fund’s investment objectives.

“Roll-Up Entity” means the partnership, trust, corporation or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

“Service” shall mean the United States Internal Revenue Service or its successor.

“Sponsor” shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, and any Affiliate of any such Person. Sponsor does not include the Program itself or a Person whose only relation with the Program is that of an independent Portfolio Assets manager and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of Program interests.

“Substantially All of the Assets” shall mean, unless the context otherwise dictates, Portfolio Assets representing 66 2/3% or more of the net book value of all Portfolio Assets as of the end of the most recently completed fiscal quarter.

“Unit” shall mean the interest in the Fund representing Original Invested Capital in the amount of $10 (regardless of discounted commissions) and shall entitle the Holder thereof to the rights herein provided.

“United States Citizen” shall mean a “citizen of the United States” as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statue.

3.  BUSINESS AND PURPOSE

The primary purpose of the Fund is to purchase, own, lease and sell various types of Portfolio Assets pursuant to such arrangements as the Manager in its discretion may enter into on behalf of the Fund. The Fund may enter into ventures, partnerships and other business arrangements with respect to Portfolio Assets to the extent deemed prudent by the Manager in order to achieve successful operations for the Fund, subject to the provisions of Section 15.4.8. The Fund may also engage in such other lawful activities as may be deemed by the Manager to be incident to its primary purpose or prudent and in the Fund’s best interest. The Fund’s investment objectives shall be those set forth in the Prospectus, including all limitations on investment in specific types of Portfolio Assets set forth in the Prospectus, and the Manager may not make any material change to such investment objectives without first obtaining the written consent or approval of Members owning more than 50% of the total outstanding Units entitled to vote.

4.  TERM

The Fund commenced as of the 16th day of April, 2015, and shall continue until terminated in accordance with the provisions of this Agreement.

5.  MANAGER

The Manager has contributed capital to the Fund as the initial Member, as provided in Section 6.1 below, and at all times during the existence of the Fund the Manager shall have a present and continuing interest in Net Income, Net Losses and Distributions according to the provisions of Article 10.

6.  INITIAL AND ADDITIONAL MEMBERS

6.1 Initial Member.  ATEL Managing Member, LLC, as the initial Member, has contributed the sum of $500 to the capital of the Fund and has received 50 Units in return therefor.

6.2 Additional Members.  The Fund intends to sell and issue to Holders not less than 120,000 nor more than 15,000,000 additional Units and to admit as additional Members the Persons who contribute cash to the capital of the Fund for such Units.

6.3 Conditions to Admission.  Subject to the provisions of Section 6.6, each Person who acquires any such additional Units shall become a Member in the Fund at such time as he has: (i) purchased 500 or more Units, (ii) contributed the sum of $10 in cash for each Unit purchased (or such lesser net amount as may be provided in accordance with the terms described in the Prospectus under “Plan of Distribution”), (iii) executed and filed with the Fund a written instrument which sets forth an intention to become a Member and requests admission to the Fund in that capacity, together with such other instruments as the Manager may deem necessary or desirable to effect such admission, including the written acceptance and adoption by such Person of the provisions of this Agreement, and (iv) the Manager accepts such Person as a Member in the Fund.

6.4 Admission as a Member.  Each Person who subscribes for Units under Section 6.2 shall be admitted to the Fund promptly after the Manager’s acceptance of such subscription, but, except as provided in Section 6.6, in no event later than 30 days after the receipt by the Fund of such subscription.

6.5 Limitation on Additional Issuance.  The Fund shall not issue any additional Units after the Final Closing Date.

6.6 Escrow.  All Original Invested Capital of Holders shall be received by the Fund in trust, and shall be deposited in an escrow account with a banking institution designated by the Manager as escrow holder for the Original Invested Capital, until such time as subscriptions for a total of 120,000 Units, in addition to the Unit purchased by the initial Holder, representing Original Invested Capital of $1,200,000 have been deposited therein. Not less than 15 days after receipt of a minimum of $1,200,000 of such additional Original Invested Capital, the Fund will admit subscribers into the Fund as additional Holders. At the time a subscriber is admitted as a Holder, the escrow holder shall transfer the subscriber’s Original Invested Capital to the Fund. If the $1,200,000 minimum is not obtained on or before a date one year from the date of the Prospectus, all Original Invested Capital will be promptly refunded to the investors. In any event, any interest earned on Original Invested Capital while in escrow shall be paid to investors.

6.7 Capital Account.  An individual Capital Account shall be maintained for each Member. The Capital Account of a Member shall consist of the Original Invested Capital of such Member, increased by (i) any additional contributions to capital and (ii) such Member’s share of Fund Net Income, and decreased by (i) Distributions to such Member and (ii) such Member’s share of Fund Net Loss. In the event a Member transfers all or a portion of his Units, the Assignee shall succeed to the Capital Account of the transferor (as adjusted for all events preceding the date the transferee is deemed admitted to the Fund under Section 10.3.1) according to the number of Units, and the allocable portion of the transferor’s Capital Account, so transferred. No Holder shall have the obligation to restore any deficit in his Capital Account upon termination or dissolution of the Fund. The foregoing provisions of this Section 6.7 are intended to comply with Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.

7.  LIABILITY AND STATUS OF MEMBERS

Holders shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Fund, except to the extent, but only to the extent, a Holder would be required to return any Distribution from the Fund pursuant to Section 17254(e) of the California Act.

8.  COMPENSATION TO THE MANAGER AND/OR AFFILIATES

8.1 General Limitation.  The Manager and its Affiliates shall receive compensation only as specified by this Agreement. In addition to the compensation provided herein, the Manager will hold the Carried Interest and be entitled to receive Distributions as provided in Article 10, and receive reimbursement of costs and expenses advanced as provided in Article 9. The Manager may delegate to its Affiliates all or a portion of its management duties hereunder, and may assign all or a portion of its compensation hereunder to one or more such Affiliates or other parties in its discretion. The Fund shall not pay, directly or indirectly, a commission or fee, except as expressly permitted in Section 8.2 below, to the Manager or its Affiliates in connection with any reinvestment or Distribution of Cash from Operations or Cash from Sales or Refinancing.

8.2 Asset Management Fee.  The Fund will pay the Manager an Asset Management Fee calculated as provided in this Section 8.2 as compensation for the Manager’s services in supervising management of the Fund’s Portfolio Assets and its operations, and for establishing and overseeing the Fund’s policies and procedures and supervising the administrative and other services required by the Fund. The Asset Management

Fee will be paid on a monthly basis. The amount of the Asset Management Fee payable in any year will be reduced for that year to the extent that it would otherwise exceed the Asset Management Fee Limit. Any such reduction in the Asset Management Fee would be deferred until any subsequent period during which it could be paid without exceeding the Asset Management Fee Limit. Subject to the foregoing limitation, the Asset Management Fee will be calculated and paid monthly in arrears as follows:

8.2.1 Offering Stage.  The Asset Management Fee payable for services rendered during the Offering Stage will be equal to an annualized 1.25% of the aggregate Purchase Price of Portfolio Assets acquired by the Fund through the end of each month during the period.

8.2.2 Operating Stage.  The Asset Management Fee payable for the services rendered during the Operating Stage and the first two years of the Liquidating Stage will be equal to an annualized 1.75% of the aggregate net Portfolio Assets, calculated for each month during the period as the aggregate Purchase Price of Portfolio Assets as of the end of the month, less the amount of the aggregate Purchase Price of Portfolio Assets attributable to Portfolio Assets which have been sold or otherwise disposed by the Fund through the end of the month.

8.2.3 Liquidating Stage.  The Asset Management Fee payable for services rendered during the remainder of the Liquidating Stage will be equal to an annualized 1.75% of the Book Value of Fund Assets less total cash reported as of the end of the most recent prior fiscal quarter or year, as the case may be.

8.3 Asset Management Fee Limit.  The Asset Management Fee Limit will be calculated each year during the Fund’s term by calculating the maximum amount of fees that would be payable to the Manager from the Initial Closing Date through the end of the year in question under Article IV, Sections C through G, and Article V, Section F, of the North American Securities Administrators Association Statement of Policy on Equipment Programs in effect as of the initial effective date of the Fund’s Registration Statement on Form S-1 for the initial public offering of its Units (the “NASAA Guidelines”). For purposes of the application of the NASAA Guidelines, all Portfolio Assets will be deemed “Equipment” as defined in the NASAA Guidelines. To the extent that the total amount paid to the Manager through the end of such year as the Asset Management Fee and the Carried Interest would cause the total compensation to exceed the aggregate amount of fees that would have been payable as calculated under the NASAA Guidelines through the end of that year, the Asset Management Fee and/or Carried Interest for that year will be reduced to equal the maximum aggregate fees that would have been payable under the NASAA Guidelines through the end of that year. The limitations set forth in this Section 8.3 will be subject to adjustment pursuant to the limitations imposed under Section 15.7 relating to the Minimum Investment in Equipment.

8.4 Other Services.  Except as set forth in this Article 8 and Article 9 hereof, no other services may be performed by the Manager or its Affiliates for the Fund except in extraordinary circumstances (which shall be defined as an emergency situation requiring immediate action by the Manager or its Affiliate and the service is not immediately available from an unaffiliated party). Any such other services must meet the following criteria: (i) the compensation, price or fee therefor must be comparable and competitive with the compensation, price or fee of any other Person who is rendering comparable services or selling or leasing comparable goods which could reasonably be made available to the Fund and shall be on competitive terms, (ii) the fees and other terms of the contract shall be fully disclosed to Holders, (iii) the Manager or its Affiliates must be previously engaged in the business of rendering such services or selling or leasing such goods, independently of the Fund and as an ordinary and ongoing business and at least 75% of such Person’s gross revenues from such activity must be derived from other than Affiliates of the Manager, and (iv) all services for which the Manager or its Affiliates are to receive compensation shall be embodied in a written contract which precisely describes the services to be rendered and all compensation to be paid, which contract may only be modified by a vote of the majority of the Holders. Said contract shall contain a clause allowing termination without penalty on 60 days’ notice.

8.5 Payment of Fees on Removal.  Should the Manager be removed from the Fund according to provisions of Article 17, any portion of any fee payable to the Manager according to the provisions of this Article 8 which is then accrued and due, but not yet paid, shall be paid by the Fund to the Manager in cash within 30 days of the date of expulsion as stated in the written notice of expulsion.

8.6 Employment of Broker-Dealers.  The Fund may employ underwriters and selected broker-dealers, including Affiliates of the Manager as set forth in the Prospectus, for the sale of Units.

9.  FUND EXPENSES AND RESERVES

9.1 Reimbursement of Manager.  Except as set forth in this Article 9, all of the Fund’s expenses shall be billed directly to and paid by the Fund. The Manager and its Affiliates may be reimbursed for the following Fund expenses: (i) Organization and Offering Expenses not in excess of 15% of Gross Proceeds (or an amount equal to 13% of the Gross Proceeds if, upon termination of the offering of Units, the total Gross Proceeds are in an amount less than $2,000,000); (ii) the actual cost of goods and materials used for and by the Fund and obtained from entities unaffiliated with the Manager; and (iii) administrative services necessary to the prudent operation of the Fund, provided that such reimbursement for administrative services will be at the lower of (A) the actual cost of such services, or (B) the amount which the Fund would be required to pay independent parties for comparable administrative services in the same geographic location.

9.2 Limitation on Reimbursement.  The Manager and its Affiliates will not be reimbursed by the Fund for the following expenses:

9.2.1 Services for which the Manager or its Affiliates are entitled to compensation in the form of a separate fee pursuant to Article 8 hereof;

9.2.2 Rent or depreciation, utilities or capital equipment and other administrative items of the Sponsor;

9.2.3 Salaries, fringe benefits, travel expenses or administrative items incurred by or allocated to any Controlling Person of the Manager or its Affiliates. For purposes of this subparagraph, “Controlling Person” shall mean any person, regardless of title, who performs executive or senior management functions for the Manager or its Affiliates similar to those of executive management or senior management, and directors, or those holding 5% or more equity interest in the Manager or its Affiliates; or persons having the power to direct or cause the direction of the Manager or Affiliates through ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, senior vice president, secretary, controller or treasurer be considered a Controlling Person;

9.2.4 Organization and Offering Expenses of the Fund to the extent such Organization and Offering Expenses exceed 15% of the Gross Proceeds (or an amount equal to 13% of the Gross Proceeds if, upon termination of the offering of Units, the total Gross Proceeds are in an amount less than $2,000,000), and the Manager guarantees payment of any such excess expenses, which guarantee is without recourse to, or reimbursement by, the Fund; and

9.2.5 All other expenses which are unrelated to the business of the Fund.

9.3 Fund Expenses.  Subject to Sections 9.1 and 9.2, the Fund shall pay all expenses of the Fund which may include, but are not limited to: (i) all costs of personnel employed by the Fund and involved in the business of the Fund (which may include personnel who are employed by a Manager or one or more Affiliates), (ii) all taxes and assessments on Portfolio Assets and other taxes applicable to the Fund, (iii) legal, appraisal, audit, accounting, brokerage and other fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Fund or in connection with the business of the Fund, (v) Front End Fees, subject to the limitation set forth in Section 15.7 requiring a minimum Investment in Equipment, and other fees and expenses paid to independent contractors, brokers and servicers, leasing agents, consultants, lease brokers, insurance brokers and other agents, (vi) expenses in connection with the ownership and operation of the Portfolio Assets, (vii) the cost of insurance as required in connection with the business of the Fund, (viii) expenses of organizing, revising, amending, converting, modifying or terminating the Fund, (ix) the cost of preparation and dissemination of the informational material and documentation relating to potential sale or other disposition of Portfolio Assets, (x) costs incurred in connection with any litigation in which the Fund is involved, as well as the examination, investigation or other proceedings conducted by any regulatory agency, including legal and accounting fees incurred in connection therewith, (xi) costs of any computer equipment or services used for or by the Fund, (xii) costs of any accounting, or statistical bookkeeping services and equipment necessary for the maintenance of the books and records of the Fund, and (xiii) the costs of supervision and expenses of professionals employed by the Fund in connection with any of the foregoing, including attorneys, accountants and appraisers.

9.4 Reserves.  The Fund shall initially establish a cash reserve for general working capital purposes in an amount equal to at least one-half of 1% of the Gross Proceeds. Upon the disposition of each Portfolio Asset, any cash reserve which was specifically allocated to that Portfolio Asset need not be maintained thereafter, but may be applied as reserves for other Portfolio Assets. Any cash reserve used as aforesaid need not be restored and if restored, may be restored out of Gross Operating Revenues.

10.  ALLOCATION OF INCOME, LOSS AND DISTRIBUTIONS

10.1 Allocation of Net Income and Net Loss Prior to Initial Closing Date.  From the commencement of the Fund until the Initial Closing Date Net Income and Net Loss shall be allocated 99% to the Manager and 1% to the initial Holders.

10.2 Allocation of Net Income and Net Loss After Initial Closing Date.

10.2.1 Commencing with the Initial Closing Date, Net Income and Net Loss shall be allocated 99.99% to the Holders and 0.01% to the Manager.

10.2.2 Notwithstanding Section 10.2.1 of this Agreement, items of Net Loss arising out of the Fund’s payment of expenditures classified as syndication expenses pursuant to Regulations section 1.709-2(b) with respect to each Unit shall be specially allocated to the Holder who acquires such Unit.

10.3 Special Allocations

10.3.1 Except as provided in section 10.3.2, Net Income, Net Loss and Distributions allocable to the Holders shall be determined on a quarterly basis and shall be allocated among the Holders in the ratio in which the number of Units held by each of them bears to the total number of Units held by all Holders as of the last day of the fiscal quarter with respect to which such Net Income, Net Loss and Distributions are attributable; provided, however, that, with respect to Net Income, Net Loss and Distributions attributable to the offering period of the Units (including the full quarter in which the offering terminates), such Net Income, Net Loss and Distributions shall be apportioned among the Holders in the ratio in which (i) the number of Units held by each Holder multiplied by the number of days during such period that such Holder was the owner of such Units bears to (ii) the amount obtained by totaling the number of Units outstanding on each day during such period. No Net Income, Net Loss or Distributions with respect to any quarter shall be allocated to Units repurchased by the Fund during such quarter, and such Units shall not be deemed to have been outstanding during such quarter for purposes of the foregoing allocations.

10.3.2 Notwithstanding anything in this Agreement to the contrary, the following items of Fund income and loss shall be specially allocated to the Members in the manner described below:

(i) Gain characterized as recapture income under Sections 1245 or 1250 of the Code shall be allocated to those Members who claimed the deductions giving rise to such recapture income.

(ii) Except as provided in Section 10.3.2(iii) and 10.3.2(iv), in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations or any other event creates an Adjusted Capital Account Deficit for such Member, items of Fund gross income and gain (consisting of a pro rata portion of each item of the Fund’s income, including gross income, and gain for such year) shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by Regulations, the Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 10.3.2(ii) is intended to comply with the qualified income offset requirement in Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(iii) If there is a net decrease in Member Nonrecourse Debt Minimum Gain, each Member with a share of the Member Nonrecourse Debt Minimum Gain (as determined in accordance with Regulations Section 1.704-2(i)(5)) shall be specially allocated items of Fund income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain during such year. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 10.3.2(iii) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(iv) If there is a net decrease in Fund Minimum Gain during any Fund taxable year, each Member shall be specially allocated items of Fund income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Member’s share of the net decrease in Fund Minimum Gain during such year (within the meaning of Section 1.704-2(g)(2) of the Regulations). The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Regulations. This Section 10.3.2(iv) is intended to comply with the minimum gain chargeback requirement contained in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(v) After giving effect to the allocations set forth in Sections 10.3.2(ii), (iii) and (iv), in the event any Member receives any actual or deemed distribution (i.e., under section 752 of the Code) during a taxable year which exceeds the adjusted tax basis of such Member’s Units at the end of such taxable year (determined immediately before giving effect to such distribution), such Member shall be allocated an amount of gross income or gain equal to such excess.

(vi) In the event any fee to which the Manager or an Affiliate thereof is entitled is treated as a Fund distribution by the Service, a special allocation of Fund gross income shall be made annually to the Manager or an Affiliate thereof in an amount equal to any such re-characterized fee for that taxable year.

(vii) The Manager will specifically allocate items of gain from the sale or other disposition of items of Portfolio Assets for any year in which the sale or disposition of any item of Portfolio Assets occurs (and, if necessary, subsequent years) to any Holder in such amounts and in such manner so as to equalize the Capital Account balances of the Holders; provided, however, that such allocations are reasonably consistent with, and reasonably supportable under, the Code.

(viii) Net Loss shall not be allocated to any Holder if such allocation would cause or increase an Adjusted Capital Account Deficit for such Holder at the end of any Fund taxable year, and any such Net Loss shall instead be allocated to the Manager. This limitation shall be applied on a Holder by Holder basis so as to allocate the maximum permissible Net Loss to each Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

(ix) To the extent an adjustment is made to the adjusted tax basis of any Fund asset pursuant to Code Section 734(b) or Code Section 743(b), the Members’ Capital Accounts shall be adjusted as provided in Regulations Section 1.704-1(b)(2)(iv)(m).

(x) Except as otherwise provided herein, Nonrecourse Deductions shall be allocated 99.99% to the Holders and 0.01% to the Manager.

(xi) Any deduction attributable to Member Nonrecourse Debt shall be allocated to the Members that bear the economic risk of loss for the Member Nonrecourse Debt.

10.4 Distribution of Cash from Operations.  Cash from Operations shall be distributed 99.99% to the Holders and 0.01% to the Manager.

10.5 Distribution of Cash from Sales or Refinancing.  Cash from Sales or Refinancing shall be distributed 99.99% to the Holders and 0.01% to the Manager. Notwithstanding anything to the contrary herein, however, no cash Distribution shall be made to a Holder to the extent that, after giving effect to all allocations under sections 10.1, 10.2 and 10.3 which would accompany such Distribution (including allocations of gross income and gain under section 10.3.2(iv)), such Distribution would exceed the tax basis of the Holder to whom such Distribution is otherwise payable.

10.6 Distributions of Cash from Reserve Account.  Distributions of Cash from Reserve Account, if any, shall be distributed in the same manner as Cash from Sales or Refinancing.

10.7 Determination of Amounts to be Distributed.  The Manager shall have sole discretion in determining the amount of any Distributions. Subject to provisions of Section 15.4.18 of this Agreement, the Manager may use any funds of the Fund not distributed to Holders to purchase additional Portfolio Assets during the Reinvestment Period or otherwise as permitted by this Agreement; provided, however, that the Manager will not reinvest in Portfolio Assets, but will first distribute, subject to payment of any obligations of the Fund, such available Cash from Operations and Cash from Sales or Refinancing as may be necessary to cause total Distributions to Holders not less the greater of the following amounts:

10.7.1 During the Offering Stage and Reinvestment Period only, subject to a minimum distribution equal to 8% of the Original Invested Capital with respect to a Holder’s Units and a maximum distribution equal to 10% of such Original Invested Capital, the Fund will distribute an amount equal to 4% over the average yield on five-year United States Treasury Bonds as of the end of the fiscal quarter immediately preceding the date of the distribution, as published in a financial newspaper of national distribution from time to time during the Reinvestment Period; or

10.7.2 Such amounts with respect to each year which are sufficient to allow a Holder in a 31% federal income tax bracket (but not a higher bracket) to pay the federal income taxes and state income taxes due with respect to Net Income derived by him from the Fund for such year.

10.8 Consent to Allocations.  The methods hereinabove set forth by which Distributions and allocations of Net Income and Net Loss are made and apportioned are hereby expressly consented to by each Member as an express condition to becoming a Member.

10.9 Limitation on Distributions.  All Distributions are subject to the payment of Fund expenses, including fees and compensation payable to the Manager and its Affiliates, and to maintenance and repair of Portfolio Assets.

10.10 Allocation to Manager.  To the extent that the Fund shall be entitled to any deduction for federal income tax purposes as a result of any interest in Net Income or Net Loss granted to a Manager, such deduction shall be allocated for federal income tax purposes to such Manager.

10.11 Return of Unused Capital.  In the event that any portion of the Net Proceeds received by the Fund during the first twelve months after the date of the Prospectus is not invested or committed for investment within eighteen months of the date of the Prospectus, or in the event any portion of the Net Proceeds received by the Fund thereafter is not invested or committed for investment within six months from the Final Closing Date (except for any amounts used to pay Fund operating expenses, including amounts set aside for reserves as set forth in Section 9.4), such portion of the Net Proceeds shall be distributed to the Holders pro rata by the Fund as a return of capital. In addition, the Manager shall contribute to the Fund, and the Fund shall distribute pro rata to the Holders, the amount by which (x) the amount of unused capital distributed pursuant to the foregoing sentence, divided by (y) the percentage of the Gross Proceeds which remain after payment of all Front End Fees, exceeds the unused capital so distributed. For the purposes of this Section 10.11, Gross Proceeds will be deemed to have been committed to investment and will not be returned to the Holders to the extent written agreements in principle or letters of understanding for the investment of such proceeds were executed at any time prior to the end of said period, regardless of whether any such investment is actually consummated, and to the extent any funds have been reserved to make contingent payments in connection with any Portfolio Assets, regardless of whether any such payment is actually made.

10.12 Distributions in Kind.  Distributions in kind shall not be permitted except upon dissolution and liquidation, and then only to a liquidating trust which has been established for the purpose of the liquidation of the assets of the Fund, and the distribution of cash in accordance with the terms of the Agreement.

10.13 Withholding Taxes.

10.13.1 In the event the Fund pays to any federal, state or local government authority any amount of tax, penalty, interest, fee or other expenditure which is attributable to the particular status of one or more Holders including, without limitation, the status of a Holder as a nonresident of California or any other state, country or other jurisdiction imposing such a charge, the Manager shall treat such tax, penalty, interest or fee, and in its discretion may treat other related Fund expenditures, as a distribution of Cash from Operations or Cash from Sales or Refinancing, as appropriate, to such Holders. Such a distribution shall reduce the amount of Cash from Operations or Cash from Sales or Refinancing otherwise payable by the Fund to such Holders. Such Holders shall be distributed any refund of any such tax, penalty, interest or other amounts received by the Fund; provided, however, that the distribution due such Holders shall be reduced by any Fund expenses (and such expenses shall be specially allocated to such Holders) incurred in connection with the payment or obtaining of the refund of such taxes, penalties, interest or other amounts and the Fund shall have no duty or obligation to seek to obtain or collect any such refund or expend any amount to reduce the amount of any withholding, penalty, interest or other amount otherwise payable to any government authority. The Manager may require from a Holder the appropriate documentation with respect to any distribution hereunder.

10.13.2 As security for any withholding tax or other amount referred to in section 10.13.1 or other liability or obligation to which the Fund may be subject as a result of any act or status of any Holder, the Fund shall have (and each Holder hereby grants to the Fund) a security interest in all Cash from Operations or Cash from Sales or Refinancing distributable to such Holder to the extent of the amount of such withholding tax or other liability or obligation. The Fund shall have a right of set-off against any such distributions of Cash from Operations or Cash from Sales or Refinancing in the amount of such withholding tax or other liability or obligation.

11.  ASSIGNMENT OF FUND INTERESTS

11.1 Limitations on Transfer.  A Holder may not transfer all or part of his legal and equitable interest in his Units except in compliance with the provisions of this Agreement. The Fund may charge a reasonable transfer fee for processing requests for transfer of Units, and may condition any proposed transfer on receipt by the Fund of such representations and warranties of the transferor and the assignee, opinions of counsel for the Fund and other assurances as it may deem necessary and appropriate to ensure that:

11.1.1 such assignments or transfers do not result, in the opinion of counsel for the Fund, in the Fund being considered to have terminated within the meaning of Section 708 of the Code;

11.1.2 the assignee is not a minor or an incompetent;

11.1.3 the transfer or assignment does not violate federal or state securities laws;

11.1.4 the transferor or the assignee does not hold Units representing Original Invested Capital of less than $5,000;

11.1.5 such assignee is a Citizen of the United States;

11.1.6 such assignment or transfer does not cause the assets of the Fund to be deemed “plan assets” for ERISA purposes;

11.1.7 such assignment or transfer does not constitute a transfer “on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or otherwise cause any potential adverse effect on the tax status of the Fund or the tax consequences applicable to the Fund; and

11.1.8 the transferor files with the Fund a duly executed and acknowledged counterpart of the instrument effecting such assignment or transfer, which instrument evidences the written acceptance by the assignee or transferee of all of the terms and provisions of this Agreement, contains a representation that such assignment or transfer was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and is in all other respects satisfactory in form and substance to the Manager.

11.2 Distributions and Effective Date of Transfer.  An Assignee of Record shall be entitled to receive Distributions from the Fund attributable to the Units acquired by reason of such assignment from and after the effective date of the assignment of such Units; provided, however, that notwithstanding anything herein to the contrary, the Fund and the Manager shall be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and shall incur no liability for allocations of Net Income, Net Loss or Distributions, or transmittal of reports and notices required to be given to Holders hereunder, which are made in good faith to such assignor until such time as the written instrument of assignment has been received by the Fund and recorded on its books and the effective date of the assignment has passed. The effective date of such assignment on which the Assignee shall be deemed an Assignee of Record shall be the last day of the first full calendar month following the later of (i) the date set forth on the written instrument of assignment or (ii) the date on which the Fund has actual notice of the assignment of Units and has received complete documentation of the assignment. Notwithstanding anything to the contrary contained herein, no Distributions shall be made in any calendar quarter with respect to Units repurchased by the Fund during such calendar quarter.

11.3 Governmental Restrictions.  No assignment, sale, transfer, exchange or other disposition of Units may be made except in compliance with the then applicable rules of any applicable governmental authority.

11.4 Non-Complying Transfers.  Any assignment, sale, exchange or other transfer in contravention of any of the provisions of this Article 11 shall be void and shall not bind or be recognized by the Fund.

11.5 Misrepresentation and Forfeit.  Subject to the discretion of the Manager, in the event a Holder who originally obtained Units in the Fund’s offering or any Assignee, Assignee of Record or substituted Member (i) misrepresented that he was a Citizen of the United States, or that it was not an IRA or Qualified Plan or purchasing on behalf of an IRA or Qualified Plan, or (ii) such person fails to remain a Citizen of the United States, or a subsequent transferee of Units is not or fails to remain a Citizen of the United States, then, if the Manager reasonably deems that the Fund will fail certain citizenship requirements with respect to its Portfolio Assets, or that such Holder’s status may cause the Fund’s assets to be deemed “plan assets” under ERISA, then the Holder of such Units may be required to forfeit such Units to the Fund and no longer be entitled to receive cash Distributions or allocations of the Fund or Fund reports and will no longer have voting privileges as a Holder of Units, although such Holder may realize proceeds upon the transfer of his Units to a person whose status does not conflict with the Fund’s restrictions on Unit ownership, which subsequent transferee would be entitled to the full economic benefits and other privileges attributable to such Units as an Assignee, Assignee of Record or substituted Member, as the case may be.

12.  SUBSTITUTED MEMBERS

12.1 Limitations on Substitution.  No Assignee shall have the right to become a substituted Member of the Fund in place of his assignor unless all of the following conditions are first satisfied:

12.1.1 A duly executed and acknowledged written instrument of assignment covering no less than 500 Units shall have been filed with the Fund, which instrument shall specify the number of Units being assigned and set forth the intention of the assignor that the Assignee succeed to the assignor’s interest as a substituted Member;

12.1.2 The assignor and Assignee shall have executed and acknowledged such other instruments as the Manager may deem necessary or desirable to effect such substitution, including the written acceptance and adoption by the Assignee of the provisions of this Agreement, as the same may be amended and his execution, acknowledgment and delivery to the Manager of a special power of attorney, the form and content of which are described herein;

12.1.3 The written consent of the Manager to such substitution shall have been obtained, the granting of which may be withheld by the Manager in its sole discretion, and any exercise of such discretion intended to preserve the tax consequences of Unit ownership shall presumptively be deemed reasonable;

12.1.4 A transfer fee not to exceed $100 shall have been paid to the Fund to cover all reasonable expenses connected with such substitution; and

12.1.5 The transfer and substitution complies with the provisions of Section 11.1 and 11.3 of this Agreement.

12.2 Consent to Admission.  By executing or adopting this Agreement, each Holder hereby consents to the admission of additional or substituted Holders by the Manager and to any Assignee becoming a substituted Holder, in accordance with the provisions herein.

12.3 Amendment of Agreement.  The Manager shall cause this Agreement to be amended to reflect the admission and/or substitution of Members at least once in each fiscal quarter.

13.  REPURCHASE OF UNITS

13.1 In the event a Holder ceases to be a United States Citizen for any reason whatsoever, he may be required, in the Manager’s discretion, to tender his Units to the Fund for repurchase as of the date of such event. The Fund will have the absolute right, but not the obligation, to purchase such Units at a price determined as provided in Section 13.2 below, in all cases determined as of the last day of the quarter prior to the fiscal quarter during which such Units are repurchased. If the Fund is unable, or for any reason it is not in the Fund’s best interests, to redeem such Units, such failure to redeem will not affect the forfeit of rights set forth in Section 11.5 by those Holders who have misrepresented their status or failed to maintain such status. IT SHOULD BE NOTED THAT THE FUND WILL NOT BE OBLIGATED TO PURCHASE UNITS FROM HOLDERS WHO CEASE TO BE UNITED STATES CITIZENS.

13.2 The Manager may otherwise use available Reserves to repurchase Units, in its sole discretion; provided, the Fund shall never be required to repurchase any Units; and, provided further, that any such repurchase shall not impair the capital of the Fund, or cause the Fund or any of its remaining Members to incur an adverse tax consequence as a result of such repurchase. If the Manager elects to repurchase Units, it may cause the Fund to repurchase Units on such terms as it deems appropriate under the circumstances and in the best interests of the Fund and the remaining Unit holders. It is the Fund’s intention that a voluntary repurchase would be for a repurchase price equal to the amount of the Capital Contribution made in connection with the original issue of the Units, less (i) the amount of Front End Fees allocable to that initial Capital Contribution, including the actual amount of retail selling commissions paid with respect to such original issuance, and (ii) the amount of all distributions paid by the Fund on the Units from the date of original issuance through the date of repurchase. The resulting price would then be adjusted by (i) increasing it by the amount of any book net income allocated to the Units prior to the repurchase, or (ii) reducing it by the amount of any book net loss allocated to the Units prior to the purchase. The Manager will limit the number of Units repurchased during any calendar year to one percent (1%) of the weighted average number of Units outstanding during the calendar year, or one-quarter of one percent (0.25%) per quarter. Should the Manager receive requests for the repurchase of a total number of Units that would exceed the foregoing limits, and elect to repurchase tendered Units, any repurchase will be done on a pro rata basis according to the number of Units submitted by each Unit holder for repurchase on or before the end of each calendar quarter and the total amount allocated by the Manager for the repurchase of Units that quarter. The Manager will not give any other priority to a repurchase request.

13.3 Upon the repurchase of any Units by the Fund, the repurchased Units shall be canceled and shall no longer be deemed to represent an interest in the Fund. The Manager shall cause this Agreement to be amended to reflect the change in the interests of the Holders (including the person whose Units were repurchased) in the Net Income, Net Loss and Distributions of the Fund at least once in each fiscal quarter.

13.4 Neither the Manager nor its Affiliates may request the Fund to repurchase any Units owned by them, except with respect to a pro rata repurchase pursuant to an offer available to all Holders on the same terms and conditions.

14.  BOOKS, RECORDS, ACCOUNTINGS AND REPORTS

14.1 Books of Account and Records.  The Manager shall, for income tax purposes, keep adequate books of account and records of the Fund wherein shall be recorded and reflected all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. The Fund’s books will be maintained on the accrual basis.

14.1.1 Such books of account and records shall include the following:

(i) A current list of the full name and last known business or residence address of each Member set forth in alphabetical order together with the Original Invested Capital, the Units held and the share in Net Income and Net Loss of each Member, which list shall be updated at least quarterly to reflect changes in the information contained therein;

(ii) A copy of the Articles of Organization and all amendments, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

(iii) Copies of the Fund’s federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

(iv) Copies of the original of this Agreement and all amendments;

(v) Financial statements of the Fund for the six most recent fiscal years; and

(vi) The Fund’s books and records for at least the current and past three fiscal years.

14.1.2 Such books of account and records shall be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during normal business hours and at any other reasonable time, free access to and the right to inspect and copy at their expense such books of account and all records of the Fund for any purpose reasonably related to the interest of the Member in the Fund, including, without limitation, matters relating to the Member’s voting rights under the Operating Agreement, and the exercise of the Member’s rights under federal proxy laws.

14.1.3 Upon the request of a Member for any purpose reasonably related to the interest of the Member in the Fund, including, without limitation, matters relating to the Member’s voting rights under the Operating Agreement, and the exercise of the Member’s rights under federal proxy laws, the Manager shall mail to such Member within ten days of the request a copy of the information described in Section 14.1.1(i), (ii) and (iv). The information described in Section 14.1.1(i) shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). The Fund may require payment of a reasonable charge for copy work.

14.1.4 If the Manager neglects or refuses to exhibit, produce or mail a copy of the information in Section 14.1.1(i) above as requested and required under this Agreement, the Manager shall be liable to the Member requesting the information for the costs, including attorneys’ fees, incurred by the Member for compelling production of the information and for actual damages suffered by the Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the information is to secure the list of Members or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the requesting person as a Member relative to the affairs of the Fund. The Manager may require that a Member requesting the information in Section 14.1.1(i) above represent that the list is not requested for a commercial purpose unrelated to the Member’s interest in the Fund. The remedies provided hereunder to Members requesting copies of the information in Section 14.1.1(i) above are in addition to, and shall not in any way limit, other remedies available to Members under federal law or the laws of any state. Furthermore, the Manager may defer the provision of such information unless and until the Manager reasonably determines that any such representations by the requesting party are in true and made in good faith. Furthermore, the Manager’s obligation to provide information pursuant to this Article 14 shall in no event require the Manager to disclose material non-public information in violation of applicable Federal securities laws nor to violate applicable privacy regulations governing disclosure of non-public personal information of Members or Assignees.

14.1.5 Subject to any change pursuant to Section 15.2.8, all books and records of the Fund shall be kept on the basis of an annual accounting period ending December 31, except for the final accounting period which shall end on the dissolution or termination of the Fund. All references herein to a “year of the Fund” are to such an annual accounting period, and all references to a Fund “quarter” shall refer to a calendar quarter unless and until such periods are changed by an amendment hereto. Accelerated methods of depreciation with respect to Fund assets and other elections available to the Fund may be used by the Fund for purposes of reporting federal or state income taxes.

14.2 Audited Annual Financial Statements.  The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense, financial statements (each of which shall include a balance sheet, statement of income or loss, statement of Members’ equity, and statement of cash flow) prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm. Such opinion shall also state that reported “Cash from Operations” is consistent with the definition of Cash from Operations herein. Copies of such statements and report shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund.

14.3 Other Annual Reporting.

14.3.1 The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense: (i) a statement of cash flow, (ii) Fund information necessary in the preparation of the Holders’ and Assignees’ federal income tax returns; (iii) a report of the business of the Fund, which shall include for each of the Portfolio Assets which individually represents at least 10% of the Fund’s total investment in Portfolio Assets as of the date of final investment of the Net Proceeds, a status report to indicate: (a) the condition of the Portfolio Asset, (b) how the Portfolio Asset is being used as of the end of the year (leased, operated, held for lease, repair, or sale), (c) the remaining term of any lease of the Portfolio Asset, (d) the projected use of Portfolio Asset for the next year (renewal of lease, re-lease, retirement, or sale), and (e) such other information relevant to the value or use of the Portfolio Asset as the Manager deems appropriate, including the method used as basis for valuation; (iv) a statement as to the compensation received by the Manager and its Affiliates from the Fund during the year, which statement shall set forth the services rendered or to be rendered by the Manager and its Affiliates and the amount of fees received; (v) a report identifying Distributions from: (a) Cash from Operations for that year, (b) Gross Revenues of prior years held in reserves, (c) Cash from Sales or Refinancing, and (d) Cash from Reserve Account and other sources; and (vi) a special report prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, containing an opinion of an independent certified public accounting firm, to report the breakdown of the costs reimbursed by the Fund to the Manager or its Affiliates. Such special report shall at a minimum provide: (a) a review of the time records of individual employees, the costs of whose services were reimbursed, and (b) a review of the specific nature of the work performed by each such employee. The additional costs of such special report shall be itemized by the auditors among all programs sponsored by the Manager and its Affiliates on a program-by-program basis and may be reimbursed to the Manager or its Affiliates to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for comparable services performed by independent parties in the same geographic location. Copies of the reports hereunder shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund; provided, however, that all Fund information necessary in the preparation of the Holders’ and Assignees’ federal income tax returns shall be distributed to each Holder and Assignee not later than 75 days after the close of each taxable year of the Fund.

14.3.2 The Manager will disclose (i) a per Unit estimated value, developed in a manner reasonably designed to ensure it is reliable, in the Fund’s periodic reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act; (ii) an explanation of the method by which the per Unit estimated value was developed; (iii) the date of the valuation; and (iv) in a periodic or current report filed pursuant to Section 13(a) or 15(d) of the Exchange Act within 150 days following the second anniversary of the Fund’s breaking escrow on the its minimum offering amount, and in each annual report thereafter, a per Unit estimated value: (a) based on valuations of the assets and liabilities of the Fund performed at least annually, by, or with the material assistance or confirmation of, a third-party valuation expert or service; (b) derived from a methodology that conforms to standard industry practice; and (c) accompanied by a written opinion or report by the Manager, delivered at least annually, that explains the scope of the review, the methodology used to develop the valuation or valuations, and the basis for the value or values reported. Prior to a date 150 days following the second anniversary of breaking escrow, the Fund’s periodic reports will reflect a per Unit estimated value reflecting the “Net Investment” per Unit, disclosed in the Fund’ most recent periodic or current report. “Net Investment” shall be based on the “amount available for investment” percentage in the “Estimated Use of Proceeds” section of the Prospectus at the maximum offering amount.

14.4 Quarterly Reports.  The Manager shall have prepared quarterly, at Fund expense, commencing with the first full quarter after the Closing Date: (i) a statement as to the compensation received by the Manager during such quarter from the Fund which statement shall set forth the services rendered or to be rendered by the Manager during such quarter from the Fund and the amount of fees received, and (ii) other relevant information. Copies of such statements shall be distributed to each Holder within 60 days after the end of each quarterly period.

14.5 Unaudited Quarterly Financial Statements.  The Manager shall have prepared, at Fund expense, a quarterly report covering each of the first three quarters of Fund operations in each calendar year, unaudited financial statements (each of which shall include a balance sheet, statement of income or loss for said quarterly period and statement of cash flows for said quarterly period) and a statement of other pertinent information regarding the Fund and its activities during the quarterly period covered by the report. Copies of such statements and other pertinent information shall be distributed to each Holder within 60 days after the close of the quarterly period covered by the report of the Fund.

14.6 Other Quarterly Reports.  The Manager shall have prepared, at Fund expense, after the end of each quarter in which Portfolio Assets are acquired and until the Net Proceeds are fully invested or returned to investors, a notice which shall describe therein: (i) a statement of the actual purchase price of the Portfolio Assets, including the terms of the purchase, (ii) a statement of the total amount of cash expended by the Fund to acquire such Portfolio Assets (including and itemizing all commissions, fees, expenses and the name of each payee), and (iii) a statement of the amount of proceeds in the Fund which remain unexpended or uncommitted. Copies of such notice shall be distributed to each Holder within 60 days after the end of such quarter. If deemed appropriate by the Manager such notice may be prepared and distributed to each Holder more frequently than quarterly.

14.7 Tax Returns.  The Manager, at Fund expense, shall cause income tax returns for the Fund to be prepared and timely filed with appropriate authorities.

14.8 Governmental Reports.  The Manager, at Fund expense, shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Holder shall be provided with a copy of any such report upon request without expense to him.

14.9 Maintenance of Suitability Records.  The Manager, at Fund expense, shall maintain for a period of at least six years, a record of the information obtained to indicate that a Holder meets the suitability standards set forth in the Prospectus.

15.  RIGHTS, AUTHORITY, POWERS AND RESPONSIBILITIES OF THE MANAGER.

15.1 Services of the Manager.  The Manager shall be responsible for providing the following services to the Fund:

15.1.1 Supervising the organization of the Fund and the offering and sale of Units;

15.1.2 Supervising Fund management, which includes (i) establishing policies for the operation of the Fund; (ii) causing the Fund’s agents or employees to arrange for the provision of services necessary to the operation of the Fund (including Portfolio Assets management and investor, accounting and legal services, and services relating to Distributions and reporting by the Fund); (iii) approving actions to be taken by the Fund; (iv) providing advice, consultation, analysis and supervision with respect to the functions of the Fund as an owner of the Portfolio Assets (including, without limitation, decisions regarding adjustments to rental schedules, the sale or disposition of Portfolio Assets and compliance with federal, state and local regulatory requirements and procedures); (v) executing documents on behalf of the Fund; (vi) having a fiduciary responsibility for the safekeeping and use of all cash and other assets of the Fund, whether or not in the Manager’s immediate possession or control; and (vii) making all decisions as to accounting matters; and

15.1.3 Approval of the terms of the sale or other disposition of Portfolio Assets, including establishing the terms for and arranging any such transaction.

15.2 Authority of the Manager.  The conduct of the Fund’s business shall be controlled solely by the Manager in accordance with this Agreement. The Manager shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund, whether or not in its immediate possession or control, and shall have all authority, rights and powers conferred by law and those required or appropriate to the management of the Fund business which, by way of illustration but not by way of limitation, shall, subject only to the provisions of Section 15.4, include the right, authority and power:

15.2.1 To acquire, lease, sell, hold and dispose of Portfolio Assets, interests therein or appurtenances thereto, as well as personal or mixed property connected therewith, including the purchase, lease, improvement, maintenance, exchange, trade or sale of such Portfolio Assets, at such price, rental or amount, for cash, securities (in compliance with appropriate securities regulations) or other property, and upon such terms, as the Manager deems in its sole discretion, to be in the best interest of the Fund.

15.2.2 To place record title to, or the right to use Fund assets in, the name or names of a nominee or nominees, trustee or trustees for any purpose convenient or beneficial to the Fund;

15.2.3 To acquire and enter into any contract of insurance which the Manager deems necessary or appropriate for the protection of the Fund and the Manager, for the conservation of Fund assets, or for any purpose convenient or beneficial to the Fund;

15.2.4 To employ Persons in the operation and management of the business of the Fund including, but not limited to, supervisory managing agents, insurance brokers, real estate, equipment and lease brokers and Persons to perform, on behalf of the Fund, the activities enumerated in Section 15.2.1, on such terms and for such compensation as the Manager shall determine, subject, however, to the limitations with respect thereto as set forth in Article 8; provided that no Person is employed to provide duplicative services; and provided further that agreements with the Manager or its Affiliates for the services set forth in Article 8 shall contain the terms and limitations as to fees and expenses as set forth in said Article 8 and any of such agreements shall be terminable immediately upon dissolution of the Fund under Section 19.1;

15.2.5 To prepare or cause to be prepared reports, statements and other relevant information for distribution to Holders, as provided in Article 14 and as they otherwise deem appropriate;

15.2.6 To open accounts and deposit and maintain cash and assets in the name of the Fund in banks or savings and loan associations; provided, however, that the Fund’s cash and other assets shall not be commingled with the assets of any other Person;

15.2.7 To cause the Fund to make or revoke any of the elections referred to in the Code;

15.2.8 To select as the Fund’s accounting year a calendar year or such fiscal year as approved by the Service;

15.2.9 To determine the appropriate accounting method or methods to be used by the Fund;

15.2.10 To offer and sell Units in the Fund directly or through any licensed Affiliate of the Manager or nonaffiliate and to employ personnel, agents and dealers for such purpose;

15.2.11 To amend this Agreement to reflect the addition or substitution of Holders, the reduction of capital accounts upon the return of capital to Members or the change in the interests of the Holders in the Net Income, Net Loss and Distributions of the Fund after the repurchase of Units;

15.2.12 To require in all Fund obligations that the Manager shall not have any personal liability thereon but that the Person contracting with the Fund is to look solely to the Fund and its assets for satisfaction of such obligations; and in the event that the Manager has personal liability with respect to any such obligation, the Manager may require satisfaction of any such liability prior to satisfaction of obligations with respect to which the Manager has no personal liability; provided, however, that the inclusion of the aforesaid provisions shall not materially affect the cost of the service or material being supplied and all Fund obligations are satisfied in accordance with prudent business practices as to the time and manner of payment;

15.2.13 To execute and file certificates of amendment and cancellation of the articles of organization, and certificates of dissolution of the Fund;

15.2.14 Subject to the provisions of Article 10, to determine the amount of Cash from Operations and Cash from Sales or Refinancing used to purchase additional Portfolio Assets and to make Distributions;

15.2.15 To purchase Portfolio Assets in its own name, the name of an Affiliate or in the name of a nominee, a trust or a corporation or otherwise and hold title thereto on a temporary or interim basis (generally not in excess of six months) for the purpose of facilitating the acquisition of such Portfolio Assets or completion of manufacture of the Portfolio Asset, or any other purpose related to the business of the Fund; provided, however that: (i) the transaction is in the best interest of the Fund; (ii) such Portfolio Asset is purchased by the Fund for a purchase price no greater than the cost of such Portfolio Asset to the Manager or Affiliate (including any out-of-pocket carrying costs), except for compensation permitted by this Agreement; (iii) there is no difference in interest terms of the loans secured by the Portfolio Asset at the time acquired by the Manager or Affiliate and the time acquired by the Fund; (iv) there is no benefit arising out of such transaction to the Manager or its Affiliate apart from the compensation otherwise permitted by this Agreement; and (v) all income generated by, and all expenses associated with, Portfolio Assets so acquired shall be treated as belonging to the Fund; and, in order to effect an orderly liquidation of the Fund’s assets in its liquidation stage, to cause the Fund to sell Portfolio Assets to a liquidating trust, or to the Manager or an Affiliate (other than another investor program), either in its own name, or as a trustee of a liquidating trust, provided that, in any sale to the Manager or an Affiliate, all of the following conditions have been met: (vi) the Fund has obtained, at its cost, two independent appraisals of the fair market value of the Portfolio Assets to be sold; (vii) the sales price of the Portfolio Assets is at least equal to the average of the two appraised values; (viii) the original cost of the Portfolio Assets sold pursuant to this provision does not represent in excess of 10% of the original cost of all Portfolio Assets acquired by the Fund during the term of the Fund; (ix) such sale is effected in the best interests of the Fund and its Members for purposes of facilitating liquidation; and (x) the Portfolio Assets so sold are not resold to another investor program sponsored by the Manager or its Affiliates.

15.2.16 Subject to Sections 15.4.21 and 15.4.22, to borrow money and, if security is required therefor, to mortgage or subject any Portfolio Assets to any other security device, to obtain replacements of any mortgage or other security device, and to prepay, in whole or in part, refinance, increase, modify, consolidate or extend any mortgage or other security device, all of the foregoing at such terms and in such amounts as the Manager, in its sole discretion, deems to be in the best interests of the Fund;

15.2.17 To invest (i) the Gross Proceeds or Net Proceeds temporarily prior to investment in Portfolio Assets, (ii) other funds of the Fund prior to the investment in Portfolio Assets or the distribution to Holders and (iii) the Fund’s capital reserves, in short-term, highly liquid investments where there is appropriate safety of principal;

15.2.18 In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the Manager, without the consent of any of the Holders

(i) to add to the representations, duties or obligations of the Manager or its Affiliates, or surrender any right or power granted to the Manager or its Affiliates herein, for the benefit of the Holders;

(ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement provided that no amendment hereunder will change the voting rights of Holders;

(iii) to delete or add any provision of this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or by a state “Blue Sky” administrator or similar such official, which addition or deletion is deemed by such staff or official to be for the benefit or protection of all Holders; or

(iv) to amend the provisions of Article 10 of this Agreement relating to the allocations of Net Income, Net Loss and Distributions among Members or any other provisions hereof if the Fund is advised at any time by the Fund’s accountants or legal counsel that the allocations or such other provisions set forth in this Agreement are unlikely to be respected, either because of promulgation of Regulations under Sections 704 or 706 of the Code or other developments in the law, but only to the minimum extent necessary in accordance with such advice of accountants and/or counsel to cause such provisions of this Agreement to be respected. Such amendment or amendments made by the Manager in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the fiduciary obligation of the Manager to the Fund and the Holders, and no such amendment or amendments shall give rise to any claim or cause of action by any Holder.

15.2.19 To execute, acknowledge and deliver any and all instruments to effectuate the foregoing, and to take all such action in connection therewith as the Manager shall deem necessary or appropriate.

15.3 General Powers and Fiduciary Duty.  The Manager shall, except as otherwise provided in this Agreement, have all the rights and powers and shall be subject to all the restrictions and liabilities provided for the manager of a limited liability company under the California Act. Notwithstanding any other provision of this Agreement, in no event may the Manager modify or compromise, by contract or otherwise, its fiduciary duty to the Fund or the Holders, whether such duty is imposed under the common law or by statute.

15.4 Limitations on Manager’s Authority.  Neither the Manager nor any Affiliate shall have the authority to:

15.4.1 Enter into contracts with the Fund which would bind the Fund after the expulsion, adjudication of bankruptcy or insolvency of a Manager, or continue the business of the Fund with Fund assets after the occurrence of such an event;

15.4.2 Grant to the Manager or any Affiliate an exclusive listing for the sale of Fund assets, including Portfolio Assets;

15.4.3 Sell Substantially All of the Assets in a single sale, or in multiple sales in the same twelve-month period, except in the orderly liquidation and winding up of the business of the Fund in the ordinary course of business in accordance with the plan of liquidation disclosed in its Prospectus, or upon its termination and dissolution;

15.4.4 Pledge or encumber Substantially All of the Assets in a single transaction or in multiple transactions in the same twelve-month period other than in connection with the acquisition or improvement of assets or the refinancing of existing obligations;

15.4.5 Alter the primary purpose of the Fund as set forth in Article 3;

15.4.6 Receive from the Fund a rebate or give-up or participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement, nor shall any such person permit any reciprocal business arrangement which would circumvent the restrictions herein against dealing with the Manager and its Affiliates;

15.4.7 Sell or lease any Portfolio Assets to any entity in which a Manager or any Affiliate has an interest, other than a joint venture or similar program which complies with the conditions set forth in Section 15.4.8 hereof or in a transaction that complies with the conditions set forth in Section 15.2.15;

15.4.8 Cause the Fund to invest in any program, partnership or other venture unless: (i) the other Member or joint owner is not a Manager (but it may be an Affiliate of a Manager, provided the Affiliate is formed and operated for the primary purpose of investment in and operation of or gain from similar Portfolio Assets, and has substantially identical investment objectives to those of the Fund); (ii) such joint venture owns and operates particular Portfolio Assets and the Fund or the Fund and Affiliate, as the case may be, acquire the controlling interest in such partnership, or joint venture; (iii) the agreement of joint venture does not authorize the Fund to do anything as a Member or joint venturer with respect to the Portfolio Assets which the Fund, or a Manager, could not do directly because of the provisions of this Agreement; (iv) the Fund’s investment is on substantially the same terms and conditions as the investment of any Affiliate; (v) no compensation (other than as provided for by this Agreement) is received in connection therewith by the Manager or any of its Affiliates, there are no duplicate fees and such investment shall not result in the impairment, abrogation or circumvention of any of the terms or provisions of this Agreement; (vi) the joint venture is in the best interest of both co-venturers; and (vii) in joint venture arrangements with an Affiliate of a Manager, if all of the following additional conditions are met: the compensation of the Manager is substantially identical to that received by the sponsor of such Affiliate, the Fund has a right of first refusal to buy, if such Affiliate wishes to sell, Portfolio Assets held in the joint venture, and the joint venture is established either for the purpose of effecting appropriate diversification of the Fund’s investment portfolio or for the purpose of relieving the Manager or its Affiliates or nominees from a commitment entered into pursuant to Section 15.2.15 of this Agreement; for the purposes of this Section, a controlling interest shall include: (1) ownership of more than 50% of the venture’s capital or profits; or (2) provisions in the venture agreement giving the Fund, or the Fund and an Affiliate, as the case may be, effective control;

15.4.9 Except as provided in the Sections 15.2.15, 15.4.7 and 15.4.8, purchase or lease Portfolio Assets from the Fund or sell or lease Portfolio Assets to the Fund;

15.4.10 Cause the Fund to loan any funds or property to any Manager or Affiliate of a Manager;

15.4.11 Cause the Fund to borrow from any of the Manager or its Affiliates on terms which provide for interest, financing charges or fees in excess of the amounts charged by unrelated lending institutions on comparable loans for the same purpose, or in excess of the lender’s cost of funds, or, in any event, to cause the Fund to obtain “permanent financing” (defined as financing with a term in excess of 12 months) from any such Person;

15.4.12 Cause the Fund to exchange Units for property other than cash;

15.4.13 Do any action in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Fund;

15.4.14 Confess a judgment against the Fund in connection with any threatened or pending legal action;

15.4.15 Possess any Portfolio Assets or assign the rights of the Fund in specific Portfolio Assets for other than a Fund purpose;

15.4.16 Admit a Person as a Manager except with the consent of the Holders as provided in Article 17 hereof;

15.4.17 Perform any act (other than an act required by this Agreement or any act taken in good faith reliance upon counsel’s opinion) which would, at the time such act occurred, subject any Holder to liability as a Manager in any jurisdiction;

15.4.18 Reinvest any cash flow of the Fund after the end of the Reinvestment Period other than to invest in Portfolio Assets pursuant to commitments entered into prior to the expiration of the Reinvestment Period or in Portfolio Assets to be acquired in connection with other Portfolio Assets under an existing lease, or reinvest in any Portfolio Assets during the Reinvestment Period unless such reinvestment is effected for all Holders on the same terms and is otherwise in compliance with Section 10.7 hereof;

15.4.19 Invest any of the Gross Proceeds in Portfolio Assets which are non-income producing;

15.4.20 Employ, or permit any Person to employ, the funds or assets of the Fund in any manner except for the exclusive benefit of the Fund; this provision shall not prohibit the Manager from causing Fund cash or assets to be deposited in a separate Fund account with a bank or other financial institution which aggregates all funds held on behalf of the Manager and its Affiliates in calculating qualifying balances for purposes of discounts on service charges or other account benefits, provided that the Fund benefits on a pro rata basis from any such discounts or other favorable terms, and, provided further, that no creditor of any party other than the Fund shall have any recourse to funds held in the Fund’s separate account;

15.4.21 Incur any indebtedness wherein the lender will have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profit, capital or property of the Fund other than as a secured creditor; or incur any indebtedness specifically for the purpose of funding operating distributions, provided however that the Fund may enter into refinancing transactions with respect to its Portfolio Assets and distribute net proceeds from any such refinancing to the extent consistent with its investment objectives;

15.4.22 Incur aggregate Fund borrowings which, as of the date of the final investment of the Net Proceeds and, thereafter, on the date any subsequent indebtedness is incurred, are in excess of 50% of the purchase price of all Portfolio Assets on a combined basis. “Purchase price” for purposes of this Section shall mean the sum of the cash down payment and any indebtedness incurred in connection with the acquisition of a Portfolio Asset by the Fund, or to which the Portfolio Asset is taken subject, plus any Acquisition Fees paid, but does not include loan points, prepaid interest, or other prepaid expenses;

15.4.23 Commingle Fund cash or assets with those of any other Person;

15.4.24 Except as otherwise provided herein, cause the Fund to enter into any transaction with any other partnership in which a Manager or any of its Affiliates have an interest, including, but not limited to, any transaction involving the sale, lease or purchase of any Portfolio Asset to or from the Fund, the rendering of services to or from the Fund, or the lending of any monies or other property to or from the Fund;

15.4.25 Directly or indirectly pay or award any finder’s fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchaser regarding the purchase of Units; provided, however, that the Manager shall not be prohibited from paying the normal sales commissions payable to a registered broker-dealer or other properly-licensed Person for selling Units;

15.4.26 Operate the Fund in such a manner as to have the Fund classified as an “investment company” for purposes of the Investment Company Act of 1940;

15.4.27 Except as provided herein, invest any of the Gross Proceeds in units of limited partnership interest, junior mortgages or deeds of trust, or other similar instruments or obligations;

15.4.28 Cause the Fund to enter into any agreements with a Manager or any Affiliate of a Manager which are not subject to termination without penalty by either party upon not more than 60 days’ written notice, except for agreements which comply with the provisions of Section 15.2.15 or those which comply with the provisions of Section 15.4.8 and relate to the purchase of Portfolio Assets by the Fund and an Affiliate as joint venturers;

15.4.29 Cause the Fund to acquire any single Portfolio Asset that has a contract purchase price in excess of $3,000,000, unless prior to final funding of the acquisition it obtains an appraisal of the Portfolio Asset from a qualified independent third party appraiser, including a future value appraisal of any equipment acquired as a Portfolio Asset;

15.4.30 Cause the Fund to invest cash in an aggregate amount in excess of $30,000,000 in Portfolio Assets leased to a single lessee.

15.5 Limitation on Manager’s Liability.  The Manager shall have no personal liability for the repayment of the Original Invested Capital of any Holder or to repay the Fund any portion or all of any negative balance in its Capital Account. The return of Original Invested Capital will be dependent on the Fund’s ability to generate distributions to Unit Holders. Notwithstanding the foregoing, this provision shall not limit the Manager’s liability for any loss or damage incurred by it by reason of any act performed or omitted to be performed by it when acting in connection with the business of the Fund for which the Manager is not entitled to indemnification as provided in Article 20 hereof.

15.6 Tax Matters Partner and Partnership Representative.  The Manager is hereby designated as the “Tax Matters Partner” in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given therein, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to settle any audits without the consent of Members. Beginning on January 1, 2018, the Manager shall be designated the “Partnership Representative” under the provisions of Section 6223 of the Code as in effect pursuant to the Bipartisan Budget Act of 2015 and as may thereafter be amended (the “Audit Provisions”) and shall take any action required under the Audit Provisions and/or Regulations thereunder to designate itself the Partnership Representative. In addition, in the event of any final partnership adjustment occurring under the Audit Provisions, unless the Consent of Unit holders holding in excess of 50% of the outstanding Units is obtained for acting otherwise, the Fund shall timely elect to utilize the alternative procedure described in Section 6226 of the Code (as modified by the Bipartisan Budget Act of 2015 and as may thereafter be amended). The Partnership Representative shall provide the Internal Revenue Service and each affected Unit holder with such information as is required by the Audit Provisions and/or Regulations thereunder. Each Person which is a Unit holder of the Fund at any time during the Fund’s term agrees to cooperate with the Fund in utilizing the procedures under Section 6226 of the Code, whether or not such Person is a Unit holder at the time of a final partnership adjustment. For purposes of clarity, to the extent permitted by the Code and Treasury Regulations in effect at the time, the Manager, in its capacity as Partnership Representative shall, at a minimum, have the powers granted to the Tax Matters Partner under this Section 15.6, and any such broader powers as may be granted by the Audit Provisions.

The designations made in this paragraph are hereby consented to by each Member as an express condition to becoming a Member. The Fund hereby indemnifies the Manager from and against any damages or losses (including attorney’s fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner or Partnership Representative, subject to the same conditions under which indemnification is provided the Manager in Article 20 hereof.

15.7 Minimum Investment in Equipment/Maximum Front-End Fees.  The Manager must commit not less than 85.875% of the Gross Proceeds to Investment in Equipment, with the balance thereof available to pay Organization and Offering Expenses and Front End Fees, however designated. Under the North American Securities Administrators Association, Inc. (“NASAA”) Statement of Policy concerning Equipment Programs in effect as of the initial effective date of the Fund’s Registration Statement on Form S-1 for the initial public offering of its Units (referred to herein as the “NASAA Guidelines”), the Fund is required to commit a minimum percentage of the Gross Proceeds to Investment in Equipment, which shall be deemed to be Portfolio Assets for the purposes of this Agreement, calculated as the greater of: (i) 80% of the Gross Proceeds reduced by 0.0625% for each 1% of indebtedness encumbering the Fund’s Portfolio Assets; or (ii) 75% of such Gross Proceeds. The maximum amounts to be paid under the terms of this Agreement are subject to the application of the Asset Management Fee Limit provided in Section 8.3, which limits the annual amount payable to the Manager and its Affiliates as the Asset Management Fee and the Carried Interest to an aggregate not to exceed the maximum amount of fees that would be payable to the Manager under specified provisions of the NASAA Guidelines. Upon completion of the offering of Units, final commitment of Net Proceeds to acquisition of Portfolio Assets and establishment of final levels of permanent portfolio debt encumbering such Portfolio Assets, the Manager shall calculate the maximum carried interest and promotional interest payable to the Manager and its Affiliates under the NASAA Guidelines and compare such total permitted fees to the total of the Asset Management Fee and Carried Interest. If and to the extent that the fees exceed the Asset Management Fee Limit provided in Section 8.3, the fees payable to the Manager and its Affiliates shall be reduced as described herein. In such event, Section 8.3 of this Agreement shall be amended immediately to reduce the amounts calculated as the Carried Interest by an amount sufficient to cause the total of such compensation to comply with the limitations in the NASAA Guidelines on the aggregate of promotional interests and carried interests. A comparison of the Front End Fees actually paid by the Fund and the NASAA Guideline maximums fixed as set forth above shall be repeated, and any required adjustments shall be made, at least annually thereafter.

15.8 Reliance on Manager’s Authority.  The Manager shall conduct the business of the Fund, devoting such time thereto as it, in its sole discretion, shall determine to be necessary to manage the Fund business and affairs in an efficient manner. Any Person dealing with the Fund or the Manager may rely upon a certificate signed by the Manager as authority with respect to: (i) the identity of the Manager or any Holder hereof; (ii) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Manager or are in any other manner germane to the affairs of the Fund; (iii) the Persons who are authorized to execute and deliver any instrument or document on behalf of the Fund; or (iv) any act or failure to act by the Fund as to any other matter whatsoever involving the Fund or any Members.

16.  RIGHTS, POWERS AND VOTING RIGHTS OF THE MEMBERS

16.1 Limitation on Member Authority.  Members shall take no part in the control, conduct or operation of the Fund and shall have no right or authority to act for or bind the Fund except as expressly provided herein.

16.2 Voting Rights.  Members shall have the right, by the vote of Members who own more than 50% of the total outstanding Units entitled to vote (a “majority-in-interest”), and without the necessity of concurrence by the Manager, to approve the following matters affecting the basic structure of the Fund:

16.2.1 Removal or withdrawal of a Manager;

16.2.2 Subject to the further requirements of Article 17, continuation of the Fund and election of a successor Manager upon the termination of a Manager;

16.2.3 Termination and dissolution of the Fund;

16.2.4 Amendment of this Agreement, provided such amendment is not for any of the purposes set forth in Sections 16.4 or 16.5, and provided, further, that the Members shall have the right to approve or disapprove by separate vote each proposed amendment to this Agreement;

16.2.5 The pledge or granting of a security interest in, or sale of, Substantially All of the Assets in a single transaction, or in multiple transactions in the same twelve-month period, except to the extent the Manager is permitted to do so in the ordinary course of business or liquidation as provided in Section 15; and

16.2.6 The extension of the term of the Fund.

16.3 Voting Procedures.  In any vote of the Members, each Member shall be entitled to cast one vote for each Unit which he owns as of the designated record date. Notwithstanding any other provision of this Agreement, any Units held by a Manager or an Affiliate of a Manager will not be entitled to vote, and will not be considered to be “outstanding” Units for purposes of any vote, upon matters which involve a conflict between the interests of such Manager and the Fund, including, but not limited to, any vote on the proposed removal or withdrawal of such Manager or on any proposed amendment to this Agreement which would expand or extend the rights, authorities or powers of such Manager.

16.3.1 Meetings of the Members to vote upon any matters as to which the Members are authorized to take action under this Agreement, as the same may be amended from time to time, may be called at any time by the Manager or by one or more Members holding more than 10% of the outstanding Units by delivering written notice, either in person or by registered mail, of such meeting to the Manager. Promptly, but in any event within 10 days following receipt of such request, the Manager shall cause a written notice, either in person or by certified mail, to be given to the Members entitled to vote at such meeting, which notice shall state that a meeting will be held at the time and place specified in the request, or, if none, at a time and place fixed by the Manager which is to be convenient to the Members as a group, and which is not less than 15 days nor more than 60 days after the mailing of the notice of the meeting; provided, however, that such maximum period for the giving of notice and the holding of meetings may be extended for an additional 60 days if such extension is necessary to obtain the qualification with the California Commissioner of Corporations of the matters to be acted upon at such meeting, the clearance by the Securities and Exchange Commission or other appropriate governing agency of the solicitation materials to be forwarded to Members in connection with such meeting or any other administrative authorizations which may be required. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Members and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Fund.

16.3.2 In order to establish the Members of record entitled to act upon matters by vote or written consent, the Manager or Members holding more than 10% of the Units may fix in advance a record date (the “Record Date”) which is not more than 60 nor less than 10 days prior to the date of the meeting or the date upon which written consents are to be delivered. If no Record Date is fixed in the notice of meeting or action by written consent, the Record Date shall be deemed to be at the close of business on the business day next preceding the date on which notice is given. A new Record Date shall be fixed if a meeting is adjourned for more than 45 days from the date set for the original meeting.

16.3.3 Upon adjournment of a meeting to another time or place, notice of the new time or place shall be announced at the meeting at which adjournment is taken. If the adjournment is for more than 45 days or if, after the adjournment, a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

16.3.4 Personal presence of the Members at a meeting shall not be required, provided that sufficient Units are represented at the meeting, by Members appearing in person and/or by duly executed proxies, to take any action proposed for a vote at such meeting. Attendance by a Member at any meeting and voting in person shall revoke any proxies of such Member submitted with respect to action proposed to be taken at such meeting. Submission of a later proxy with respect to any action shall revoke an earlier one as to such action. Only the votes, whether in person or by proxy, of Members holding Units as of the Record Date established for such meeting shall be counted.

16.3.5 Any matter as to which the Members are authorized to take action under this Agreement or under law may be taken by the Members without a meeting and shall be as valid and effective as action taken by the Members at a meeting duly assembled, if written consents to such action by the Members are (i) signed by the Members entitled to vote upon such action at a meeting who held, as of the Record Date for such actions, the number of Units required to authorize such action and (ii) delivered to the Manager as of the date set for such action. Any action taken without a meeting shall be effective 15 days after the required minimum number of Members have signed the consent and shall be effective immediately if the Manager and Members holding at least 90% of the outstanding Units as of the Record Date have signed the consent.

16.3.6 In the event that there shall be no Manager, the Members may take action without a meeting by the written consent of Members having the requisite voting power of the Members entitled to vote.

16.4 Limitations on Member Rights.  No Holder shall have the right or power to: (i) withdraw or reduce his contribution to the capital of the Fund except as a result of the repurchase of the Units as provided in Article 13, the dissolution of the Fund or as otherwise provided by law, (ii) bring an action for partition against the Fund, (iii) cause the termination and dissolution of the Fund by court decree or otherwise, except as set forth in this Agreement, or (iv) demand or receive property other than cash in return for his contribution. No Holder shall have priority over any other Holder either as to the return of contributions of capital or as to Net Income, Net Loss or Distributions. Other than upon the termination and dissolution of the Fund as provided by this Agreement there has been no time agreed upon when the contribution of each Holder may be returned.

16.5 Limitations on Power to Amend Agreement.  Except as provided in Section 15.2.18, and notwithstanding anything to the contrary contained in this Agreement, this Agreement may not, without the consent of each of the Members who would be adversely affected thereby, be amended to:

16.5.1 Convert a Holder into a Manager;

16.5.2 Modify the limited liability of a Holder;

16.5.3 Alter the interest of any Member in Net Income, Net Loss or Distributions; or

16.5.4 Affect the status of the Fund as a partnership for federal income tax purposes.

16.6 Member List.  Upon the written request of a Member and for any non-commercial purpose reasonably related to the exercise of rights under this Agreement, the Manager will furnish to such Member or his representative, at his expense, a list containing the name and address of, and the Units held of record by, each Member, as provided in Section 14.1.3.

16.7 Dissenters’ Rights and Limitations on Mergers and Roll-ups.

16.7.1 Any proposal that the Fund enter into a Roll-Up will require approval by Members of not less than 90% of the outstanding Units. Members who dissent with respect to a Roll-Up proposal will have the rights of a dissenting Member as provided under Sections 15679.1 through 15679.14 of the California Act. The Fund shall not reimburse the sponsor of a proposed Roll-Up for the costs of its proxy contest or any other costs of the transaction in the event the Roll-Up is not approved by the Members as provided herein.

16.7.2 In connection with a proposed Roll-Up, an appraisal of all Fund assets shall be obtained from a competent, independent expert (defined as a Person with no current material or prior business or personal relationship with the Manager or its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Fund, and who is qualified to perform such work). If the appraisal will be included in a Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an Exhibit to the Registration Statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Fund assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Fund’s assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Fund assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Fund and its Holders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Holders in connection with a proposed Roll-Up transaction.

16.7.3 In connection with a proposed Roll-Up, the Person sponsoring the Roll-Up transaction shall offer to Holders who vote “no” on the proposal the choice of:

(a) accepting the securities offered in the proposed Roll-Up transaction; or

(b) one of the following:

(i) remaining as Holders in the Fund, and preserving their interests therein on the same terms and conditions as existed previously; or

(ii) receiving cash in an amount equal to the Holders’ pro-rata share of the appraised value of the net assets of the Fund.

16.7.4 The Fund shall not participate in any proposed Roll-Up transaction which would result in Holders having democracy rights which are less than those provided for under this Agreement. If the resulting entity is a corporation, the voting rights of Holders shall correspond to the voting rights provided for in this Agreement to the greatest extent possible.

16.7.5 The Fund shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the entity). The Fund shall not participate in any proposed Roll-Up transaction which would limit the ability of a Holder to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the number of Units held by that Holder.

16.7.6 The Fund shall not participate in any proposed Roll-Up Transaction in which Holders’ rights of access to the records of the Roll-Up Entity will be less than those provided for under this Agreement.

17.  TERMINATION OF A MANAGER AND TRANSFER OF THE MANAGER’S INTEREST

17.1 Removal or Withdrawal.  The following conditions shall govern the voluntary withdrawal or removal of the Manager:

17.1.1 The Manager may not voluntarily withdraw from the Fund without the approval of Members holding more than 50% of the total outstanding Units entitled to vote.

17.1.2 The Manager may be removed upon a vote of Holders owning more than 50% of the total outstanding Units entitled to vote. Written notice of removal of the Manager shall be served either by certified or by registered mail, return receipt requested, or by personal service. Such notice shall set forth the date upon which the removal is to become effective.

17.2 Other Terminating Events.  In the event of the adjudication of bankruptcy, filing of a certificate of dissolution, death or adjudication of insanity or incompetency of the Manager (each of such events, as well as removal, resignation and withdrawal of a Manager, being herein referred to as a “Terminating Event”), the Fund shall be dissolved and shall be liquidated under the provisions of Article 19, subject to the provisions of Section 17.3.

17.3 Election of Successor Manager; Continuation of Fund Business.  The following provisions shall govern the election of a successor Manager and continuation of the business of the Fund upon the occurrence of a Terminating Event with respect to a Manager (the “Retiring Manager”):

17.3.1 If at the time of a Terminating Event the Fund has one or more Managers other than the Retiring Manager, any remaining Manager or a majority-in-interest of the Members may elect, within 90 days thereafter, to continue the Fund business, in which case the Fund shall not dissolve. So long as there is at least one remaining Manager which so elects, or if a majority-in-interest of the Members so elect and a remaining Manager does not so elect, any remaining Manager which is not willing to elect to continue the Fund business will be deemed to have been removed from the Fund by vote of the Members.

17.3.2 If at the time of a Terminating Event the Retiring Manager is the sole remaining Manager, the Fund shall be dissolved unless a majority-in-interest of the Members elect to continue the Fund business. In the event of such election, the Fund business may be continued if the Members making such election, within 90 days after the occurrence of the Terminating Event, elect a successor Manager and continue the Fund’s business on the same terms and conditions as are contained herein, but with a name which does not include or in any way refer to the name of any Retiring Manager.

17.4 Admission of Successor or Additional Manager.  The following conditions shall be satisfied before any Person shall become a successor Manager or an additional Manager:

17.4.1 Such Person shall have been elected in accordance with Section 17.3 or 17.6;

17.4.2 Such Person shall have accepted and agreed to be bound by all the terms and provisions of this Agreement;

17.4.3 If such Person is a corporation, it shall have provided the Fund with evidence satisfactory to counsel for the Fund of its authority to become a Manager and to be bound by this Agreement; and

17.4.4 Any amendments and filings required or appropriate under the California Act shall have been made.

17.5 Effect of a Terminating Event.  Upon the occurrence of a Terminating Event, the following provisions shall be applicable:

17.5.1 The Retiring Manager shall immediately cease to be a Manager and shall not have any right to participate in the management of the affairs of the Fund or to receive any fees under this Agreement not already paid or earned; provided, however, that the Retiring Manager shall receive all amounts then accrued and payable by the Fund and shall be, and shall remain, liable as a Manager for all obligations and liabilities incurred by the Fund prior to the effective date of the Terminating Event, but shall be free from any obligation or liability incurred on account of the activities of the Fund from and after such time.

17.5.2 If the business of the Fund is continued, as aforesaid, the Retiring Manager shall be entitled to receive from the Fund the then present fair market value of its interest in the Fund, determined by agreement of the Retiring Manager and the remaining or new Managers, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of such arbitration shall be borne equally by the Fund and the Retiring Manager, and such arbitration shall be conducted in San Francisco, California unless otherwise agreed by both parties. The Fund shall forthwith pay to the Retiring Manager an amount equal to the then present fair market value of the interest so determined. If the Retiring Manager has voluntarily withdrawn from the Fund, payment shall be in the form of a non-interest bearing unsecured promissory note with principal payable, if at all, out of distributions the Retiring Manager would otherwise have received under this Agreement had such Manager not been terminated. If the Retiring Manager has been terminated involuntarily, the payment shall be in the form of an interest bearing promissory note payable in equal annual installments over a term of not less than five years. Such payment when made shall constitute complete and full discharge of all amounts to which the Retiring Manager is entitled in respect to such interest.

17.5.3 All executory contracts between the Fund and the Retiring Manager or any Affiliate thereof (unless such Affiliate is also an Affiliate of the remaining or new Manager or Members) may be terminated by the Fund effective upon written notice to the party so terminated. The Retiring Manager or any Affiliate thereof (unless such Affiliate is also an Affiliate of the remaining or new Manager or Members) may also terminate and cancel any such executory contract effective upon 60 days’ prior written notice of such termination and cancellation given to the remaining or new Manager or Members, if any, or to the Fund.

17.6 Election of Additional Manager.  Members owning in excess of 50% of the outstanding Units may at any time and from time to time elect an additional Manager, and, upon satisfaction of the conditions set forth in Section 17.4, the Person so elected shall be admitted as an additional Manager. Admission of an additional Manager shall not cause dissolution of the Fund.

17.7 Assignment or Transfer of Manager’s Interest.  The Manager may not transfer its interest as a Member in, or as the Manager of, the Fund without the consent of Members owning in excess of 50% of the total outstanding Units, unless such a transfer is by means of a merger with or into an entity which succeeds to all of the assets of the Manager and of which at least 80% of the voting and beneficial interest is controlled by Persons controlling 80% or more of the voting and beneficial interest of the assigning Manager. Any entity to which the entire interest of a Manager in the Fund is transferred by merger in compliance with this Section shall be substituted as a Manager by the filing of appropriate amendments to this Agreement. Notwithstanding the foregoing, the Manager may delegate to any of its subsidiaries or other Affiliates responsibility for specific services to be performed for the Fund and may assign all or a portion of the compensation due the Manager to such subsidiaries or other Affiliates.

17.8 Members’ Participation in Manager’s Bankruptcy.  In the event the Manager is subject to a voluntary or involuntary petition for reorganization or liquidation under the federal Bankruptcy Act, the Manager will cause separate counsel to be retained on behalf of the Fund, at Fund expense, to represent the Members’ interests in the bankruptcy action. In such event, the Fund will also bear any reasonable and necessary expenses of a duly appointed committee of Members incurred while acting on behalf of all of the Members as a group in connection with such bankruptcy action.

18.  CERTAIN TRANSACTIONS

The Manager and its Affiliates, the Holders, any shareholder, officer, director, Member or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management and brokerage of assets, property and rights similar to the Portfolio Assets. Except as described in the Prospectus, and subject to their fiduciary duties to the Fund, neither the Manager nor its Affiliates shall be obligated to present to the Fund any particular investment opportunity, regardless of whether such opportunity is of such character that the Fund could take advantage thereof if it were presented to the Fund, and the Manager and its Affiliates shall have the right to take for their own accounts (individually or otherwise) or to recommend to others any such investment opportunity.

19.  TERMINATION AND DISSOLUTION OF THE FUND

19.1. Termination and Dissolution.  The Fund shall be terminated and dissolved upon the earliest to occur of the following:

19.1.1 The withdrawal, removal, adjudication of bankruptcy, insolvency, insanity or incompetency, death or dissolution of a Manager unless a remaining Manager or a majority-in-interest of the Members, within 90 days of the date of such event, elects to continue the business of the Fund, and, if necessary, elects a replacement Manager, in the manner provided in Article 17; provided that expenses incurred on behalf of the Manager and/or Members in the continuation or reformation, or attempted continuation or reformation, of the Fund hereunder shall be deemed expenses of the Fund;

19.1.2 The Members owning more than 50% of the total outstanding Units vote in favor of dissolution and termination of the Fund; or

19.1.3 The Fund disposes of all interests in Portfolio Assets and its other assets and receives final payment in cash of the proceeds of such dispositions.

19.2 Accounting and Liquidation.  Upon the dissolution and termination of the Fund for any reason, the Manager shall take full account of the Fund assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom in the following order:

19.2.1 To the payment of creditors of the Fund but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Fund assets;

19.2.2 To the repayment of any outstanding loans made by the Manager to the Fund; and

19.2.3 To the Manager and Holders in accordance with their respective Capital Account balances, after giving effect to all allocations described in Article 10 of this Agreement; provided, however, that prior to any allocation under Section 10 of this Agreement, Gross Income shall be specially allocated to the Manager to the extent, if any, necessary to cause its Capital Account balance to be zero as of the close of such final taxable year (after crediting the Manager’s Capital Account with the Manager’s share of Fund Minimum Gain). For purposes of making the foregoing allocation, Net Income and Net Loss for the final taxable year of the Fund shall first tentatively be computed by including all Gross Income as an element thereof; then, to the extent, if any, that the Capital Account balance of the Manager is negative as of the close of such final taxable year (after giving effect to all Fund distributions), Gross Income shall be separately stated and allocated away from the Holders and to the Manager pursuant to this Section 19.2.3.

19.2.4 Distributions in liquidation shall be made by the end of the taxable year in which the liquidation occurs or, if later, within 90 days of the liquidating event and shall otherwise comply with Regulations Section 1.704-1(b).

20.  INDEMNIFICATION

20.1 Indemnification of the Manager.  The Fund, its receiver or its trustee, shall indemnify, save harmless and pay all judgments and claims against the Manager and any of its Affiliates who perform services for the Fund from any liability, loss or damage incurred by them or the Fund by reason of any act performed or omitted to be performed by them when acting in connection with the business of the Fund, including costs and attorneys’ fees and any amounts expended in the settlement of any claims or liability, loss or damage; provided, however, that, if such liability, loss or claim arises out of any action or inaction of the Manager or Affiliates who perform services for the Fund, (i) the Manager or Affiliates who perform services for the Fund must have determined, in good faith, that such course of conduct was in the best interest of the Fund, (ii) the Manager or such Affiliates must have been acting within the scope of the Manager’s authority, and (iii) such action must not constitute fraud, negligence, breach of fiduciary duty or misconduct by the Manager or Affiliates who perform services for the Fund; and provided further, that any such indemnification shall be recoverable only from the assets of the Fund and not from the assets of the Holders. All judgments against the Fund and the Manager, wherein a Manager is entitled to indemnification, must first be satisfied from Fund assets before such Manager may be held responsible. Persons entitled to indemnification hereunder shall be entitled to receive advances for attorney’s fees and other legal costs and expenses arising out of claims made against them, provided that (i) no such advances may be made for such fees, costs or expenses resulting from claims made by Holders; and (ii) advances for such fees and expenses relating to claims made by parties other than Holders may only be made if the action relates to the performance of duties or services by the indemnified party on behalf of the Fund, the indemnified party obtains an opinion of independent counsel that such party will be entitled to indemnification pursuant to this Agreement under the specific circumstances of the claim in question, and the indemnified party undertakes in writing prior to receipt of such advances that such party will repay in full any such advanced funds together with interest thereon in the event that, upon the ultimate disposition of the claim, the party would not be entitled to indemnification hereunder. Nothing contained herein shall constitute a waiver by a Holder of any right which he may have against any party under federal or state securities laws.

20.2 Limitations on Indemnification.  Notwithstanding anything to the contrary contained in the foregoing Section 20.1, neither the Manager nor any of its Affiliates performing services for the Fund nor any party acting as a broker-dealer shall be indemnified from any liability, loss or damage incurred by them in connection with (i) any claim or settlement involving violations of state or federal securities laws by the Manager or by any Affiliate performing services for the Fund; or (ii) any liability imposed by law, such as liability for fraud, bad faith or negligence; provided, however, that indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either (x) approves the settlement and finds that indemnification of any payment in settlement and related costs should be made; or (y) approves indemnification of litigation costs if a successful defense is made, or a dismissal with prejudice is obtained, as to the indemnitee on the merits of each count involving alleged securities law violations; and (z) the parties seeking indemnification apprise the court of the positions of the securities law administrators of any state in which the Units were offered or sold, including the Massachusetts Securities Division, and the Securities and Exchange Commission with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, the Manager shall indemnify the Fund against any loss or liability which it may incur as a result of the violation by the Manager or any of its Affiliates performing services for the Fund of any state or federal securities laws. Any indemnification or agreement to hold harmless the Manager and its Affiliates provided herein is recoverable only out of the assets of the Fund and not from the Holders.

20.3 Insurance.  The Fund shall not pay for any insurance covering liability of the Manager or any of its Affiliates for actions or omissions for which indemnification is not permitted hereunder; provided, however, that nothing contained herein shall preclude the Fund from purchasing and paying for such types of insurance, including extended coverage liability and casualty and worker’s compensation, as would be customary for any Person owning comparable Portfolio Assets and engaged in a similar business or from naming the Manager and any of its Affiliates as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Fund.

21.  MISCELLANEOUS

21.1 Counterparts.  This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

21.2 Successors and Assigns.  The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the respective Members.

21.3 Severability.  In the event any sentence or paragraph of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or paragraph shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in effect.

21.4 Notices.  All notices under this Agreement shall be in writing and shall be given to the Person entitled thereto, by personal service or by mail, posted to the address maintained by the Fund for such Person or at such other address as he may specify in writing.

21.5 Captions.  Article and section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provision hereof.

21.6 Number and Pronouns.  Whenever required by the context hereof, the singular shall include the plural, and vice-versa; the masculine gender shall include the feminine and neuter genders, and vice-versa.

21.7 Manager Address.  The address of the Manager is:

ATEL Managing Member, LLC
600 Montgomery Street, 9th Floor
San Francisco, California 94111

21.8 Member Addresses.  The names, addresses and capital contributions of the Members are set forth on Exhibit I attached hereto, which exhibit shall be maintained at the principal place of business of the Fund.

21.9 Construction.  Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of California and that the Fund shall be governed by the California Act, as amended, governing limited liability companies formed under California law.

21.10 Qualification to Do Business.  In the event the business of the Fund is carried on or conducted in states in addition to the State of California, then the parties agree that this Fund shall exist under the laws of each state in which business is actually conducted by the Fund, and they severally agree to execute such other and further documents as may be required or requested in order that the Manager may qualify the Fund to conduct business in such states. The power granted to the Manager under this Agreement shall include the full authority for the Manager to perform the ministerial duty of qualifying the Fund under the laws of any state in which it is necessary to file documents or instruments of qualification. A Fund office or principal place of business in a state may be designated from time to time by the Manager.

INITIAL MEMBER:

ATEL MANAGING MEMBER, LLC, Manager

By: /s/ Dean L. Cash Dean L. Cash, President

EXHIBIT I

Schedule of Members

Name Address	Capital Contribution
ATEL Managing Member, LLC 600 Montgomery Street 9th Floor San Francisco, CA 94111	$500/50 Units

EXHIBIT C

HOW TO INVEST

TO THE INVESTOR:

Prior to the satisfaction of the escrow condition (sale of 120,000 Units), make your check payable to “First Bank—ATEL 17 Escrow.” Thereafter, make your check payable to “ATEL 17, LLC”. Investments must be made in increments of $10, with a minimum of $5,000 in most states. See the discussion under “Investor Suitability—State Requirements” in the Prospectus for exceptions.

IMPORTANT INSTRUCTIONS:

Fully complete sections 1, 2, and 3 of the Subscription Agreement.
All subscribers must: 1) sign each appropriate section where indicated, 2) initial each appropriate section (sections 3A—3E) where indicated on the bottom of the subscription agreement.
If you would like your distributions sent to an address other than your own (mutual fund, bank, etc.), please fill in the Distribution Instructions section (section 6).
ADD-ON INVESTMENTS
The Subscription Agreement accompanying additional investments in ATEL 17, LLC must have an authorized signature of a Registered Principal or Branch Manager of the Broker/Dealer, but does not require the signature of the investor. Add-on investments must bear the exact name in which the previous investment was registered, or a new signed Subscription Agreement will be required.
FOREIGN INVESTOR OPTION
As described in the Prospectus, the Manager has elected to permit limited investment in Units by investors who are not U.S. citizens. In section 1 of the Subscription Agreement there are three boxes, one of which must be checked to indicate whether an investor is a resident alien, nonresident alien or U.S. citizen residing outside the United States. If none of the three boxes is checked, the executed Subscription Agreement will constitute the investor’s representation that he or she is a U.S. citizen residing in the United States.

TO THE SELLING REPRESENTATIVE:

Please complete the Broker/Dealer Information section (Box 7) using your office address rather than the home office address. This section must be completed for all investments, including add-on investments by previous subscribers. Please make sure that the exact same name is used for the registered owner if the investment is an additional subscription. Also please make sure that the investor satisfies any other special investment standards imposed by the state in which he or she resides, as set forth in the Prospectus under the caption “Investor Suitability — State Requirements.”

Please have the Subscription Agreement signed by your branch manager or other authorized signatory.

Retain the blue copy for the Broker/Dealer and the green copy for the investor unless otherwise specified by your Broker/Dealer. All IRA investments must be submitted directly to the Custodian for completion—the Custodian will forward the Subscription Agreement to ATEL. Mail the original white copy and pink and yellow copies to the following address, as appropriate:

During the Escrow Period:	After the Escrow Period:	After Escrow Period
ATEL Securities Corporation Subscription Processing Desk 600 Montgomery Street, 9th Floor San Francisco, CA 94111 (415) 989-8800 or (800) 543-ATEL Ext. 3 E-Mail: securities@atel.com	For USPS Deliveries Comerica Bank FBO ATEL 17, LLC P.O. Box 671228 Dallas, TX 75267-1228	For Overnight Deliveries Comerica Bank FBO ATEL 17, LLC Attn: Lock Box Department 1508 West Mockingbird Lane Box # 671228 Dallas, TX 75235

ATEL 17, LLC

The investor whose signature appears in Section 2 on the reverse side hereof (the “Investor”) hereby subscribes for the number of Units of ATEL 17, LLC (the “Fund”) set forth in Section 1 of this Subscription Agreement in the manner described in the Prospectus to which this agreement is an exhibit (the “Prospectus”). Prior to the satisfaction of the escrow condition (sale of 120,000 Units), there is transmitted herewith as the subscription price a check payable to “First Bank—ATEL 17 Escrow” in the amount required to purchase such Units ($10 per Unit, subject to any applicable discount). Such funds will be promptly transmitted (as defined in Rule 15c2-4 under the Securities Exchange Act of 1934 and NASD Notice to members 84-64). No subscription funds will be released to the Fund unless and until subscriptions for a minimum of 120,000 units have been received and collected by the escrow agent prior to a date 12 months after the date of the Prospectus. After the escrow condition of 120,000 Units sold has been satisfied, checks should be made payable to “ATEL 17, LLC”. Minimum initial investment is 500 Units.

This subscription may be canceled by the subscriber at any time during a period of five days after the subscriber has submitted this executed Subscription Agreement to the Fund. No sale of Units will be completed until at least five business days after the subscriber has received a copy of the final Prospectus. The Fund will advise the subscriber of the acceptance or rejection of the subscription as soon as practicable after receipt of the subscription, but in no event more than 30 days following receipt. A SALE OF UNITS CANNOT BE COMPLETED UNTIL FIVE (5) DAYS AFTER THE INVESTOR HAS RECEIVED THE FINAL PROSPECTUS. UPON ACCEPTANCE THE INVESTOR WILL RECEIVE A WRITTEN CONFIRMATION OF PURCHASE.

The transferability of the Units will be governed by the Operating Agreement set forth as Exhibit B to the Prospectus, and all applicable laws, and the Investor must have adequate means of providing for his current needs and personal contingencies and must have no need for liquidity in this investment.

The undersigned acknowledges that First Bank, a Missouri State chartered bank, is acting only as an escrow agent in connection with the offering of the Units, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such Units.

Operating Agreement

The Investor agrees that if this subscription is accepted it will be held, together with the accompanying payment, on the terms described in the Prospectus and that, if accepted as a holder of the Units (“Holder”), the Investor shall be bound by the terms and conditions of the Operating Agreement set forth as Exhibit B to the Prospectus. Execution of this subscription and payment for the Units will constitute execution by the Subscriber of the Operating Agreement in the form set forth as Exhibit B to the Prospectus and as amended by any supplement to the Prospectus.

INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT

Note—Please type or print legibly when completing the Subscription Agreement.

Section 1: Units Purchased.

x	Fill in the total dollar amount and the number of Units to be acquired. Please note there are no fractional Units. All purchases must be in increments of $10 or full Unit purchases.
x	Indicate whether this is an original investment in the Fund or an additional investment to an existing Fund account with the exact same registration by checking the appropriate box. Please note the minimum requirements. Only the dollar amount, subscriber name and broker/dealer information sections of the subscription forms need be completed for additional subscriptions by the same investor.

Section 2: Registered Owner.

x	Fill in the name(s) and addresses for the investment as they should appear in the registration.
x	Check the applicable citizenship status boxes.
x	Enter the appropriate taxpayer identification number for this investment, depending on the type of ownership. For IRAs and Keoghs please include both the custodian’s taxpayer identification and investor’s social security number.
x	Please read the Subscription Agreement, then sign and date the form.

Single Ownership—one signature required

Joint Tenants—all parties must sign

Community Property—one signature required

Tenants in Common—all parties must sign

Tenants in Entirety—one signature required

In all other cases, the custodian, trustee, general partner or authorized corporate officer must sign. Where the documents establishing such representative capacity require more than one signature for execution of instruments on behalf of the represented entity, then all signatures required by such documents are required here.

Section 3: Subscriber Information

x	Each item must be initialed.

Section 4: Legal Form of Ownership.

x	Mark only one box. Fill in any information requested and note whose signature(s) is (are) required in Section 2.

Section 5: Investor Mailing Address.

x	Fill in name and address if different from Section 1, as with IRAs and Keoghs.

Section 6: Distribution Instructions.

x	Complete this section to elect distribution frequency and direct delivery of your distribution checks. Investors must keep current the distribution delivery address, and the Fund may charge an investor its cost to reissue any checks which are returned to the Fund as undeliverable due to the investor's failure to maintain on the Fund's records a current distribution delivery address in a timely manner.

Section 7: Broker/Dealer Information.

x	Fill in the name of the licensed Broker/Dealer firm, the name of the Account Executive, and the telephone number and mailing address of the Account Executive. The name, address and phone number of the Account Executive are required so he/she can receive copies of all investor communications.
x	An authorized Branch Manager or Registered Principal of the Broker/Dealer firm must sign the form. Orders cannot be accepted without Broker/Dealer authorization and the Blue Sky jurisdiction in which the sale occurred.

Mailing Address.

Mail the completed form with a check payable as indicated in Section 1 to:
For all subscriptions during the Escrow period:
ATEL Securities Corporation
Attention: Subscription Processing Desk
600 Montgomery Street, 9th Floor
San Francisco, CA 94111

For subscriptions after the Escrow period:
U.S. Postal Service Mail:
ATEL 17, LLC
P.O. Box 671228
Dallas, TX 75267-1228

For Federal Express, UPS, DHL or other express delivery services:
Comerica Bank FBO ATEL 17, LLC
Attn: Lock Box Department
1508 West Mockingbird Lane
Box # 671228
Dallas, TX 75235

If you have any additional questions about completing this Subscription Agreement, please call ATEL Securities Corporation Subscription Processing Desk at (800) 543-ATEL.

ATEL 17, LLC •   SUBSCRIPTION AGREEMENT

Please type or print the following information:

1. UNITS PURCHASED

Make checks payable to “First Bank—ATEL 17 Escrow” until the minimum offering condition has been satisfied, and thereafter checks should be made payable to “ATEL 17”

$  is hereby delivered for the purchase of  Units and should be registered as indicated in the Registered Owner section below.

☐	INITIAL INVESTMENT $10 per unit, subject to any discount ($5,000/500 Unit Minimum)
☐	ADDITIONAL INVESTMENT ($500/50 Units)

2. REGISTERED OWNER.

Name(s) and addresses will be recorded exactly as printed below. (Include custodial address if applicable.)

☐ Mr.   ☐ Ms.   ☐ Mr. and Mrs.   ☐ Mrs.

Investor(s) Name and/or

Custodian/Nominee

Investor Name(s)

Address

City  State  Zip Code

Investor Phone Number ()  E-mail

Investor Account # (if any)

The Internal Revenue Service does not require consent to any provision of this document other than the certifications required to avoid backup withholding.

X  Date

Subscriber’s Signature

X  Date

Subscriber/Custodian/Nominee or Authorized Signature

☐	Check if you are a resident alien.
☐	Check if you are a nonresident alien (please include W-8 form).
☐	Check if you are a U.S. citizen residing outside the U.S.

TAXPAYER IDENTIFICATION NUMBER Note: If the account is in more than one name, the number should be that of the first person listed.

☐☐ - ☐☐☐☐☐☐☐

Include BOTH numbers for IRAs and Keoghs.

SOCIAL SECURITY NUMBER

☐☐☐ - ☐☐ - ☐☐☐☐

HAVE YOU INVESTED IN ANY PRIOR ATEL FUND?

☐ YES     ☐ NO

PRIVACY ELECTION (check if desired)

☐ By checking this box the undersigned directs the Manager to treat all information concerning the undersigned as confidential, and not to disseminate any such information to any party, without the undersigned’s consent, except as may be required under an applicable statute or regulation or by the order of a court or governmental agency.

No representations should be relied upon other than those contained in the Prospectus, as amended and/or supplemented. The subscriber represents, warrants and agrees as set forth on the reverse side of this signature page; further, the undersigned declares under penalty of perjury that to the best of his knowledge the information supplied above is true and correct and may be relied upon by the Manager and the Fund in connection with his investment as a Holder in the Fund. The subscriber hereby subscribe(s) for the purchase of fully-paid and non-assessable Units of the Fund as indicated.

3. SUBSCRIBER INFORMATION (ITEMS A-F MUST BE INITIALED BY ALL INVESTORS). IN ADDITION, INVESTORS IN THE STATES SET FORTH IN BOLD LETTERS IN ITEMS A(1), (2) OR (3) MUST EXECUTE ITEMS A(1), A(2) OR A(3) BELOW CORRESPONDING TO THE INVESTOR’S STATE:

In order to induce the Manager to accept this subscription, the Investor hereby confirms that (initial in the space provided):

INITIAL HERE > _________	A. The Investor satisfies the minimum income and/or net worth standards imposed by the jurisdiction in which he/she resides as set forth in the Prospectus under “Investor Suitability,” and must initial as appropriate items A(1), (2) or (3) below. Unless the standards are varied by the investor’s state (see the higher standards imposed on New Jersey and Nebraska residents below), minimum standards require that the investor must have (a) a net worth of at least $250,000 in excess of his investment in Units, or (b) a net worth of at least $70,000 in excess of his investment in Units and a minimum of $70,000 in annual gross income. In all cases net worth is exclusive of home, home furnishings and automobiles.
INITIAL HERE > (if applicable) _________	(1) The Investor in one of the states in bold letters in this Item A(1) further represents that he/she satisfes the following additional standards limiting investment or understands the additional state admonitions to limit investment imposed by the jurisdiction he/she resides in identifed below: In all cases, “liquid Net Worth” is defined as that portion of Net Worth (total assets less total liabilities) which consists of cash, cash equivalents and readily marketable securities, and is determined excluding consideration of the investor’s home, home furnishings and automobiles. If you are a resident of Arizona, California, Iowa, Michigan, Missouri, Nebraska, North Dakota, Oregon, Tennessee or Vermont, this investment may not exceed 10% of your liquid Net Worth. Investors in Massachusetts, New Mexico, and Alabama may not invest, in the aggregate, more than 10% of your liquid Net Worth in this and other direct participation investments. Nebraska investors must limit your aggregate investment in this offering and in the securities of other non-publicly traded equipment leasing programs to not more than 10% of your Net Worth. The Idaho Securities Bureau, the Office of the Kansas Securities Commissioner, and the Maine Office of Securities each recommends that investors in their respective states not invest, and according to the Ohio Division of Securities, it shall be unsuitable for an Ohio investor to invest, in the aggregate, more than 10% of their your liquid Net Worth in this and similar direct participation investments. If you are a resident of Kentucky you may not invest in the aggregate more than 10% of your liquid Net Worth in these Units or in any securities of the Affiliates of either the Fund or the Manager that are non-publicly traded equipment leasing programs.
INITIAL HERE > (if applicable) _________	(2) If the Investor is a Nebraska resident, the Investor has (i) either (a) a minimum Net Worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum Net Worth of at least $350,000.
INITIAL HERE > (if applicable) _________	(3) If the Investor is a New Jersey resident, the Investor must initial this Item A(3) in acknowledgment that the Investor meets the following standard imposed by the New Jersey Bureau of Securities: “New Jersey investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.”

INITIAL HERE > _________	B. The Investor represents that the Investor has received a copy of the final Prospectus.
INITIAL HERE > _________	C. The Investor acknowledges that an investment in Units is not liquid.
INITIAL HERE > _________	D. If the undersigned is acting in a representative capacity for a corporation, partnership, trust or other entity, or as agent for any person or entity, he hereby represents and warrants that he has full authority to enter into this agreement in such capacity.
INITIAL HERE > _________	E. If the undersigned is purchasing the Units subscribed for hereby in a fiduciary capacity, the representations and warranties herein shall be deemed to have been made on behalf of the person or persons for whom the undersigned is so purchasing.
INITIAL HERE > _________	F. CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER. The Undersigned certifies that: (1) the number herein is a correct Social Security or Taxpayer Identification Number; (2) the undersigned is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all dividends or interest, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding (if the undersigned is currently subject to backup withholding, he has stricken the language in this clause (2) before signing); and (3) the undersigned is a U.S. Person (that is, an individual that is a U.S. Citizen or resident; a partnership, corporation, company or association created or organized in the United States or under United States laws; or any estate [other than a foreign estate] or trust).

4. LEGAL FORM OF OWNERSHIP (Check Only One)

☐ Single Ownership	☐ IRA regular rollover Roth	☐ Pension Plan
☐ Joint Tenants With Rights of Survivorship	☐ Trust – Trust Date ☐☐ ☐☐ ☐☐	☐ Profit Sharing Plan
☐ Husband and Wife as Community Property	(Month/Day/Year)	☐ Corporation
☐ Tenants in Common	☐ Non Qualified Custodian Account	☐ Partnership
☐ Tenants in Entirety	☐ Custodian for	☐ Non-Profit Organization
☐ Sep IRA	☐ UGMA/UTMA – State of:	☐ Other

5. INVESTOR MAILING ADDRESS

(if different from above, as with IRAs and Keoghs)

Name

Name

Address

City  State  Zip Code

Investor Phone Number ()

6. DISTRIBUTION INSTRUCTIONS

☐	Please make distributions for my account: ☐ Monthly ☐ Quarterly
☐	Please deposit directly into the following account: ☐ Checking ☐ Savings (for direct deposit, enclose a voided check and complete instructions below)
☐	Send distributions to a party other than the registered owner
☐	Send distributions to registered owner’s address above.

Receiving Entity

Address

City  State  Zip Code

Account Number  ABA Number

7. BROKER/DEALER INFORMATION

The Broker/Dealer must sign below to complete order. Broker/Dealer hereby warrants that it is a duly licensed Broker/Dealer and may lawfully offer Units in the state designated as the Investor’s residence and, further, that it has reasonable grounds to believe, based on information obtained from the Investor concerning his investment objectives, other investments, financial situation and needs and any other information known by the Broker/Dealer, that the investor meets the minimum suitability standards for investors in the Investor’s state of residence and that investment in the Fund is suitable for the Investor in light of his/her financial position, net worth and other suitability characteristics, and that the Broker/Dealer has informed the Investor as to the limited liquidity and marketability of the Units. The undersigned Broker/Dealer warrants that a current Prospectus was delivered to the Investor prior to the Investor’s execution of this Subscription Agreement.

Licensed Firm Name

Account Executive Name  B/D Rep #

A/E Mailing Address  Suite #

City  State  Zip Code

Telephone Number ()  Fax ()

E-mail

X  Date

Authorized signature (Branch Manager or Registered Principal).
Order cannot be accepted without signature above and Blue Sky jurisdiction designation below.

This transaction, for purposes of Blue Sky jurisdiction, took place in the State of .

ACCEPTANCE BY MANAGER—FOR MANAGER’S USE ONLY Received and Subscription Accepted	RETURN TOP 3 COPIES: WHITE — ATEL COPY, YELLOW — BROKER/ DEALER COPY, PINK — INVESTOR COPY RETAIN: BLUE — BROKER/DEALER COPY, GREEN — INVESTOR COPY ____
ATEL Managing Member, LLC
By
Amount Date B/D Rep #

Printed on Recycled Paper

The Fund has not authorized anyone to give any information or to make any representations other than those contained in this Prospectus in connection with the offer of its Units, and unauthorized information or representations must not be relied upon. This Prospectus is not an offer or solicitation by anyone in any state or other jurisdiction in which the offer or solicitation is not authorized or in which the person making an offer is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus or any Supplement nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof; however, if any material change not contemplated hereby occurs while this Prospectus is required to be delivered, this Prospectus will be amended or supplemented accordingly.

Until a date 90 days after the effective date of this Prospectus, all dealers effecting transactions in the registered securities, whether or not participating in this distribution may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ATEL 17, LLC is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not regulated by that Act.

Member FINRA
ATEL SECURITIES CORPORATION
The Transamerica Pyramid
600 Montgomery Street, 9th FLOOR
SAN FRANCISCO, CA 94111
1.800.543.ATEL — FAX 415.989.2536
EMAIL ASC@ATEL.COM — www.atel.com

ATEL 17, LLC

SUPPLEMENT
DATED JUNE 29, 2016
TO
PROSPECTUS DATED JANUARY 5, 2016
OF
ATEL 17, LLC (The “Fund”)

The Fund’s Prospectus is hereby supplemented as set forth herein. This supplement is a part of and must be accompanied by the Fund’s Prospectus dated January 5, 2016. Terms not otherwise defined herein have the meaning defined in the Prospectus.

STATUS OF THE OFFERING

As of February 2, 2016, the Fund had received and accepted subscriptions in excess of 120,000 Units for total subscription proceeds in excess of the minimum offering amount of $1,200,000. Such amount excludes Pennsylvania subscriptions. Consequently, the offering proceeds were released to the Fund from the escrow account in which they were held. Pennsylvania subscriptions are subject to a separate escrow agreement and are released to the Fund only at such time as total subscription proceeds received and accepted by the Fund from all subscribers, including the escrowed Pennsylvania subscriptions, equal not less than $7,500,000 in gross proceeds.

As of June 28, 2016, the Fund has received and accepted subscriptions for a total of 744,495 Units, for total offering proceeds in the amount of $7,437,880. Of such gross proceeds, a total of $4,569,147 has been committed to portfolio acquisition costs, offering and organization expenses allocable to such proceeds, and capital reserves, and the balance remained available for investment as of such date.

PORTFOLIO ACQUISITIONS AND TRANSACTIONS

Set forth below is a summary of the portfolio acquisitions and transactions entered into or identified by the Fund as of May 25, 2016.

ATEL 17, LLC
PORTFOLIO ACQUISITIONS AND TRANSACTIONS
(Unaudited)

Lessee/Borrower	Investment Type	Commence Date(s)(1)	Price(2)	Credit Quality(3)	Term(4)
Aircraft Service International, Inc.	Skymark-Int’L Jet Refueler 5000	4/1/16	$461,950	HQC	120
Cargill, Inc.	John Deere Self-Propelled Sprayer	2/24/16	370,913	HQC	48
Cargill, Inc.	John Deere Self-Propelled Sprayer	5/2/16	370,913	HQC	48
JBS Tolleson, Inc.	Ottawa 4X2 Off Road Tractor	2/17/16	96,699	HQC	36
Schenker, Inc.	Raymond Reach Trucks W/Batt/Charg	4/1/16	270,821	HQC	48
			$1,571,296

(1)	In many cases, a portfolio financing transaction is funded over a period of time according to the lessee’s or borrower’s requirements. Therefore, “Commence Date(s)” represents the date of initial investment funding or anticipated under the same transaction line.
(2)	“Acquisition Price” includes either amounts committed to lessees or borrowers by the Fund, or actual transaction acquisition costs as of May 25, 2016. All figures are rounded to the nearest dollar. The Manager and its affiliates acquire transactions on behalf of the Fund and other affiliated investor programs. For any transactions which are not fully funded, the “Acquisition Price” reflects the amount of any transaction commitment allocated to the Fund. The amounts may change as a result of ongoing funding, allocation to other programs or other factors. To the extent that the transaction is not fully funded, the information in the table represents the Managing Member’s best estimates as to the size, timing and terms of the transaction upon full funding, based on the outstanding commitment and the intended allocation to the Fund, its discussions with the lessee or borrower, the current and anticipated availability of Fund capital and other factors. There can be no assurance, however, that the portion of the transaction which has not been funded will be completed as described. Acquisition Price includes both the cash payment portion of the purchase cost plus any indebtedness incurred in connection with the acquisition. The Fund intends to acquire its initial investments primarily with cash, and to incur leverage later in its acquisition stage.
(3)	“Credit Quality” listed as “HQC” indicates that the lessee, borrower or a guarantor satisfies the criteria necessary to qualify the transaction as a “high quality corporate credit,” as that term is defined for purposes of the Fund’s investment policies on page 34 of the Prospectus under the caption “Description of Lessees and Borrowers.” For lessees and borrowers that are not within that definition, the Credit Quality is listed as “GC,” which indicates growth capital and other investments as described on page 39 of the prospectus under the caption “Growth Capital Financing.”
(4)	“Term” is expressed in terms of months, although actual repayment terms may be monthly, quarterly, semiannual or annual.

DISTRIBUTIONS

The Unitholders of record are entitled to certain distributions as provided under the Operating Agreement. The Company commenced periodic distributions beginning with the month of March 2016.

The distributions may be characterized for tax, accounting and economic purposes as a return of capital, a return on capital (including escrow interest) or a portion of each. Generally, the portion of each cash distribution by a company which exceeds its net income for the fiscal period would constitute a return of capital. The Fund is required by the terms of its Operating Agreement to distribute the net cash flow generated by its investments in certain minimum amounts during the Reinvestment Period before it can reinvest its operating cash flow in additional portfolio assets. See the discussion in the Prospectus under “Income, Losses and Distributions.” Accordingly, the amount of cash flow from Fund investments distributed to Unitholders will not be available for reinvestment in additional portfolio assets.

The cash distributions were based on current and anticipated gross revenues from the portfolio leases and loans. During the Fund’s acquisition and operating stages, the Fund may incur short term borrowing to fund regular distributions of such gross revenues to be generated by newly acquired transactions during their respective initial fixed terms. As such, all Fund periodic cash distributions made during these stages have been, and are expected in the future to be, based on the Fund’s actual and anticipated gross revenues to be generated from the binding initial terms of the loans and investments funded.

The following table summarizes distribution activity for the Fund from inception through the date of this Supplement:

Distribution Period(1)	Paid	Return of Capital		Distribution of Income		Total Distribution		Total Distribution per Unit(2)	Weighted Average Units Outstanding(3)
Monthly and quarterly distributions
Jan 2016 – Feb 2016 (Distribution of all escrow interest)	Apr 2016	$—		$21		$21		n/a	n/a
Mar 2016	Apr 2016	32,865		—		32,865		0.14	230,298
		$32,865		$21		$32,886		$0.14
Source of distributions
Lease and loan payments and sales proceeds received		$9,801	29.82%	$—	0.00%	$9,801	29.80%
Interest income		—	0.00%	21	100.00%	21	0.06%
Debt against non-cancellable firm term payments on leases and loans		23,064	70.18%	—	0.00%	23,064	70.13%
		$32,865	100.00%	$21	100.00%	$32,886	100.00%

(1)	Investors may elect to receive their distributions either monthly or quarterly. See “Timing and Method of Distributions” on Page 67 of the Prospectus.
(2)	Total distributions per Unit represents the per Unit distributions rate for those units which were outstanding for all of the applicable period.
(3)	Balance shown represents weighted average units for the period from February 2 to March 31, 2016.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Statements contained under this caption and elsewhere in this Supplement, may be forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. In particular, the economic recession and changes in general economic conditions, including fluctuations in demand for equipment, lease rates, and interest rates, may result in delays in investment and reinvestment, delays in leasing, re-leasing, and disposition of equipment, and reduced returns on invested capital. The Company’s performance is subject to risks relating to lessee and borrower defaults and the creditworthiness of its lessees and borrowers. The Company’s performance is also subject to risks relating to the value of its equipment at the end of its leases, which may be affected by the condition of the equipment, technological obsolescence and the markets for new and used equipment at the end of lease terms. See the more detailed discussion under “Risk Factors” in the Prospectus. Investors are cautioned not to attribute undue certainty to these forward-looking statements, which speak only as of the date of this Supplement. We undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this Supplement or to reflect the occurrence of unanticipated events, other than as required by law.

Overview

ATEL 17, LLC (the “Company” or the “Fund”) was formed under the laws of the state of California on April 16, 2015 for the purpose of raising capital and originating equipment financing transactions and acquiring equipment to engage in equipment leasing and sales activities. The offering of the Company was granted effectiveness by the Securities and Exchange Commission as of January 5, 2016.

The Company is conducting a public offering of 15,000,000 Limited Liability Company Units (“Units”), at a price of $10 per Unit. The offering will continue until the earlier of a period of two years from the registration statement effective date or until sales of the limited liability company Units to the public reach $150,000,000. As of February 2, 2016, subscriptions for the minimum number of Units (120,000, representing $1,200,000), excluding subscriptions from Pennsylvania investors, had been received and the Fund requested subscription proceeds to be released from escrow. On that date, the Company commenced initial operations and continued in its development stage activities until transitioning to an operating enterprise during the second quarter of 2016. Pennsylvania subscriptions are subject to a separate escrow and are released to the Fund only at such time as total subscription proceeds received by the Fund from all subscribers, including the escrowed Pennsylvania subscriptions, equal not less than $7,500,000 in gross proceeds. As of the quarter ended March 31, 2016, cumulative contributions totaling $3,719,800 had been received, inclusive of the $500 initial member’s capital investment. As of such date, a total of 372,687 Units were issued and outstanding. The Fund is actively raising capital and, as of June 28, 2016, has received cumulative contributions in the amount of $7,437,880, inclusive of the $500 initial member’s capital investment.

Results of Operations

The Company had a net loss of $2,682 for the three months ended March 31, 2016, on revenues totaling $9,822 and operating expenses totaling $12,504.

The Company commenced operations on February 2, 2016. In March 2016, the Fund made its first investment in a long-term operating lease. Through March 31, 2016, the Company purchased two equipment for long term operating leases totaling $641,734. Such equipment under operating leases generated revenues of $9,801 for the three-month period ended March 31, 2016, which comprised the majority of revenues during the period.

Operating expenses for the three months ended March 31, 2016 were mostly comprised of depreciation, costs reimbursed to affiliates and taxes on income and franchise fees which totaled $5,409, $2,076 and $2,000, respectively. Combined, such expenses comprised approximately 76% of total expenses for the period. The remainder of the Company’s expenses for the period, which totaled $3,019 were largely related to outside services, amortization of initial direct costs and other operational expenses.

Capital Resources and Liquidity

The Company’s cash and cash equivalents totaled $3,084,230 at March 31, 2016. The liquidity of the Company will vary in the future, increasing to the extent cash flows from cash flows from subscriptions, leases and proceeds of asset sales exceed expenses and decreasing as lease assets are acquired, as distributions are made to the Members and to the extent expenses exceed cash flows from leases and proceeds from asset sales.

During the three months ended March 2016, the Company’s primary source of liquidity was subscription proceeds from the public offering of Units. As of March 31, 2016, cumulative capital contributions totaling $3,719,800 (372,687 Units) have been received, of which $3,719,300 was received during the first quarter of 2016.

During the same period, cash was primarily used to acquire $641,734 of lease assets and pay $334,782 of commissions associated with the offering.

Distributions

The Unitholders of record are entitled to certain distributions as provided under the Operating Agreement. The Company commenced periodic distributions beginning with the month of February 2016. As of March 31, 2016, distributions totaling $32,865 have been declared. Such distributions were paid in April 2016.

Commitments and Contingencies and Off-Balance Sheet Transactions

Commitments and Contingencies

At March 31, 2016, there were commitments to purchase lease assets totaling an approximate $1,267,000. The amounts represent contract awards which may be canceled by the prospective borrower/investee or may not be accepted by the Company.

Off-Balance Sheet Transactions

None.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update 2016-02, Leases (Topic 842) (“ASU 2016-02”). The new standard will require lessees to recognize lease assets and lease liabilities arising from operating leases with lease terms greater than 12 months in the statement of financial position. Lessor accounting per ASU 2016-02 is mostly unchanged from the previous lease accounting GAAP. Certain changes were made to the lessor accounting guidance in order to align the lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers. Similar to the previous guidance, lessors will classify leases as operating, direct financing, or sales-type. Lessors in operating leases will continue to recognize the underlying asset and recognize income on a straight-line basis. Lessors determine whether a lease is a sale of the underlying asset based on whether the lessee effectively obtains control of the underlying assets. ASU-2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. Management is currently evaluating the standard and its operational and related disclosure requirements.

In January 2016, FASB issued Accounting Standards Update 2016-01, Financial Instruments —  Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”). The new standard provides guidance related to accounting for equity investments and financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, FASB clarified guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. ASU 2016-01 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Management is currently evaluating the standard and its operational and related disclosure requirements.

In August 2014, the FASB issued Accounting Standards Update 2014-15, Presentation of Financial Statements — Going Concern (subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to

Continue as a Going Concern (“ASU-2014-15”). The new standard provides guidance relative to management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. Early adoption is permitted. Management does not expect the adoption of ASU 2014-15 to have a material impact on the Company’s financial statements or related disclosures.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which amends the existing accounting standards for revenue recognition. ASU 2014-09 is based on principles that govern the recognition of revenue at an amount an entity expects to be entitled when products are transferred to customers. On July 9, 2015, the FASB approved the deferral of the effective date of ASU 2014-09 by one year and in August 2015, issued Revenue from Contracts from Customers (Topic 606): Deferral of the Effective Date (“ASU 2015-14”). ASU 2015-14 is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 31, 2016, including interim reporting periods within that reporting period. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The Company evaluated the impact of the new standard on its financial statements and has determined that such impact is virtually non-existent as the new revenue guideline does not affect revenues from leases and loans, which comprise the majority of the Company’s revenues.

Critical Accounting Policies and Estimates

The policies discussed below are considered by management of the Company to be critical to an understanding of the Company’s financial statements because their application requires significantly complex or subjective judgments, decisions, or assessments, with financial reporting results relying on estimation about the effect of matters that are inherently uncertain. Specific risks for these critical accounting policies are described in the following paragraphs. The Company also states these accounting policies in the notes to the financial statements and in relevant sections in this discussion and analysis. For all of these policies, management cautions that future events rarely develop exactly as forecast, and the best estimates routinely require adjustment.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Such estimates primarily relate to the determination of residual values at the end of the lease term and expected future cash flows used for impairment analysis purposes and for determination of the allowance for doubtful accounts and reserve for credit losses on notes receivable.

Equipment on operating leases and related revenue recognition:

Equipment subject to operating leases is stated at cost. Depreciation is being recognized on a straight-line method over the terms of the related leases to the equipment’s estimated residual values. Off-lease equipment is generally not subject to depreciation. The Company depreciates all lease assets, in accordance with guidelines consistent with ASC 840-20-35-3, over the periods of the lease terms contained in each asset’s respective lease contract to the estimated residual value at the end of the lease contract. All lease assets are purchased only concurrent with the execution of a lease commitment by the lessee. Thus, the original depreciation period corresponds with the term of the original lease. Once the term of an original lease contract is completed, the subject property is typically sold to the existing user, re-leased to the existing user, or, when off-lease, is held for sale. Assets which are re-leased continue to be depreciated using the terms of the new lease agreements and the estimated residual values at the end of the new lease terms, adjusted downward as necessary. Assets classified as held-for-sale are carried at the lower of carrying amount, or the fair value less cost to sell (ASC 360-10-35-43).

The Company does not use the equipment held in its portfolio, but holds it solely for lease and ultimate sale. In the course of marketing equipment that has come off-lease, management may determine at some point that re-leasing the assets may provide a superior return for investors and would then execute another lease. Upon entering into a new lease contract, management will estimate the residual value once again and resume depreciation. If, and when, the Company, at any time, determines that depreciation in value may have occurred with respect to an asset held-for-sale, the Company would review the value to determine whether a material reduction in value had occurred and recognize any appropriate impairment. All lease assets, including off-lease assets, are subject to the Company’s quarterly impairment analysis, as described below. Maintenance costs associated with the Fund’s portfolio of leased assets are expensed as incurred. Major additions and betterments are capitalized.

Operating lease revenue is recognized on a straight-line basis over the term of the underlying leases. The initial lease terms will vary as to the type of equipment subject to the leases, the needs of the lessees and the terms to be negotiated, but initial leases are generally on terms from 36 to 120 months. The difference between rent received and rental revenue recognized is recorded as unearned operating lease income on the balance sheet.

Operating leases are generally placed in a non-accrual status (i.e., no revenue is recognized) when payments are more than 90 days past due. Additionally, management considers the equipment underlying the lease contracts for impairment and periodically reviews the credit worthiness of all operating lessees with payments outstanding less than 90 days. Based upon management’s judgment, the related operating leases may be placed on non-accrual status. Leases placed on non-accrual status are only returned to an accrual status when the account has been brought current and management believes recovery of the remaining unpaid lease payments is probable. Until such time, revenues are recognized on a cash basis.

Recorded values of the Company’s leased asset portfolio are reviewed each quarter to confirm the reasonableness of established residual values and to determine whether there is indication that an asset impairment might have taken place. The Company uses a variety of sources and considers many factors in evaluating whether the respective book values of its assets are appropriate. In addition, the company may direct a residual value review at any time if it becomes aware of issues regarding the ability of a lessee to continue to make payments on its lease contract. An impairment loss is measured and recognized only if the estimated undiscounted future cash flows of the asset are less than their net book value. The estimated undiscounted future cash flows are the sum of the residual value of the asset at the end of the asset’s lease contract and undiscounted future rents from the existing lease contract. The residual value assumes, among other things, that the asset is utilized normally in an open, unrestricted and stable market. Short-term fluctuations in the marketplace are disregarded and it is assumed that there is no necessity either to dispose of a significant number of the assets, if held in quantity, simultaneously or to dispose of the asset quickly. Impairment is measured as the difference between the fair value (as determined by a valuation method using discounted estimated future cash flows, third party appraisals or comparable sales of similar assets as applicable based on asset type) of the asset and its carrying value on the measurement date. Upward adjustments for impairments recognized in prior periods are not made in any circumstances.

Notes receivable, unearned interest income and related revenue recognition:

The Company records all future payments of principal and interest on notes as notes receivable, which are then offset by the amount of any related unearned interest income. For financial statement purposes, the Company reports only the net amount of principal due on the balance sheet. The unearned interest is recognized over the term of the note and the income portion of each note payment is calculated so as to generate a constant rate of return on the net balance outstanding. Any fees or costs related to notes receivable are recorded as part of the net investment in notes receivable and amortized over the term of the loan.

Allowances for losses on notes receivable are typically established based on historical charge off and collection experience and the collectability of specifically identified borrowers and billed and unbilled receivables. Notes are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and/or interest when due according to the contractual terms of the note agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. If it is determined that a loan is impaired with regard to scheduled payments, the Company will perform an analysis of the note to determine if an impairment valuation reserve is necessary. This analysis considers the estimated cash flows from the note, or the collateral value of the property underlying the note when note repayment is collateral dependent. Any required valuation reserve is charged to earnings when determined; and notes are charged off to the allowance as they are deemed uncollectible.

Notes receivable are generally placed in a non-accrual status (i.e., no revenue is recognized) when payments are more than 90 days past due. Additionally, management periodically reviews the creditworthiness of companies with note payments outstanding less than 90 days. Based upon management’s judgment, the related notes may be placed on non-accrual status. Notes placed on non-accrual status are only returned to an accrual status when the account has been brought current and management believes recovery of the remaining unpaid receivable is probable. Until such time, all payments received are applied only against outstanding principal balances.

Initial direct costs:

The Company capitalizes initial direct costs (“IDC”) associated with the origination and funding of lease assets and investments in notes receivable. IDC includes both internal costs (e.g., the costs of employees’ activities in connection with successful lease and loan originations) and external broker fees incurred with such originations. The costs are amortized on a lease by lease (or note by note) basis based on actual contract term using a straight-line method for operating leases and the effective interest rate method for direct financing leases and notes receivable. Upon disposal of the underlying lease and loan assets, both the initial direct costs and the associated accumulated amortization are relieved. Costs related to leases or notes receivable that are not consummated are not eligible for capitalization as initial direct costs and are expensed as acquisition expense.

Acquisition expense:

Acquisition expense represents costs which include, but are not limited to, legal fees and expenses, travel and communication expenses, cost of appraisals, accounting fees and expenses and miscellaneous expenses related to the selection and acquisition of equipment which are reimbursable to the Managing Member under the terms of the Operating Agreement. As the costs are not eligible for capitalization as initial direct costs, such amounts are expensed as incurred.

Asset valuation:

Recorded values of the Company’s leased asset portfolio are periodically reviewed for impairment. An impairment loss is measured and recognized only if the estimated undiscounted future cash flows of the asset are less than their net book value. The estimated undiscounted future cash flows are the sum of the estimated residual value of the asset at the end of the asset’s expected holding period and estimates of undiscounted future rents. The residual value assumes, among other things, that the asset is utilized normally in an open, unrestricted and stable market. Short-term fluctuations in the market place are disregarded and it is assumed that there is no necessity either to dispose of a significant number of the assets, if held in quantity, simultaneously or to dispose of the asset quickly. Impairment is measured as the difference between the fair value (as determined by a valuation method using discounted estimated future cash flows, third party appraisals or comparable sales of similar assets as applicable based on asset type) of the asset and its carrying value on the measurement date.

SUMMARY OF THE OPERATING AGREEMENT

Repurchase Plan

As described in the Prospectus under “Summary of the Operating Agreement — Repurchase Plan,” the Manager may cause the Fund to repurchase Units upon the request of a Unitholder, subject to certain conditions and limitations, on the terms described in the Prospectus and in the Operating Agreement. If requests for repurchase of Units exceed the limitations on Unit repurchases described in the Prospectus in a given period, any repurchases for the period would be done on a pro rata basis among requesting Unitholders, and no other priority would be given to repurchase requests. Nevertheless, the Manager will endeavor to accommodate all requests for repurchase of Units held for the account of deceased Unitholders to the extent possible within the limitations described in the Prospectus and Operating Agreement. In recognition of the potential extraordinary need for liquidity in a deceased Unitholder’s estate, and the involuntary circumstances that may cause a repurchase request, the Manager will undertake to process requests for the repurchase of a deceased Unitholder’s Units as expeditiously as practicable under the terms of the Operating Agreement.

As disclosed in the Prospectus, no repurchase of Units will be effected if it would impair the capital of the Fund, cause the Fund or any remaining Unitholder to suffer a material adverse tax consequence, or cause the Fund to be deemed to be an issuer of “redeemable securities” as that term is used in the Investment Company Act of 1940. Only available Fund cash flow and reserves will be used to repurchase Units. Consequently, the Manager will have discretion to determine whether Units will be repurchased and no Unitholder will have an unconditional right to redemption at any time.

EXPERTS

Moss Adams LLP, independent registered public accounting firm, has audited the Fund’s balance sheet as of December 31, 2015, and the related statements of changes in members’ capital, and cash flow from April 28, 2015 (date of inception) through December 31, 2015, as set forth in their report. The Fund has included the financial statements in the prospectus in reliance on Moss Adams LLP’s report, given on their authority as experts in accounting and auditing.

Moss Adams LLP, independent auditors, has audited the balance sheet of ATEL Managing Member, LLC as of December 31, 2015 as set forth in their report. The Fund has included the balance sheet in the prospectus in reliance on Moss Adams LLP’s report, given on their authority as experts in accounting and auditing.

FINANCIAL STATEMENTS

Set forth below are the following financial statements:

ATEL 17, LLC
Report of Independent Registered Public Accounting Firm	S-F-2
Balance Sheets, March 31, 2016 (unaudited) and December 31, 2015	S-F-3
Statement of Operations for the quarter ended March 31, 2016 (unaudited)	S-F-4
Statements of Changes in Members’ Capital for the period from April 16, 2015 (date of inception) to December 31, 2015, and for the quarter ended March 31, 2016 (unaudited)	S-F-5
Statements of Cash Flows for the quarter ended March 31, 2016 (unaudited) and for the period from April 28, 2015 (date of inception) to December 31, 2015,	S-F-6
Notes to Financial Statements December 31, 2015 and March 31, 2016 (unaudited)	S-F-7
ATEL MANAGING MEMBER, LLC
Report of Moss Adams LLP, Independent Certified Public Accountants	S-F-15
Balance Sheets, December 31, 2015 and March 31, 2016 (unaudited)	S-F-16
Notes to Balance Sheets, December 31, 2015 and March 31, 2016 (unaudited)	S-F-17

S-F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member
ATEL 17, LLC

We have audited the accompanying balance sheet of ATEL 17, LLC (the “Company”) as of December 31, 2015, and the related statements of changes in member’s capital and cash flows for the period from April 16, 2015 (date of inception) through December 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ATEL 17, LLC as of December 31, 2015, and the related statements of changes in member’s capital and its cash flows for the period from April 16, 2015 (date of inception) through December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

/s/ Moss Adams LLP

San Francisco, California
June 29, 2016

S-F-2

ATEL 17, LLC

BALANCE SHEETS
MARCH 31, 2016 AND DECEMBER 31, 2015

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Cash and cash equivalents	$3,084,230	$500
Accounts receivable	10,120	—
Investments in equipment and leases, net of accumulated depreciation of $5,409 at March 31, 2016	652,236	—
Prepaid expenses and other assets	279,900	—
Total assets	$4,026,486	$500
LIABILITIES AND MEMBERS’ CAPITAL
Accounts payable and accrued liabilities:
Managing Member	$672	$—
Affiliates	300,162	—
Accrued distributions to Other Members	32,865	—
Other	343,319	—
Total liabilities	677,018	—
Commitments and contingencies
Members’ capital:
Managing Member	497	500
Other Members	3,348,971	—
Total Members’ capital	3,349,468	500
Total liabilities and Members’ capital	$4,026,486	$500

See accompanying notes.

S-F-3

ATEL 17, LLC

STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2016

(Unaudited)
Revenues:
Leasing and lending activities:
Operating lease revenue	$9,801
Interest income	21
Total revenues	9,822
Expenses:
Depreciation of operating lease assets	5,409
Asset management fees to Managing Member	669
Cost reimbursements to affiliates	2,076
Amortization of initial direct costs	1,105
Outside services	1,137
Taxes on income and franchise fees	2,000
Other	108
Total expenses	12,504
Net loss	$(2,682)
Net loss:
Managing Member	—
Other Members	(2,682)
$(2,682)
Net loss per Limited Liability Company Unit (Other Members)	$(0.01)
Weighted average number of Units outstanding	230,298

See accompanying notes.

S-F-4

ATEL 17, LLC

STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL
FOR THE PERIOD FROM APRIL 16, 2015 (Date of Inception)
THROUGH DECEMBER 31, 2015 AND FOR THE
THREE MONTHS ENDED MARCH 31, 2016

		Amount
	Units	Other Members	Managing Member	Total
Members’ capital as of April 16, 2015 (Date of inception)	—	$—	$—	$—
Capital contributions	50	—	500	500
Balance December 31, 2015	50	$—	$500	$500
Capital contributions	372,637	3,719,300	—	3,719,300
Less selling commissions to affiliates	—	(334,782)	—	(334,782)
Distributions to Other Members ($0.14 per Unit)	—	(32,865)	—	(32,865)
Distributions to Managing Member	—	—	(3)	(3)
Net loss	—	(2,682)	—	(2,682)
Balance March 31, 2016 (Unaudited)	372,687	$3,348,971	$497	$3,349,468

See accompanying notes.

S-F-5

ATEL 17, LLC

STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2016
AND FOR THE PERIOD FROM APRIL 16, 2015 (Date of Inception)
THROUGH DECEMBER 31, 2015

	For the Three Months Ended March 31, 2016	For the Period From April 16, 2015 (Date of Inception) Through December 31, 2015
	(Unaudited)
Operating activities:
Net loss	$(2,682)	$—
Adjustment to reconcile net loss to cash provided by operating activities:
Depreciation of operating lease assets	5,409	—
Amortization of initial direct costs	1,105	—
Changes in operating assets and liabilities:		—
Accounts receivable	(10,120)	—
Prepaid expenses and other assets	(279,900)	—
Accounts payable, Managing Member	669	—
Accounts payable, other	343,319	—
Accrued liabilities, affiliates	300,162	—
Net cash provided by operating activities	357,962	—
Investing activities:
Purchases of equipment on operating leases	(641,734)	—
Payments of initial direct costs	(17,016)	—
Net cash used in investing activities	(658,750)	—
Financing activities:
Selling commissions to affiliates	(334,782)	—
Capital contributions	3,719,300	500
Net cash provided by financing activities	3,384,518	500
Net increase in cash and cash equivalents	3,083,730	500
Cash at beginning of period	500	—
Cash at end of period	$3,084,230	$500
Schedule of non-cash investing and financing transactions:
Distributions payable to Other Members at period-end	$32,865	$—
Distributions payable to Managing Member at period-end	$3	$—

See accompanying notes.

S-F-6

ATEL 17, LLC

NOTES TO FINANCIAL STATEMENTS

1. Organization and Limited Liability Company matters:

ATEL 17, LLC (the “Company” or the “Fund”) was formed under the laws of the state of California on April 16, 2015 for the purpose of raising capital and originating equipment financing transactions and acquiring equipment to engage in equipment leasing and sales activities. The Managing Member of the Company is ATEL Managing Member, LLC (the “Managing Member” or the “Manager”), a Nevada limited liability corporation. The Managing Member is controlled by ATEL Financial Services, LLC (“AFS”), a wholly-owned subsidiary of ATEL Capital Group (“ACG” or “ATEL”). The Fund may continue until terminated as provided in the ATEL 17, LLC limited liability company operating agreement dated April 24, 2015 (the “Operating Agreement”). Contributions in the amount of $500 were received as of April 28, 2015, which represented the initial member’s capital investment. As a limited liability company, the liability of any individual member for the obligations of the Fund is limited to the extent of capital contributions to the Fund by the individual member.

The offering of the Company was granted effectiveness by the Securities and Exchange Commission as of January 5, 2016. The offering will continue until the earlier of a period of two years from that date or until sales of the limited liability company units (Units) to the public reach $150,000,000. As of February 2, 2016, subscriptions for the minimum number of Units (120,000, representing $1,200,000), excluding subscriptions from Pennsylvania investors, had been received and the Fund requested subscription proceeds to be released from escrow. On that date, the Company commenced initial operations. Pennsylvania subscriptions are subject to a separate escrow and will be released to the Fund only at such time as total subscription proceeds received by the Fund from all subscribers, including the escrowed Pennsylvania subscriptions, equal not less than $7,500,000 in gross proceeds.

As of March 31, 2016, cumulative contributions totaling $3,719,800 have been received, inclusive of the $500 initial member’s capital investment. As of such date, a total of 372,687 Units were issued and outstanding. The Fund is actively raising capital and, as of April 30, 2016, has received cumulative contributions in the amount of $5,510,060, inclusive of the $500 initial member’s capital investment.

The Fund, or Managing Member on behalf of the Fund, has and will continue to incur costs in connection with the organization, registration and issuance of the Units. The amount of such costs to be borne by the Fund is limited by certain provisions of the Operating Agreement.

The Company’s principal objectives are to invest in a diversified portfolio of investments that will (i) preserve, protect and return the Company’s invested capital; (ii) generate regular cash distributions to Unit holders during the Offering Stage and Operating Stages of the Fund, any balance remaining after required minimum distributions, equal to not less than 8% nor more than 10% per annum on investors’ Original Invested Capital, to be used to purchase additional investments during the Operating Stage/Reinvestment Period (the first six years after the year the offering terminates); and (iii) provide additional cash distributions during the Liquidating Stage, commencing with the end of the Operating Stage/Reinvestment Period and continuing until all investment portfolio assets have been sold or otherwise disposed. The Company is governed by the Operating Agreement.

2. Summary of significant accounting policies:

Basis of presentation:

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and with the instructions to Form 10-Q as mandated by the Securities and Exchange Commission. The unaudited interim financial statements reflect all adjustments which are, in the opinion of the Managing Member, necessary for a fair statement of financial position and results of operations for the interim periods presented. All such adjustments are of a normal recurring nature. Operating results for the three months ended March 31, 2016 are not necessarily indicative of the results to be expected for the full year.

S-F-7

ATEL 17, LLC

NOTES TO FINANCIAL STATEMENTS

2. Summary of significant accounting policies: - (continued)

In preparing the accompanying financial statements, the Company has reviewed, as determined necessary by the Managing Member, events that have occurred after March 31, 2016, up until the issuance of the financial statements. No events were noted which would require disclosure in the footnotes to the financial statements.

Cash:

Cash is maintained in a non-interest bearing checking account.

Use of Estimates:

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates. Such estimates primarily relate to the determination of residual values at the end of the lease term and expected future cash flows used for impairment analysis purposes and determination of the allowance for doubtful accounts.

Credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk include cash and cash equivalents, operating and direct financing lease receivables, notes receivable and accounts receivable. The Company places the majority of its cash deposits in non-interest bearing accounts with financial institutions that have no less than $10 billion in assets. Such deposits are insured up to $250,000. The remainder of the Funds’ cash is temporarily invested in U.S. Treasury denominated instruments. The concentration of such deposits and temporary cash investments is not deemed to create a significant risk to the Company. Accounts receivable represent amounts due from in various industries, related to equipment on operating leases.

Equipment on operating leases and related revenue recognition:

Equipment subject to operating leases is stated at cost. Depreciation is being recognized on a straight-line method over the terms of the related leases to the equipment’s estimated residual values. Off-lease equipment is generally not subject to depreciation. The Company depreciates all lease assets, in accordance with guidelines consistent with ASC 840-20-35-3, over the periods of the lease terms contained in each asset’s respective lease contract to the estimated residual value at the end of the lease contract. All lease assets are purchased only concurrent with the execution of a lease commitment by the lessee. Thus, the original depreciation period corresponds with the term of the original lease. Once the term of an original lease contract is completed, the subject property is typically sold to the existing user, re-leased to the existing user, or, when off-lease, is held for sale. Assets which are re-leased continue to be depreciated using the terms of the new lease agreements and the estimated residual values at the end of the new lease terms, adjusted downward as necessary. Assets classified as held-for-sale are carried at the lower of carrying amount, or the fair value less cost to sell (ASC 360-10-35-43).

The Company does not use the equipment held in its portfolio, but holds it solely for lease and ultimate sale. In the course of marketing equipment that has come off-lease, management may determine at some point that re-leasing the assets may provide a superior return for investors and would then execute another lease. Upon entering into a new lease contract, management will estimate the residual value once again and resume depreciation. If, and when, the Company, at any time, determines that depreciation in value may have occurred with respect to an asset held-for-sale, the Company would review the value to determine whether a material reduction in value had occurred and recognize any appropriate impairment. All lease assets, including off-lease assets, are subject to the Company’s quarterly impairment analysis, as described below. Maintenance costs associated with the Fund’s portfolio of leased assets are expensed as incurred. Major additions and betterments are capitalized.

S-F-8

ATEL 17, LLC

NOTES TO FINANCIAL STATEMENTS

2. Summary of significant accounting policies: - (continued)

Operating lease revenue is recognized on a straight-line basis over the term of the underlying leases. The initial lease terms will vary as to the type of equipment subject to the leases, the needs of the lessees and the terms to be negotiated, but initial leases are generally on terms from 36 to 120 months. The difference between rent received and rental revenue recognized is recorded as unearned operating lease income on the balance sheet.

Operating leases are generally placed in a non-accrual status (i.e., no revenue is recognized) when payments are more than 90 days past due. Additionally, management considers the equipment underlying the lease contracts for impairment and periodically reviews the credit worthiness of all operating lessees with payments outstanding less than 90 days. Based upon management’s judgment, the related operating leases may be placed on non-accrual status. Leases placed on non-accrual status are only returned to an accrual status when the account has been brought current and management believes recovery of the remaining unpaid lease payments is probable. Until such time, revenues are recognized on a cash basis.

Recorded values of the Company’s leased asset portfolio are reviewed each quarter to confirm the reasonableness of established residual values and to determine whether there is indication that an asset impairment might have taken place. The Company uses a variety of sources and considers many factors in evaluating whether the respective book values of its assets are appropriate. In addition, the Company may direct a residual value review at any time if it becomes aware of issues regarding the ability of a lessee to continue to make payments on its lease contract. An impairment loss is measured and recognized only if the estimated undiscounted future cash flows of the asset are less than their net book value. The estimated undiscounted future cash flows are the sum of the residual value of the asset at the end of the asset’s lease contract and undiscounted future rents from the existing lease contract, if any. The residual value assumes, among other things, that the asset is utilized normally in an open, unrestricted and stable market. Short-term fluctuations in the marketplace are disregarded and it is assumed that there is no necessity either to dispose of a significant number of the assets, if held in quantity, simultaneously or to dispose of the asset quickly. Impairment is measured as the difference between the fair value (as determined by a valuation method using discounted estimated future cash flows, third party appraisals or comparable sales of similar assets as applicable based on asset type) of the asset and its carrying value on the measurement date. Upward adjustments for impairments recognized in prior periods are not made in any circumstances.

Initial direct costs:

The Company capitalizes initial direct costs (“IDC”) associated with the origination of lease assets. IDC includes both internal costs (e.g., the costs of employees’ activities in connection with successful lease originations) and external broker fees incurred with such originations. The costs are amortized on a lease by lease basis based on actual contract term using a straight-line method for operating leases. Upon disposal of the underlying lease assets, both the initial direct costs and the associated accumulated amortization are relieved. Costs related to leases that are not consummated are not eligible for capitalization as initial direct costs and are expensed as acquisition expense.

Acquisition expense:

Acquisition expense represents costs which include, but are not limited to, legal fees and expenses, travel and communication expenses, cost of appraisals, accounting fees and expenses and miscellaneous expenses related to the selection and acquisition of equipment which are reimbursable to the Managing Member under the terms of the Operating Agreement. As the costs are not eligible for capitalization as initial direct costs, such amounts are expensed as incurred.

Asset valuation:

Recorded values of the Company’s leased asset portfolio are periodically reviewed for impairment. An impairment loss is measured and recognized only if the estimated undiscounted future cash flows of the asset are less than their net book value. The estimated undiscounted future cash flows are the sum of the estimated

S-F-9

ATEL 17, LLC

NOTES TO FINANCIAL STATEMENTS

2. Summary of significant accounting policies: - (continued)

residual value of the asset at the end of the asset’s expected holding period and estimates of undiscounted future rents. The residual value assumes, among other things, that the asset is utilized normally in an open, unrestricted and stable market. Short-term fluctuations in the market place are disregarded and it is assumed that there is no necessity either to dispose of a significant number of the assets, if held in quantity, simultaneously or to dispose of the asset quickly. Impairment is measured as the difference between the fair value (as determined by a valuation method using discounted estimated future cash flows, third party appraisals or comparable sales of similar assets as applicable based on asset type) of the asset and its carrying value on the measurement date.

Segment reporting:

The Company is organized into one operating segment for the purpose of making operating decisions or assessing performance. Accordingly, the Company operates in one reportable operating segment in the United States.

The Company’s principal decision makers are the Managing Member’s Chief Executive Officer and its Chief Financial Officer and Chief Operating Officer. The Company believes that its financing business operates as one reportable segment because: a) the Company measures profit and loss at the portfolio assets level as a whole; b) the principal decision makers do not review information based on any operating segment other than the equipment financing transaction portfolio; c) the Company does not maintain discrete financial information on any specific segment other than its equipment financing operations; d) the Company has not chosen to organize its business around different products and services other than equipment financing; and e) the Company has not chosen to organize its business around geographic areas.

The primary geographic region in which the Company seeks financing opportunities is North America. Currently, 100% of the Company’s operating revenues are from customers domiciled in North America.

Per Unit data:

The Company issues only one class of Units, none of which are considered dilutive. Net loss per Unit is based upon the weighted average number of Other Members Units outstanding from February 2, 2016 (Release Date of Escrow) through March 31, 2016.

Recent accounting pronouncements:

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update 2016-02, Leases (Topic 842) (“ASU 2016-02”). The new standard will require lessees to recognize lease assets and lease liabilities arising from operating leases with lease terms greater than 12 months in the statement of financial position. Lessor accounting per ASU 2016-02 is mostly unchanged from the previous lease accounting GAAP. Certain changes were made to the lessor accounting guidance in order to align the lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers. Similar to the previous guidance, lessors will classify leases as operating, direct financing, or sales-type. Lessors in operating leases will continue to recognize the underlying asset and recognize income on a straight-line basis. Lessors determine whether a lease is a sale of the underlying asset based on whether the lessee effectively obtains control of the underlying assets. ASU-2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. Management is currently evaluating the standard and its operational and related disclosure requirements.

In January 2016, FASB issued Accounting Standards Update 2016-01, Financial Instruments — Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”). The new standard provides guidance related to accounting for equity investments and financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, FASB clarified guidance related to the valuation allowance assessment when

S-F-10

ATEL 17, LLC

NOTES TO FINANCIAL STATEMENTS

2. Summary of significant accounting policies: - (continued)

recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. ASU 2016-01 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Management is currently evaluating the standard and its operational and related disclosure requirements.

In August 2014, the FASB issued Accounting Standards Update 2014-15, Presentation of Financial Statements — Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU-2014-15”). The new standard provides guidance relative to management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. Early adoption is permitted. Management does not expect the adoption of ASU 2014-15 to have a material impact on the Company’s financial statements or related disclosures.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which amends the existing accounting standards for revenue recognition. ASU 2014-09 is based on principles that govern the recognition of revenue at an amount an entity expects to be entitled when products are transferred to customers. On July 9, 2015, the FASB approved the deferral of the effective date of ASU 2014-09 by one year and in August 2015, issued Revenue from Contracts from Customers (Topic 606): Deferral of the Effective Date (“ASU 2015-14”). ASU 2015-14 is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 31, 2016, including interim reporting periods within that reporting period. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The Company evaluated the impact of the new standard on its financial statements and has determined that such impact is virtually non-existent as the new revenue guideline does not affect revenues from leases and loans, which comprise the majority of the Company’s revenues.

3. Investment in equipment and leases, net:

The Company’s investment in leases consists of the following:

	Balance December 31, 2015	Additions	Depreciation/ Amortization Expense	Balance March 31, 2016
Net investment in operating leases	$—	$641,734	$(5,409)	$636,325
Initial direct costs, net of accumulated amortization of $1,105 at March 31, 2016	—	17,016	(1,105)	15,911
Total	$—	$658,750	$(6,514)	$652,236

Additions to net investment in operating lease assets are stated at cost. All of the Company’s leased property was acquired in March 2016.

Impairment of investments in leases:

Recorded values of the Company’s leased asset portfolio are reviewed each quarter to confirm the reasonableness of established residual values and to determine whether there is indication that an asset impairment might have taken place.

The Company uses a variety of sources and considers many factors in evaluating whether the respective book values of its assets are appropriate. In addition, the Company may direct a residual value review at any time if it becomes aware of issues regarding the ability of a lessee to continue to make payments on its lease contract. An impairment loss is measured and recognized only if the estimated undiscounted future cash flows of the asset are less than their net book value. The estimated undiscounted future cash flows are the sum of

S-F-11

ATEL 17, LLC

NOTES TO FINANCIAL STATEMENTS

3. Investment in equipment and leases, net: - (continued)

the residual value of the asset at the end of the asset’s lease contract and undiscounted future rents from the existing lease contract, if any. The residual value assumes, among other things, that the asset is utilized normally in an open, unrestricted and stable market. Short-term fluctuations in the marketplace are disregarded and it is assumed that there is no necessity either to dispose of a significant number of the assets, if held in quantity, simultaneously or to dispose of the asset quickly. Impairment is measured as the difference between the fair value (as determined by a valuation method using discounted estimated future cash flows, third party appraisals or comparable sales of similar assets as applicable based on asset type) of the asset and its carrying value on the measurement date. Upward adjustments for impairments recognized in prior periods are not made in any circumstances. As a result of these reviews, management determined that no impairment losses existed during the three months ended March 31, 2016.

The Company utilizes a straight-line depreciation method for equipment in all of the categories currently in its portfolio of operating lease transactions. Depreciation expense on the Company’s equipment totaled $5,409 for the three months ended March 31, 2016. IDC amortization expense related to the Company’s operating leases totaled $1,105 for the same three-month period.

Operating leases:

Property on operating leases consists of the following:

	Balance December 31, 2015	Additions	Reclassifications or Dispositions	Balance March 31, 2016
Materials handling	$—	$270,821	$—	$270,821
Agriculture	—	370,913	—	370,913
	—	641,734	—	641,734
Less accumulated depreciation	—	(5,409)	—	(5,409)
Total	$—	$636,325	$—	$636,325

The average estimated residual value for assets on operating leases was 26% of the assets’ original cost at March 31, 2016.

At March 31, 2016, the aggregate amounts of future minimum lease payments receivable are as follows:

Operating Leases
Nine months ending December 31, 2016	$96,860
Year ending December 31, 2017	129,147
2018	129,147
2019	129,147
2020	26,486
$510,787

The useful lives for each category of leases is reviewed at a minimum of once per quarter. As of March 31, 2016, the respective useful lives of each category of lease assets in the Company’s portfolio are as follows (in years):

Equipment category	Useful Life
Agriculture	7 – 10
Materials handling	7 – 10

S-F-12

ATEL 17, LLC

NOTES TO FINANCIAL STATEMENTS

4. Related Party Transactions:

The terms of the Operating Agreement provide that the Managing Member and/or affiliates are entitled to receive certain fees, for equipment acquisition and asset management services and to receive reimbursements for payments made on behalf of the Fund for certain operating expenses, which are more fully described in Section 8 of the Operating Agreement.

The Operating Agreement allows for the reimbursement of costs incurred by the Managing Member and/or affiliates for providing administrative services to the Company. Administrative services provided include Company accounting, investor relations, legal counsel and equipment financing documentation. The Managing Member is not reimbursed for services whereby it is entitled to receive a separate fee as compensation for such services, such as management of investments.

Cost reimbursements to the Managing Member or its affiliates are based on its costs incurred in performing administrative services for the Company. These costs are allocated to each managed entity based on certain criteria such as managed assets, number of investors or contributed capital based upon the type of cost incurred. The Managing Member believes that the costs reimbursed are the lower of (i) actual costs incurred on behalf of the Company or (ii) the amount the Company would be required to pay independent parties for comparable administrative services in the same geographic location.

Each of ATEL Leasing Corporation (“ALC”) and AFS is a wholly-owned subsidiary of ATEL Capital Group and performs services for the Company. Acquisition services, equipment management, lease administration and asset disposition services are performed by ALC; and investor relations, communications services and general administrative services are performed by AFS.

During its offering period, the Fund will pay selling commissions of up to 9% of the selling price of the Units to ATEL Securities Corporation (“ASC”), an affiliate of the Managing Member acting as Dealer Manager for the group of selling broker-dealers. ASC will in turn pay to participating broker-dealers selling commissions of up to 7% of the price of the Units sold by them, retaining the balance of 2%.

During the three months ended March 31, 2016, the Managing Member and/or affiliates earned commissions and fees, and billed for reimbursements pursuant to the Operating Agreement as follows:

Three Months Ended March 31, 2016
Selling commissions, equal to 9% of the selling price of the Limited Liability Company Units, deducted from Other Members capital	$334,782
Administrative costs reimbursed to Managing Member and/or affiliates	2,076
Asset management fees to Managing Member	669
Acquisition and initial direct costs paid to Managing Member	17,016
$354,543

5. Syndication Costs:

Syndication costs are reflected as a reduction to Members’ capital as such costs are netted against the capital raised. The amount shown is primarily comprised of selling commissions as well as fees pertaining to the organization of the Fund, document preparation, regulatory filing fees, and accounting and legal costs. As of March 31, 2016, syndication costs totaled $334,782. Such costs represent selling commissions and were all recorded during the three months ended March 31, 2016.

S-F-13

ATEL 17, LLC

NOTES TO FINANCIAL STATEMENTS

5. Syndication Costs: - (continued)

The Operating Agreement places a limit for cost reimbursements to the Managing Member and/or affiliates. When added to selling commissions, such cost reimbursements may not exceed a total equal to 15% of all offering proceeds. As of March 31, 2016, the Company had not recorded any syndication costs in excess of the limitation. The limitation on the amount of syndication costs pursuant to the Operating Agreement is determined on the date of termination of the offering. At such time, the Manager guarantees repayment of any excess syndication costs (above the limitation) which it may have collected from the Company, which guarantee is without recourse or reimbursement by the Fund.

6. Commitments:

At March 31, 2016, there were commitments to purchase lease assets approximating $1,267,000. The amount represents contract awards which may be canceled by the prospective borrower/investee or may not be accepted by the Company.

7. Members’ Capital:

A total of 372,687 and 50 units were issued and outstanding as of March 31, 2016 and December 31, 2015, respectively, including the 50 Units issued to the initial Member (Managing Member). The Fund is authorized to issue up to 15,000,000 Units in addition to the Units issued to the initial Member.

The Company has the right, exercisable in the Manager’s discretion, but not the obligation, to repurchase Units of a Unitholder who ceases to be a U.S. Citizen, for a price equal to 100% of the holder’s capital account. The Company is otherwise permitted, but not required, to repurchase Units upon a holder’s request. The repurchase of Fund Units is made in accordance with Section 13 of the Amended and Restated Limited Liability Company Operating Agreement. The repurchase would be at the discretion of the Manager on terms it determines to be appropriate under given circumstances, in the event that the Manager deems such repurchase to be in the best interest of the Company; provided, the Company is never required to repurchase any Units. Upon the repurchase of any Units by the Fund, the tendered Units are cancelled. Units repurchased in prior periods were repurchased at amounts representing the original investment less cumulative distributions made to the Unitholder with respect to the Units. All Units repurchased during a quarter are deemed to be repurchased effective the last day of the preceding quarter, and are not deemed to be outstanding during, or entitled to allocations of net income, net loss or distributions for the quarter in which such repurchase occurs.

The Fund’s net income or net losses are to be allocated 100% to the Members. From the commencement of the Fund until the initial closing date, net income and net loss shall be allocated 99% to the Managing Member and 1% to the initial Other Members. Commencing with the initial closing date, net income and net loss shall be allocated 99.99% to the Other Members and 0.01% to the Managing Member.

Fund distributions are to be allocated 0.01% to the Managing Member and 99.99% to the Other Members.

Distributions to the Other Members for the three months ended March 31, 2016 were as follows:

Distributions	$32,865
Weighted average number of Units outstanding	230,298
Weighted average distributions per Unit	$0.14

An approximate $341,000 of accrued liabilities at March 31, 2016 reflects subscription proceeds received pending finalization of required documentation. Such finalization occurred during April 2016, at which time the subscriptions were accepted and Units allocated.

S-F-14

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Member of
ATEL Managing Member, LLC

Report on Balance Sheets

We have audited the balance sheet of ATEL Managing Member, LLC as of December 31, 2015 and the related footnotes to the balance sheet.

Management’s Responsibility for the Balance Sheets and Related Footnotes

Management is responsible for the preparation and fair presentation of the balance sheet and the related footnotes, in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of balance sheets and the related footnotes that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the balance sheet based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the balance sheet. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the balance sheet, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the balance sheet in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the balance sheets.

We believe that the audit evidence obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the balance sheet and the related footnotes referred to above present fairly, in all material respects, the financial position of ATEL Managing Member, LLC as of December 31, 2015 in accordance with accounting principles generally accepted in the United States of America.

Report on Comparative Information

The comparative information presented herein as of and for the year ended March 31, 2016, derived from those unaudited financial statements, has not been audited, reviewed, or compiled and, accordingly, we express no opinion on it.

/s/ Moss Adams, LLP

San Francisco, California
June 29, 2016

S-F-15

ATEL MANAGING MEMBER, LLC

BALANCE SHEETS
MARCH 31, 2016 AND DECEMBER 31, 2015

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Cash and cash equivalents	$1,104,455	$416,027
Amounts due from ATEL 14, LLC	65,666	74,758
Amounts due from ATEL 15, LLC	50,913	51,226
Amounts due from ATEL 16, LLC	30	5,134
Amounts due from ATEL 17, LLC	672	—
Investment in ATEL 14, LLC net of distributions	243	254
Investment in ATEL 15, LLC net of distributions	343	354
Investment in ATEL 16, LLC net of distributions	430	439
Investment in ATEL 17, LLC net of distributions	497	500
Total assets	$1,223,247	$548,692
LIABILITIES AND MEMBER’S EQUITY
Total liabilities	$—	$—
Member’s equity:
Member’s equity	4,091,370	3,497,117
Amounts due from managing member	(2,868,123)	(2,948,425)
Total member’s equity	1,223,247	548,692
Total liabilities and member’s equity	$1,223,247	$548,692

See accompanying notes to Balance Sheets.

S-F-16

ATEL MANAGING MEMBER, LLC
NOTES TO BALANCE SHEETS

Note 1 — Organization

ATEL Managing Member, LLC (the “Company”) was formed under the laws of Nevada on April 2, 2009 to manage entities in the business of leasing and lending.

The Company is a wholly-owned subsidiary of ATEL Financial Services, LLC (the “Member”).

The Company organizes and sponsors limited liability companies engaged in equipment leasing and sales activities (the “Funds), and also acts as a managing member of the Funds. The Company derives various fees from these Funds and also receives reimbursements for expenses incurred on behalf of the Funds, of which certain fees and expenses reimbursements are allocated to the Company and the balance is allocated to other affiliated companies for services rendered to, and costs incurred on behalf of the Funds under contract from the Member. The bases for determination of the types and amounts of these fees and reimbursements are provided in agreements with the Funds and the affiliated companies.

The Company will continue in full force and effect until such time as the Member elects to dissolve the Company or the Company is otherwise dissolved. As a limited liability company, the liability of the Member for the obligations of the Company is limited to the extent of capital contributions made by the Member.

Note 2 — Basis of Presentation and Significant Accounting Policies

Basis of Presentation — The accompanying balance sheets have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates — The preparation of the balance sheets in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets. Actual results could differ from those estimates.

Cash and cash equivalents — Cash and cash equivalents include cash in banks and cash equivalent investments such as U.S. Treasury instruments with original and/or purchased maturities of ninety days or less.

Investment in Funds — The Company’s investments in the Funds are accounted for using the equity method whereby the investments are increased by earnings and specially allocated items and reduced by losses and distributions reflected net of cumulative distributions.

Income Taxes — The Company does not provide for income taxes in its financial statements as all income, losses and specially allocated tax attributes are passed through to the Member for inclusion in its individual tax returns.

The Company applies the Topic of the Financial Accounting Standards Board Accounting Standards Codification relating to accounting for uncertain tax positions (ASC Income Taxes Topic). The ASC Income Taxes Topic prescribes a minimum probability threshold that a tax position must meet before a financial statement benefit is recognized. The minimum threshold is defined in the ASC Income Taxes Topic as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.

Note 3 — Member’s Capital, Distribution and Compensation

The respective Funds under management, ATEL 17, LLC (“ATEL17”), ATEL 16, LLC (“ATEL 16”), ATEL 15, LLC (“ATEL 15”) and ATEL 14, LLC (“ATEL 14”), were each authorized under their respective Operating Agreements to issue up to 15,000,000 units to other members of the Funds. The Company has a 7.5% carried interest in ATEL 14 and ATEL 15 and a .01% carried interest in ATEL 16 AND ATEL 17.

All distributions and/or allocations of income or loss will be made by the Company to the Member.

S-F-17

ATEL MANAGING MEMBER, LLC
NOTES TO BALANCE SHEETS

Note 3 — Member’s Capital, Distribution and Compensation - (continued)

At March 31, 2016 and December 31, 2015, $65,666 and $74,758, were respectively due from ATEL 14 for management fees and distributions of carried interest. Amounts due from ATEL 15 for management fees and distributions of carried interest as of March 31, 2016 and December 31, 2015 were $50,913 and $51,226, respectively. Amounts due from ATEL 16 for management fees and distributions of carried interest at March 31, 2016 and December 31, 2015 were $30 and $5,134 respectively. Amounts due from ATEL 17 for management fees and distributions of carried interest at March 31, 2016 were $672.

At December 31, 2015, the Company declared a distribution to decrease the amounts due from the Member. The impact is reflected on the December 31, 2015 balance sheet as a reclassification, and offset, against member’s equity with the intent that the amount not be repaid.

Summarized information about these Funds as of March 31, 2016 and December 31, 2015 is included in the following table (000’s omitted):

	ATEL 17, LLC	ATEL 16, LLC	ATEL 15, LLC	ATEL 14, LLC
As of March 31, 2016 (Unaudited)
Total assets	$4,026	$42,067	$47,546	$41,171
Total liabilities	677	10,140	15,703	14,900
Income allocated to managing member	—	—	121	152
As of December 31, 2015
Total assets	$1	$43,270	$50,140	$43,524
Total liabilities	—	10,315	16,703	15,802
Income allocated to managing member	—	—	482	611

Note 4 — Related-Party Transactions

As of March 31, 2016 and December 31, 2015, advances of $2,868,123 and $2,948,425, respectively, were made to the member for cash flow purposes. Such amounts have been reflected as contra equity.

S-F-18

EXHIBIT A

PRIOR PERFORMANCE INFORMATION

ATEL Managing Member, LLC, the Manager of the Fund, and its affiliates have extensive experience in the equipment leasing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment leasing transactions originated by other companies, (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations, (iv) organizing and offering individual ownership and limited partnership investment leasing programs and (v) supervising and arranging for the supervision of equipment management and marketing on leasing transactions.

In addition to the Fund, the Manager and/or its affiliates have sponsored sixteen prior public equipment leasing and financing programs, eight prior private equipment leasing and financing programs and two prior private institutional equipment leasing programs. Fifteen of the prior public equipment leasing and financing programs (the “Prior Programs”) have investment objectives that are similar to those of the Fund, and each of these is described below.

The first Prior Program, ATEL Cash Distribution Fund, LP (“ACDF”), commenced a public offering of up to $10,000,000 of its equity interests on March 11, 1986. ACDF terminated its offering on December 18, 1987 after raising a total of $10,000,000 in offering proceeds from a total of approximately 1,000 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF acquired a variety of types of equipment with a total purchase cost of approximately $11,133,679. All of such equipment had been sold and the partnership was terminated as of December 31, 1997.

The second Prior Program, ATEL Cash Distribution Fund II, LP (“ACDF II”), commenced a public offering of up to $25,000,000 (with an option to increase the offering to $35,000,000) of its equity interests on January 4, 1988. ACDF II terminated its offering on January 3, 1990 after raising a total of $35,000,000 in offering proceeds from a total of approximately 3,100 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF II acquired a variety of types of equipment with a total purchase cost of approximately $52,270,536. All of such equipment had been sold and the partnership was terminated as of December 31, 1998.

The third Prior Program, ATEL Cash Distribution Fund III, LP (“ACDF III”), commenced a public offering of up to $50,000,000 (with an option to increase the offering to $75,000,000) of its equity interests on January 4, 1990. ACDF III terminated its offering on January 3, 1992 after raising a total of $73,855,840 in offering proceeds from a total of approximately 4,822 investors, all of which proceeds were committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF III acquired a variety of types of equipment with a total purchase cost of approximately $99,629,942. All of such equipment had been sold and the partnership was terminated as of December 31, 2000.

The fourth Prior Program, ATEL Cash Distribution Fund IV, LP (“ACDF IV”), commenced a public offering of up to $75,000,000 of its limited partnership interests on February 4, 1992. ACDF IV terminated its offering on February 3, 1993 after raising a total of $75,000,000 in offering proceeds from a total of approximately 4,873 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF IV acquired a variety of types of equipment with a total purchase cost of $108,734,880. All of such equipment had been sold as of December 31, 2004.

The fifth Prior Program, ATEL Cash Distribution Fund V, LP (“ACDF V”), commenced a public offering of up to $125,000,000 of its limited partnership interests on February 22, 1993. ACDF V terminated its offering on November 15, 1994. As of that date, $125,000,000 of offering proceeds had been received from approximately 7,217 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF V acquired a variety of types of equipment with a total purchase cost of $187,595,762 through September 30, 2012. On September 30, 2012, the Partnership was terminated, with all remaining net assets transferred to a liquidating trust. As of December 31, 2012, all equipment transferred to the liquidating trust had been sold.

S-A-1

The sixth Prior Program, ATEL Cash Distribution Fund VI, LP (“ACDF VI”), commenced a public offering of up to $125,000,000 of its limited partnership interests on November 23, 1994. ACDF VI terminated its offering on November 22, 1996. As of that date, $125,000,000 of offering proceeds had been received from approximately 6,401 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF VI acquired a variety of types of equipment with a total purchase cost of $208,320,158 through December 31, 2013. Of such equipment, items representing an original purchase cost of approximately $184,633,250 had been sold or disposed as of December 31, 2013. On December 31, 2013, the Partnership was terminated, with all remaining net assets transferred to a liquidating trust

The seventh Prior Program, ATEL Capital Equipment Fund VII, LP (“ACEF VII”), commenced a public offering of up to $150,000,000 of its limited partnership interests on November 29, 1996. ACEF VII terminated its offering on November 29, 1998. As of that date, $150,000,000 of offering proceeds had been received from approximately 5,386 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VII had acquired a variety of types of equipment with a total purchase cost of $306,123,226 as of December 31, 2015. Of such equipment, items representing an original purchase cost of $259,883,880 had been sold as of December 31, 2015. On December 31, 2015, the Partnership was terminated, with all remaining net assets transferred to a liquidating trust.

The eighth Prior Program, ATEL Capital Equipment Fund VIII, LLC (“ACEF VIII”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on December 7, 1998. ACEF VIII terminated its offering on November 30, 2000. As of that date, $135,701,380 of offering proceeds had been received from approximately 3,625 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VIII had acquired a variety of types of equipment with a total purchase cost of $248,790,678 as of March 31, 2016. Of such equipment, items representing an original purchase cost of approximately $222,487,141 had been sold as of March 31, 2016. ACEF VIII originally anticipated that it would liquidate approximately ten to eleven years following the November 2000 termination of its offering. Due to a variety of market and operating conditions it has experienced a longer than anticipated liquidation stage.

The ninth Prior Program, ATEL Capital Equipment Fund IX, LLC (“ACEF IX”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on January 16, 2001. ACEF IX terminated its offering as of January 15, 2003. As of that date, $120,652,160 of offering proceeds had been received from approximately 3,238 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF IX had acquired a variety of types of equipment and invested in notes receivable with a total cost of $192,299,637 as of March 31, 2016. Of such equipment, items representing an original purchase cost of approximately $137,762,184 had been sold or disposed as of March 31, 2016.

The tenth Prior Program, ATEL Capital Equipment Fund X, LLC (“ACEF X”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on March 12, 2003. ACEF X terminated its offering on March 11, 2005. As of that date, $140,192,575 of offering proceeds had been received from approximately 3,228 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ACEF X had acquired a variety of types of equipment and invested in notes receivable with a total purchase cost of $212,175,017 as of March 31, 2016. Of such equipment, items representing an original purchase cost of approximately $136,996,033 had been sold or disposed as of March 31, 2016.

S-A-2

The eleventh Prior Program, ATEL Capital Equipment Fund XI, LLC (“ACEF XI”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on April 11, 2005. The offering was terminated as of April 30, 2006. As of that date, $52,311,070 of offering proceeds had been received from approximately 1,180 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ACEF XI had acquired a variety of types of equipment and invested in notes receivable with a total purchase cost of $82,065,156 as of March 31, 2016. Of such equipment, items representing an original purchase cost of approximately $65,340,474 had been sold or disposed as of March 31, 2016.

The twelfth Prior Program, ATEL 12, LLC (“ATEL 12”), commenced a public offering of up to $200,000,000 of its limited liability company member interests on September 26, 2007. The offering was terminated as of September 25, 2009. As of that date, $30,021,320 of offering proceeds had been received from approximately 883 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ATEL 12 had acquired equipment and invested in notes receivable with a total purchase cost of $33,991,563 as of March 31, 2016. Of such equipment, items representing an original purchase cost of approximately $19,526,647 had been sold or disposed as of March 31, 2016.

The thirteenth Prior Program, ATEL 14, LLC (“ATEL 14”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on October 7, 2009. The offering was terminated as of October 6, 2011. As of that date, $84,024,650 of offering proceeds had been received from approximately 2,169 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ATEL 14 had acquired equipment and invested in notes receivable with a total purchase cost of $105,569,721 as of March 31, 2016. Of such equipment, items representing an original purchase cost of approximately $36,948,251 had been sold or disposed as of March 31, 2016.

The fourteenth Prior Program, ATEL 15, LLC (“ATEL 15”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on October 28, 2011. The offering was terminated as of October 28, 2013. As of that date, $66,451,210 of offering proceeds had been received from approximately 1,777 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ATEL 15 had acquired equipment and invested in notes receivable with a total purchase cost of $74,101,863 as of March 31, 2016. Of such equipment, items representing an original purchase cost of approximately $9,176,963 had been sold or disposed as of March 31, 2016.

The fifteenth Prior Program, ATEL 16, LLC (“ATEL 16”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on November 5, 2013. The offering will terminate on its second anniversary. As of November 5, 2015, $43,076,360 of offering proceeds had been received from approximately 1,013 investors. All of the proceeds have been committed to equipment acquisitions and financings, organization and offering costs, working capital and capital reserves. ATEL 16 had acquired equipment and invested in notes receivable with a total original cost of $34,649,174 as of March 31, 2016. Of such investments, items representing an original purchase cost of approximately $31,850 had been disposed as of March 31, 2016.

As discussed elsewhere in this Prospectus, fluctuations in demand for equipment may affect the ability of a leasing program to invest and reinvest its capital in a timely manner. Prior programs in their reinvestment stage may seek to acquire additional portfolio investments using leverage. Equipment lessors experienced a more difficult market in which to make suitable investments during recent periods of reduced growth and recession in the U.S. economy as a result of the softening demand for capital equipment during these periods. Delays in investment may have a negative impact on ATEL 12, LLC, ATEL 14, LLC, ATEL 15, LLC and ATEL 16, LLC. The Manager believes that it has identified industry segments, lease markets and potential transaction structures that will permit these Prior Programs to pursue their investment objectives.

S-A-3

Each of the Prior Programs has had, as an investment objective, the reinvestment of cash flow after payment of debt service and certain minimum distributions. Reinvestment is intended to increase the size, diversification and return on their equipment portfolios. Adverse economic conditions during 1999 through 2003 affected the timing and terms of remarketing and re-leasing efforts by these Prior Programs. An extended remarketing cycle and lower lease rates have limited the ability of ACEF VII, LP, ACEF VIII, LLC and ACEF IX, LLC to generate sufficient cash flow to permit significant reinvestment. In the future, adverse conditions in the general economy and equipment demand may also result in delays in leasing, re-leasing and disposition of equipment, and in reduced returns on invested capital. Factors which have in the recent past adversely affected the leasing market include: economic recession resulting in lower levels of capital expenditure by businesses; economic conditions have resulted in more used equipment becoming available on the market in turn resulting in downward pressure on prices and lease rates due to excess inventory; and, finally, the lowest interest rates in over fifty years have exerted downward pressure on lease rates and resulted in less demand for lease financing. In any event, there can be no assurance as to what future developments may occur in the economy in general or in the demand for equipment and lease financing in particular. These general economic factors and the stages in Prior Programs’ investment and disposition cycles have also affected the rates of distributions by Prior Programs. In particular, during the liquidation stages of Prior Programs, rates of distributions have varied from their operating stages and distributions have in some cases been suspended while a program’s debt is repaid from disposition proceeds before remaining net disposition proceeds are available to be distributed to investors.

As of March 31, 2016, the Prior Programs have acquired and financed equipment with a total purchase cost of approximately $2.0 billion during a period of over 30 years since the date the first Prior Program commenced operations. Aggregate losses from material lessee defaults on these transactions have been approximately $8.3 million, or approximately 0.029% of the assets acquired per annum, substantially less than the amount assumed by ATEL in structuring these portfolios as the losses to be anticipated in the ordinary course of leasing business. There is no identifiable trend in the frequency or amount of lessee defaults experienced by prior programs.

Although certain of the Prior Programs have experienced lessee defaults in the ordinary course of business, none of the Prior Programs has experienced an unanticipated rate of default or major adverse business developments which the Fund Manager believes will impair its ability to meet its investment objectives.

The Prior Programs have investment objectives that are similar to those of the Fund. The factors considered by the Manager in determining that the investment objectives of the prior programs were similar to those of the Fund include the types of equipment to be acquired, the structure of the leases to such equipment, the credit criteria for lessees, the intended investment cycles, the reinvestment policies and the investment goals of each program. Therefore, all of the information set forth in the tables included in this Exhibit A may be deemed to relate to programs with investment objectives similar to those of the Fund.

Other than as described above, none of the Prior Programs has experienced major adverse business developments which the Fund Manager believes will impair its ability to meet its investment objectives. Each of the Prior Programs has provided its investors with regular cash distributions throughout its operating stage.

S-A-4

The following is a list of the tables set forth in Exhibit A:

Table I	—	Experience in Raising and Investing Funds
Table II	—	Compensation to the Manager and Affiliates
Table III	—	Operating Results of Prior Public Programs
Table IV	—	Results of Completed Programs
Table V	—	Sales or Disposals of Portfolio Investments by Prior Public Programs
Table VI	—	Acquisition of Portfolio Investments by Prior Public Programs

In Table I information is presented with respect to all Prior Programs sponsored by ATEL that completed their offerings of interests within the ten-year period ended March 31, 2016.

In Table II information is presented with respect to all Prior Programs sponsored by ATEL that completed their offerings of interests within the ten-year period ended March 31, 2016.

In Table III information is presented with respect to all Prior Programs sponsored by ATEL that completed their offerings of interests within the ten-year period ended March 31, 2016.

Table IV includes information concerning the results of the most recent completed Prior Programs.

Table V includes information regarding all dispositions of portfolio investments by the five most recent Prior Programs during the period ended March 31, 2016.

Table VI includes information regarding all acquisitions of portfolio investments by the five most recent Prior Programs during the period ended March 31, 2016.

The Manager will provide to any investor, upon written request and without charge, copies of the most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission by each of the Prior Programs, and will provide to any investor, for a reasonable fee, copies of the exhibits to such reports. Investors may request such information by writing to ATEL Investor Services, Inc. at 600 Montgomery Street, 9th Floor, San Francisco, California 94111 or by calling the Manager at (415) 989-8800.

S-A-5

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(on a percentage basis)
March 31, 2016
(Unaudited)

The following Table sets forth certain information concerning the experience of the Managing Member or its affiliates in raising and investing funds. A percentage analysis of the application of the proceeds raised is presented.

	ATEL Capital Equipment Fund XI, LLC	ATEL 12, LLC	ATEL 14, LLC	ATEL 15, LLC	ATEL 16, LLC
EQUITY PROCEEDS
Dollar amount of equity offered	$150,000,000	$200,000,000	$150,000,000	$150,000,000	$150,000,000
Dollar amount of equity raised(5)	$52,311,070	$30,021,320	$84,024,650	$66,451,210	$43,075,860
Less: Offering expenses:
Selling commissions	9.00%	9.00%	9.00%	9.00%	9.00%
Organization and program expenses(1)	5.16%	5.83%	4.79%	6.00%	6.00%
Reserves	0.50%	0.50%	0.50%	0.50%	0.50%
Percent available for investment	85.34%	84.67%	85.71%	84.50%	84.50%
Acquisition costs:
Purchase price(2)	85.34%	84.67%	85.71%	84.50%	84.50%
Acquisition fees	—	—	—	—	—
	85.34%	84.67%	85.71%	84.50%	84.50%
Percent leverage(3)	34.06%	25.21%	41.02%	37.24%	27.65%
Date offering commenced:	Apr. 11, 2005	Sept. 26, 2007	Oct. 7, 2009	Oct. 28, 2011	Nov. 5, 2013
Length of offering	24 Months (4)	24 Months	24 Months	24 Months	24 Months
Months to invest 90% of amount available for investment (measured from beginning of offering)	18 Months	30 Months	30 Months	25 Months	TBD

FOOTNOTES:

(1)	Includes organization, legal, accounting, printing, binding, delivery and other costs incurred by the General Partner/Managing Member.
(2)	Represents amounts paid to unrelated third parties for purchase of equipment under leases.
(3)	The percentage leverage is calculated by dividing the initial principal amount of debt incurred by the program (exclusive of short term lines of credit) through the date of this table by the aggregate original cost of all assets purchased by the program through such date. It should be noted, however, that each program has acquired assets, has made or will make principal amortizing debt service payments and/or has disposed or will dispose of assets over a period of time extending from its first investment in equipment. As a result, for each program the total cost of the assets in its portfolio and the total principal amount of debt outstanding have fluctuated from time to time. The percentage figure, therefore, does not reflect the current leverage ratio or the debt ratio at any one point in time, but constitutes an aggregate ratio for the life of the program through the date of the table.
(4)	As of April 30, 2006, the Funds’ offering of Limited Liability Company Units was terminated.
(5)	Dollar amount of equity raised is net of units rescinded, but includes units repurchased.

Past performance is not necessarily indicative of future performance.

S-A-6

TABLE II
COMPENSATION TO THE MANAGER AND AFFILIATES
March 31, 2016
(Unaudited)

The following Table sets forth certain information concerning the compensation derived by the Manager and affiliates. Amounts paid are from two sources: proceeds from the offering and gross revenues.

	ATEL Capital Equipment Fund XI, LLC	ATEL 12, LLC	ATEL 14, LLC	ATEL 15, LLC	ATEL 16, LLC
Date offering commenced	Apr. 11, 2005	Sept. 26, 2007	Oct. 7, 2009	Oct. 28, 2011	Nov. 5, 2013
Date offering closed	Apr. 30, 2006	Sept. 25, 2009	Oct. 6, 2011	Oct. 28, 2013	Nov. 5, 2015
Dollar amount raised	$52,311,070	$30,021,320	$84,024,650	$66,451,210	$43,075,860
Amounts paid to Managing Member or its affiliates from proceeds of offering:
Acquisition fees/Reimbursements of initial direct costs	$693,056	$1,646,200	$3,215,524	$2,376,385	$929,385
Selling commissions	4,709,346	2,701,919	7,562,219	5,981,329	3,876,872
Organization and program costs	2,701,433	1,751,091	4,022,383	3,987,553	2,584,582
Dollar amount of cumulative cash generated from operations before deducting payments to the Managing Member	$68,580,010	$28,092,540	$56,507,754	$28,871,657	$6,020,324
Cumulative amount paid to the Managing Member from operations:
Management fees	$3,935,348	$1,189,624	$3,144,446	$1,407,530	$510,525
Reimbursement of payroll and administrative costs	4,004,043	2,518,614	6,969,317	3,759,314	694,891
Acquisition and other operating expenses	3,164,570	2,132,098	4,702,344	3,060,190	1,409,021
Carried interest on distributions	3,474,368	1,586,506	3,222,663	1,571,106	360
Aggregate payments to Managing Member:(1)
2005	$6,069,713
2006	4,341,576
2007	2,637,649	$904,688
2008	1,593,316	2,526,252
2009	1,400,781	3,138,382	$1,488,665
2010	1,455,117	1,135,559	6,374,061
2011	1,328,426	1,039,637	8,489,316	$307,586
2012	1,227,660	975,786	3,858,954	6,535,881
2013	797,851	873,085	3,597,274	7,131,015
2014	484,050	670,977	2,943,422	2,989,425	$3,632,505
2015	588,066	507,176	2,373,630	2,261,016	5,007,833
March 31, 2016	64,903	108,310	498,050	502,098	435,913
	$21,989,108	$11,879,852	$29,623,372	$19,727,021	$9,076,251

FOOTNOTES:

(1)	As of March 31, 2016. Includes payments and rights to payments of carried interest on fund distributions, management fees, incentive fees, reimbursements of syndication costs to the Managing Member (and affiliates), acquisition fees, initial direct costs on leases and reimbursements of administrative costs.

Past performance is not necessarily indicative of future performance.

S-A-7

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
March 31, 2016
(Unaudited)

The following Table summarizes the operating results of Prior Programs ACEF XI, LLC, ATEL 12, LLC, ATEL 14, LLC, ATEL 15, LLC and ATEL 16, LLC. The Prior Programs’ records are maintained in accordance with generally accepted accounting principles for financial statement purposes.

	ATEL Capital Equipment Fund XI, LLC
	Period Ended December 31,
	2005	2006	2007	2008
Months of operations	12	12	12	12
Gross revenue – lease and other	$604,565	$7,061,142	$11,179,319	$12,545,058
– gain on sales of assets	—	55,941	215,186	76,424
	604,565	7,117,083	11,394,505	12,621,482
Less Operating Expenses:(1)
Depreciation and amortization expense	219,754	5,160,659	8,698,372	10,180,940
Provision for losses and doubtful accounts	—	174,402	78,379	405,434
Interest expense	3,667	127,188	1,106,973	1,297,963
Acquisition expense	359,651	986,621	878,477	47,908
Cost reimbursements to Managing Member	74,734	448,508	523,111	498,053
Legal/Professional fees	112,150	213,137	415,934	265,327
Other	67,770	161,920	140,109	106,369
Outside Services	10,199	97,262	147,397	54,533
Management fee	19,895	367,978	629,306	647,577
	867,820	7,737,675	12,618,058	13,504,104
Net loss – GAAP basis	$(263,255)	$(620,592)	$(1,223,553)	$(882,622)
Taxable loss from operations	$(330,642)	$(4,849,582)	$(5,874,603)	$(2,781,849)
Cash generated by operations(2)	$1,523,982	$6,027,132	$6,396,153	$8,674,869
Cash generated from sales(3)	—	55,941	2,800,069	1,222,135
Cash generated from refinancing	—	—	—	—
Cash generated from other(4)	262,401	2,021,872	2,745,862	2,314,195
	1,786,383	8,104,945	11,942,084	12,211,199
Less cash distributions to investors:
From operating cash flow	701,370	4,482,452	4,838,539	4,838,168
From sales	—	—	—	—
From refinancing	—	—	—	—
From other	—	—	—	—
Total distributions	701,370	4,482,452	4,838,539	4,838,168
Cash generated after cash distributions	$1,085,013	$3,622,493	$7,103,545	$7,373,031
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$(24.10)	$(89.68)	$(103.87)	$(49.20)
Recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$—	$—	$—
– Return of capital	55.27	89.61	92.49	92.50
	$55.27	$89.61	$92.49	$92.50
Sources (on a cash basis)
Sales	$—	$—	$—	$—
Refinancing	—	—	—	—
Operations	55.27	89.61	92.49	92.50
Other	—	—	—	—
Total	$55.27	$89.61	$92.49	$92.50
Amount invested in program equipment (cost, excluding acquisition fees)	$14,970,671	$42,086,103	$62,888,213	$63,431,613
Amount invested in program equipment (book value)	$14,926,446	$37,190,929	$49,105,796	$39,489,975
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	22.16%	62.05%	91.97%	92.78%

Past performance is not necessarily indicative of future performance.

S-A-8

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
March 31, 2016
(Unaudited)

	ATEL Capital Equipment Fund XI, LLC
	Period Ended December 31,
	2009	2010	2011	2012
Months of operations	12	12	12	12
Gross revenue – lease and other	$10,013,218	$8,242,155	$7,571,800	$6,074,038
– gain on sales of assets	1,657,741	199,681	55,839	342,763
	11,670,959	8,441,836	7,627,639	6,416,801
Less Operating Expenses:(1)
Depreciation and amortization expense	8,014,308	6,212,056	4,458,523	2,950,996
Provision for losses and doubtful accounts	322,800	14,309	130,555	424,288
Interest expense	854,246	482,040	410,200	238,439
Acquisition expense	4,528	175,894	97,448	91,938
Cost reimbursements to Managing Member	348,835	476,941	473,950	424,008
Legal/Professional fees	168,752	171,946	105,991	99,561
Other	163,935	121,688	140,269	173,626
Outside Services	53,148	65,707	35,467	55,320
Management fee	656,082	411,567	364,041	321,017
	10,586,634	8,132,148	6,216,444	4,779,193
Net income – GAAP basis	$1,084,325	$309,688	$1,411,195	$1,637,608
Taxable income from operations	$2,197,135	$790,864	$1,543,518	$2,714,340
Cash generated by operations(2)	$7,634,803	$6,069,352	$5,602,062	$4,991,467
Cash generated from sales(3)	8,125,877	1,325,711	1,075,996	1,698,971
Cash generated from refinancing	—	—	—	—
Cash generated from other(4)	1,247,566	915,349	579,709	530,075
	17,008,246	8,310,412	7,257,767	7,220,513
Less cash distributions to investors:
From operating cash flow	4,821,899	4,819,107	4,818,839	4,818,828
From sales	—	—	—	—
From refinancing	—	—	—	—
From other	—	—	—	—
Total distributions	4,821,899	4,819,107	4,818,839	4,818,828
Cash generated after cash distributions	$12,186,347	$3,491,305	$2,438,928	$2,401,685
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary income:
Operations	$38.99	$14.04	$27.41	$48.20
Recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$19.24	$5.50	$25.06	$29.08
– Return of capital	73.26	87.00	67.44	63.42
	$92.50	$92.50	$92.50	$92.50
Sources (on a cash basis)
Sales	$—	$—	$—	$—
Refinancing	—	—	—	—
Operations	92.50	92.50	92.50	92.50
Other	—	—	—	—
Total	$92.50	$92.50	$92.50	$92.50
Amount invested in program equipment (cost, excluding acquisition fees)	$63,431,613	$66,324,200	$67,548,200	$67,548,200
Amount invested in program equipment (book value)	$24,917,492	$20,614,594	$16,144,265	$11,244,845
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	76.19%	74.00%	68.72%	55.72%

Past performance is not necessarily indicative of future performance.

S-A-9

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
TABLE III
March 31, 2016
(Unaudited)

	ATEL Capital Equipment Fund XI, LLC
	Period Ended December 31,			March 31, 2016
	2013	2014	2015
Months of operations	12	12	12	3
Gross revenue – lease and other	$4,406,225	$3,157,939	$2,095,937	$308,707
– gain on sales of assets	319,352	758,310	675,588	270,000
	4,725,577	3,916,249	2,771,525	578,707
Less Operating Expenses:(1)
Depreciation and amortization expense	2,106,492	1,363,697	886,937	105,086
Provision for losses and doubtful accounts	37,916	175,938	6,796	15,685
Interest expense	148,741	66,942	13,463	—
Acquisition expense	—	—	—	—
Cost reimbursements to Managing Member	307,284	219,758	176,059	32,803
Legal/Professional fees	75,167	109,969	114,572	79,948
Other	119,492	82,901	151,003	9,923
Outside Services	39,038	33,651	32,548	14,812
Management fee	231,862	137,579	116,344	32,101
	3,065,992	2,190,435	1,497,722	290,358
Net income – GAAP basis	$1,659,585	$1,725,814	$1,273,803	$288,349
Taxable income from operations	$3,068,066	$4,945,005	$2,147,849	$536,962 (6)
Cash generated by operations(2)	$3,130,442	$2,589,038	$1,154,503	$325,715
Cash generated from sales(3)	1,273,913	3,504,273	836,274	287,000
Cash generated from refinancing	—	—	—	—
Cash generated from other(4)	411,273	254,395	367,968	2,695
	4,815,628	6,347,706	2,358,745	615,410
Less cash distributions to investors:
From operating cash flow	2,960,020	1,562,792	1,154,503	325,715
From sales	—	—	836,274	287,000
From refinancing	—	—	—	—
From other	—	—	1,134,807	689,612
Total distributions	2,960,020	1,562,792	3,125,584	1,302,327
Cash generated (deficiency) after cash distributions	$1,855,608	$4,784,914	$(766,839)	$(686,917)
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary income:
Operations	$54.48	$87.81	$38.14	$9.53
Recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$29.47	$30.00	$22.62	$5.12
– Return of capital	27.35	—	37.38	19.88
	$56.82	$30.00	$60.00	$25.00
Sources (on a cash basis)
Sales	$—	$—	$16.05	$5.51
Refinancing	—	—	—	—
Operations	56.82	30.00	22.16	6.25
Other	—	—	21.78	13.24
Total	$56.82	$30.00	$60.00	$25.00
Amount invested in program equipment (cost, excluding acquisition fees)	$67,548,200	$67,548,200	$67,548,200	$67,548,200
Amount invested in program equipment (book value)	$7,973,771	$3,795,485	$2,711,936	$2,587,156
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	43.57%	30.43%	25.82%	24.76%

Past performance is not necessarily indicative of future performance.

S-A-10

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
March 31, 2016
(Unaudited)

	ATEL 12, LLC
	Period Ended December 31,
	2007	2008	2009	2010	2011
Months of operations	11	12	12	12	12
Gross revenue – lease and other	$—	$770,099	$3,453,293	$4,061,571	$5,107,571
– gain on sales of assets	—	—	—	843	32,171
	—	770,099	3,453,293	4,062,414	5,139,742
Less Operating Expenses:(1)
Depreciation and amortization expense	—	585,264	2,953,809	3,410,803	3,795,192
Provision for losses and doubtful accounts	—	—	393,903	482,289	5,042
Interest expense	1,407	17,431	65,248	94,535	200,678
Acquisition expense	—	316,736	764,508	278,323	181,856
Cost reimbursements to Managing Member and affiliate	4,238	105,148	238,331	435,065	387,632
Legal/Professional fees	5,272	34,513	78,126	141,965	96,039
Other	1,438	22,720	49,750	92,077	92,444
Outside services	190	17,725	29,743	84,860	(18,164)
Management fee	—	30,582	156,753	188,800	225,255
	12,545	1,130,119	4,730,171	5,208,717	4,965,974
Net (loss) income – GAAP basis	$(12,545)	$(360,020)	$(1,276,878)	$(1,146,303)	$173,768
Taxable loss from operations	$—	$(1,095,430)	$(2,509,312)	$(1,572,751)	$(1,204,449)
Cash generated by operations(2)	$—	$159,920	$2,106,158	$3,562,834	$3,279,169
Cash generated from sales(3)	—	—	—	185,307	297,003
Cash generated from refinancing	—	—	—	—	—
Cash generated from other(4)	—	30,939	513,320	349,504	802,867
	—	190,859	2,619,478	4,097,645	4,379,039
Less cash distributions to investors:
From operating cash flow	—	522,823	1,970,429	2,699,535	2,699,086
From sales	—	—	—	—	—
From refinancing	—	—	—	—	—
From other	—	—	—	—	—
Total distributions	—	522,823	1,970,429	2,699,535	2,699,086
Cash (deficiency) generated after cash distributions	$—	$(331,964)	$649,049	$1,398,110	$1,679,953
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$—	$(143.86)	$(99.87)	$(48.50)	$(37.15)
Recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$—	$—	$—	$5.36
– Return of capital	—	74.23	84.78	90.00	84.63
	$—	$74.23	$84.78	$90.00	$89.99
Sources (on a cash basis)
Sales	$—	$—	$—	$—	$—
Refinancing	—	—	—	—	—
Operations	—	74.23	84.78	90.00	89.99
Other	—	—	—	—	—
Total	$—	$74.23	$84.78	$90.00	$89.99
Amount invested in program equipment (cost, excluding acquisition fees)	$—	$7,943,604	$17,506,005	$21,962,271	$25,134,454
Amount invested in program equipment (book value)	$—	$7,453,704	$14,234,279	$15,184,193	$14,320,660
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	0.00%	27.74%	61.13%	76.04%	86.92%

Past performance is not necessarily indicative of future performance.

S-A-11

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
March 31, 2016
(Unaudited)

	ATEL 12, LLC
	Period Ended December 31,				March 31, 2016
	2012	2013	2014	2015
Months of operations	12	12	12	12	3
Gross revenue – lease and other	$4,546,000	$4,711,438	$3,407,694	$2,414,489	$518,381
– gain on sales of assets	26,425	57,250	772,385	360,713	(67,483)
	4,572,425	4,768,688	4,180,079	2,775,202	450,898
Less Operating Expenses:(1)
Depreciation and amortization expense	3,088,055	2,800,559	2,292,763	1,204,274	125,011
Provision (reversal of provision) for losses and doubtful accounts	50,898	(41,615)	237,375	(5,052)	1,257
Interest expense	121,097	116,722	64,289	30,033	5,225
Acquisition expense	134,478	120,763	5,978	—	—
Cost reimbursements to Managing Member and affiliate	407,618	365,047	306,700	219,700	49,135
Legal/Professional fees	87,292	82,700	108,373	110,874	78,172
Other	136,270	129,119	102,169	124,817	18,748
Outside services	47,499	38,143	32,671	32,659	12,474
Management fee	207,779	164,325	135,178	69,062	11,890
	4,280,986	3,775,763	3,285,496	1,786,367	301,912
Net income – GAAP basis	$291,439	$992,925	$894,583	$988,835	$148,986
Taxable (loss) income from operations	$(1,096,802)	$255,760	$3,067,960	$2,100,351	$525,088 (6)
Cash generated by operations(2)	$3,452,032	$3,194,950	$2,639,684	$1,785,995	$484,835
Cash generated from sales(3)	393,370	690,260	3,025,289	1,472,173	93,000
Cash generated from refinancing	—	—	—	—	—
Cash generated from other(4)	885,550	793,988	692,580	490,247	100,321
	4,730,952	4,679,198	6,357,553	3,748,415	678,156
Less cash distributions to investors:
From operating cash flow	2,693,873	2,694,399	2,639,684	1,785,995	484,835
From sales	—	—	54,002	907,242	93,000
From refinancing	—	—	—	—	—
From other	—	—	—	—	95,474
Total distributions	2,693,873	2,694,399	2,693,686	2,693,237	673,309
Cash generated after cash distributions	$2,037,079	$1,984,799	$3,663,867	$1,055,178	$4,847
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary (loss) income:
Operations	$(33.89)	$7.90	$94.82	$64.92	$16.23
Recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$9.01	$30.68	$27.65	$30.57	$4.61
– Return of capital	80.98	59.33	62.35	59.43	17.89
	$89.99	$90.01	$90.00	$90.00	$22.50
Sources (on a cash basis)
Sales	$—	$—	$1.80	$30.32	$3.11
Refinancing	—	—	—	—	—
Operations	89.99	90.01	88.20	59.68	16.20
Other	—	—	—	—	3
Total	$89.99	$90.01	$90.00	$90.00	$22.50
Amount invested in program equipment (cost, excluding acquisition fees)	$27,740,143	$28,635,590	$28,635,590	$28,635,590	$28,635,590
Amount invested in program equipment (book value)	$13,237,200	$10,652,845	$6,058,059	$3,780,353	$3,481,840
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	88.69%	82.63%	65.41%	49.06%	46.83%

Past performance is not necessarily indicative of future performance.

S-A-12

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
March 31, 2016
(Unaudited)

	ATEL 14, LLC
	Period Ended December 31,
	2009	2010	2011	2012
Months of operations	9	12	12	12
Gross revenue – lease and other	$35,105	$1,441,507	$6,625,600	$11,915,377
– gain on sales of assets	—	—	75,792	19,194
	35,105	1,441,507	6,701,392	11,934,571
Less Operating Expenses:(1)
Depreciation and amortization expense	29,317	888,266	4,580,907	9,014,114
Provision for losses and doubtful accounts	—	16,576	10,160	26,955
Interest expense	110	8,819	151,442	174,876
Acquisition expense	83,742	824,632	1,176,444	1,335,479
Cost reimbursements to Managing Member and affiliate	19,176	544,017	828,927	1,246,178
Legal/Professional fees	5,000	71,913	179,989	272,829
Other	6,427	322,850	875,249	1,086,866
Outside services	2,547	31,683	36,678	144,832
Management fee	663	68,579	333,608	561,589
	146,982	2,777,335	8,173,404	13,863,718
Net loss – GAAP basis	$(111,877)	$(1,335,828)	$(1,472,012)	$(1,929,147)
Taxable loss from operations	$(147,928)	$(2,357,237)	$(7,189,982)	$(7,755,122)
Cash generated by (used in) operations(2)	$1,140,787	$(1,111,705)	$2,729,367	$7,156,457
Cash generated from sales(3)	—	—	953,104	127,612
Cash generated from refinancing	—	—	—	—
Cash generated from other(4)	—	328,328	817,951	2,064,333
	1,140,787	(783,377)	4,500,422	9,348,402
Less cash distributions to investors:
From operating cash flow	—	—	2,729,367	7,156,457
From sales	—	—	953,104	127,612
From refinancing	—	—	—	—
From other	—	1,633,146	1,542,227	277,777
Total distributions	—	1,633,146	5,224,698	7,561,846
Cash generated (deficiency) after cash distributions	$1,140,787	$(2,416,523)	$(724,276)	$1,786,556
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$(556.10)	$(98.48)	$(105.38)	$(85.42)
Recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$—	$—	$—
– Return of capital	—	73.76	82.78	90.05
	$—	$73.76	$82.78	$90.05
Sources (on a cash basis)
Sales	$—	$—	$15.10	$1.52
Refinancing	—	—	—	—
Operations	—	—	43.24	85.22
Other	—	73.76	24.44	3.31
Total	$—	$73.76	$82.78	$90.05
Amount invested in program equipment (cost, excluding acquisition fees)	$1,646,068	$18,801,704	$43,363,166	$67,737,104
Amount invested in program equipment (book value)	$1,642,139	$17,947,547	$38,206,429	$53,311,475
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	1.76%	20.14%	46.39%	72.39%

Past performance is not necessarily indicative of future performance.

S-A-13

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
March 31, 2016
(Unaudited)

	ATEL 14, LLC
	Period Ended December 31,			March 31, 2016
	2013	2014	2015
Months of operations	12	12	12	3
Gross revenue – lease and other	$15,090,153	$13,417,619	$11,383,733	$2,518,734
– gain on sales of assets	583,153	1,892,724	493,028	371,716
	15,673,306	15,310,343	11,876,761	2,890,450
Less Operating Expenses:(1)
Depreciation and amortization expense	10,716,362	10,430,506	8,101,404	1,493,571
Provision for losses and doubtful accounts	15,134	57,353	116,112	71,689
Interest expense	352,809	663,892	475,790	96,311
Acquisition expense	795,387	63,082	—	—
Cost reimbursements to Managing Member and affiliate	1,390,210	1,535,119	1,190,385	215,305
Legal/Professional fees	239,660	135,689	129,658	90,800
Other	1,296,452	852,721	781,885	176,641
Outside services	82,474	64,591	70,096	25,362
Management fee	743,970	733,212	572,539	130,286
	15,632,458	14,536,165	11,437,869	2,299,965
Net income – GAAP basis	$40,848	$774,178	$438,892	$590,485
Taxable (loss) income from operations	$(3,667,753)	$2,940,903	$1,808,748	$452,187	(6)
Cash generated by operations(2)	$9,443,336	$9,263,284	$7,960,005	$1,886,892
Cash generated from sales(3)	6,215,043	6,619,028	2,257,357	863,000
Cash generated from refinancing	—	—	—	—
Cash generated from other(4)	2,810,617	2,182,053	1,088,778	145,441
	18,468,996	18,064,365	11,306,140	2,895,333
Less cash distributions to investors:
From operating cash flow	7,550,383	7,548,020	7,534,539	1,879,762
From sales	—	—	—	—
From refinancing	—	—	—	—
From other	—	—	—	—
Total distributions	7,550,383	7,548,020	7,534,539	1,879,762
Cash generated after cash distributions	$10,918,613	$10,516,345	$3,771,601	$1,015,571
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary (loss) income:
Operations	$(40.43)	$32.44	$19.96	$4.99
Recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$0.45	$8.54	$4.84	$6.52
– Return of capital	89.53	81.47	85.07	15.91
	$89.98	$90.01	$89.91	$22.43
Sources (on a cash basis)
Sales	$—	$—	$—	$—
Refinancing	—	—	—	—
Operations	89.98	90.01	89.91	22.43
Other	—	—	—	—
Total	$89.98	$90.01	$89.91	$22.43
Amount invested in program equipment (cost, excluding acquisition fees)	$93,194,771	$93,334,151	$93,354,958	$93,354,958
Amount invested in program equipment (book value)	$63,529,858	$49,108,357	$39,120,186	$37,074,582
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	90.53%	81.63%	73.50%	71.51%

Past performance is not necessarily indicative of future performance.

S-A-14

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
March 31, 2016
(Unaudited)

	ATEL 15, LLC
	Period Ended December 31,
	2011	2012	2013	2014
Months of operations	10	12	12	12
Gross revenue – lease and other	$2,864	$1,492,967	$6,310,269	$10,321,335
– (loss) gain on sales of assets	—	(34,496)	25,421	441,193
	2,864	1,458,471	6,335,690	10,762,528
Less Operating Expenses:(1)
Depreciation and amortization expense	—	1,064,108	4,362,218	8,119,154
Provision (reversal of provision) for losses and doubtful accounts	—	39	(39)	1,021
Interest expense	—	30,841	126,952	577,316
Acquisition expense	8,646	787,352	1,449,391	311,425
Cost reimbursements to Managing Member and affiliate	845	223,568	698,643	1,375,732
Legal/Professional fees	—	29,087	123,223	126,491
Other	2,351	142,975	484,537	628,277
Outside services	452	36,306	58,962	55,237
Management fee	57	44,587	256,494	491,258
	12,351	2,358,863	7,560,381	11,685,911
Net loss – GAAP basis	$(9,487)	$(900,392)	$(1,224,691)	$(923,383)
Taxable loss from operations	$(8,494)	$(1,880,643)	$(5,704,957)	$(2,936,645)
Cash generated by operations(2)	$41,259	$521,812	$2,125,257	$6,772,924
Cash generated from sales(3)	—	157,533	540,461	2,897,917
Cash generated from refinancing	—	—	—	—
Cash generated from other(4)	—	630,399	1,359,195	2,179,317
	41,259	1,309,744	4,024,913	11,850,158
Less cash distributions to investors:
From operating cash flow	—	521,812	2,125,257	5,952,450
From sales	—	157,533	540,461	—
From refinancing	—	—	—	—
From other	—	493,233	1,525,825	—
Total distributions	—	1,172,578	4,191,543	5,952,450
Cash generated (deficiency) after cash distributions	$41,259	$137,166	$(166,630)	$5,897,708
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$(132.03)	$(107.27)	$(104.48)	$(41.03)
Recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$—	$—	$—
– Return of capital	—	72.30	82.99	89.92
	—	$72.30	$82.99	$89.92
Sources (on a cash basis)
Sales	$—	$9.72	$10.70	$—
Refinancing	—	—	—	—
Operations	—	32.17	42.08	89.92
Other	—	30.41	30.21	—
Total	$—	$72.30	$82.99	$89.92
Amount invested in program equipment (cost, excluding acquisition fees)	$—	$19,383,115	$55,315,206	$63,984,775
Amount invested in program equipment (book value)	$—	$18,123,043	$49,731,292	$48,822,992
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	0.00%	29.62%	85.04%	92.82%

Past performance is not necessarily indicative of future performance.

S-A-15

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
March 31, 2016
(Unaudited)

	ATEL 15, LLC
	Period Ended December 31,	March 31, 2016
	2015
Months of operations	12	3
Gross revenue – lease and other	$10,548,714	$2,484,041
– (loss) gain on sales of assets	134,725	27,845
	10,683,439	2,511,886
Less Operating Expenses:(1)
Depreciation and amortization expense	8,085,828	1,837,921
Provision (reversal of provision) for losses and doubtful accounts	51,124	6,679
Interest expense	544,078	114,447
Acquisition expense	1,070	694
Cost reimbursements to Managing Member and affiliate	1,239,828	220,698
Legal/Professional fees	128,877	76,784
Other	467,603	100,625
Outside services	62,353	20,241
Management fee	495,134	120,000
	11,075,895	2,498,089
Net loss – GAAP basis	$(392,456)	$13,797
Taxable loss from operations	$(257,208)	$(64,302	)(6)
Cash generated by operations(2)	$7,597,128	$2,014,872
Cash generated from sales(3)	713,958	85,500
Cash generated from refinancing	—	—
Cash generated from other(4)	1,667,221	359,957
	9,978,307	2,460,329
Less cash distributions to investors:
From operating cash flow	5,951,370	1,486,558
From sales	—	—
From refinancing	—	—
From other	—	—
Total distributions	5,951,370	1,486,558
Cash generated (deficiency) after cash distributions	$4,026,937	$973,771
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$(3.60)	$(0.90)
Recapture	—	—
Capital gain (loss)	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$—
– Return of capital	89.99	22.48
	$89.99	$22.48
Sources (on a cash basis)
Sales	$—	$—
Refinancing	—	—
Operations	89.99	22.48
Other	—	—
Total	$89.99	$22.48
Amount invested in program equipment (cost, excluding acquisition fees)	$64,782,844	$64,782,844
Amount invested in program equipment (book value)	$41,551,596	$39,657,186
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	93.59%	93.22%

Past performance is not necessarily indicative of future performance.

S-A-16

TABLE III
OPERATING RESULTS OF PRIOR PUBLIC PROGRAMS
March 31, 2016
(Unaudited)

	ATEL 16, LLC
	Period Ended December 31,		March 31, 2016
	2014	2015
Months of operations	10	12	3
Gross revenue – lease and other	$908,919	$4,195,206	$1,611,290
– loss on sales of assets	—	(2,555)	(2,562)
	908,919	4,192,651	1,608,728
Less Operating Expenses:(1)
Depreciation and amortization expense	705,476	3,112,484	1,297,380
Interest expense	4,472	18,554	68,227
Acquisition expense	196,080	429,205	89,129
Cost reimbursements to Managing Member and affiliate	93,087	454,504	147,300
Legal/Professional fees	49,922	102,415	58,937
Other	59,960	193,376	58,000
Outside services	104,023	35,503	13,230
Management fee	60,201	299,789	150,535
	1,273,221	4,645,830	1,882,738
Net loss – GAAP basis	$(364,302)	$(453,179)	$(274,010)
Taxable loss from operations	$(471,250)	$(3,159,088)	$(789,772	)(6)
Cash generated by operations(2)	$719,983	$2,002,755	$682,790
Cash generated from sales(3)	—	12,767	11,705
Cash generated from refinancing	—	—	—
Cash generated from other(4)	107,399	360,137	160,994
	827,382	2,375,659	855,489
Less cash distributions to investors:
From operating cash flow	452,941	2,002,755	682,790
From sales	—	12,767	11,705
From refinancing	—	—	—
From other	—	80,169	58,383
Total distributions	452,941	2,095,691	752,878
Cash generated (deficiency) after cash distributions	$374,441	$279,968	$102,611
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary loss:
Operations	$(47.05)	$(107.73)	$(26.93)
Recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors on a GAAP basis:
– Investment income	$—	$—	$—
– Return of capital	45.23	71.47	25.68
	$45.23	$71.47	$25.68
Sources (on a cash basis)
Sales	$—	$0.44	$0.40
Refinancing	—	—	—
Operations	45.23	68.30	23.29
Other	—	2.72	1.98
Total	$45.23	$71.47	$25.68
Amount invested in program equipment (cost, excluding acquisition fees)	$7,985,236	$32,391,579	$32,668,967
Amount invested in program equipment (book value)	$7,484,768	$29,222,081	$28,238,482
Amount remaining invested in program equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the program)(5)	24.65%	99.95%	99.90%

Past performance is not necessarily indicative of future performance.

S-A-17

FOOTNOTES:

(1)	Operating expenses include payroll and administrative cost reimbursements to the General Partner/Managing Member as follows:

	ATEL Capital Equipment Fund XI, LLC	ATEL 12, LLC	ATEL 14, LLC	ATEL 15, LLC	ATEL 16, LLC
Year ended December 31, 2005	$74,733
2006	448,508
2007	523,111	$4,238
2008	498,053	105,148
2009	348,835	238,331	$19,176
2010	476,941	435,065	544,017
2011	473,950	387,632	828,927	$845
2012	424,008	407,618	1,246,178	223,568
2013	307,284	365,047	1,390,210	698,643
2014	219,758	306,700	1,535,119	1,375,732	$93,087
2015	176,059	219,700	1,190,385	1,239,828	454,504
March 31, 2016	32,803	49,135	215,305	220,698	147,300
	$4,004,043	$2,518,614	$6,969,317	$3,759,314	$694,891

(2)	Cash generated by (used in) operations does not include the principal payments received on notes receivable or the principal portion of lease rentals received under direct financing leases. In the Funds’ statements of cash flows (under generally accepted accounting principles), these amounts are included in the investing activities section.
(3)	Cash generated from sales includes proceeds from early termination of notes receivable and equipment sales, where applicable.
(4)	Cash generated from other consists of the principal amortization of notes receivable and direct finance leases, where applicable. Such amounts are included throughout the table under the caption “Other”.
(5)	The percentage is calculated as a fraction, the numerator of which is the amount invested in program equipment (at cost) as of the end of the indicated period, net of all dispositions, and the denominator of which is the cumulative total of all equipment acquired by the program through the end of the latest period shown.
(6)	The taxable income or loss from operations is based on an estimate for the period ended March 31, 2016.

Past performance is not necessarily indicative of future performance.

S-A-18

TABLE IV
RESULTS OF COMPLETED PUBLIC PROGRAMS
March 31, 2016
(Unaudited)

Program name:	ATEL Cash Distribution Fund V, L.P.
Dollar amount of equity raised	$125,000,000
Assets purchased	$187,595,762
Date of Closing of Offering	November 15, 1994
Date of first sale of property	July 1, 1994
Date of final sale of property	December 1, 2012
Tax and distribution data per $1,000 limited partner investment through December 31, 2014:
Federal Income Tax Results:
Ordinary income:
Operations	$7.32	*
Recapture
Capital gain (loss)
Cash distributions to investors on a GAAP basis:
– Investment income	$208.43	*
– Return of capital	969.68	*
	1,178.11
Cash available for distribution, reinvested for investors’ accounts	—
Total	$1,178.11
Sources (on a cash basis):
Sales	$249.14	*
Refinancing	—
Operations	868.26	*
Other	60.71	*
Total	$1,178.11

*	Includes amounts subsequently distributed to investors from Fund liquidating trust.

Past performance is not necessarily indicative of future performance.

S-A-19

TABLE IV
RESULTS OF COMPLETED PUBLIC PROGRAMS
March 31, 2016
(Unaudited)

Program name:	ATEL Cash Distribution Fund VI, L.P.
Dollar amount of equity raised	$125,000,000
Assets purchased	$208,320,158
Date of Closing of Offering	November 22, 1996
Date of first sale of property	January 3, 1995
Date of final sale of property	TBD(1)
Tax and distribution data per $1,000 limited partner investment through December 31, 2014:
Federal Income Tax Results:
Ordinary income:
Operations	$(281.48	)*
Recapture
Capital gain (loss)
Cash distributions to investors on a GAAP basis:
– Investment income	$218.53	*
– Return of capital	880.59	*
	1,099.12
Cash available for distribution, reinvested for investors’ accounts	—
Total	$1,099.12
Sources (on a cash basis):
Sales	$180.73	*
Refinancing	—
Operations	851.15	*
Other	67.24	*
Total	$1,099.12

(1)	ATEL Cash Distribution Fund VI, L.P. Liquidating Trust (the “Trust”) was created as of December 31, 2013 to liquidate and distribute the remaining assets of ATEL Cash Distribution Fund VI, and to settle all remaining obligations of the Fund. The majority of the Trust’s remaining assets were sold in December 2014 and distributions paid to Trust interest holders subsequent to the sale.
*	Includes amounts subsequently distributed to investors from Fund liquidating trust.

Past performance is not necessarily indicative of future performance.

S-A-20

TABLE IV
RESULTS OF COMPLETED PUBLIC PROGRAMS
March 31, 2016
(Unaudited)

Program name:	ATEL Cash Distribution Fund VII, L.P.
Dollar amount of equity raised	$150,000,000
Assets purchased	$306,123,226
Date of Closing of Offering	November 29, 1998
Date of first sale of property	January 3, 1995
Date of final sale of property	TBD(1)
Tax and distribution data per $1,000 limited partner investment through December 31, 2015:
Federal Income Tax Results:
Ordinary income:
Operations	$(428.87)
Recapture
Capital gain (loss)
Cash distributions to investors on a GAAP basis:
– Investment income	$182.63
– Return of capital	785.88
968.51
Cash available for distribution, reinvested for investors’ accounts	—
Total	$968.51
Sources (on a cash basis):
Sales	$60.81
Refinancing	—
Operations	849.03
Other	58.67
Total	$968.51

(1)	ATEL Cash Distribution Fund VII, L.P. Liquidating Trust (the “Trust”) was created as of December 31, 2015 to liquidate and distribute the remaining assets of ATEL Cash Distribution Fund VII, and to settle all remaining obligations of the Fund.
*	Includes amounts subsequently distributed to investors from Fund liquidating trust.

Past performance is not necessarily indicative of future performance.

S-A-21

TABLE V
SALES OR DISPOSALS OF PORTFOLIO INVESTMENTS BY PRIOR PUBLIC PROGRAMS
(Unaudited)

This table provides asset disposition information for the five most recent Prior Programs, ATEL Capital Equipment Fund XI, LLC, ATEL 12, LLC, ATEL 14, LLC, ATEL 15, LLC and ATEL 16, LLC as of March 31, 2016. Sales were for consideration unless otherwise noted. Interim rent (rent paid prior to formal commencement of a lease), hold-over rent (rent received after termination of the initial lease term, but before formal extension or disposition) and extension rent (rent paid after formal extension of a lease) are included in the “Payments Received” column. “Equipment Acquisition Cost” includes acquisition fees. Dispositions are shown on a per asset basis.

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
ATEL Capital Equipment Fund XI, LLC (ACEF 11)
Leases
Allegheny Tech	Material Handling	$177,873	$46,000	$148,749
Allegheny Tech	Material Handling	27,436	10,500	36,681
Allegheny Tech	Material Handling	221,487	92,500	269,496
Allegheny Tech	Material Handling	196,594	79,000	217,828
Allegheny Tech	Material Handling	157,592	41,600	150,411
Allegheny Tech	Material Handling	100,260	39,000	126,222
Allegheny Tech	Material Handling	264,917	115,000	218,970
Allegheny Tech	Material Handling	41,289	7,850	40,941
Allegheny Tech	Material Handling	69,554	16,000	95,060
Allegheny Tech	Material Handling	63,177	25,000	84,111
Alliant Techsystems Inc.	Manufacturing	123,113	25,908	131,090
Bayer Corporation	Research	401,679	41,000	546,732
Bayer Corporation	Research	322,892	65,000	586,049
Central Illinois Public Svc Co.	Construction	274,972	95,000	280,102
Daimlerchrysler Corporation	Material Handling	1,241,387	265,472	1,529,660
Daimlerchrysler Corporation	Material Handling	398,087	61,500	707,745
Daimlerchrysler Corporation	Material Handling	263,889	5,000	340,369
Daimlerchrysler Corporation	Material Handling	505,344	14,400	746,979
Daimlerchrysler Corporation	Material Handling	536,928	19,996	766,921
Daimlerchrysler Corporation	Material Handling	196,329	9,800	308,567
East Midlands Ambulance Service NHS Trust	Motor Vehicles	630,400	5,571	764,281
East Midlands Ambulance Service NHS Trust	Motor Vehicles	63,295	18,751	50,603
East Midlands Ambulance Service NHS Trust	Motor Vehicles	230,003	40,331	394,721
East Midlands Ambulance Service NHS Trust	Motor Vehicles	466,246	64,808	538,589
East Midlands Ambulance Service NHS Trust	Motor Vehicles	178,851	44,150	192,676
East Midlands Ambulance Service NHS Trust	Motor Vehicles	1,937,276	58,899	2,245,945
East Midlands Ambulance Service NHS Trust	Motor Vehicles	189,339	5,354	248,967
East Midlands Ambulance Service NHS Trust	Motor Vehicles	93,110	22,075	91,713
East Midlands Ambulance Service Nhs Trust	Motor Vehicles	512,103	24,834	597,422
East Midlands Ambulance Service NHS Trust	Motor Vehicles	141,376	17,278	177,491
East Midlands Ambulance Service NHS Trust	Motor Vehicles	272,546	14,380	354,607
Illinois Power Company	Construction	68,743	24,000	70,108
International Paper Co.	Material Handling	21,411	6,000	40,063
International Paper Co.	Material Handling	98,173	21,250	151,406

Past performance is not necessarily indicative of future performance.

S-A-22

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
International Paper Co.	Material Handling	127,732	12,500	110,885
International Paper Co.	Material Handling	211,068	50,000	242,021
International Paper Co.	Construction	239,979	40,688	208,964
International Paper Co.	Construction	505,000	225,000	670,343
International Paper Co.	Construction	345,300	95,000	511,057
International Paper Co.	Material Handling	97,877	34,000	152,013
International Paper Co.	Material Handling	100,625	22,832	136,448
International Paper Co.	Material Handling	348,975	66,000	388,542
International Paper Co.	Material Handling	59,551	10,000	68,667
International Paper Co.	Material Handling	150,445	29,500	138,995
International Paper Co.	Logging & Lumber	405,000	100,000	614,120
International Paper Co.	Material Handling	44,829	18,000	48,139
International Paper Co.	Material Handling	118,115	23,500	112,140
International Paper Co.	Material Handling	282,095	41,000	243,745
International Paper Co.	Material Handling	146,975	24,000	119,327
International Paper Co.	Material Handling	268,791	42,000	215,123
International Paper Co.	Material Handling	63,462	12,000	38,003
International Paper Co.	Furniture & Fixtures	72,611	15,000	113,211
International Paper Co.	Material Handling	93,516	20,680	93,991
International Paper Co.	Material Handling	84,100	14,641	130,443
International Paper Co.	Material Handling	21,704	6,900	40,558
International Paper Co.	Material Handling	59,710	26,756	42,121
International Paper Co.	Material Handling	61,396	4,200	106,255
International Paper Co.	Material Handling	63,095	7,750	102,088
International Paper Co.	Material Handling	62,520	8,416	54,620
International Paper Co.	Material Handling	48,990	9,000	50,283
International Paper Co.	Material Handling	64,235	6,500	91,617
International Paper Co.	Material Handling	43,814	13,750	65,192
International Paper Co.	Material Handling	59,848	7,300	78,202
International Paper Co.	Material Handling	46,424	12,800	68,114
International Paper Co.	Logging & Lumber	376,000	150,000	369,378
International Paper Co.	Motor Vehicles	68,000	20,250	80,274
International Paper Co.	Material Handling	55,414	12,500	63,128
International Paper Co.	Trucks and Trailers	68,000	10,000	126,865
International Paper Co.	Logging & Lumber	369,260	265,324	138,889
International Paper Co.	Construction	300,282	110,418	272,305
International Paper Co.	Material Handling	1,388,145	635,948	1,070,643
International Paper Co.	Construction	94,919	47,500	89,135
International Paper Co.	Material Handling	70,848	12,500	91,184
International Paper Co.	Construction	213,150	61,115	218,878
International Paper Co.	Construction	153,424	69,000	153,521
International Paper Co.	Material Handling	121,070	60,000	132,190
Meadwestvaco Corporation	Material Handling	66,009	15,500	64,323
Meadwestvaco Corporation	Material Handling	466,150	70,000	431,246
Meadwestvaco Corporation	Material Handling	132,018	15,500	108,548
Meadwestvaco Corporation	Trucks and Trailers	369,934	163,610	368,144

Past performance is not necessarily indicative of future performance.

S-A-23

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
New Ngc, Inc.	Material Handling	590,674	117,200	729,011
New Ngc, Inc.	Material Handling	36,749	7,500	45,754
New Ngc, Inc.	Material Handling	211,135	43,000	195,245
New Ngc, Inc.	Material Handling	103,095	30,000	85,864
New Ngc, Inc.	Material Handling	585,862	128,500	574,207
New Ngc, Inc.	Material Handling	90,524	12,000	93,733
New Ngc, Inc.	Material Handling	921,159	323,500	948,626
New Ngc, Inc.	Material Handling	366,864	70,170	323,338
New Ngc, Inc.	Material Handling	307,713	77,000	275,841
New Ngc, Inc.	Material Handling	446,017	89,000	522,129
New Ngc, Inc.	Material Handling	312,816	59,556	271,945
New Ngc, Inc.	Material Handling	116,604	24,000	104,614
New Ngc, Inc.	Material Handling	414,647	71,500	493,632
New Ngc, Inc.	Material Handling	398,977	80,000	345,991
New Ngc, Inc.	Material Handling	331,723	52,500	368,603
New Ngc, Inc.	Material Handling	168,908	29,000	156,196
New Ngc, Inc.	Material Handling	165,950	42,500	163,527
New Ngc, Inc.	Material Handling	79,509	24,000	108,092
New Ngc, Inc.	Material Handling	135,830	36,000	208,983
New Ngc, Inc.	Material Handling	47,710	11,000	63,730
New Ngc, Inc.	Material Handling	186,966	46,500	242,314
New Ngc, Inc.	Material Handling	36,748	6,000	46,713
New Ngc, Inc.	Material Handling	38,790	17,000	53,732
Nomac Drilling, LLC	Mining	2,892,588	1,907,500	2,516,637
Ryder Integrated Logistics, Inc.	Material Handling	313,644	18,000	407,231
Ryder Integrated Logistics, Inc.	Material Handling	33,832	5,000	32,644
Ryder Integrated Logistics, Inc.	Material Handling	84,210	24,500	105,812
Ryder Integrated Logistics, Inc.	Material Handling	308,770	50,000	232,785
Ryder Integrated Logistics, Inc.	Material Handling	28,070	4,500	21,162
Ryder Integrated Logistics, Inc.	Material Handling	73,471	14,000	55,391
Ryder Integrated Logistics, Inc.	Material Handling	28,070	7,000	21,162
Ryder Integrated Logistics, Inc.	Material Handling	28,070	5,000	21,162
Ryder Integrated Logistics, Inc.	Material Handling	28,070	4,500	21,162
Ryder Integrated Logistics, Inc.	Material Handling	23,890	4,000	35,736
Ryder Integrated Logistics, Inc.	Material Handling	349,864	27,500	453,525
Ryder Integrated Logistics, Inc.	Material Handling	597,668	81,750	683,869
Ryder Integrated Logistics, Inc.	Material Handling	38,372	7,000	34,190
Ryder Integrated Logistics, Inc.	Material Handling	40,570	14,200	42,453
Ryder Integrated Logistics, Inc.	Material Handling	218,910	13,875	262,025
Ryder Integrated Logistics, Inc.	Material Handling	22,630	6,500	37,292
Ryder Integrated Logistics, Inc.	Material Handling	52,760	10,968	42,119
Ryder Integrated Logistics, Inc.	Material Handling	14,584	3,032	13,550
Ryder Integrated Logistics, Inc.	Material Handling	19,802	3,500	17,728
Tin, Inc. Dba Temple-Inland	Manufacturing	373,555	70,000	605,191
Tin, Inc. Dba Temple-Inland	Construction	269,550	160,000	263,416
Tyson Foods, Inc.	Trucks & Trailers	1,512,600	525,000	1,381,488

Past performance is not necessarily indicative of future performance.

S-A-24

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
Tyson Foods, Inc.	Trucks & Trailers	1,058,820	379,857	930,801
UPS Ground Freight, Inc.	Trucks & Trailers	646,536	93,600	711,229
UPS Ground Freight, Inc.	Trucks & Trailers	1,623,440	423,391	1,480,366
UPS Ground Freight, Inc.	Trucks & Trailers	808,170	144,036	847,598
Union Pacific Railroad Company	Railroad	201,177	246,192	6,639
Union Pacific Railroad Company	Railroad	83,583	37,982	77,184
Union Pacific Railroad Company	Railroad	338,124	142,132	325,782
Union Pacific Railroad Company	Railroad	164,000	65,087	188,906
Union Pacific Railroad Company	Railroad	635,500	264,748	720,475
Verso Paper Holdings, LLC	Construction	375,912	305,767	189,452
Verso Paper Holdings, LLC	Construction	471,619	95,000	716,483
Washington Group International	Construction	8,609,840	7,253,200	3,425,107
Whirlpool Corporation	Material Handling	573,666	42,000	518,634
Whirlpool Corporation	Material Handling	1,142,508	166,500	1,095,405
Whirlpool Corporation	Material Handling	468,727	45,400	523,284
Whirlpool Corporation	Material Handling	636,700	107,000	800,352
Whirlpool Corporation	Material Handling	438,600	50,600	519,552
		50,823,518	18,389,328	48,891,952
Loans
Adenosine Therapeutics, LLC	Senior Term Loan – Blanket	333,200	263,141	95,070
Alba Therapeutics Corporation	Senior Term Loan – Blanket	500,000	180,488	594,576
Altierre Corporation	Miscellaneous office equipment	125,000	—	146,511
Alveolus, Inc.	Senior Term Loan – Blanket	375,000	—	436,587
Alveolus, Inc.	Senior Term Loan – Blanket	125,000	83,703	56,179
Arsenal Digital Solutions	Computer Hardware & Software	1,015,693	390,090	1,249,170
Asempra Technologies, Inc.	Senior Term Loan – Blanket	200,000	85,618	139,527
Axial Biotech, Inc.	Senior Term Loan – Blanket	125,000	22,512	129,795
Axogen Corporation	Miscellaneous office equipment	125,000	14,746	152,751
Boingo Wireless, Inc.	Computer Equipment	123,802	—	137,519
Chelsio Communications, Inc.	Computer Equipment	27,600	—	31,540
Convio, Inc.	Computer Equipment	108,635	—	130,213
Convio, Inc.	Computer Equipment	51,482	—	63,899
Convio, Inc.	Computers & Networking Equipment	104,079	—	125,801
Convio, Inc.	Computer Equipment	50,656	—	60,612
Cornice, Inc.	Computer Equipment & Fixtures	195,757	15,909	49,689
Cymbet Corporation	Thin Film Deposition Equipment	504,213	—	611,441
Danger, Inc.	Computers & Networking Equipment	433,264	261,776	517,316
Delivery Agent, Inc.	Senior Term Loan – Blanket	125,000	52,887	89,712
Good Technology, Inc.	Computer Equip & Office Furniture	1,500,000	1,191,450	398,311
Linden Research, Inc.	Computer & Networking Equipment	324,769	—	376,441
Locus Pharmaceuticals, Inc.	Senior Term Loan – Blanket	750,000	—	884,132
New Ngc, Inc.	Storage Facility	2,503,105	—	3,622,504
On24, Inc.	Computer Equipment	62,353	—	76,709
Openpages, Inc.	Various Computer Equipment	237,345	—	285,493
Razz, Inc.	Senior Term Loan – Blanket	62,160	21,601	73,332
Razz, Inc.	Senior Term Loan – Blanket	61,590	—	32,106

Past performance is not necessarily indicative of future performance.

S-A-25

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
Renal Solutions, Inc.	Senior Term Loan – Blanket	500,000	162,673	431,899
REPLY! INC.	Senior Term Loan – Blanket	1,000,000	173,489	1,067,007
Revver, Inc.	Senior Term Loan – Blanket	1,200,000	347,951	374,022
Silverpop Systems, Inc.	Computer & Network Equipment	170,551	87,188	116,963
Sling Media, Inc.	Computers & Networking Equipment	214,877	—	248,682
Sling Media, Inc.	Computers & Networking Equipment	78,991	—	91,418
Solaria Corporation	Manufacturing	1,176	353	1,057
Solaria Corporation	Manufacturing	365,839	18,535	423,334
Technorati, Inc.	Computer Equip & Office Furniture	111,373	—	130,104
Technorati, Inc.	Computer Equip & Office Furniture	724,446	—	842,837
		14,516,956	3,374,110	14,294,259
		$65,340,474	$21,763,438	$63,186,211
ATEL 12, LLC (ATEL 12)
Leases
Alliant Techsystems Inc.	Miscellaneous	$86,074	$45,000	$31,088
Alliant Techsystems Inc.	Office Automation	3,970	3,800	2,372
Alliant Techsystems Inc.	Office Automation	3,015	1,000	2,243
Alliant Techsystems Inc.	Computers	32,026	2,000	104,188
Alliant Techsystems Inc.	Computers	20,588	4,000	57,817
Anadarko Petroleum Corporation	Construction	248,919	90,000	230,600
Bayer Corporation	Manufacturing	123,387	55,000	154,408
Bayer Corporation	Manufacturing	125,507	55,000	149,235
Cummins Inc.	Material Handling	9,679	2,000	14,470
Cummins Inc.	Material Handling	350,866	42,833	385,117
Cummins Inc.	Material Handling	22,999	6,000	28,478
Cummins Inc.	Material Handling	26,985	7,000	32,167
Cummins Inc.	Material Handling	160,850	17,500	175,752
Cummins Inc.	Material Handling	45,160	13,500	59,310
IBM Corporation	Manufacturing	696,150	625,000	567,246
IBM Corporation	Research	707,852	133,476	773,754
IBM Corporation	Business Services	166,576	75,000	98,914
IBM Corporation	Manufacturing	835,281	450,438	474,404
IBM Corporation	Research	749,968	125,000	616,924
IBM Corporation	Research	2,249,904	375,000	1,857,494
IBM Corporation	Research	88,650	5,000	77,098
Meadwestvaco Corporation	Material Handling	346,679	51,811	310,106
Meadwestvaco Corporation	Material Handling	50,216	22,000	39,075
Meadwestvaco Corporation	Material Handling	87,562	20,140	71,637
Meadwestvaco Corporation	Material Handling	81,988	23,113	63,929
Meadwestvaco Corporation	Material Handling	30,952	4,700	31,313
Meadwestvaco Corporation	Material Handling	181,636	54,250	151,423
Meadwestvaco Corporation	Material Handling	26,728	8,500	23,548
Meadwestvaco Corporation	Material Handling	216,301	41,000	273,339
Newell Rubbermaid, Inc.	Material Handling	57,048	18,000	22,610
Newell Rubbermaid, Inc.	Material Handling	1,092,757	259,905	1,018,594
Newell Rubbermaid, Inc.	Material Handling	66,664	16,000	75,738

Past performance is not necessarily indicative of future performance.

S-A-26

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
Newell Rubbermaid, Inc.	Material Handling	56,894	10,000	50,114
Newell Rubbermaid, Inc.	Material Handling	58,329	19,500	58,467
Newell Rubbermaid, Inc.	Cleaning & Maintenance	40,152	9,000	43,341
Newell Rubbermaid, Inc.	Material Handling	886,958	182,916	1,005,794
Newell Rubbermaid, Inc.	Material Handling	135,024	49,999	242,046
Newell Rubbermaid, Inc.	Material Handling	304,619	61,880	283,147
Newell Rubbermaid, Inc.	Material Handling	65,582	15,200	85,966
Nomac Drilling, LLC	Mining	2,892,588	1,907,500	2,516,637
SVC Manufacturing, Inc.	Material Handling	382,425	49,000	359,792
Ryder Integrated Logistics, Inc.	Material Handling	91,255	26,930	113,822
Ryder Integrated Logistics, Inc.	Cleaning & Maintenance	39,420	8,000	59,430
Ryder Integrated Logistics, Inc.	Cleaning & Maintenance	37,906	7,500	49,224
Ryder Integrated Logistics, Inc.	Material Handling	113,699	30,176	150,098
Ryder Integrated Logistics, Inc.	Material Handling	81,880	22,649	100,951
Ryder Integrated Logistics, Inc.	Material Handling	242,872	37,500	268,675
Ryder Integrated Logistics, Inc.	Transportation	20,467	6,665	14,503
Ryder Integrated Logistics, Inc.	Transportation	1,030	335	730
Ryder Integrated Logistics, Inc.	Material Handling	108,935	15,500	120,254
Ryder Integrated Logistics, Inc.	Material Handling	32,900	1,750	37,219
Ryder Integrated Logistics, Inc.	Material Handling	362,149	75,884	426,747
Wal-Mart Transportation, LLC	Transportation	277,807	47,500	311,767
		15,225,828	5,238,350	14,273,115
Loans
Adesto Technologies Corp	Computers	146,118	—	184,108
Altierre Corporation	Miscellaneous office equipment	125,000	—	138,372
Altierre Corporation	Senior Term Loan – Blanket	783,333	280,512	645,127
Amyris, Inc.	Testing & Lab Equipment	200,000	196,860	29,440
Axial Biotech, Inc.	Miscellaneous office equipment	125,000	22,512	131,715
Axial Biotech, Inc.	Miscellaneous office equipment	125,000	26,395	123,902
Axogen Corporation	Miscellaneous office equipment	250,000	29,491	305,502
Complete Genomics, Inc.	Senior Term Loan – Blanket	250,000	70,587	219,760
Cytomx Therapeutics, Inc.	Research	50,000	15,460	45,463
Cytomx Therapeutics, Inc.	Miscellaneous office equipment	200,000	121,380	123,832
Delivery Agent, Inc.	Miscellaneous office equipment	125,000	52,887	89,712
Five 9, Inc.	Computers	203,367	—	256,309
Forma Therapeutics, Inc.	Computers	250,000	—	295,603
Ipierian, Inc.	Research	29,169	—	36,237
Ipierian, Inc.	Research	97,457	—	121,589
Ipierian, Inc.	Research	122,471	—	150,409
Ipierian, Inc.	Research	150,000	44,787	139,509
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	68,904	52,894	27,654
Novavision Inc.	Miscellaneous office equipment	750,000	—	373,839
On24, Inc.	Computers	250,000	—	319,871
		4,300,819	913,765	3,757,953
		$19,526,647	$6,152,115	$18,031,068

Past performance is not necessarily indicative of future performance.

S-A-27

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
ATEL 14, LLC (ATEL 14)
Leases
Alliant Techsystems Inc.	Manufacturing	$61,630	$30,000	$98,437
Alliant Techsystems Inc.	Computers	2,516	1,625	2,204
Alliant Techsystems Inc.	Computers	10,125	1,987	9,238
Alliant Techsystems Inc.	Computers	238,556	79,500	231,540
Alliant Techsystems Inc.	Office Automation	12,549	500	14,086
Alliant Techsystems Inc.	Office Automation	70,769	8,000	67,180
Amyris, Inc.	Research	125,000	—	150,709
Cargill, Inc.	Material Handling	20,160	2,268	20,410
Cargill, Inc.	Railroad	262,800	145,000	230,936
Cargill, Inc.	Construction	164,405	56,000	149,347
Cargill, Inc.	Material Handling	21,184	4,500	26,778
Cargill, Inc.	Material Handling	137,811	19,000	182,369
Cargill, Inc.	Material Handling	41,546	3,000	50,409
Cargill, Inc.	Material Handling	49,557	10,000	66,631
Cargill, Inc.	Material Handling	22,990	6,315	23,924
Cargill, Inc.	Material Handling	55,204	15,457	58,748
Cargill, Inc.	Material Handling	46,132	12,000	60,554
Cargill, Inc.	Material Handling	30,433	8,500	32,789
Cargill, Inc.	Material Handling	30,549	8,500	32,914
Cargill, Inc.	Trucks and Trailers	204,705	49,556	187,372
Cargill, Inc.	Material Handling	181,162	33,170	166,823
Cargill, Inc.	Material Handling	91,000	25,000	88,832
Cargill, Inc.	Cleaning & Maintenance	30,957	6,000	35,392
Cargill, Inc.	Construction	227,679	40,000	196,908
Cummins, Inc.	Construction	25,190	20,000	26,792
Cummins, Inc.	Material Handling	139,050	25,350	138,272
Cummins, Inc.	Material Handling	1,499,731	464,956	1,275,478
Cummins, Inc.	Material Handling	1,165,804	421,847	953,252
Cummins, Inc.	Material Handling	473,403	156,106	395,145
Cummins, Inc.	Material Handling	579,689	190,500	516,364
Cummins, Inc.	Material Handling	396,110	117,500	412,632
Cummins, Inc.	Material Handling	106,627	35,000	105,905
Cummins, Inc.	Material Handling	252,380	100,000	222,502
Cummins, Inc.	Cleaning & Maintenance	8,635	1,500	9,720
Cummins, Inc.	Material Handling	231,294	48,667	287,603
Cummins, Inc.	Material Handling	23,391	2,500	28,243
Cummins, Inc.	Material Handling	34,560	13,000	35,279
Cummins, Inc.	Construction	178,650	106,575	157,697
Cummins, Inc.	Material Handling	288,752	50,000	267,496
Cummins, Inc.	Material Handling	223,845	21,000	223,203
Firstenergy Generation Corp.	Construction	1,175,000	685,000	975,970
IBM Corporation	Manufacturing	6,334,464	3,873,957	2,805,791
IBM Corporation	Research	374,986	166,869	287,790
IBM Corporation	Research	102,475	35,000	87,406

Past performance is not necessarily indicative of future performance.

S-A-28

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)		Payments Received(3)
IBM Corporation	Research	331,697	115,000		282,975
IBM Corporation	Research	220,201	43,322		173,808
IBM Corporation	Research	202,709	90,205		155,576
IBM Corporation	Research	749,991	260,000		628,786
IBM Corporation	Research	206,515	11,725		163,008
Interstate Commodities, Inc.	Railroad	27,000	25,955		10,865
International Paper Co.	Trucks and Trailers	215,979	56,000		218,784
Kabam, Inc.	Computers	369,486	—		453,401
Kabam, Inc.	Computers	424,214	—		519,689
Meadwestvaco Corporation	Material Handling	52,053	14,000		54,058
Meadwestvaco Corporation	Material Handling	104,107	30,000		94,957
Meadwestvaco Corporation	Material Handling	182,422	22,000		174,921
Meadwestvaco Corporation	Material Handling	53,316	12,000		56,746
Mosaic Crop Nutrition, LLC	Railroad	2,046,715	1,974,061		2,299,602
Newell Rubbermaid, Inc.	Material Handling	227,857	68,000		206,129
Newell Rubbermaid, Inc.	Material Handling	466,375	270,677		341,247
Nomac Drilling, LLC	Mining	4,829,825	3,185,000		4,202,091
Ryder Integrated Logistics, Inc.	Material Handling	131,516	12,000		191,947
		26,595,433	13,291,150		21,625,660
Loans
Altierre Corporation	Senior Term Loan – Blanket	783,334	280,512		645,127
Amyris, Inc.	Testing & Lab Equipment	746,238	705,418		153,785
Amyris, Inc.	Testing & Lab Equipment	200,000	196,860		29,440
Audiencescience Inc.	Computer Equipment & Fixtures	324,142	—		400,076
Audiencescience Inc.	Computer Equipment & Fixtures	55,241	—		68,224
Audiencescience Inc.	Computers	150,000	28,200		158,292
Complete Genomics, Inc.	Senior Term Loan – Blanket	500,000	141,174		439,520
Cytomx Therapeutics, Inc.	Research	200,000	18,440		225,518
Cytomx Therapeutics, Inc.	Research	50,000	15,460		45,464
Defense.net, Inc.	Computers & Networking Equipment	250,000	185,550		99,621
EcoATM, Inc.	Vending Equipment	1,000,000	854,700		350,519
Edeniq, Inc.	Furniture & Fixtures	500,000	81,040		561,734
Edeniq, Inc.	Manufacturing	261,649	117,981		216,579
Enevate Corporation	Research	188,055	—		234,401
Five 9, Inc.	Computers & Networking Equipment	203,332	—		260,115
Forma Therapeutics, Inc.	Computers	100,000	—		118,500
Forma Therapeutics, Inc.	Computers	900,000	—		1,064,100
Intelepeer, Inc.	Senior Term Loan – Blanket	249,375	260,771	(4)	—
Ipierian, Inc.	Research	114,729	6,884		140,901
Ipierian, Inc.	Research	245,974	73,443		228,770
Kabam, Inc.	Computers	205,644	—		252,348
Kaminario, Inc.	Computers	500,000	332,635		246,583
LS9, Inc.	Chemical Processing	300,000	—		385,452
On24, Inc.	Computers	109,123	—		140,104
On24, Inc.	Computers	169,639	—		217,050
Raydiance, Inc.	Senior Term Loan – Blanket	250,000	133,400		165,985

Past performance is not necessarily indicative of future performance.

S-A-29

Leases/Loans	Type of Equipment	Equipment Acquisition Cost(1)	Termination, Sale or Disposition Proceeds(2)	Payments Received(3)
Renew Data Corp	Computers	812,374	—	982,712
Soraa, Inc.	Furniture & Fixtures	200,000	101,760	145,065
Soraa, Inc.	Computers	350,000	205,415	225,897
Soraa, Inc.	Manufacturing	433,969	271,621	263,200
		10,352,818	4,011,264	8,465,082
		$36,948,251	$17,302,414	$30,090,742
ATEL 15, LLC (ATEL 15)
Leases
Alliant Techsystems Inc.	Office Automation	$28,128	$2,500	$27,594
Alliant Techsystems Inc.	Computers	99,869	9,555	128,630
Alliant Techsystems Inc.	Computers	42,257	10,565	57,325
Amyris, Inc.	Research	125,000	—	150,709
Cummins, Inc.	Material Handling	97,536	38,500	91,146
Cummins, Inc.	Material Handling	100,592	35,000	91,875
Cummins, Inc.	Material Handling	39,775	12,000	36,013
IBM Corporation	Manufacturing	3,491,355	2,083,929	1,931,526
The Kansas City Southern Railway Company	Railroad	29,533	11,616	5,525
The Kansas City Southern Railway Company	Railroad	52,504	23,075	7,392
Sabic Innovative Plastics US, LLC	Railroad	168,639	149,033	11,152
Sabic Innovative Plastics US, LLC	Railroad	28,607	8,500	2,789
Sabic Innovative Plastics US, LLC	Railroad	57,214	24,600	21,517
Sanjel (USA), Inc.	Railroad	32,200	32,688	16,525
		4,393,209	2,441,561	2,579,718
Loan
Cytomx Therapeutics, Inc.	Research	200,000	18,440	225,497
Cytomx Therapeutics, Inc.	Research	50,000	15,460	45,464
Cytomx Therapeutics, Inc.	Miscellaneous office equipment	900,000	546,210	557,266
Defense.net, Inc.	Computers & Networking Equipment	250,000	185,550	99,621
EcoATM, Inc.	Vending Equipment	249,785	213,491	87,554
Edeniq, Inc.	Furniture & Fixtures	500,000	81,040	561,733
Forma Therapeutics, Inc.	Computers	100,000	—	118,500
Forma Therapeutics, Inc.	Computers	750,000	—	886,750
Kaminario, Inc.	Computers	500,000	334,804	246,583
LS9, Inc.	Chemical Processing	300,000	—	385,452
Soraa, Inc.	Furniture & Fixtures	200,000	101,760	145,072
Soraa, Inc.	Computers	350,000	205,415	225,897
Soraa, Inc.	Manufacturing	433,969	271,621	263,200
		4,783,754	1,973,791	3,848,589
		$9,176,963	$4,415,352	$6,428,307
ATEL 16, LLC (ATEL 16)
Leases
Chiquita Brands, LLC	Containers	$31,850	$24,472	$3,252
		$31,850	$24,472	$3,252
		$131,024,185	$49,657,791	$117,739,580

Past performance is not necessarily indicative of future performance.

S-A-30

TABLE V
SALES OR DISPOSALS OF PORTFOLIO INVESTMENTS BY PRIOR PUBLIC PROGRAMS FOOTNOTES

(1)	“Acquisition Cost” is the actual cost of the item of equipment or the principal amount of the note secured by equipment, including acquisition fees and any other expenditures incurred by the prior program in the acquisition of the asset.
(2)	“Sale Price & Other” are the actual cash proceeds received upon the sale, early termination or casualty of the equipment on lease termination, or upon final liquidation of a note, net of any direct out-of pocket closing costs incurred by the prior program in connection with such sale or other disposition.
(3)	“Payments Received” are the gross amounts of lease rents or installments of principal and interest on notes received during the holding period for the asset, other than sale or disposition proceeds, less any direct out-of pocket costs incurred by the prior program during the holding period of the investment directly related to that particular investment transaction.
(4)	This transaction represents a non-cash exchange of the note receivable for a direct equity investment. The amount under “Sale Price & Other” column is the net book value of the note receivable that was exchanged for the direct equity investment and resulted in no gain or loss on the disposition of the note receivable.

Past performance is not necessarily indicative of future performance.

S-A-31

TABLE VI
ACQUISITION OF PORTFOLIO INVESTMENTS BY PRIOR PUBLIC PROGRAMS
FOOTNOTES
(Unaudited)

The following is a summary of Equipment acquisitions/Note fundings and Lessees/Borrowers by ATEL Capital Equipment Fund XI, LLC, ATEL 12, LLC, ATEL 14, LLC, ATEL 15, LLC and ATEL 16, LLC. These are the five most recent Prior Programs sponsored by the Managing Member and its affiliates which had similar investment objectives. Information concerning the prior programs’ Equipment acquisition/Note fundings is current through March 31, 2016.

Leases/Loans	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquisition Date(2)
ATEL Capital Equipment Fund XI, LLC (ACEF 11)
Leases
Aircraft Services International	Deicer Trucks	$1,657,669	6/8/2007
Allegheny Tech	Lift Trucks	798,023	9/10/2007
Allegheny Tech	Truck Crane	142,989	2/15/2008
Alliant Techsystems	Fork Lift	1,320,178	7/27/2007
Bayer Corporation	Automated Varian Nmr System	724,571	7/29/2005
Central Illinois Public Svc Co	Ditch Witches W/Trailers	343,715	1/31/2006
Daimler Chrysler Corporation	Forklift, Tractor, Battery And Charger	3,141,964	2/17/2006
East Midlands Ambulance Svc	Emergency Vehicles	4,552,783	11/2/2005
East Of England	Ford Focus Rv Vehicles	413,922	9/6/2006
International Paper Co.	Motor Vehicle	6,199,972	1/5/2006
International Paper Co.	Logging Equipment	2,685,628	3/16/2006
Lyondell Chemical Company	Tank Barge	1,414,911	2/27/2007
MeadWestvaco Corporation	Hyster Lift Trucks W/Clamps	1,034,111	11/1/2005
New Ngc, Inc.	Caterpillar and Yale Lift Trucks	6,129,911	11/1/2006
Nomac Drilling, LLC	Drilling Rigs	2,892,587	12/17/2010
Ryder Integrated Logistics Inc.	Forklifts/Pickers/Reach Trucks/Sweep Trucks	2,784,110	2/7/2006
Tin, Inc. Dba Temple-Inland	Peterson Portable Recycler	643,105	2/10/2006
Tyson Foods, Inc.	Refrigerated Trailers	3,795,420	12/29/2006
Union Pacific Railroad Company	Refrigerator Box Cars	11,924,442	10/21/2005
UPS Ground Freight, Inc.	Over The Road Tractors	3,078,146	1/18/2006
Washington Group International	Haul Trucks	8,609,840	7/13/2007
Whirlpool Corporation	Forklifts, Batteries, Chargers	3,260,203	12/30/2005
		67,548,200
Loans
Alba Therapeutics Corporation	Senior Term Loan – Blanket	500,000	11/21/2006
Adenosine Therapeutics, LLC	Senior Term Loan – Blanket	333,200	11/1/2007
Altierre Corporation	Senior Term Loan – Blanket	125,000	10/3/2008
Alveolus, Inc.	Senior Term Loan – Blanket	500,000	8/24/2005
Arsenal Digital Solutions	Various Computer Equipment	1,015,693	12/30/2005
Asempra Tech	Senior Term Loan – Blanket	200,000	10/31/2007
Axial Biotech, Inc.	Senior Term Loan – Blanket	125,000	3/28/2008
Axogen Corporation	Senior Term Loan – Blanket	125,000	4/21/2008
Boingo Wireless, Inc.	Various Computer Equipment	123,802	11/1/2005
Chelsio Communications, Inc.	Various Computer Equip	27,600	10/17/2005
Convio, Inc.	Computer Equip & Office Furniture	314,852	3/31/2006
Cornice, Inc.	Computer Equipment & Fixtures	195,757	5/22/2006

Past performance is not necessarily indicative of future performance.

S-A-32

Leases/Loans	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquisition Date(2)
Cymbet Corporation	Thin Film Deposition Equipment	504,213	12/30/2005
Danger Inc.	Computer & Network Equipment	433,264	1/22/2007
Delivery Agent, Inc.	Senior Term Loan – Blanket	125,000	12/17/2008
Good Technology, Inc.	Computer Equipment & Fixtures	1,500,000	4/5/2006
Linden Research Inc.	Computer Equipment & Fixtures	324,769	7/31/2007
Locus Pharmaceuticals, Inc.	Senior Term Loan – Blanket	750,000	11/1/2005
New Ngc, Inc.	New Gypsum Manufacturing Facility	2,503,105	12/30/2005
On24, Inc.	Various Computer Equipment	62,353	11/30/2005
Openpages, Inc.	Computer & Office Equip, Furniture	237,345	12/1/2005
Razz, Inc.	Senior Term Loan-Blanket	123,750	8/31/2006
Renal Solutions, Inc.	Senior Term Loan	500,000	7/29/2005
Reply Inc!	Senior Term Loan – Blanket	1,000,000	9/12/2007
Revver, Inc.	Senior Term Loan – Blanket	1,200,000	12/29/2006
Silverpop Systems, Inc.	Computer & Network Equipment	170,551	6/30/2006
Sling Media	Computer & Network Equipment	293,868	3/7/2007
Solaria Corporation	Manufacturing Equipment	367,015	10/31/2007
Technorati, Inc.	Computer Equip & Office Furniture	835,819	9/30/2005
		14,516,956
		$82,065,156
ATEL 12, LLC (ATEL 12)
Leases
Aircraft Service International, Inc.	De-Icer & Refueling Trucks	$2,166,665	9/8/2009
Alliant Techsystems Inc.	Manufacturing Equipment	895,447	2/27/2013
Anadarko Petroleum Corporation	John Deere Motor Grader	248,919	10/30/2008
Bayer Corporation	Arburg Moulding Machine	862,699	6/19/2009
Cargill, Inc.	Hyster Forklift/Infratec Analyzer	63,094	12/16/2008
Cummins Inc.	Industrial Cart	782,867	7/23/2009
GE Aircraft Engines	Forklifts, Truck	160,207	10/17/2008
IBM Corporation	Ultraflex Test Systems/Digital Analyzers	6,568,639	2/12/2009
Lafarge North America, Inc.	Cat Off Highway Truck	584,478	1/28/2011
MeadWestvaco Corporation	Lift Trucks/Dump Truck	1,679,699	9/30/2008
Midwest Energy Resources Co.	Caterpillar D11T Tractor	1,542,367	6/10/2008
Newell Rubbermaid, Inc.	Lift Trucks/Batteries/Sweeper Package	2,764,027	9/22/2008
Nomac Drilling, LLC	Drilling Rigs	2,892,588	12/17/2010
SVC Manufacturing, Inc.	Komatsu Lift Trucks/Batt/Chgr	1,309,739	1/26/2009
Ryder Integrated Logistics, Inc.	Pallet, Lift Trucks/Sweeper Package	1,643,604	9/23/2008
Tyson Foods, Inc.	Refrigerated Trailers	1,566,720	12/23/2010
Wal-Mart Transportation, LLC	6-Gt.Danes/35-Refridge Trailers	2,903,831	3/14/2008
		28,635,590
Loans
Adesto Technologies Corp	Computer Equip & Office Furniture	146,118	7/29/2010
Altierre Corporation	Senior Term Loan – Blanket	908,334	10/3/2008
Amyris, Inc.	Testing & Lab Equipment	200,000	11/5/2010
Axial Biotech, Inc.	Senior Term Loan – Blanket	250,000	3/28/2008
Axogen Corporation	Senior Term Loan – Blanket	250,000	4/21/2008
Bloom Energy Corporation	Manufacturing Equipment	400,000	12/31/2012

Past performance is not necessarily indicative of future performance.

S-A-33

Leases/Loans	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquisition Date(2)
Complete Genomics, Inc.	Senior Term Loan – Blanket	250,000	12/17/2010
Cytomx Therapeutics, Inc.	Lab Equipment	250,000	1/31/2013
Delivery Agent, Inc.	Senior Term Loan – Blanket	125,000	12/17/2008
Enevate Corporation	Research Equipment & Office Furniture	155,154	3/28/2013
Five 9, Inc.	Computer & Networking Equipment	203,367	9/30/2010
Forma Therapeutics, Inc.	Senior Term Loan – Blanket	750,000	5/1/2012
Ipierian, Inc.	Test/Lab Equipment & Software	399,096	9/30/2009
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	68,904	7/6/2010
Novavision Inc.	Senior Term Loan – Blanket	750,000	6/10/2008
On24, Inc.	Computer & Networking Equipment	250,000	7/30/2010
		5,355,973
		$33,991,563
ATEL 14, LLC (ATEL 14)
Leases
Alliant Techsystems Inc.	Manufacturing Equipment	$1,796,587	2/27/2013
Amyris, Inc.	Testing & Lab Equipment	125,000	12/29/2011
Bayer Corporation	Wheel Loaders	206,503	1/28/2011
Building Materials Corporation of America	Covered Hopper Railcars	814,200	7/31/2012
Cargill, Inc.	Wheel Loader/Railcar Mover	5,459,705	1/12/2010
Cummins, Inc.	Forklifts	8,438,954	3/7/2011
Ecdc Environmental, LLC	Intermodal Flat Cars Railroad	1,226,598	7/29/2011
E.I. Dupont De Nemours and Company	Gravity Covered Hopper Cars	879,862	2/28/2013
Essroc Cement Corporation	Covered Hopper Railcars	618,322	11/20/2012
Firstenergy Generation Corp.	Crawler Dozer	1,175,000	12/9/2011
GE Aviation	Liechti Go Mill	5,198,556	8/14/2012
Halliburton Overseas Limited	Platform Supply Vessel – 50% OEC	19,410,000	12/20/2013
IBM Corporation	Digital Analyzers	8,725,241	6/29/2011
International Paper Co.	Tractors	215,979	12/4/2009
Interstate Commodities, Inc.	Covered Hopper Railcars	8,910,000	8/18/2011
Kabam, Inc.	Computer & Networking Equipment	793,700	12/21/2011
The Kansas City Southern Railway Company	100-Ton Box Cars	4,220,000	12/12/2012
Lafarge North America, Inc.	Cat Off Highway Truck	2,348,553	1/28/2011
MeadWestvaco Corporation	Lift Trucks/Dump Truck	656,042	1/5/2011
Mississippi Power Company	Tractor	948,508	12/3/2009
Mosaic Crop Nutrition, LLC	Cover Hopper Railcars	3,283,500	7/28/2010
Newell Rubbermaid, Inc.	Crown Stockpickers	1,384,658	11/30/2010
Nomac Drilling, LLC	Drilling Rigs	4,829,825	12/17/2010
PCS Nitrogen, Inc.	Covered Hopper Railcars	978,500	6/8/2012
Ryder Integrated Logistics, Inc.	Forklifts	131,516	1/21/2010
Sematech, Inc.	Tokyo Electron Adhesive Coater	2,250,000	6/28/2013
Signature Flight Support Corporation	Jet Refueler Trucks	120,000	12/31/2013
Tyson Foods, Inc.	Refrigerated Trailers	4,651,200	10/19/2010
U.S. Silica	Gravity Covered Hopper	901,143	11/20/2012
VF Jeanswear Limited Partnership	Great Dane Dry Van Trailers	940,000	6/14/2011
Wal-Mart Transportation, LLC	Utility Refrigerated Trailer	1,717,306	4/25/2011
		93,354,958

Past performance is not necessarily indicative of future performance.

S-A-34

Leases/Loans	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquisition Date(2)
Loans
Altierre Corporation	Senior Term Loan – Blanket	783,333	7/20/2012
Amyris, Inc.	Testing & Lab Equipment	946,238	8/31/2010
Audiencescience Inc.	Computer Equipment & Fixtures	529,383	5/5/2011
Bloom Energy Corporation	Manufacturing Equipment	1,500,000	12/31/2012
Complete Genomics, Inc.	Senior Term Loan – Blanket	500,000	12/17/2010
Cytomx Therapeutics, Inc.	Lab Equipment	250,000	5/31/2012
Defense.net, Inc.	Computer & Networking Equipment	250,000	6/20/2013
EcoATM, Inc.	Vending Equipment	1,000,000	10/1/2012
Edeniq, Inc.	Plant/Lab/Office Equipment	761,649	4/20/2012
Enevate Corporation	Research Equipment & Office Furniture	250,000	12/26/2012
Five 9, Inc.	Computer & Networking Equipment	203,332	5/20/2010
Forma Therapeutics, Inc.	Senior Term Loan – Blanket	1,000,000	2/3/2012
Intelepeer, Inc.	Unsecured Note	249,375	9/21/2012
Ioxus, Inc.	Manufacturing Equipment	300,000	6/29/2012
Ipierian, Inc.	Test/Lab Equipment & Software	360,703	6/28/2010
Kabam, Inc.	Computer & Networking Equipment	205,644	12/21/2011
Kaminario, Inc.	Working Capital Loan	500,000	12/16/2011
LS9, Inc.	Manufacturing Equipment	300,000	5/8/2012
On24, Inc.	Computer & Networking Equipment	278,763	10/28/2010
Raydiance, Inc.	Senior Term Loan – Blanket	250,000	6/30/2011
Renew Data Corp	Computer & Networking Equipment	812,374	6/7/2010
Soraa, Inc.	Furniture & Fixtures	983,969	4/2/2012
		12,214,763
		$105,569,721
ATEL 15, LLC (ATEL 15)
Leases
AEP Generating Company	Coal Terminal	$5,084,038	6/27/2014
Aircraft Service International, Inc.	Skymark Jet Refuelers	442,800	5/1/2015
Alliant Techsystems Inc.	Manufacturing Equipment	1,820,560	2/27/2013
Amyris, Inc.	Testing & Lab Equipment	125,000	12/29/2011
Cargill, Inc.	Hyster Forklift/Sprayer/Tractor	5,322,951	4/30/2013
Cummins, Inc.	Tow Tractors/Batteries/Chargers	709,511	12/7/2011
E.I. Dupont De Nemours and Company	Gravity Covered Hopper Cars	870,949	2/28/2013
Essroc Cement Corporation	Gravity Covered Hopper Cars	588,878	11/20/2012
GE Aviation	Liechti Go-Mill 350	6,436,601	8/28/2012
Halliburton Overseas Limited	Platform Supply Vessel – 50% OEC	19,410,000	12/20/2013
IBM Corporation	Fei Ion Beam/Electron Microscope	3,491,355	5/4/2012
IKO Midwest Inc.	Covered Hopper Railcars	1,552,500	11/20/2013
The Kansas City Southern Railway Company	100-Ton Boxcars	4,220,000	12/12/2012
Meadwestvaco Corporation	Tennant Scrubber Sweeper	285,070	12/18/2012
Newell Rubbermaid, Inc.	Raymond Forklifts & Batteries	656,582	3/14/2014
New Ngc, Inc.	Yale Forklifts	769,556	1/14/2014
Sabic Innovative Plastics US, LLC	Covered Hopper Rail Cars	1,737,500	6/8/2012
Sanjel (Usa), Inc.	Gravity Covered Hopper Cars	1,449,000	12/14/2012
Schenker Logistics, Inc.	Yale Forklifts	1,204,099	11/27/2013
Sematech, Inc.	Tokyo Electron Adhesive Coater	2,250,000	6/28/2013

Past performance is not necessarily indicative of future performance.

S-A-35

Leases/Loans	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquisition Date(2)
Signature Brands, LLC	Food Sterilization Systems	5,200,000	6/30/2013
Signature Flight Support Corporation	Garsite Jet Refueler Truck	279,087	1/27/2014
U.S. Silica	Gravity Covered Hopper Cars	876,807	11/20/2012
		64,782,844
Loans
Axcient, Inc.	Data Center Equipment	300,000	12/31/2013
Bloom Energy Corporation	Manufacturing Equipment	1,000,000	12/31/2012
Cytomx Therapeutics, Inc.	Lab Equipment	1,150,000	5/31/2012
Defense.net, Inc.	Computer & Networking Equipment	250,000	6/20/2013
Digital Ocean, Inc.	Infastructure Servers	743,038	5/16/2014
EcoATM, Inc.	Mobile Device Recycling Kiosks	249,785	10/1/2012
Edeniq, Inc.	Plant/Lab/Office Equipment	500,000	4/20/2012
Forma Therapeutics, Inc.	Computer & Networking Equipment	1,750,000	2/3/2012
Ioxus, Inc.	Manufacturing Equipment	250,000	6/29/2012
Kaminario, Inc.	Working Capital Loan	500,000	12/16/2011
Kinestral Technologies, Inc.	Test & Lab Equipment	400,000	5/5/2014
LS9, Inc.	Manufacturing Plant Equipment	300,000	5/8/2012
Luxtera, Inc.	Test & Lab Equipment	250,000	8/31/2015
Revolution Foods, Inc.	Food Processing Equipment	192,227	12/31/2013
Soraa, Inc.	Furniture & Fixtures	983,969	4/2/2012
Tegile Systems, Inc.	Data Storage	500,000	4/30/2014
		9,319,019
		$74,101,863
ATEL 16, LLC (ATEL 16)
Leases
AEP Generating Company	Coal Transloading Terminal	$5,000,000	6/27/2014
Aircraft Service International, Inc.	Skymark Jet Refuelers	1,122,695	4/7/2015
Allegheny Technologies, Inc.	Forklifts	661,189	5/1/2015
Argos Cement, LLC	Chevrolet/Ford Utility Trucks	335,200	6/18/2015
Argos Ready Mix, LLC	Chevrolet/Ford Utility Trucks	408,682	4/28/2015
Argos Ready Mix (Carolinas) Corp.	Chevrolet/Ford Utility Trucks	835,656	12/30/2014
Bayer Corporation	John Deere 8235R Cab Over Tractor	256,948	11/4/2014
Cargill, Inc.	Capacity Yard Tractors	2,558,312	8/1/2014
Chiquita Brands, LLC	Maersk Reefer Containers	5,805,800	3/31/2015
Federal Express Corporation	Aircraft	5,000,000	8/26/2015
Michelin North America, Inc.	Hyster Forklifts	1,166,682	12/23/2015
Mississippi Power Company	Tractor	2,765,828	8/31/2015
Newell Rubbermaid Inc.	Lift Trucks W/Optimization System	413,592	5/5/2014
Robert Bosch, LLC	Plastic Inject Molding Machines	1,243,189	10/9/2015
Schenker Logistics, Inc.	Crown Forklifts And Batteries	1,593,558	2/14/2014
Signature Flight Support Corporation	Eagle Aircraft Tugs	1,890,034	7/3/2014
Union Pacific Railroad Company	Brandt OTM Trackmobile Combo	1,611,602	9/24/2015
		32,668,967

Past performance is not necessarily indicative of future performance.

S-A-36

Leases/Loans	Asset Type Financed or Acquired	Acquisition Cost(1)	Acquisition Date(2)
Loans
Digital Ocean, Inc.	Working Capital Loan	236,935	5/16/2014
Kinestral Technologies, Inc.	Test & Lab Equipment	929,928	5/5/2014
Luxtera, Inc.	Test & Lab Equipment	700,000	8/31/2015
Tegile Systems, Inc.	Data Storage	113,344	4/30/2014
		1,980,207
		$34,649,174
		$330,377,477

Past performance is not necessarily indicative of future performance.

S-A-37

TABLE VI
ACQUISITION OF PORTFOLIO INVESTMENTS BY PRIOR PUBLIC PROGRAMS
FOOTNOTES

(1)	“Acquisition Cost” includes either amounts committed to lessees or borrowers for funding by the program, or the actual equipment acquisition cost, less any acquisition fees. All figures are rounded.
(2)	“Acquisition Date” represents the date the portfolio asset was acquired. In the case of multiple leases or loans to a lessee or borrower, the date of the initial acquisition is shown.

Past performance is not necessarily indicative of future performance.

S-A-38

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Number	Exhibit
23.1.9**	Consent of Moss Adams, LLP — ATEL 17, LLC
23.1.10**	Consent of Moss Adams, LLP — ATEL Managing Member, LLC
24.1*	Powers of Attorney are set forth in Part II of Registrant’s Registration Statement on Form S-1 filed May 4, 2015 — Registration No. 333-203841

*	Previously filed.
**	Filed herewith.
(b)	Financial Statements Included in the Prospectus.

ATEL 17, LLC

See Index to Financial Statements at page F-1 of the prospectus dated January 5, 2016, and the Index to Financial Statements at page S-F-1 of the supplement to the prospectus dated June 29, 2016, included in Part I of this Registration Statement.

ATEL Managing Member, LLC

See Index to Financial Statements at page F-1 of the prospectus dated January 5, 2016, and the Index to Financial Statements at page S-F-1 of the supplement to the prospectus dated June 29, 2016, included in Part I of this Registration Statement.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 29th day of June, 2016.

ATEL 17, LLC

By: ATEL Managing Member, LLC

By:	/s/ PARITOSH K. CHOKSI Paritosh K. Choksi, Executive Vice President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*DEAN L. CASH Dean L. Cash	Principal executive officer of Registrant; chief executive officer and director of ATEL Managing Member, LLC, Manager of Registrant	June 29, 2016
/s/ PARITOSH K. CHOKSI Paritosh K. Choksi	Principal financial officer of Registrant; principal financial officer and director of ATEL Managing Member, LLC, Manager of Registrant	June 29, 2016
*SAMUEL SCHUSSLER Samuel Schussler	Principal accounting officer of Registrant; principal accounting officer of ATEL Managing Member, LLC, Manager of Registrant	June 29, 2016

* Executed by the undersigned as attorney in fact for such persons on June 29, 2016

By:	/s/ PARITOSH K. CHOKSI Paritosh K. Choksi, as attorney in fact

II-2

INDEX TO EXHIBITS

Number	Exhibit
23.1.9**	Consent of Moss Adams, LLP — ATEL 17, LLC
23.1.10**	Consent of Moss Adams, LLP — ATEL Managing Member, LLC
24.1*	Powers of Attorney are set forth in Part II of Registrant’s Registration Statement on Form S-1 filed May 4, 2015 — Registration No. 333-203841

*	Previously filed.
**	Filed herewith.